                                                Filed Pursuant to Rule 424(b)(3)
                                                      Registration No. 333-96427

                           PROXY STATEMENT/PROSPECTUS

[LOGO OF ETEC]                                       [LOGO OF APPLIED MATERIALS]

                      SPECIAL MEETING OF ETEC STOCKHOLDERS
                  MERGER PROPOSED--YOUR VOTE IS VERY IMPORTANT

   The boards of directors of Applied Materials, Inc. and Etec Systems, Inc. have unanimously approved a merger combining Applied Materials and Etec.

   The merger agreement provides that holders of Etec common stock will receive
0.649 of a share of Applied Materials common stock for each share of Etec common stock that they own immediately prior to the completion of the merger. As no fractional shares will be issued, Etec stockholders will receive a cash payment for any fractional share. The merger agreement also provides that if, between the date the merger agreement was signed and the effective time of the merger, the outstanding shares of Applied Materials are changed into a different number of shares by reason of any stock dividend or other similar transaction, then the exchange ratio will be appropriately adjusted. On February 15, 2000, the board of directors of Applied Materials approved a 100 percent stock dividend to holders of record of Applied Materials common stock as of February 25, 2000. Shares issuable pursuant to this stock dividend will be distributed by Applied Materials to its stockholders on or about March 15, 2000. Because the merger is scheduled to be completed after March 15, 2000, upon the completion of the merger, Etec stockholders will receive 1.298 shares of Applied Materials common stock for each share of Etec common stock that they own immediately prior to the completion of the merger. The Applied Materials common stock is listed on the Nasdaq National Market under the symbol "AMAT". The Etec common stock is listed on the Nasdaq National Market under the symbol "ETEC".

   Approximately 14,454,289 shares (or 28,908,578 shares after the exchange ratio is adjusted to reflect the 100 percent stock dividend being distributed by Applied Materials to its stockholders on or about March 15, 2000) of Applied Materials common stock (based on 22,271,632 shares of Etec common stock outstanding as of February 23, 2000) will be issued by Applied Materials in the merger, and options and warrants to purchase an aggregate of approximately 1,829,881 additional shares (or 3,659,762 additional shares after the exchange ratio is adjusted to reflect the 100 percent stock dividend being distributed by Applied Materials to its stockholders on or about March 15, 2000) of Applied Materials common stock (based on 2,819,540 shares of Etec common stock subject to outstanding Etec stock options and warrants as of February 23, 2000) will be assumed by Applied Materials in the merger.

   Stockholders of Etec will be asked, at the Etec special meeting of stockholders, to approve the Agreement and Plan of Reorganization, dated as of January 12, 2000, among Applied Materials, a Delaware corporation, Boston Acquisition Sub, Inc. ("Merger Sub"), a Nevada corporation and wholly-owned subsidiary of Applied Materials, and Etec, a Nevada corporation, pursuant to which Merger Sub will be merged with and into Etec and Etec will become a wholly-owned subsidiary of Applied Materials.

   The date, time and place of the special meeting are as follows:

                                 March 29, 2000
                               10:00 a.m., P.S.T.
                               Etec Systems, Inc.
                             26460 Corporate Avenue
                           Hayward, California 94545

   This proxy statement/prospectus constitutes the proxy statement of Etec, in connection with the solicitation of proxies by the Etec board of directors for use at the special meeting of Etec stockholders and at any adjournments or postponements of the special meeting. This proxy statement/prospectus also constitutes the prospectus of Applied Materials for use in connection with the offer and issuance of shares of Applied Materials common stock, $0.01 par value per share, to Etec stockholders pursuant to the merger.

   This proxy statement/prospectus provides you with information about Applied Materials, Etec and the proposed merger. In addition, you may obtain other information about Applied Materials and Etec from documents filed with the Securities and Exchange Commission. We encourage you to read the entire merger agreement and proxy statement/prospectus carefully.

   YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the special meeting, please take the time to vote by completing and mailing the enclosed proxy card to us. If you sign, date and mail your proxy card without indicating how you wish to vote, your proxy will be counted as a vote in favor of the proposal to approve the merger agreement. If you fail to return your proxy card, the effect will be a vote against the proposal to approve the merger.

                                          /s/ Stephen E. Cooper

                                          Stephen E. Cooper
                                          Chairman of the Board, President and
                                          Chief Executive Officer
                                          Etec Systems, Inc.

   FOR A DISCUSSION OF SIGNIFICANT MATTERS THAT SHOULD BE CONSIDERED BEFORE VOTING AT THE SPECIAL MEETING, SEE "RISK FACTORS" BEGINNING ON PAGE 14.

   NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE APPLIED MATERIALS COMMON STOCK TO BE ISSUED IN THE MERGER OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

   This proxy statement/prospectus is dated February 24, 2000, and is first being mailed to stockholders of Etec on or about February 28, 2000.

    THIS PROXY STATEMENT/PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

    This proxy statement/prospectus incorporates important business and financial information about Etec and Applied Materials that is not included in or delivered with this document. This information is available without charge to Etec stockholders and Applied Materials stockholders upon written or oral request. Stockholders should contact: ETEC SYSTEMS, INC., 26460 Corporate Avenue, Hayward, California 94545, Attention: Investor Relations, Phone Number: (510) 783-9210 or APPLIED MATERIALS, INC., 3050 Bowers Avenue, Santa Clara, California 95054, Attention: Investor Relations, Phone Number:
 1-800-882-0373.

    To obtain timely delivery of requested documents before the special meeting of Etec stockholders, you must request them no later than March 22, 2000, which is five business days before the date of the special meeting of Etec stockholders.

   Also see "Where You Can Find More Information" in the proxy statement/prospectus.

                               ETEC SYSTEMS, INC.
                             26460 Corporate Avenue
                           Hayward, California 94545
                                 (510) 783-9210

                               ----------------

                   Notice of Special Meeting of Stockholders
                          to be held on March 29, 2000

                               ----------------

To the stockholders of Etec Systems, Inc.:

   A special meeting of stockholders of Etec Systems, Inc., a Nevada corporation, will be held on Wednesday, March 29, 2000 at 10:00 a.m., local time, at the principal executive offices of Etec located at 26460 Corporate Avenue, Hayward, California, for the following purpose:

     1. To approve the Agreement and Plan of Reorganization, dated as of January 12, 2000, among Etec, Applied Materials, Inc., a Delaware corporation, and Boston Acquisition Sub, Inc., a Nevada corporation that is a wholly-owned subsidiary of Applied Materials, pursuant to which Boston Acquisition Sub, Inc. will be merged with and into Etec, Etec stockholders will receive 0.649 of a share of Applied Materials common stock (or 1.298 shares of Applied Materials common stock after the exchange ratio is adjusted to reflect the 100 percent stock dividend being distributed by Applied Materials to its stockholders on or about March 15, 2000) for each share of Etec common stock that they hold, and Etec will become a wholly-owned subsidiary of Applied Materials.

   The board of directors of Etec has fixed the close of business on February 23, 2000 as the record date for the determination of stockholders entitled to notice of, and to vote at, the special meeting and any adjournment or postponement thereof. Only holders of record of shares of Etec common stock at the close of business on the record date are entitled to notice of, and to vote at, the special meeting. At the close of business on the record date, Etec had outstanding and entitled to vote 22,271,632 shares of common stock.

   YOUR VOTE IS IMPORTANT. THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE OUTSTANDING SHARES OF ETEC COMMON STOCK IS REQUIRED TO APPROVE THE MERGER AGREEMENT. EVEN IF YOU PLAN TO ATTEND THE SPECIAL MEETING IN PERSON, WE REQUEST THAT YOU SIGN AND RETURN THE ENCLOSED PROXY AND THUS ENSURE THAT YOUR SHARES WILL BE REPRESENTED AT THE SPECIAL MEETING IF YOU ARE UNABLE TO ATTEND. IF YOU SIGN, DATE AND MAIL YOUR PROXY CARD WITHOUT INDICATING HOW YOU WISH TO VOTE, YOUR PROXY WILL BE COUNTED AS A VOTE IN FAVOR OF THE PROPOSAL TO APPROVE THE MERGER AGREEMENT. IF YOU FAIL TO RETURN YOUR PROXY CARD, THE EFFECT WILL BE A VOTE AGAINST THE PROPOSAL TO APPROVE THE MERGER AGREEMENT. IF YOU DO ATTEND THE SPECIAL MEETING AND WISH TO VOTE IN PERSON, YOU MAY WITHDRAW YOUR PROXY BY DELIVERING A WRITTEN NOTICE DATED LATER THAN THE DATE ON YOUR PROXY CARD TO THE SECRETARY OF ETEC AND THEN VOTE IN PERSON.

                                          By Order of the Board of Directors,

                                          /s/ Stephen E. Cooper
                                          Stephen E. Cooper
                                          Chairman of the Board

Hayward, California
February 24, 2000

 THE BOARD OF DIRECTORS OF ETEC UNANIMOUSLY RECOMMENDS THAT ETEC
 STOCKHOLDERS VOTE TO APPROVE THE MERGER AGREEMENT.

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
QUESTIONS AND ANSWERS ABOUT THE MERGER.....................................   1
SUMMARY....................................................................   3
MARKET PRICE AND DIVIDEND DATA.............................................   8
APPLIED MATERIALS SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA..........  10
ETEC SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA.......................  11
UNAUDITED PRO FORMA COMBINED SELECTED FINANCIAL DATA.......................  12
COMPARATIVE PER SHARE DATA.................................................  13
RISK FACTORS...............................................................  14
 Risks Relating to the Merger..............................................  14
 Trends, Risks and Uncertainties Relating to Applied Materials.............  15
 Trends, Risks and Uncertainties Relating to Etec..........................  20
THE COMPANIES..............................................................  28
 Applied Materials.........................................................  28
 Merger Sub................................................................  28
 Etec......................................................................  28
THE SPECIAL MEETING OF ETEC STOCKHOLDERS...................................  30
 Date, Time and Place......................................................  30
 Purpose of the Special Meeting............................................  30
 Recommendation of the Etec Board of Directors.............................  30
 Record Date and Voting Power..............................................  30
 Voting and Revocation of Proxies..........................................  30
 Quorum; Required Vote.....................................................  30
 Solicitation of Proxies...................................................  31
 Other Matters.............................................................  31
 Stockholder Proposals for the Etec 2000 Annual Meeting....................  31
THE MERGER.................................................................  33
 General Description of the Merger.........................................  33
 Background................................................................  33
 Reasons for the Merger....................................................  37
 Applied Materials' Reasons for the Merger.................................  37
 Etec's Reasons for the Merger.............................................  39
 Opinion of Etec's Financial Advisor.......................................  41
 Interests of Etec's Officers and Directors in the Merger..................  45
 Material Federal Income Tax Consequences..................................  46
 Anticipated Accounting Treatment..........................................  47
 Regulatory Approvals......................................................  47
 Restrictions on Resale by Affiliates......................................  48
CERTAIN TERMS OF THE MERGER AGREEMENT......................................  49
 The Merger................................................................  49
 Effective Time of the Merger..............................................  49
 Manner and Basis of Converting Shares.....................................  49
 Etec Stock Options and Warrants...........................................  50
 Etec Employee Stock Purchase Plan.........................................  50
 Representations and Warranties............................................  50
 Covenants; Conduct of Business Prior to the Merger........................  51
 Limitation on Etec's Ability to Consider Other Acquisition Proposals......  54
 Conditions to the Merger..................................................  55
 Termination of the Merger Agreement.......................................  57
 Expenses and Termination Fee..............................................  58

                                                                          Page
                                                                          ----
STOCK OPTION AGREEMENT...................................................  59
 Purpose of the Option...................................................  59
 Exercisability of the Option............................................  59
 Repurchase of the Option by Etec........................................  59
 Profit Limitation.......................................................  59
 Other...................................................................  60
VOTING AGREEMENTS........................................................  61
MANAGEMENT AND OTHER INFORMATION.........................................  62
 Beneficial Ownership of Etec Shares.....................................  62
COMPARATIVE RIGHTS OF APPLIED MATERIALS STOCKHOLDERS AND ETEC
 STOCKHOLDERS............................................................  64
 Adopting, Amending or Repealing Bylaws..................................  64
 Size of the Board of Directors..........................................  64
 Election of Directors...................................................  65
 Removal of Directors....................................................  65
 Filling New Seats or Vacancies on the Board of Directors................  66
 Limitation of Personal Liability........................................  66
 Indemnification.........................................................  67
 Transactions Involving Directors and Officers...........................  67
 Inspection of Stockholders' List and Other Corporate Documents..........  68
 Advance Notice of Stockholder Business..................................  69
 Power to Call Special Meetings of Stockholders..........................  69
 Distributions...........................................................  69
 Stockholder Approval of Certain Business Combinations...................  70
 Mergers.................................................................  72
 Dissolution.............................................................  73
INDEPENDENT ACCOUNTANTS..................................................  74
LEGAL MATTERS............................................................  74
EXPERTS..................................................................  74
WHERE YOU CAN FIND MORE INFORMATION......................................  74

                     QUESTIONS AND ANSWERS ABOUT THE MERGER

Q: Why are the two companies proposing to merge?

   A: Applied Materials and Etec are proposing to merge because we believe the resulting combination will create a stronger, more competitive company capable of achieving greater financial strength, operational efficiencies, technology development, earning power and growth potential than either company would have on its own.

Q: What will I, as an Etec stockholder, receive in the merger?

   A: The merger agreement provides that you will receive 0.649 of a share of Applied Materials common stock for each share of Etec common stock that you own immediately prior to the completion of the merger. As no fractional shares will be issued, you will receive a cash payment for any fractional share. The merger agreement also provides that if, between the date the merger agreement was signed and the effective time of the merger, the outstanding shares of Applied Materials are changed into a different number of shares by reason of any stock dividend or other similar transaction, then the exchange ratio will be appropriately adjusted. On February 15, 2000, the board of directors of Applied Materials approved a 100 percent stock dividend to holders of record of Applied Materials common stock as of February 25, 2000. Shares issuable pursuant to this stock dividend will be distributed by Applied Materials to its stockholders on or about March 15, 2000. Because the merger is scheduled to be completed after March 15, 2000, upon the completion of the merger, you will receive 1.298 shares of Applied Materials common stock for each share of Etec common stock that you own immediately prior to the completion of the merger. The number of shares of Applied Materials common stock to be issued for each share of Etec common stock is fixed and will not be adjusted based upon changes in the value of Etec or Applied Materials common stock. As a result, the value of the Applied Materials shares you will receive in the merger will not be known before the merger, and will go up or down as the market price of Applied Materials common stock goes up or down. We encourage you to obtain current market quotations of Etec and Applied Materials common stock.

Q: What do I need to do now?

   A: We urge you to read this proxy statement/prospectus carefully, including its annexes, and to consider how the merger affects you. Then mail your signed proxy card in the enclosed return envelope as soon as possible so that your shares can be voted at the special meeting of Etec stockholders.

Q: What happens if I do not return my proxy card?

   A: The failure to return your proxy card will have the same effect as voting against the proposal to approve the merger agreement.

Q: May I vote in person?

   A: Yes. You may attend the special meeting of Etec stockholders and vote your shares in person, rather than signing and returning your proxy card. Even after you have signed your proxy card you may vote your shares in person, provided you properly revoke your proxy (see below).

Q:  May I change my vote after I have mailed my signed proxy card?

   A: Yes. You may change your vote at any time before your proxy card is voted at the special meeting. You can do this in one of three ways. First, you can send a written notice to the Secretary of Etec stating that you would like to revoke your proxy. Second, you can complete, sign and submit a new proxy card with a later date. Third, you can send a written notice dated later than the date of your proxy to the Secretary of Etec stating that you would like to revoke your proxy and then attend the meeting and vote in person. Please note that your attendance alone will not revoke your proxy. If you have instructed a broker to vote your shares, you must follow directions received from your broker to change those instructions.

Q: If my shares are held in "street name" by my broker, will my broker vote my shares for me?

   A: Your broker will not be able to vote your shares without instructions from you. You should instruct your broker to vote your shares, following the procedure provided by your broker.

Q: Should I send in my stock certificates now?

   A: No. After the merger is completed, you will receive written instructions for exchanging your shares of Etec common stock for shares of Applied Materials common stock.

Q: Am I entitled to dissenters' rights?

   A: No, Etec stockholders will not be entitled to dissenters' rights in connection with the merger.

Q: Who can help answer my questions?

   A: If you would like additional copies, without charge, of this proxy statement/prospectus or if you have questions about the merger, including the procedures for voting your shares, you should contact:

   ETEC SYSTEMS, INC., 26460 Corporate Avenue, Hayward, California 94545,
Attention: Investor Relations, Phone Number: (510) 783-9210, Email: investorrelations@etec.com

     OR

   APPLIED MATERIALS, INC., 3050 Bowers Avenue, Santa Clara, California 95054,
Attention: Investor Relations, Phone Number: 1-800-882-0373, Email: investor_relations@amat.com

                                    SUMMARY

   This summary highlights selected information from this document. To understand the merger fully, you should read carefully this entire document and the documents to which we refer. See "Where You Can Find More Information" on page 74. The merger agreement is attached as Annex A to this proxy statement/prospectus. We encourage you to read the merger agreement as it is the legal document that governs the merger. We have included page references to other sections of this proxy statement/prospectus in parentheses to direct you to a more detailed description of the topics presented in this summary. Unless indicated otherwise, all amounts, including the exchange ratio and all share data relating to Applied Materials in this proxy statement/prospectus, do not reflect the proposed 100 percent stock dividend to be distributed by Applied Materials to its stockholders on or about March 15, 2000.

FORWARD-LOOKING INFORMATION

   Certain of the information relating to Applied Materials, Etec and the combined company contained or incorporated by reference in this proxy statement/prospectus is forward-looking in nature. All statements included or incorporated by reference in this proxy statement/prospectus or made by management of Applied Materials or Etec, other than statements of historical fact regarding Applied Materials or Etec, are forward-looking statements. Examples of forward-looking statements include statements regarding Applied Materials', Etec's or the combined company's future financial results, operating results, product successes, business strategies, projected costs, products, competitive positions and plans and objectives of management for future operations. In some cases, you can identify forward-looking statements by terminology, such as "may," "will," "should," "would," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of these terms or other comparable terminology. Any expectations based on these forward-looking statements are subject to risks and uncertainties and other important factors, including those discussed in the "Risk Factors" section of this proxy statement/prospectus. These and many other factors could affect the future financial and operating results of Applied Materials, Etec or the combined company, and could cause actual results to differ materially from expectations based on forward-looking statements made in this document or elsewhere by or on behalf of Applied Materials, Etec or the combined company.

THE COMPANIES (Page 28)

   APPLIED MATERIALS, INC.
   3050 Bowers Avenue
   Santa Clara, California 95054
   (408) 727-5555

   Organized in 1967, Applied Materials develops, manufactures, markets and services semiconductor wafer fabrication equipment and related spare parts for the worldwide semiconductor industry. Applied Materials' customers include semiconductor wafer manufacturers and semiconductor "chip" or integrated circuit ("IC") manufacturers, who either use the ICs they manufacture in their own products or sell them to other companies. These ICs are the key components in most advanced electronic products, such as computers, telecommunication devices, automotive engine management systems and electronic games.

   ETEC SYSTEMS, INC.
   26460 Corporate Avenue
   Hayward, California 94545
   (510) 783-9210

   Etec is a leader in patterning solutions for the semiconductor and electronics industries. Etec designs, develops, manufactures and markets electron and laser beam systems that produce high-precision masks, which are used to print circuit patterns onto semiconductor wafers. Etec was incorporated in 1989 under the laws of Nevada to effect a leveraged buyout in 1990 of the former Electron Beam Technology Division of The Perkin-Elmer Corporation, which was itself the continuation of a business commenced in 1970.

THE MERGER (Page 33)

   Under the merger agreement, a wholly-owned subsidiary of Applied Materials will merge with and into Etec. After this merger, Applied Materials will own all of the outstanding stock of Etec. This will make Etec a wholly-owned subsidiary of Applied Materials. Stockholders of Etec will receive common stock of Applied Materials in the merger in exchange for their Etec common stock.

MERGER CONSIDERATION; FIXED EXCHANGE RATIO (Page 49)

   You will receive 0.649 of a share of Applied Materials common stock (or
1.298 shares of Applied Materials common stock after the exchange ratio is adjusted to reflect the 100 percent stock dividend being distributed by Applied Materials to its stockholders on or about March 15, 2000) in exchange for each share of Etec common stock you own. The actual number of shares you will receive in the merger will be the exchange ratio multiplied by the number of shares of Etec common stock that you own at the effective time of the merger, except that you will receive cash for any fractional share.

   The exchange ratio is fixed. Regardless of fluctuations in the market prices of Applied Materials' or Etec's common stock, the exchange ratio will not change between now and the date that the merger is completed.

COMPARATIVE PER SHARE MARKET PRICE INFORMATION (Page 8)

   Etec and Applied Materials common stock are both listed on the Nasdaq National Market under the symbols "ETEC" and "AMAT", respectively. On January 12, 2000, the last full trading day prior to the public announcement of the proposed merger, Etec common stock closed at $49.88, and Applied Materials common stock closed at $127.06. On February 23, 2000, Etec common stock closed at $112.47, and Applied Materials common stock closed at $181.00.

   The stock prices of both Applied Materials and Etec can fluctuate broadly even over short periods of time. It is impossible to predict the actual price of Applied Materials or Etec common stock prior to the effective time of the merger or at any other time.

TAX MATTERS (Page 46)

   The exchange of shares of Etec common stock for shares of Applied Materials common stock in the merger is intended to be tax-free to Etec stockholders for federal income tax purposes. Any cash received for any fractional share, however, will result in the recognition of gain or loss as if you sold your fractional share. Your tax basis in the total number of shares of Applied Materials common stock that you receive in the merger will equal your current tax basis in the total number of shares of Etec common stock that you own (reduced by the basis allocable to any fractional share interest for which you receive cash).

   TAX MATTERS CAN BE COMPLICATED, AND THE TAX CONSEQUENCES OF THE MERGER TO YOU WILL DEPEND ON THE FACTS OF YOUR OWN SITUATION. YOU SHOULD CONSULT YOUR OWN TAX ADVISOR TO FULLY UNDERSTAND THE TAX CONSEQUENCES OF THE MERGER TO YOU.

REASONS FOR THE MERGER

   Applied Materials (Page 37). The Applied Materials board of directors approved the merger based on a number of factors, including the following:

  . the ability of the combined company to offer complementary product lines and improve product offerings;

  . the ability of the two companies to combine their technological resources to develop new products with increased functionality and bring them to market faster;

  . the strategic benefits of the ability of the combined company to commit greater resources to both current and emerging product development efforts and fund the future growth of its business;

  . entry into a new strategic market segment for Applied Materials, with the potential for above average growth through an established market leader; and

  . Etec's critical technologies and significant technical, engineering, management and sales expertise, which are in high demand and short supply.

   Etec (Page 39). The Etec board of directors believes that the merger could result in a number of benefits to Etec and its stockholders, including, among other benefits, the following:

  . providing Etec stockholders with shares of Applied Materials common stock in a tax-free exchange at a substantial premium over the prevailing market price for Etec common stock immediately prior to the announcement of the merger;

  . mitigating the risk of large changes in Etec's stock price due to significant variations in Etec's shipments from quarter to quarter;

  . dampening the magnitude of swings in operating results based on different demand cycles for the two companies' products;

  . making greater resources available for product distribution and service;
    and

  . enabling the combined company to offer complementary product lines, which presents the opportunity to increase the breadth of products offered.

RECOMMENDATION TO ETEC STOCKHOLDERS

   The Etec board of directors believes that the merger is advisable to you and in your best interests. The Etec board of directors unanimously recommends that you vote "FOR" approval of the merger agreement.

OPINION OF ETEC'S FINANCIAL ADVISOR (Page 41)

   In deciding to approve the merger, one of the factors that the Etec board of directors considered was the opinion of its financial advisor, Goldman, Sachs & Co., that, as of January 12, 2000 and subject to the considerations set forth in the opinion, the exchange ratio pursuant to the merger agreement was fair from a financial point of view to the holders of shares of Etec common stock. Goldman Sachs' opinion was provided for the information and assistance of the board of directors of Etec in connection with its consideration of the transaction contemplated by the merger agreement and its opinion does not constitute a recommendation as to how any holder of Etec shares of common stock should vote with respect to the merger agreement. The full text of the Goldman Sachs opinion, which sets forth assumptions made, matters considered and limitations on the review undertaken by Goldman Sachs in connection with the opinion, is attached as Annex B to this proxy statement/prospectus. ETEC URGES YOU TO READ THE ENTIRE OPINION CAREFULLY.

THE SPECIAL MEETING OF ETEC STOCKHOLDERS (Page 30)

   Time, Date and Place. A special meeting of the stockholders of Etec will be held on March 29, 2000, at the principal executive offices of Etec located at 26460 Corporate Avenue, Hayward, California, at 10:00 a.m. local time, to vote on the proposal to approve the merger agreement.

   Record Date and Voting Power. You are entitled to vote at the special meeting if you owned shares of Etec common stock at the close of business on February 23, 2000, the record date for the special meeting. You will have one vote at the special meeting for each share of Etec common stock you owned at the close of business on the record date. There are 22,271,632 shares of Etec common stock entitled to be voted at the special meeting.

   Required Vote. The approval of the merger agreement requires the affirmative vote of a majority of the shares of Etec common stock outstanding at the close of business on the record date.

   Share Ownership of Management. At the close of business on the record date, the directors and executive officers of Etec owned approximately 0.8 percent of the shares entitled to vote at the special meeting. All of the directors and executive officers of Etec have agreed to vote their shares in favor of the proposal to approve the merger agreement.

INTERESTS OF ETEC'S OFFICERS AND DIRECTORS IN THE MERGER (Page 45)

   When considering the recommendation by the Etec board of directors, you should be aware that a number of Etec's officers and directors have interests in the merger that are different from those of other Etec stockholders.

CONDITIONS TO THE MERGER (Page 55)

   The obligations of both Applied Materials and Etec to complete the merger are subject to the satisfaction of certain conditions.

TERMINATION OF THE MERGER AGREEMENT (Page 57)

   Applied Materials and Etec can terminate the merger agreement under certain circumstances.

TERMINATION FEE (Page 58)

   The merger agreement requires Etec to pay Applied Materials a termination fee equal to $54 million if the merger agreement is terminated under certain circumstances.

LIMITATION ON CONSIDERING OTHER ACQUISITION PROPOSALS (Page 54)

   Etec has agreed not to approve, solicit, initiate, encourage or facilitate a business combination or other similar transaction with another party while the merger is pending unless the other party has made an unsolicited proposal to the Etec board of directors for a superior transaction.

STOCK OPTION AGREEMENT (Page 59)

   In order for Applied Materials to proceed with the merger, Applied Materials required Etec to grant Applied Materials an option to purchase newly issued shares of Etec common stock representing up to 19.9 percent of the number of shares of Etec common stock outstanding. The option would become exercisable only under limited circumstances in which a termination fee would be payable by Etec to Applied Materials. The option's per share exercise price is $82.46, and the profit that Applied Materials can recognize under the option is limited. The option could discourage other companies from trying to acquire or combine with Etec before Applied Materials and Etec complete the merger.

ANTICIPATED ACCOUNTING TREATMENT (Page 47)

   The merger is expected to be accounted for as a "pooling of interests" for financial accounting purposes. This means that Applied Materials and Etec will be treated as if they had always been combined for accounting and financial reporting purposes.

NO DISSENTERS' RIGHTS

   Etec stockholders will not be entitled to dissenters' rights in connection with the merger.

REGULATORY APPROVALS (Page 47)

   U.S. and German antitrust laws prohibit us from completing the merger until we have furnished certain information and materials to the Antitrust Division of the U.S. Department of Justice, the U.S. Federal Trade Commission and the German anticompetition authority and a required waiting period has expired. Applied Materials and Etec have each filed the required notification and report forms with the Antitrust Division and the Federal Trade Commission, and have filed the required notification with the German anticompetition authority. The waiting period for the U.S. regulatory filing expired on February 23, 2000; the waiting period for the German regulatory filing will not expire until March 17, 2000. Even after the required waiting periods expire, the Antitrust Division, Federal Trade Commission and German anticompetition authority continue to have the authority to challenge the merger on antitrust grounds before or after we complete the merger.

   We cannot predict whether we will obtain all required regulatory approvals for the merger, or whether any approvals will include conditions that would be detrimental to Applied Materials or Etec.

                         MARKET PRICE AND DIVIDEND DATA

   Applied Materials common stock and Etec common stock are included in the National Association of Securities Dealers Automated Quotations System ("Nasdaq") and listed on the Nasdaq National Market under the symbols "AMAT" and "ETEC", respectively. These tables set forth, for the periods indicated, the range of high and low per share closing sales prices for Applied Materials common stock and Etec common stock as reported on the Nasdaq National Market.

                                                                    Applied
                                                                   Materials
                                                                 Common Stock
                                                                      (1)
                                                                ---------------
   Applied Materials                                              Low    High
   -----------------                                            ------- -------
   Fiscal Year 1998*
   First quarter............................................... $ 26.13 $ 38.44
   Second quarter..............................................   30.25   38.88
   Third quarter...............................................   27.19   39.50
   Fourth quarter..............................................   22.38   35.13

   Fiscal Year 1999*
   First quarter...............................................   31.88   63.19
   Second quarter..............................................   51.88   68.69
   Third quarter...............................................   53.06   78.56
   Fourth quarter..............................................   63.94   89.81

   Fiscal Year 2000*
   First quarter...............................................   87.75  144.44
   Second quarter (through February 23, 2000)..................  137.25  188.38
                                                                     Etec
                                                                 Common Stock
                                                                ---------------
   Etec                                                           Low    High
   ----                                                         ------- -------
   Fiscal Year 1998*
   First quarter............................................... $ 41.50 $ 67.13
   Second quarter..............................................   35.88   51.25
   Third quarter...............................................   42.38   61.38
   Fourth quarter..............................................   29.25   49.38

   Fiscal Year 1999*
   First quarter...............................................   15.81   34.75
   Second quarter..............................................   28.06   53.69
   Third quarter...............................................   21.88   53.88
   Fourth quarter..............................................   25.63   41.44

   Fiscal Year 2000*
   First quarter...............................................   34.75   47.13
   Second quarter..............................................   38.38   88.81
   Third quarter (through February 23, 2000)...................   84.13  118.56

--------
* Respective fiscal quarters. Applied Materials' fiscal year ends on the last Sunday in October of each year, and Etec's fiscal year ends on July 31 of each year.

(1) On February 15, 2000, the board of directors of Applied Materials approved a 100 percent stock dividend to holders of record of Applied Materials common stock as of February 25, 2000. Shares issuable pursuant to this stock dividend will be distributed by Applied Materials to its stockholders on or about March 15, 2000. The share and per share data presented above do not reflect this stock dividend.

   The following table sets forth the closing per share sales price of Applied Materials common stock and Etec common stock, as reported on the Nasdaq National Market, and the estimated equivalent per share price (as explained below) of Etec common stock, on January 12, 2000, the last full trading day before the public announcement of the proposed merger, and on February 23, 2000:

                             Applied Materials     Etec     Estimated Equivalent
                             Common Stock (1)  Common Stock Etec Per Share Price
                             ----------------- ------------ --------------------
   January 12, 2000.........      $127.06        $ 49.88          $ 82.46
   February 23, 2000........       181.00         112.47           117.47

--------
(1) On February 15, 2000, the board of directors of Applied Materials approved a 100 percent stock dividend to holders of record of Applied Materials common stock as of February 25, 2000. Shares issuable pursuant to this stock dividend will be distributed by Applied Materials to its stockholders on or about March 15, 2000. The share and per share data presented above do not reflect this stock dividend.

   The estimated equivalent per share price of Etec common stock equals the exchange ratio of 0.649 multiplied by the price of a share of Applied Materials common stock. Prior to March 15, 2000, you may use this calculation to determine what your shares of Etec common stock will be worth if the merger is completed; after March 15, 2000, you should use the adjusted exchange ratio of 1.298, reflecting the 100 percent stock dividend being distributed by Applied Materials to its stockholders on or about that date. If the merger had occurred on February 23, 2000, you would have received a fraction of a share of Applied Materials common stock worth $117.47 for each share of Etec common stock you owned. The actual equivalent per share price of a share of Etec common stock that you will receive if the merger is completed may be different from this price because the per share price of Applied Materials common stock on the Nasdaq National Market fluctuates.

   Neither Applied Materials nor Etec has ever declared or paid cash dividends on their respective common stock. The policies of Applied Materials and Etec are to retain earnings for use in their respective businesses. Following the merger, Applied Materials common stock will continue to be listed on the Nasdaq National Market, and there will be no further market for Etec common stock.

       APPLIED MATERIALS SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

   The following selected historical consolidated financial data should be read in conjunction with Applied Materials' consolidated financial statements and related notes and Applied Materials' "Management's Discussion and Analysis of Financial Condition and Results of Operations," which we incorporate by reference in this proxy statement/prospectus. The consolidated statement of operations data for each of the three fiscal years ended October 31, 1999 and the consolidated balance sheet data as of October 31, 1999 and October 25, 1998 are derived from Applied Materials' audited consolidated financial statements that are incorporated by reference in this proxy statement/prospectus. The consolidated statement of operations data for the fiscal years ended October 27, 1996 and October 29, 1995, and the consolidated balance sheet data as of October 26, 1997, October 27, 1996 and October 29, 1995, are derived from the audited consolidated financial statements of Applied Materials that are not included or incorporated by reference in this proxy statement/prospectus. The historical results presented below are not necessarily indicative of future results.

   On February 15, 2000, the board of directors of Applied Materials approved a 100 percent stock dividend to holders of record of Applied Materials common stock as of February 25, 2000. Shares issuable pursuant to this stock dividend will be distributed by Applied Materials to its stockholders on or about March 15, 2000. The share and per share data presented below do not reflect this stock dividend.

              (Dollars in Thousands, Except for Per Share Amounts)

                                      Fiscal Year Ended October (1)
                          -------------------------------------------------------
                             1995       1996       1997       1998(2)     1999
                          ---------- ---------- ---------- ----------  ----------
Consolidated Statement
 of Operations Data:
Net sales...............  $3,061,881 $4,144,817 $4,074,275 $4,041,687  $4,859,136
Gross margin............  $1,409,848 $1,949,739 $1,900,925 $1,863,156  $2,321,843
  (% of net sales)......        46.0       47.0       46.7       46.1        47.8
Research, development
 and engineering........  $  329,676 $  481,394 $  567,612 $  643,852  $  681,797
  (% of net sales)......        10.8       11.6       13.9       15.9        14.0
Marketing, selling,
 general and
 administrative.........  $  386,240 $  539,694 $  566,595 $  593,715  $  657,985
  (% of net sales)......        12.6       13.0       13.9       14.7        13.5
Income from continuing
 operations before taxes
 and equity in net
 income/(loss) of joint
 venture................  $  698,543 $  922,436 $  798,921 $  437,833  $1,021,790
Effective tax rate (%)..        35.0       35.0       37.6       34.0        32.3
Income from continuing
 operations (3).........  $  454,053 $  599,585 $  498,474 $  251,898  $  725,653
  (% of net sales)......        14.8       14.5       12.2        6.2        14.9
Net income (3)..........  $  454,053 $  599,585 $  498,474 $  230,902  $  746,649
Earnings per diluted
 share:
  Continuing
   operations...........  $     1.28 $     1.63 $     1.32 $     0.67  $     1.84
  Discontinued
   operations...........  $      --  $      --  $      --  $    (0.06) $     0.05
  Total.................  $     1.28 $     1.63 $     1.32 $     0.61  $     1.89
Weighted average common
 shares and equivalents
 (in thousands).........     354,696    367,214    377,838    378,508     396,043
Consolidated Balance
 Sheet and Other Data:
Order backlog...........  $1,508,800 $1,422,800 $1,721,711 $  916,767  $1,662,270
Working capital.........  $1,449,882 $1,757,842 $2,368,269 $2,400,629  $3,391,068
Current ratio...........         2.7        2.9        2.7        3.1         3.0
Long-term debt..........  $  279,807 $  275,485 $  623,090 $  616,572  $  584,357
Stockholders' equity....  $1,783,503 $2,370,425 $2,942,171 $3,120,621  $4,336,602
Book value per share....  $     4.97 $     6.58 $     8.01 $     8.48  $    11.33
Total assets............  $2,965,379 $3,637,987 $5,070,766 $4,929,692  $6,706,504
Capital expenditures,
 net....................  $  265,557 $  452,535 $  339,364 $  448,607  $  203,980
Regular full-time
 employees..............      10,537     11,403     13,924     12,060      12,755

--------
(1) Each fiscal year ended on the last Sunday in October.

(2) Certain amounts have been reclassified. See Note 4 of Notes to Consolidated Financial Statements contained in Applied Materials' 1999 Annual Report.

(3) Income from continuing operations included net one-time expenses, on an after-tax basis, of: $16,315 for fiscal 1996, $25,257 for fiscal 1997, $165,093 for fiscal 1998 and $22,194 for fiscal 1999. In addition to the net one-time expenses included in income from continuing operations, net income also included an after-tax expense of $20,996 from discontinued operations in fiscal 1998 and after-tax income from discontinued operations of $20,996 in fiscal 1999. See Note 7 and 8 of Notes to Consolidated Financial Statement contained in Applied Materials' 1999 Annual Report.

              ETEC SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

   The following selected historical consolidated financial data should be read in conjunction with Etec's consolidated financial statements and related notes and Etec's "Management's Discussion and Analysis of Financial Condition and Results of Operations," which we incorporate by reference in this proxy statement/prospectus. The consolidated statement of operations data for each of the three fiscal years ended July 31, 1999, and the consolidated balance sheet data as of July 31, 1999 and 1998, are derived from Etec's audited consolidated financial statements that are incorporated by reference in this proxy statement/prospectus. The consolidated statement of operations data for the fiscal years ended July 31, 1996 and 1995, and the consolidated balance sheet data as of July 31, 1997, 1996 and 1995 are derived from audited consolidated financial statements of Etec that are not included or incorporated by reference in this proxy statement/prospectus. The selected consolidated financial data for the three months ended October 31, 1999 and 1998 have been derived from Etec's unaudited consolidated financial statements and in the opinion of Etec's management include all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of the financial position and results of operations of Etec for those periods. The historical results presented below are not necessarily indicative of future results.

              (Dollars in Thousands, Except for Per Share Amounts)

                                                                           Three Months
                                   Fiscal Year Ended July 31,            Ended October 31,
                          ---------------------------------------------- -----------------
                            1995      1996      1997     1998     1999     1998     1999
                          --------  --------  -------- -------- -------- -------- --------
Consolidated Statement
 of Operations Data:
Net sales...............  $ 82,916  $145,645  $240,914 $288,327 $237,166 $ 78,898 $ 56,727
Gross margin............  $ 35,297  $ 65,603  $116,627 $153,157 $ 97,376 $ 39,697 $ 22,597
  (% of net sales)......      42.6      45.0      48.4     53.1     41.1     50.3     39.8
Research, development
 and engineering........  $ 10,497  $ 17,402  $ 34,373 $ 53,439 $ 58,317 $ 17,132 $ 15,096
  (% of net sales)......      12.7      11.9      14.3     18.5     24.6     21.7     26.6
Marketing, selling,
 general and
 administrative.........  $ 13,397  $ 21,269  $ 27,939 $ 32,596 $ 37,311 $  8,990 $  8,904
  (% of net sales)......      16.2      14.6      11.6     11.3     15.7     11.4     15.7
Income/(loss) from
 continuing operations
 before taxes and
 extraordinary items....  $  6,813  $ 21,508  $ 53,274 $ 70,860 $  1,554 $ 14,316 $ (1,057)
Effective tax rate (%)..      33.6     (75.7)     35.4     34.0     34.0     34.0     33.0
Income/(loss) from
 continuing operations
 (1)                      $  4,524  $ 37,791  $ 34,439 $ 46,767 $  1,026 $  9,449 $   (708)
  (% of net sales)......       5.5      25.9      14.3     16.2      0.4     12.0     (1.2)
Net income/(loss) (1)...  $  9,936  $ 36,861  $ 34,439 $ 46,767 $  1,026 $  9,449 $   (708)
Earnings/(loss) per
 diluted share:
  Continuing
   operations...........  $   0.31  $   2.07  $   1.57 $   2.05 $   0.05 $   0.43 $  (0.03)
  Extraordinary
   gain/(loss)..........  $   0.37  $  (0.05) $    --  $    --  $    --  $    --  $    --
  Total.................  $   0.68  $   2.02  $   1.57 $   2.05 $   0.05 $   0.43 $  (0.03)
Weighted average common
 shares and equivalents
 (in thousands).........    14,594    18,296    22,003   22,789   21,952   22,174   21,525
Consolidated Balance
 Sheet and Other Data:
Order backlog...........  $ 65,200  $147,600  $158,600 $128,800 $ 77,000       *        *
Working capital.........  $ 23,215  $111,199  $156,303 $195,112 $188,155 $185,601 $186,136
Current ratio...........       1.4       2.5       2.9      2.9      4.0      3.1      3.6
Long-term debt..........  $ 16,866  $  6,667  $    --  $    --  $    --  $    --  $    --
Stockholders'
 equity/(deficit).......  $(67,415) $115,877  $197,641 $246,669 $238,656 $237,689 $238,934
Book value per share....  $ (74.08) $   5.91  $   9.12 $  11.22 $  11.11 $  11.23 $  11.08
Total assets............  $ 85,984  $208,871  $284,543 $358,514 $308,006 $331,140 $317,789
Capital expenditures,
 net....................  $ (8,054) $ 13,118  $ 25,630 $ 15,765 $ 15,677 $  4,360 $  5,847
Regular full-time
 employees..............       469       686       902    1,119    1,076       *        *

-------
(1) Income from continuing operations included net one-time items, on an after-tax basis, of: $16,711 income for fiscal 1996, $2,712 expense for fiscal 1997 and $8,054 expense for fiscal 1999. In addition to the net one-time items included in income from continuing operations, net income also included an after-tax income of $5,412 for fiscal 1995 and an after-tax expense of $930 for fiscal 1996 related to early debt extinguishment.

 * This information is not disclosed for interim periods.

              UNAUDITED PRO FORMA COMBINED SELECTED FINANCIAL DATA

   The unaudited pro forma combined selected financial information gives effect to the proposed merger of Applied Materials and Etec, accounted for as a pooling of interests. The unaudited pro forma combined balance sheet data presents the combined financial position of Applied Materials and Etec as of their respective fiscal year-ends of October 31, 1999 and July 31, 1999, assuming that the proposed merger had occurred as of October 31, 1999. Such pro forma information is based upon the historical consolidated balance sheet data of Applied Materials at October 31, 1999 and Etec at July 31, 1999. The unaudited pro forma combined statement of operations data gives effect to the proposed merger of Applied Materials and Etec by combining the results of operations of Applied Materials for the three fiscal years ended October 31, 1999 with the results of operations of Etec for the three fiscal years ended July 31, 1999, respectively, on a pooling of interests basis. The unaudited pro forma combined selected financial data should be read in conjunction with the historical financial statements and notes thereto of Applied Materials and Etec incorporated by reference in this proxy statement/prospectus.

   The unaudited pro forma combined selected financial data are presented for illustrative purposes only and are not necessarily indicative of the combined financial position or results of operations of future periods or the results that actually would have been realized had the entities been a single entity during these periods.

   On February 15, 2000, the board of directors of Applied Materials approved a 100 percent stock dividend to holders of record of Applied Materials common stock as of February 25, 2000. Shares issuable pursuant to this stock dividend will be distributed by Applied Materials to its stockholders on or about March 15, 2000. The share and per share data presented below do not reflect this stock dividend.

              (Dollars in Thousands, Except for Per Share Amounts)

                                                    Fiscal Year Ended(1)
                                              ---------------------------------
                                                 1997       1998        1999
                                              ---------- ----------  ----------
Pro Forma Combined Statement of Operations
 Data:
Net sales.................................... $4,315,189 $4,330,014  $5,096,302
Gross margin................................. $2,017,552 $2,016,313  $2,419,219
  (% of net sales)...........................       46.8       46.6        47.5
Research, development and engineering........ $  601,985 $  697,291  $  740,114
  (% of net sales)...........................       14.0       16.1        14.5
Marketing, selling, general and
 administrative                               $  594,534 $  626,311  $  695,296
  (% of net sales)...........................       13.8       14.5        13.6
Income from continuing operations before
 taxes and equity in net income/(loss) of
 joint venture............................... $  852,195 $  508,693  $1,023,344
Effective tax rate (%).......................       37.5       34.0        32.3
Income from continuing operations(2)......... $  532,913 $  298,665  $  726,679
  (% of net sales)...........................       12.3        6.9        14.3
Net income(2)................................ $  532,913 $  277,669  $  747,675
Earnings/(loss) per diluted share:
  Continuing operations...................... $     1.36 $     0.76  $     1.77
  Discontinued operations.................... $      --  $    (0.05) $     0.05
  Total...................................... $     1.36 $     0.71  $     1.82
Weighted average common shares and
 equivalents (in thousands)..................    392,118    393,298     410,290
Pro Forma Combined Balance Sheet and Other
 Data:
Order backlog......................................................  $1,739,270
Working capital....................................................  $3,579,223
Current ratio......................................................         3.1
Long-term debt.....................................................  $  584,357
Stockholders' equity...............................................  $4,575,258
Book value per share...............................................  $    11.54
Total assets.......................................................  $7,014,510
Capital expenditures, net..........................................  $  219,657
Regular full-time employees........................................      13,831

--------
(1) Audited financial statements for both Applied Materials and Etec for fiscal 1997, 1998 and 1999 have been combined for the purpose of presenting pro forma combined selected financial data.

(2) Pro forma combined income from continuing operations included net one-time items, on an after-tax basis, of: $27,969 expense for fiscal 1997, $165,093 expense for fiscal 1998 and $30,248 expense for fiscal 1999. In addition to the net one-time items included in income from continuing operations, net income also included after-tax expense of $20,996 from discontinued operations in fiscal 1998 and after-tax income from discontinued operations of $20,996 in fiscal 1999.

                           COMPARATIVE PER SHARE DATA

   The following table presents certain unaudited historical per share and combined per share data of Applied Materials and Etec after giving effect to the merger using the pooling of interests method of accounting. The equivalent Etec per share data is calculated based on an exchange ratio of 0.649 of a share of Applied Materials common stock for each share of Etec common stock outstanding. The pro forma data does not purport to be indicative of the results of future operations or the results that would have occurred had the merger been consummated at the beginning of the periods presented. The information set forth below should be read in conjunction with the historical financial statements and notes thereto of Applied Materials and Etec incorporated by reference in this proxy statement/prospectus, and the selected unaudited pro forma combined condensed financial data included elsewhere in this proxy statement/prospectus. The unaudited pro forma combined and unaudited pro forma equivalent per share data combine the results of operations of Applied Materials for the three fiscal years ended October 31, 1999 with the results of operations of Etec for the three fiscal years ended July 31, 1999, respectively, and Applied Materials' financial position at October 31, 1999 with Etec's financial position at July 31, 1999.

   On February 15, 2000, the board of directors of Applied Materials approved a 100 percent stock dividend to holders of record of Applied Materials common stock as of February 25, 2000. Shares issuable pursuant to this stock dividend will be distributed by Applied Materials to its stockholders on or about March 15, 2000. The share and per share data presented below do not reflect this stock dividend.

                               APPLIED MATERIALS

                                                             Fiscal Year Ended
                                                                 October(1)
                                                             ------------------
                                                             1997  1998   1999
                                                             ----- ----- ------
   Historical Per Common Share Data:
   Income from continuing operations per diluted share...... $1.32 $0.67 $ 1.84
   Book value per share(2).............................................. $11.33

                                      ETEC

                                               Fiscal Year Ended  Three Months
                                                    July 31,         Ended
                                               ------------------ October 31,
                                               1997  1998   1999      1999
                                               ----- ----- ------ ------------
   Historical Per Common Share Data:
   Income/(loss) from continuing operations
    per diluted share......................... $1.57 $2.05 $ 0.05    $(0.03)
   Book value per share(2)................................ $11.11    $11.08

                           APPLIED MATERIALS AND ETEC

                                                             Fiscal Year Ended
                                                                 October(1)
                                                             ------------------
                                                             1997  1998   1999
                                                             ----- ----- ------
   Combined Pro Forma Per Common Share Data
   Income from continuing operations per combined company's
    diluted share(3).......................................  $1.36 $0.76 $ 1.77
   Income from continuing operations per equivalent Etec
    diluted share(4).......................................  $0.88 $0.49 $ 1.15
   Book value per combined company's share(2)..........................  $11.54
   Book value per equivalent Etec share(4).............................  $ 7.49

--------
(1) Each fiscal year ended on the last Sunday in October.

(2) The historical book value per Applied Materials share is computed by dividing stockholders' equity by the number of shares of common stock outstanding at Applied Materials' fiscal year end. The historical book value per Etec share is computed by dividing stockholders' equity by the number of shares of common stock outstanding at Etec's fiscal year end. The pro forma combined book value per share is computed by dividing pro forma stockholders' equity by the pro forma number of shares of Applied Materials common stock outstanding as of Applied Materials' fiscal year end, assuming the merger had occurred as of these dates.

(3) The pro forma combined shares used in this calculation are equal to Etec's common and equivalent shares outstanding multiplied by the 0.649 exchange ratio, plus Applied Materials' common and equivalent shares outstanding.

(4) The shares used in this calculation are equal to the pro forma combined shares described in footnote (3) divided by the 0.649 exchange ratio.

                                 RISK FACTORS

   You should consider the following factors in evaluating whether to approve the merger agreement. These factors should be considered in conjunction with the other information included or incorporated by reference in this proxy statement/prospectus.

Risks Relating to the Merger

 Failure to retain key employees could diminish the benefits of the merger.

   The successful combination of Applied Materials and Etec will depend in part on the retention of key personnel. There can be no assurance that Applied Materials will be able to retain Etec's key management, technical, sales and customer support personnel, or that Applied Materials will realize the anticipated benefits of the merger.

 If we are not successful in integrating our organizations, we will not be able to operate efficiently after the merger.

   Achieving the benefits of the merger will also depend in part on the successful integration of Applied Materials' and Etec's operations and personnel in a timely and efficient manner. Such integration requires coordination of different development and engineering teams, marketing personnel and service organizations. This, too, will be difficult and unpredictable because of possible cultural conflicts and different opinions on how best to run these operations. If we cannot successfully integrate our operations and personnel, we may not realize the expected benefits of the merger.

 Integrating our companies may divert management's attention away from our operations.

   Successful integration of Applied Materials' and Etec's operations, products and personnel may place a significant burden on our management and our internal resources. The diversion of management attention and any difficulties encountered in the transition and integration process could harm the combined company's business, financial condition and operating results.

 We may incur significant costs to integrate the companies into a single business.

   Applied Materials expects to incur costs for integrating Etec's operations, products and personnel. These costs may be substantial and may include costs for:

  . employee redeployment, relocation or severance;

  . conversion of information systems;

  . combining teams and processes in various functional areas; and

  . reorganization or closures of facilities.

   We do not know whether Applied Materials will be successful in these integration efforts and cannot assure you that we will realize the expected benefits of the merger.

 Etec stockholders will receive a fixed number of shares of Applied Materials common stock in the merger, not a fixed value.

   Upon completion of the merger, each Etec share will be converted into 0.649 of a share of Applied Materials common stock (or 1.298 shares of Applied Materials common stock after the exchange ratio is adjusted to reflect the 100 percent stock dividend being distributed by Applied Materials to its stockholders on or about March 15, 2000). As the exchange ratio is fixed, the number of shares that Etec stockholders will receive in the merger will not change, even if the market price of Applied Materials common stock changes. There will be no adjustment to the exchange ratio or termination of the merger based solely on fluctuations in the price of Applied Materials common stock. In recent years, and particularly in recent months, the stock market, in general, and the securities of technology companies, in particular, have experienced extreme price and volume fluctuations. These market fluctuations may adversely affect the market price of Applied Materials common stock. The market price of Applied Materials common stock upon and after completion of the merger could be lower than the market price on the date of the merger agreement or the current market price. Etec stockholders should obtain recent market quotations of Applied Materials common stock before they vote on the merger.

Trends, Risks and Uncertainties Relating to Applied Materials

 The industry that Applied Materials serves is highly volatile and unpredictable.

   The semiconductor industry has historically been cyclical because of sudden changes in supply and demand for semiconductors. Although semiconductors are used in many different products, the markets for those products are interrelated to various degrees. The timing, length and severity of these cycles are difficult to predict. The health of the semiconductor manufacturing equipment industry is affected by these semiconductor industry cycles. During periods of declining demand for semiconductor manufacturing equipment, Applied Materials must be able to quickly and effectively align its cost structure with prevailing market conditions, to manage its inventory levels in order to reduce the possibility of future inventory write-downs resulting from obsolescence, and to motivate and retain key employees. During periods of rapid growth, Applied Materials must be able to acquire and/or develop sufficient manufacturing capacity and inventory to meet customer demand, and to attract, hire, assimilate and retain a sufficient number of qualified people. The inability of Applied Materials to achieve its objectives in a timely manner during these industry cycles could have a material adverse effect on its financial condition and results of operations.

 Applied Materials operates in a highly competitive industry characterized by increasingly rapid technological changes.

   Applied Materials' competitive advantage and future success depend on its ability to successfully develop new products and technologies, develop new markets in the semiconductor industry for its products and services, introduce new products to the marketplace in a timely manner, qualify new products with its customers, and commence and adjust production to meet customer demands. There can be no assurance that Applied Materials will be able to conduct these activities as successfully in the future as it has in the past.

   New products and technologies include those for new materials, including copper and low-k dielectrics, 300mm wafers, and 0.18 micron and below devices. The introduction of new products and technologies grows increasingly complex over time. If Applied Materials does not develop and introduce new products and technologies in a timely manner in response to changing market conditions or customer requirements, its financial condition and results of operations could be materially and adversely affected.

 Applied Materials is exposed to the risks of operating a global business.

   Applied Materials has operations and sites located throughout the world to support its sales and services to the global semiconductor industry. Managing global operations and sites located throughout the world presents challenges associated with, among other things, cultural diversities and organizational alignment. Moreover, each region in the global semiconductor equipment market exhibits unique characteristics that can cause, and in the past have caused, capital equipment investment patterns to vary significantly from period to period. Periodic economic downturns, trade balance issues, political instability and fluctuations in interest and currency exchange rates are among the many risks associated with operating a global business that could materially and adversely affect demand for Applied Materials' products, systems and related services.

 Deterioration in the health of Asian economies could negatively affect Applied Materials' business.

   Applied Materials generates a significant portion of its revenue from customers in Asian countries. Although Asian economies have stabilized to some degree since early to mid-fiscal 1998, Applied Materials remains cautious about general macroeconomic developments in Asia, particularly in Japan and Taiwan. The economies of Japan and Taiwan are important to the overall financial health of the Asian region, and if they deteriorate, the economies of other countries, particularly those in Asia, could also be negatively affected. Negative economic developments in Asia could have, and in the past have had, a material adverse effect on demand for Applied Materials' products.

 Shifting or lower overall demand for personal computers may result in decreased demand for Applied Materials' products.

   Further shifts in demand from more expensive, high-performance personal computers to lower-priced products (sub-$1,000 PCs), or lower overall demand for PCs, could result in reduced profitability for, and lower capital spending by, semiconductor manufacturers. This could have, and in the past has had, a material and adverse effect on demand for Applied Materials' products.

 Dynamic Random Access Memory ("DRAM") prices are volatile, and a decrease in DRAM prices may result in customers canceling orders for, or delaying delivery of, Applied Materials' products.

   If DRAM prices decline to levels that do not allow manufacturers to operate profitably, these manufacturers may cancel or delay orders for Applied Materials' products, which could have, and in the past has had, a material and adverse effect on Applied Materials' financial condition and results of operations.

 Applied Materials is exposed to risks associated with acquisitions.

   Applied Materials may make acquisitions of, or significant investments in, other businesses with complementary products, services and/or technologies. Acquisitions involve numerous risks, including, but not limited to:

  . difficulties and increased costs in connection with integration of the personnel, operations, technologies and products of acquired companies;

  . diversion of management's attention from other operational matters;

  . the potential loss of key employees of acquired companies;

  . lack of synergy, or inability to realize expected synergies, resulting from the acquisition;

  . the risk that the issuance of Applied Materials common stock in the merger could be dilutive to Applied Materials stockholders if anticipated synergies are not realized; and

  . acquired assets becoming impaired as a result of technological advancements or worse-than-expected performance of the acquired company.

   For example, in fiscal 1998, Applied Materials recorded a $70 million pre-tax expense for the write-down of purchased technology acquired in a previous year that became impaired because of rapid changes in technology and deteriorating business conditions. The inability to effectively manage acquisition risks could materially and adversely affect Applied Materials' business, financial condition and results of operations.

 Failure of critical suppliers to deliver sufficient quantities of product in a timely and cost-effective manner could negatively affect Applied Materials' business.

   Applied Materials uses numerous vendors to supply parts, components and subassemblies (collectively "parts") for the manufacture and support of its products. Although Applied Materials makes reasonable efforts to ensure that parts are available from multiple suppliers, this is not always possible; accordingly, some key parts may be obtained only from a single supplier or a limited group of suppliers. Applied Materials has sought, and will continue to seek, to minimize the risk of production and service interruptions and/or shortages of key parts by: (1) selecting and qualifying alternative suppliers for key parts; (2) monitoring the financial stability of key suppliers; and (3) maintaining appropriate inventories of key parts. There can be no assurance that Applied Materials' results of operations will not be materially and adversely affected if, in the future, Applied Materials does not receive in a timely and cost-effective manner a sufficient quantity of parts to meet its production requirements.

 Applied Materials' order backlog may be reduced by customer cancellations or delays, which could have a negative effect on Applied Materials' future sales.

   Applied Materials' backlog increased from $917 million at October 25, 1998 to $1.7 billion at October 31, 1999. Applied Materials schedules production of its systems based upon order backlog and customer commitments. Backlog includes only orders for which written authorizations have been accepted and shipment dates within 12 months have been assigned. However, customers may delay delivery of products or cancel orders, subject to penalties. Due to possible customer changes in delivery schedules and cancellations of orders, Applied Materials' backlog at any particular date is not necessarily indicative of actual sales for any succeeding period. Delays in delivery schedules and/or a reduction of backlog during any particular period could have, and in the past have had, a material adverse effect on Applied Materials' business and results of operations.

 Applied Materials is subject to the risk of business interruptions from implementing a new Enterprise Resource Planning System.

   Applied Materials recently implemented a new enterprise resource planning system that replaced substantially all order fulfillment and manufacturing applications. Significant interruption of Applied Materials' business resulting from post-implementation issues such as system response time, vendor software application code errors or system design and configuration problems could result in delayed product deliveries or manufacturing inefficiencies, which could materially and adversely affect Applied Materials' financial condition and results of operations.

 Applied Materials' business is subject to the risk of interruptions from natural disasters such as earthquakes.

   Business interruptions can be caused by natural disasters or other unplanned catastrophic events. Several offices and facilities of Applied Materials and its customers and suppliers are located near major earthquake faults in the United States and in certain foreign countries. In the event of significant interruption to Applied Materials' business, or the businesses of its customers or suppliers, resulting from a natural disaster or other catastrophic event, Applied Materials' financial condition and results of operations could be materially and adversely affected.

 Applied Materials is subject to risks associated with non-compliance with environmental regulations.

   Applied Materials is subject to environmental regulations related to the disposal of hazardous wastes used in the development, manufacturing and demonstration of its products. Applied Materials believes that it complies with these regulations. However, failure or inability to comply with existing or future environmental regulations could result in significant remediation liabilities, the imposition of fines and/or the suspension or termination of production, each of which could have a material adverse effect on Applied Materials' financial condition and results of operations.

 Applied Materials is exposed to the risk that third parties may violate its proprietary rights or accuse Applied Materials of infringing upon their proprietary rights.

   Applied Materials' success is dependent upon the protection of its proprietary rights. In the high-tech industry, intellectual property is an important asset that is always at risk of infringement. Applied Materials incurs costs to file for patents and defend its intellectual property and relies upon the laws of the United States and of foreign countries in which Applied Materials develops, manufactures or sells its products to protect its proprietary rights. However, there can be no assurance that these proprietary rights will provide competitive advantages, or that other parties will not challenge, invalidate or circumvent these rights. Infringement upon Applied Materials' proprietary rights by a third party could result in uncompensated lost market and revenue opportunities for Applied Materials.

   Other parties may assert that Applied Materials' products, systems, processes or other technology infringe upon their patents or other intellectual property rights. In such cases, Applied Materials evaluates its position and considers the available alternatives, which may include seeking licenses to use the technology in question on commercially reasonable terms or defending its position. However, if Applied Materials is not able to negotiate the necessary licenses on commercially reasonable terms or successfully defend its position, Applied Materials' financial condition and results of operations could be materially and adversely affected.

 Applied Materials is exposed to various litigation risks.

   Applied Materials is currently involved in litigation regarding patent infringement, intellectual property rights, antitrust and other matters (see
Note 13 of Notes to Consolidated Financial Statements contained in Applied Materials' 1999 Annual Report incorporated by reference herein), and could become involved in additional legal proceedings or claims in the future. These proceedings and claims, whether with or without merit, could be time-consuming and expensive to defend, and could divert management's attention and resources. There can be no assurance regarding the outcome of current or future legal proceedings or claims.

 Applied Materials is exposed to exchange rate fluctuations.

   Significant operations of Applied Materials are conducted in foreign currencies, primarily Japanese yen. Applied Materials actively manages its exposure to changes in currency exchange rates, but there can be no assurance that future changes in currency exchange rates will not have a material and adverse effect on Applied Materials' financial condition or results of operations.

 Applied Materials is subject to risks from Year 2000 issues.

   The information provided herein is a "Year 2000 Readiness Disclosure" for purposes of the Year 2000 Information and Readiness Disclosure Act.

   Applied Materials established a Year 2000 Program Office to address Year 2000 issues through four key readiness programs. A brief description of the activities under these programs is as follows:

   Internal Infrastructure Readiness Program. This program encompassed all major categories of applications and hardware in use by Applied Materials. Under this program, Applied Materials completed an inventory of applications and information technology and non-information technology hardware, and categorized them as either "mission critical" or "non-mission critical" based upon certain factors, such as whether a failure of the application or hardware could cause personal injury or significant disruption to any portion of Applied Materials' business. All mission critical applications and hardware were tested and remediated as appropriate. To date, Applied Materials has not experienced any significant Year 2000 issues associated with its mission critical systems.

   Supplier Readiness Program. This program focused on minimizing two areas of risk associated with suppliers: (1) a supplier's product integrity; and (2) a supplier's ability to continue providing products and services in accordance with Applied Materials' standards and requirements. In addition to products and services from key suppliers that are used in manufacturing its products, Applied Materials relies on commercial or governmental suppliers for infrastructure-related services, including utilities, transportation, financial, governmental, communications and other services. As of February 23, 2000, Applied Materials has not been affected by the Year 2000 issue associated with these suppliers.

   Product Readiness Program. This program focused on identifying and resolving Year 2000 issues existing in Applied Materials' products. Among other activities, Applied Materials completed a Year 2000 readiness evaluation of its current generation of released products based on a series of industry-recognized testing scenarios and, as appropriate, addressed the Year 2000 issues associated with any component of its products. Unless otherwise requested by a customer, all products that shipped on or after January 1, 1999 were Year 2000 ready. As of February 23, 2000, Applied Materials was not aware of any significant Year 2000 issues directly related to a failure of its products to be Year 2000 ready.

   Customer Readiness Program. This program focused on customer support issues, including the coordination of retrofit activities for older generation products, testing existing customer electronic transaction capability and providing other services to Applied Materials' customers. This program also included establishing a Year 2000 Customer Response Center to support customers on and around January 1, 2000. This program will continue to make customer support teams available through Applied Materials' second fiscal quarter of 2000 to assist customers who have chosen not to upgrade Applied Materials' products or who experience any Year 2000 issues, including those associated with the leap year.

   Year 2000 Issues of Acquired Companies. During fiscal 1999, Applied Materials acquired Consilium, Inc. ("Consilium"), Obsidian, Inc. and Applied Komatsu Technology, Inc. For the most part, the Year 2000 programs of these companies were modeled after, or fully integrated into, Applied Materials' four key readiness programs. As of February 23, 2000, Applied Materials was not aware of any significant Year 2000 issues associated with any of these companies or their products. However, as a software company, Consilium is assisting customers in evaluating Year 2000 issues that may relate to Consilium's products, and will continue to assist its customers in their Year 2000 efforts after January 1, 2000.

   Estimated Costs. Applied Materials estimates that total Year 2000 costs will range from $30 million to $40 million, with $27 million spent as of October 31, 1999. This amount includes costs to support customer satisfaction programs and services and other internal costs, but does not include the cost of internal hardware and software that was to be replaced in the normal course of business but was accelerated because of Year 2000 capability concerns. The remaining costs are for customer support programs and program office management, which are planned to continue through Applied Materials' second fiscal quarter of 2000.

   Most Likely Worst-Case Scenario and Risks Associated with the Year 2000 Issue. The year 2000 is a leap year, and February 29, 2000 is a date frequently associated with the Year 2000 issue. In addition, some Year 2000 issues may not be discovered until well after January 1, 2000. Therefore, Applied Materials believes risks associated with the Year 2000 issue may continue to exist after January 1, 2000. Applied Materials believes its most likely worst-case scenarios after January 1, 2000 will relate to undiscovered problems associated with its products, due to the inability to anticipate every possible Year 2000 problem, or due to problems associated with the interaction between Applied Materials' products and its customers' applications. A failure in Applied Materials' products could result in claims against Applied Materials, increased warranty or service costs, or a delay or loss of revenue, any of which could materially and adversely affect Applied Materials' financial condition and results of operations. Finally, Applied Materials believes it has taken steps to identify and remediate Year 2000 issues under its various readiness programs. However, if efforts to identify and address Year 2000 issues in Applied Materials' products, customer and supply base, or infrastructure were not successful, including those issues associated with the leap year, Applied Materials may experience unanticipated problems that could materially and adversely affect its financial condition and results of operations.

Trends, Risks and Uncertainties Relating to Etec

 Etec's revenues and operating results may fluctuate significantly.

   Etec's operating results have historically fluctuated significantly from quarter to quarter and year to year. Its revenues in any quarter are highly dependent on a relatively small number of unit sales occurring during that quarter at relatively high prices. This causes unevenness in results of operations from quarter to quarter. For example, two system shipments planned for the second and third quarters of fiscal 1998 were delayed due to the failure of a critical subassembly and a problem in meeting a specification. In addition, customer acceptance of one system was delayed from just prior to the close of the quarter ended January 29, 2000 to two days after the close of the quarter. In each case, Etec instead recognized revenue for each of these systems in the next quarter. However, these delays caused Etec to miss its revenue and earnings plan for the second quarters of fiscal 1998 and fiscal 2000.

   Installing and integrating maskmaking equipment requires a substantial investment by a customer. In addition, Etec's systems typically have a lengthy sales cycle. Customers often require a significant number of product presentations and demonstrations. Substantial interaction with Etec's senior management is also required before reaching a sufficient level of confidence in a system's performance characteristics and compatibility with the customer's target applications to place an order. During the entire sales cycle, Etec may expend substantial funds and management time and effort with no assurance that a sale will result.

   Based on Etec's past experience, Etec believes that the following are among the principal factors that may cause fluctuations:

  . the timing of significant orders;

  . order cancellations and shipment reschedulings;

  . unanticipated delays in design, engineering or production or in customer acceptance of product shipments;

  . the cyclicality of the maskmaking and semiconductor industries;

  . the lengthy sales and production cycle for Etec's products; and

  . the mix of systems sold and the relative proportions of product revenues and service revenues.

   Other factors that could cause fluctuations include patterns of capital spending by Etec's customers, pricing changes, the timing of product announcements or introductions by Etec or its competitors, the availability of components and subassemblies, expenses associated with acquisitions, disruption in operations due to an earthquake or other natural disaster and exchange rate fluctuations.

   It generally takes Etec about six months to manufacture a system. Because Etec's backlog is relatively low compared to historical levels, Etec may start manufacturing a system before it has a firm order for that system. If the anticipated order does not materialize and Etec has no other customer who wants that system, Etec has inventory exposure. This risk is of particular concern to Etec due to the lengthy sales cycle required to obtain an order for a system and the costs already expended to manufacture each system.

   Given the extreme sensitivity of the securities markets to deviations from expected quarterly results, fluctuations in quarterly results such as those described above can result in high volatility of Etec's stock price.

 Etec's operating results are seriously affected by the cyclical nature of the maskmaking and semiconductor industries, as well as the capital spending decisions of customers.

   Etec's operating results depend on capital expenditures by maskmakers and semiconductor companies, which in turn depend on the current and anticipated demand for masks, integrated circuits made from masks, and products that use such integrated circuits. The overall semiconductor industry has been, and is likely to continue to be, cyclical with periods of oversupply. Etec experienced a significant downturn in demand for its products in fiscal 1999. Although Etec is optimistic that demand will improve as the semiconductor business improves, it is not certain that the level of demand will materially improve in fiscal 2000. Etec's ability to reduce expenses in response to a downturn is limited by the need for continued investment in research and development and in customer service and support. Previous downturns in capital investment by the maskmaking industry have materially hurt Etec's business. Future downturns may have similar material adverse effects. In addition, due to changes in semiconductor manufacturing technology, demand for maskmaking equipment has at times been depressed while demand for semiconductor devices has remained strong. A downturn in demand for maskmaking equipment would decrease Etec's revenues and adversely affect
Etec's financial results.

 Competitive pressures may cause Etec to lose potential sales or force it to reduce its prices, either of which would result in reduced revenues.

   The maskmaking equipment industry is highly competitive. Etec believes that the principal competitive factors in its industry are product performance, service, technical support, system price, speed, reliability, ease of upgrade and the customer's cost of ownership and production. To remain competitive, Etec believes that it must invest significant financial resources in new product development and in customer service and support centers worldwide.

   Etec currently competes worldwide with a number of U.S. and foreign manufacturers, including Hitachi, Ltd., Japan Electron Optical Laboratory, Ltd. ("JEOL"), Toshiba Corp., and Leica Microsystems, AG. Some of these competitors have substantially greater financial, manufacturing, marketing, and customer service and support capabilities than Etec does. In addition, some competitors have entered into strategic relationships or alliances with leading semiconductor manufacturers. In particular, Etec believes that Japanese competitors such as Hitachi and JEOL have long-standing collaborative relationships with Japanese and other Asian semiconductor manufacturers. Because of the significant investment required to install and integrate maskmaking equipment, Etec also believes that, at any particular site, a customer may rely upon a single maskmaking equipment vendor for multiple generations of equipment. This makes it difficult to achieve significant sales into that particular site once a competitor's system has been selected.

   Etec has felt some pricing pressures from its customers from time to time. These pressures will intensify if Etec's competitors are successful in introducing systems with improved performance over their current product offerings. Competitors may develop future generations of products that are superior in features, cost or other factors to Etec's product offerings. Development of a clearly superior competitive product for mask pattern generation would materially adversely affect Etec's business. In addition, potential customers who may not need all of the functionality and technical capability of Etec's systems may instead purchase lower priced systems from its competitors.

 Etec must develop new technologies, products and enhancements to respond to changes in its industry.

   Etec's business is characterized by rapid technological change and evolving industry standards. As a result, Etec must enhance its existing products and develop, manufacture and successfully introduce new products and upgrades with improved capabilities. Any significant delay in the development, manufacture or market acceptance of new products, or in the enhancement of existing products, would materially adversely affect Etec's business. Etec's Interconnect Products Group's DigiRite 2000 has not yet achieved market acceptance and that business continues to generate a loss. Etec's flat panel display testing product is still in the development stage. There can be no assurance that Etec will be successful in selecting, developing, manufacturing and marketing new technology, products or enhancements of its existing products.

   Changes in mask or semiconductor manufacturing processes could also adversely affect Etec's business. Etec anticipates continued development of product or process technologies that extend the useful lives of previously sold maskmaking tools. For example, Etec's sales were materially adversely affected for several years from the mid-1980s to the early 1990s due to the introduction of semiconductor manufacturing equipment that allowed semiconductor companies to manufacture several generations of smaller chips with older technology masks, thereby eliminating the need for new generations of masks. Etec could also lose business if a direct write technology is perfected that is not bound by the current limitations of that technology. There can be no assurance that Etec will be able to develop, manufacture and sell products that respond adequately to such changes. In addition, Etec may incur substantial unanticipated costs to ensure the functionality and reliability of its future product introductions early in the product's life cycle. If new products have reliability or quality problems, Etec may experience reduced orders, higher manufacturing costs, delays in collecting accounts receivable or additional service and warranty expenses.

   Etec obtains research and development funding from governmental and quasi-governmental agencies such as the Department of Defense Advanced Research Projects Agency and International SEMATECH for certain projects. Aggregate funding from all such sources amounted to $8.7 million, $6.1 million and $2.0 million in fiscal 1999, 1998 and 1997, respectively. These cooperative development contracts set technology milestones that Etec must meet by specified dates to receive the funding. If Etec is unable to meet the technology milestones necessary to secure funding under such contracts, its research and development expenses in fiscal 2000 will be higher than currently expected. This, in turn, would materially adversely affect Etec's financial results.

 The failure of any of Etec's sole source suppliers to provide components on a timely basis would harm Etec's business.

   Although Etec manufactures some of the components and subassemblies used in its systems, many of the components and subassemblies used in Etec's systems are purchased from subcontractors. None of Etec's suppliers is obligated to provide it with any specific quantity of components or subassemblies over any specific period. Most of the components and subassemblies included in Etec's products are obtained from a single supplier or a limited group of suppliers. In particular, Etec relies on sole-source suppliers for electron beam sources for its MEBES systems, high-voltage power supplies, certain lasers, lenses and other critical components. Etec has generally been able to obtain adequate, timely delivery of critical subassemblies and components, although it has experienced occasional delays. Any inability to obtain adequate, timely deliveries of subassemblies and components could prevent Etec from meeting scheduled shipment dates. This could damage relationships with Etec's current and prospective customers and, as a result, materially adversely affect Etec's business.

 Etec relies on a small number of customers who purchase systems sporadically, making the loss of any customer very harmful to Etec's business.

   Etec derives most of its annual revenue from the sale of a small number of systems and upgrades. The price of Etec's systems currently ranges from approximately $6 million to approximately $13 million for MEBES and ALTA systems, and from approximately $1 million to approximately $7 million for upgrades. In fiscal 1999, Etec sold a total of 17 new systems and one factory upgrade to 11 customers. In each of the last three fiscal years, at least one customer has accounted for more than 10 percent of Etec's revenue for the fiscal year. Etec expects that sales to relatively few customers will continue to account for a high percentage of its revenues in any accounting period in the foreseeable future.

   There are a relatively small number of potential customers worldwide for mask production systems. Product sales to Etec's ten largest customers accounted for approximately 75 percent, 79 percent and 73 percent of revenue in fiscal 1999, 1998 and 1997, respectively. Sales to the largest customer during each of those periods accounted for approximately 17 percent, 17 percent and 16 percent of total revenue, respectively. If Etec loses a customer's business due to customer dissatisfaction or competition, it is difficult to replace the revenue that had previously come from that customer, particularly in light of the long lead time required to obtain an order. The failure to replace such sales with sales to other customers in succeeding periods would have a material adverse effect on Etec's business. Additionally, a reduction in orders from any one customer or the cancellation or delay of any significant order could have a material adverse effect on Etec's business, financial condition and results of operations.

 Etec's sales could decline if customer relationships are disrupted by the merger.

   Etec's customers may not continue their current buying patterns during the pendency of, and following, the merger. Any significant delay or reduction in orders for Etec products could reduce revenues and hurt Etec's business. Customers may defer purchasing decisions as they evaluate the likelihood of successful integration of Applied Materials' and Etec's products and the combined company's future product strategy. Customers may also consider purchasing products of competitors.

 If the merger is not completed, Etec's stock price and future business and operations could be harmed.

   If the merger is not completed, Etec may be subject to the following material risks, among others:

  . Etec may be required to pay Applied Materials a termination fee of $54 million as described on page 58;

  . the option granted to Applied Materials by Etec may become exercisable and if exercised may make another business combination more difficult;

  . Applied Materials could require Etec to purchase the option or shares of Etec common stock that Applied Materials acquired under the option, resulting in additional costs to Etec;

  . the price of Etec common stock may decline to the extent that the current market price of Etec common stock reflects a market assumption that the merger will be completed; and

  . Etec's costs related to the merger, such as legal, accounting and some of the fees of its financial advisor, must be paid even if the merger is not completed.

   Further, if the merger is terminated and Etec's board of directors determines to seek another merger or business combination, it is not certain that it will be able to find a partner willing to pay an equivalent or more attractive price than that which would be paid in the proposed merger with Applied Materials. In addition, while the merger agreement is in effect and subject to limited exceptions described on page 54 of this proxy statement/prospectus, Etec is generally prohibited from soliciting, initiating or encouraging or entering into extraordinary transactions, such as a merger, sale of assets or other business combination, with any party other than Applied Materials.

 If either of Etec's manufacturing facilities is damaged by a natural disaster, system production would be delayed and manufacturing costs would increase.

   Etec conducts all of its manufacturing activities for its core products at its leased facilities in Hayward, California and Hillsboro, Oregon. Etec's Hayward campus, which includes the corporate headquarters, is located in a seismically active area. Although Etec maintains business interruption insurance, a major catastrophe (such as an earthquake or other natural disaster) at the Hayward or Hillsboro sites could result in a prolonged interruption of Etec's business. All of Etec's MEBES electron-beam systems are currently produced in Hayward, and all of its ALTA laser-beam systems are currently produced in Hillsboro. Through the completion of the facilities expansions in Oregon and California, Etec is now capable of producing MEBES and ALTA systems in either location. However, any change in production would cause delays and higher manufacturing costs.

 The cost of Etec's new facilities will adversely affect gross margins.

   In fiscal 1999, Etec completed a new manufacturing facility in Hillsboro, Oregon and expanded its manufacturing facility in Hayward, California. The additional cost of these two new facilities increased Etec's manufacturing costs beginning in the fourth quarter of fiscal 1999. The production capacities of these two facilities are not fully utilized. Accordingly, the fixed costs of the excess capacity are expected to adversely impact gross margins in fiscal 2000. There can be no assurance that the capacity utilization will ever be adequate to offset these costs fully.

 If Etec cannot successfully integrate acquired businesses, its business and financial results will suffer.

   Etec's business strategy includes expanding its product lines and markets through acquisitions. Any acquisition may result in potentially dilutive issuances of equity securities, the incurrence of debt and contingent liabilities, potential reductions in income due to losses incurred by the acquired business, and amortization expense related to intangible assets acquired, any of which could materially adversely affect Etec's financial condition and results of operations.

   In March 1997, Etec acquired Ebetech Electron Beam Technology GmbH, renamed Etec EBT. This subsidiary (which is part of the Display Products Group) is engaged in the development of focused electron-beam test systems for flat panel displays. These products are currently in the preliminary development and marketing stage, and there can be no assurance that Etec will be able to introduce them successfully into the market.

   In February 1996, Etec acquired Polyscan, Inc., a development-stage company based in Tucson, Arizona, that designs and develops laser direct imaging systems for printed circuit boards. Polyscan, Inc. has subsequently been merged into Etec's operations and has become Etec's Interconnect Products Group ("IPG"). IPG recognized revenue on one system in fiscal 1998 and four systems in fiscal 1999, and this business unit has incurred losses since its inception. Etec expects that IPG will continue to incur losses for the foreseeable future. Etec has never operated in the market segments targeted by IPG.

   There can be no assurance that Etec will be able to integrate IPG successfully into its current business operations or will be able to integrate the technology into Etec's product development strategy or to manufacture, market and sell its products successfully, or that its business will ever become profitable. There can be no assurance of the effect of any future acquisition on Etec's business or operating results.

 Etec is subject to a number of risks associated with international sales and operations.

   Sales to Etec's customers in countries other than the United States accounted for 62 percent, 74 percent, and 72 percent of revenues in fiscal 1999, 1998 and 1997, respectively. Etec anticipates that international sales will continue to account for a significant portion of its revenues for the foreseeable future. Sales and operations outside of the United States are subject to certain inherent risks. These risks include:

  . fluctuations in the value of the U.S. dollar relative to foreign currencies;

  . longer accounts receivable collection cycles;

  . tariffs, quotas, taxes and other market barriers;

  . political and economic instability;

  . restrictions on the export or import of technology;

  . potentially limited intellectual property protection;

  . difficulties in staffing and managing international operations; and

  . potentially adverse tax consequences.

   Any of these factors could adversely affect Etec's business. In particular, although Etec's international sales are primarily denominated in U.S. dollars, currency exchange fluctuations in countries where it does business, such as those experienced recently in certain Asian countries, could materially adversely affect Etec's business.

   Some of Etec's products may not be sold outside of the United States except pursuant to an export license from the United States Department of Commerce. Etec has not experienced significant delays in obtaining such licenses, but future sales could be subject to delay due to export license or other regulatory requirements.

 Etec is subject to governmental regulations and must comply with industry standards.

   Etec is subject to a variety of governmental regulations relating to the use, storage, discharge, handling, emission, generation, manufacture and disposal of toxic or other hazardous substances. In addition, Etec is subject to certain packaging and take-back packaging requirements in Europe. Etec believes that it is currently in compliance in all material respects with such regulations and that it has obtained or will obtain all material environmental permits necessary to conduct its business. Nevertheless, if Etec fails to comply with current or future regulations, substantial fines could be imposed on Etec. It also might be forced to suspend production, to alter its manufacturing process or to cease operations. Such regulations could also require Etec to acquire expensive remediation or abatement equipment or incur substantial expenses to comply with environmental regulations. Any failure by Etec to control the use, disposal, or storage of, or adequately restrict the discharge of, hazardous or toxic substances could subject Etec to significant liabilities.

   Etec's products and worldwide operations are also subject to numerous governmental regulations designed to protect the health and safety of operators of manufacturing equipment. Etec believes that its products currently comply with all material governmental health and safety regulations and with the voluntary industry standards currently in effect. In part because the scope of future regulations and standards cannot be predicted, there can be no assurance that Etec will be able to comply with any future regulations or industry standards. Noncompliance could result in governmental restrictions on sales or reductions in customer acceptance of Etec products. Compliance may also require significant product modifications, potentially resulting in increased costs and impaired product performance.

 Etec may need to raise additional capital in the future, and it may not be available.

   The development, manufacture and marketing of pattern generation systems are highly capital intensive. Etec has budgeted approximately $29 million of capital expenditures in fiscal 2000, with other assets to be financed under operating leases. Etec expects that its anticipated cash flow from operations, existing cash balances and availability under its revolving credit facility will satisfy its cash requirements for at least the next 12 months. To the extent that such cash resources are insufficient to fund its activities, Etec would need to raise additional funds. There can be no assurance that Etec could obtain additional financing on reasonable terms or at all. If additional capital is raised through the sale of equity or convertible debt securities, dilution to Etec stockholders could occur.

 Etec may have to defend against intellectual property litigation, which could be costly and detrimental to its business.

   Semiconductor-related industries have experienced substantial litigation regarding patent and other intellectual property rights. As is typical in the industry, Etec has from time to time received, and may in the future receive, communications from third parties alleging infringements of patents and other intellectual property rights. In the future, protracted litigation may be necessary to defend Etec against alleged infringement of others' rights. Any such litigation, even if Etec is ultimately successful in its defense, could result in substantial cost and diversion of time and effort by management. This in and of itself could have a material adverse effect on Etec's business, financial condition and results of operations. Further, adverse determinations in such litigation could result in Etec's loss of proprietary rights, subject Etec to significant liabilities (including treble damages under certain circumstances), require Etec to seek licenses from third parties, or prevent Etec from manufacturing or selling its systems.

   In January 2000, a declaratory judgment action was brought by Micronic Laser Systems Inc., a company that is developing a laser mask writing tool to compete with Etec's ALTA systems. The suit asked that a key patent owned by Etec related to laser mask writing be declared either invalid or inapplicable to Micronic tools. If Micronic were to be successful in the litigation, it would be able to complete its development of a competitive product without worrying about Etec's patent.

   The Lemelson Foundation has filed a suit against numerous semiconductor manufacturers, claiming patent infringement of a number of basic U.S. patents granted to Jerome Lemelson over many years. Some of these semiconductor companies, and the attorneys for the Lemelson Foundation, have also contacted semiconductor equipment companies and commercial maskmaking companies, claiming potential liability for infringement of these same patents. Etec, in turn, has been contacted by two of its customers, notifying it of the fact that they have received claims and claiming that Etec may have responsibility for indemnifying them under the terms of Etec's sales contracts with the customers. Etec has reached a settlement with one customer, and believes that it will be able to settle with the other customer on reasonable terms, without any material adverse effect on Etec's business. However, there can be no assurance that Etec will be able to do so, and the costs of a lengthy litigation, or a judgment in which Etec is found liable, could have a material adverse effect on Etec's business. In addition, Etec may receive similar claims for indemnity from other U.S. customers who are pursued by the Lemelson Foundation.

 Etec depends on its key employees to keep its business running smoothly.

   Etec's future operating results will depend significantly upon the continued contributions of its officers and key management, engineering, manufacturing, customer support and sales personnel, many of whom would be difficult to replace. Etec does not have an employment agreement with any of its employees, nor does it maintain key person life insurance with respect to any employee. The loss of any key employee could have a material adverse effect on Etec's business. Etec's employees are currently required to enter into a confidentiality agreement as a condition of their employment. However, these agreements do not expressly prohibit the employees from competing with Etec after leaving. Some of Etec's former employees currently provide services or technical support to Etec's customers or for its competitors. Etec's operating results will depend in significant part upon its ability to attract and retain qualified management, engineering, manufacturing, marketing, customer support and sales personnel. Competition for such personnel is intense, and there can be no assurance that Etec will be successful in attracting and retaining such personnel. The failure to attract and retain such personnel could have a material adverse effect on Etec's business.

 Etec's Year 2000 readiness disclosure.

   Etec established a formal project with a project office and project team to address the Year 2000 issue and achieve Year 2000 (Y2K) Readiness. Etec chose the U.S. Government Accounting Office ("GAO") Program Management Model, as modified, to manage and measure its progress. The project focused on four key readiness areas:

  1. Product readiness, addressing product functionality;

  2. Supplier readiness, addressing the preparedness of Etec's suppliers;

  3. Internal infrastructure readiness, addressing mission-critical internal information technology ("IT") and non-IT systems; and

  4. Customer readiness, addressing customer preparedness and Etec's customer support.

   For each readiness area, Etec systematically performed an enterprise-wide risk assessment, implementing the GAO Program Management Model as a project, and developing contingency plans to mitigate unknown risk. Etec also communicated with its customers, suppliers, employees and other third-party business partners to reinforce awareness and to inform them of its progress toward Year 2000 Readiness. Etec did this through a variety of media. Etec's Y2K web site provided a comprehensive report on its efforts, the status of product testing and validation, and field implementation. As defined by Etec's Y2K Project, Etec completed the Awareness and Assessment phases, representing 40 percent of the project effort, the Renovation phase, representing 10 percent of the project effort and the implementation phase, representing 50 percent of the project effort. Etec engaged a third party who assessed the comprehensiveness of Etec's Y2K effort and schedule.

   Product Readiness: A comprehensive set of tests was used to test all of Etec's products. This process provided a complete assessment of potential Y2K impacts and precluded inefficient use of resources that would result from the performance of individual customer test suites. Etec performed its testing in accordance with International SEMATECH Year 2000 Test Scenarios guidelines. All of Etec's products completed the renovation and validation phases and field upgrades were released. Etec installed these upgrades in its customers' systems through its standard Service Update Plan Process. The upgrade schedule was determined by customer requirements. Etec will offer all of its customers the opportunity to install this upgrade for any problems through the first calendar quarter of 2000. No problems have been reported by customers through February 23, 2000.

   Supplier Readiness: This aspect of the program focused on minimizing risk associated with Etec's suppliers in two areas: first, the supplier's capability to provide Y2K compliant products and second, the supplier's business capability to continue to provide the required products and services. Etec used the International SEMATECH Year 2000 Readiness Supplier Questionnaire as an aid in assessing risk. A supplier action list and contingency plans were developed based upon this assessment. No problems with suppliers have been experienced through February 23, 2000.

   Internal Infrastructure Readiness: Etec has completed an assessment of its IT and non-IT applications and its business processes. All applications and processes have already been made Y2K compliant.

   Cost: Etec estimated that the total Y2K project costs would range from $5 million to $8 million. Approximately 90 percent of the projected costs has been incurred through October 31, 1999, with the remainder expected to be spent over the two fiscal quarters ended January 31, 2000 and April 30, 2000. There can be no assurance that this estimate will be sufficient or that actual costs will not differ materially from the current estimate.

   Worst-Case Scenario: Etec believes that its most reasonably likely worst-case scenario would be the failure of services, supplies or products provided by third parties. As Etec has little or no control over remediating the Y2K problems of third parties such as utilities, telecommunication providers, computer system and software suppliers, the risks are relatively more difficult to assess than with the Etec's internal systems or its products. Third party failures could disrupt Etec's operations and could have a material adverse effect on its financial condition. Etec is not in a position to identify all possible scenarios, nor can it estimate the impact of such disruptions. However, no such problems have been experienced through February 23, 2000.

   Various disclosures and announcements of Etec concerning its products and Y2K Readiness Program are intended to constitute "Year 2000 Readiness Disclosures" as defined in the Year 2000 Information and Readiness Disclosure Act.

 Etec's stock price is subject to significant fluctuations.

   Since Etec's initial public offering in October 1995, the price of Etec Common Stock has fluctuated widely, with closing sales prices on the Nasdaq National Market ranging from $7.65 to $118.56. Etec believes that factors such as the risks described herein or other factors could cause the price of its Common Stock to fluctuate, perhaps substantially. In addition, in recent years the stock market in general, and the market for high technology stocks in particular, has experienced extreme price fluctuations, which have often been unrelated to the operating performance of the affected companies. Such fluctuations could adversely affect the market price of Etec Common Stock.

 Effects of recent accounting pronouncements on Etec.

   In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("SFAS 133"). SFAS 133 establishes a new model for accounting for derivatives and hedging activities and supersedes and amends a number of existing accounting standards. SFAS 133 requires that all derivatives be recognized in the balance sheet at their fair market value, and the corresponding gains or losses be either reported in the statement of operations or as a deferred item depending on the type of hedge relationship that exists with respect to such derivative. SFAS No. 137, "Accounting for Derivative Instruments and Hedging Activities--Deferral of Effective Date of FASB Statement No. 133", is effective for all fiscal quarters and years beginning after June 15, 2000. Etec has not yet determined the effect of adopting SFAS 133, which will be effective for Etec's fiscal year 2001.

                                 THE COMPANIES

Applied Materials

   Organized in 1967, Applied Materials develops, manufactures, markets and services semiconductor wafer fabrication equipment and related spare parts for the worldwide semiconductor industry. Customers for these products include semiconductor wafer manufacturers and semiconductor integrated circuit ("IC" or chip) manufacturers, who either use the ICs they manufacture in their own products or sell them to other companies. These ICs are the key components in most advanced electronic products such as computers, telecommunications devices, automotive engine management systems and electronic games.

   During fiscal 1999, Applied Materials purchased the remaining 50 percent of Applied Komatsu Technology, Inc. ("AKT") that it did not previously own. AKT supplies equipment for fabricating flat panel displays ("FPDs") that are used in notebook PCs, desktop monitors, TVs and other applications. Applied Materials also acquired Consilium, a supplier of integrated semiconductor and electronics manufacturing execution systems and services, and Obsidian, Inc., a developer of fixed-abrasive chemical mechanical polishing solutions for the semiconductor industry.

   Applied Materials was incorporated in California in 1967 and reincorporated in Delaware in April 1987.

   Products. Applied Materials currently manufactures equipment that performs most of the primary steps in the chip fabrication process, including physical and chemical deposition electroplating, etch, ion implantation, rapid thermal processing, chemical mechanical polishing, metrology and wafer/reticle inspection.

   Facilities. In addition to corporate facilities in Santa Clara, California, Applied Materials maintains research, development and manufacturing centers in the United States, Israel, Europe and Japan, as well as technology centers in South Korea and Taiwan. To support a growing worldwide customer base, sales and service offices are located in the United States, Europe, Israel, Japan, South Korea, Taiwan, Singapore and the People's Republic of China.

Merger Sub

   Merger Sub is a wholly-owned subsidiary of Applied Materials incorporated on December 28, 1999 in the State of Nevada. Merger Sub has not engaged in any operations and exists solely to facilitate the merger.

Etec

   Etec designs, manufactures and markets patterning solutions that enable the production of the faster, smaller and cheaper semiconductor chips and printed circuit boards necessary for today's electronics. With a significant market share for semiconductor IC mask pattern generation ("PG") equipment--equipment that makes semiconductor masks--Etec is widely recognized for its expertise with laser and electron-beam PG technologies. Etec is also leveraging semiconductor solutions into the printed circuit board ("PCB") industry with laser direct imaging technology. Etec's products consist of electron beam and laser beam lithography systems. Etec sells these maskmaking systems through its Semiconductor Products Group, offers its direct imaging systems to PCB manufacturers through its Interconnect Products Group, and has begun marketing its flat panel display testing product through its Display Products Group. The company's systems are designed to provide a low cost of production for the customer through high performance, reliability and ease of maintenance.

   Etec is the only maskmaking equipment manufacturer currently offering both electron beam and laser beam systems. The different characteristics of electron beam and laser beam systems address different segments of the mask pattern generation market. Electron beam systems have a much smaller beam spot size than laser beam systems and are best suited for leading-edge market segments that require the highest resolution and accuracy. The primary advantage of laser beam systems is their relative simplicity and higher throughput compared to electron beam systems.

   Incorporated in 1989 under the laws of Nevada, Etec is headquartered in Hayward, California.

   MEBES Electron Beam Systems. The MEBES electron beam products are designed to meet the most technically demanding, leading-edge requirements of Etec's customers. Over 175 MEBES systems have been produced, of which at least 120 were still in service as of October 31, 1999. MEBES systems currently sell for approximately $6 million to $13 million. Etec's latest electron beam system, the MEBES 5500 system, was introduced in July 1999. This system delivers higher productivity and finer resolution needed to produce newer, smaller generations of semiconductor chips (0.18-micron production and 0.13-micron pilot production). No MEBES 5500 systems shipped in fiscal 1999. The previous generation MEBES 5000 first shipped in June 1998. The 5000 system allows pilot production of complex masks for 0.18-micron devices. The throughput of the MEBES 5000 is as much as eight times faster than its predecessor, the MEBES 4500.

   ALTA Laser Beam Systems. Etec currently offers a family of scanned laser beam maskmaking systems. Compared to MEBES products, the ALTA line of products offers lower cost for higher production volume with less technically demanding specifications. Etec commenced shipment of the ALTA 3500 system in October 1997. The ALTA 3500 is designed for the production of masks for the 0.25-micron generation of semiconductor devices. It currently sells for approximately $10 million.

   Upgrades and Accessories. Etec sells a variety of hardware and software packages that are designed to enhance previously installed systems. These include packages that improve performance, throughput and reliability. Upgrades typically range in price from approximately $1 million to approximately $7 million, and accessories are typically priced at less than $1 million. From time to time, Etec also repurchases, refurbishes, and resells a limited number of systems.

   New Product Areas. Etec is in the initial stages of establishing its Interconnect Products Group ("IPG") product in the PCB industry. The DigiRite 2000 system, which first shipped in March 1998, allows a PCB manufacturer to transfer computer-generated patterns directly to printed circuit boards, significantly reducing the intermediate steps associated with printing patterns on masks. This allows the manufacturer to print more complex patterns, eliminate set-up time, and reduce cost for low-volume, high-complexity advanced PCB products. In fiscal 1999, revenue from IPG products was less than $3 million. Etec also is developing focused electron-beam test systems for flat panel displays through its Display Products Group. These products are currently in the development stage. There can be no assurance that Etec will be able to introduce them successfully into the market.

   Customers. Etec's Semiconductor Products Group customers include both captive and merchant mask shops. Captive mask shops are owned by semiconductor chip manufacturing companies and are generally used for internal production of masks by such companies for their own use. Merchant mask shops make and sell masks to a variety of semiconductor chip manufacturing companies. Etec derives most of its annual revenue from the sale of a small number of systems and upgrades. In fiscal 1999, Etec sold a total of 17 new systems and one upgrade to 11 customers. In each of the last three fiscal years, at least one customer has accounted for more than 10 percent of Etec's revenue for the fiscal year. Etec expects that sales to relatively few customers will continue to account for a high percentage of Etec's revenues in any accounting period in the foreseeable future.

   Marketing and Distribution. Etec markets and distributes its products directly into its primary geographic markets, which consist of North America, Japan, South Korea, Taiwan and Europe. Etec maintains sales offices in Arizona, California, Japan, Germany, South Korea and Taiwan. Etec also uses sales representatives for certain products in Taiwan and Europe.

                    THE SPECIAL MEETING OF ETEC STOCKHOLDERS

Date, Time and Place

   The special meeting of Etec stockholders will be held on March 29, 2000, at the principal executive offices of Etec located at 26460 Corporate Avenue, Hayward, California, commencing at 10:00 a.m. local time. We are sending this proxy statement/prospectus to you in connection with the solicitation of proxies by the Etec board of directors for use at the Etec special meeting and any adjournments or postponements of the special meeting.

Purpose of the Special Meeting

   The purpose of the special meeting is to consider and vote upon a proposal to approve the merger agreement.

Recommendation of the Etec Board of Directors

   THE ETEC BOARD OF DIRECTORS HAS CONCLUDED THAT THE PROPOSAL TO APPROVE THE MERGER AGREEMENT IS ADVISABLE AND IN THE BEST INTERESTS OF ETEC AND ITS STOCKHOLDERS AND HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT. ACCORDINGLY, THE ETEC BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT ALL ETEC STOCKHOLDERS VOTE "FOR" THE APPROVAL OF THE MERGER AGREEMENT.

Record Date and Voting Power

   Only holders of record of Etec common stock at the close of business on the record date, February 23, 2000, are entitled to notice of, and to vote at, the special meeting. There were approximately 192 holders of record of Etec common stock at the close of business on the record date, with 22,271,632 shares of Etec common stock issued and outstanding. Each share of Etec common stock entitles the holder thereof to one vote on each matter submitted for stockholder approval. See "Management and Other Information--Beneficial Ownership of Etec Shares" for information regarding persons known to the management of Etec to be the beneficial owners of more than 5 percent of the outstanding shares of Etec common stock.

Voting and Revocation of Proxies

   All properly executed proxies that are not revoked will be voted at the special meeting and at any adjournments or postponements of the special meeting in accordance with the instructions contained in the proxy. However, if the special meeting is adjourned to a date after May 28, 2000, a new record date will be set by the board of directors of Etec and a new notice of the special meeting will be sent to persons who hold shares of Etec's common stock as of the new record date.

   If a holder of Etec common stock executes and returns a proxy and does not specify otherwise, the shares represented by the proxy will be voted "FOR" approval of the merger agreement in accordance with the recommendation of the Etec board of directors. An Etec stockholder who has executed and returned a proxy may revoke it at any time before it is voted at the special meeting by:
(a) executing and returning to Etec's Secretary a proxy bearing a later date, or (b) filing or transmitting to Etec's Secretary another instrument or transmission revoking the proxy. In order to change his or her vote, an Etec stockholder may either submit a duly executed proxy bearing a later date or attend the meeting and vote in person after properly revoking any proxy that was previously submitted.

Quorum; Required Vote

   The presence, in person or by proxy, at the special meeting of the holders of a majority of the shares of Etec common stock outstanding as of the close of business on the record date is necessary to constitute a

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

quorum at the meeting. For this purpose, abstentions will count toward establishment of a quorum. The affirmative vote of the holders of a majority of the shares of Etec common stock outstanding as of the record date is required to approve the merger agreement. In determining whether the proposal to approve the merger agreement has received the requisite number of affirmative votes, abstentions and broker non-votes will have the same effect as a vote against the proposal to approve the merger agreement.

   At the record date for the special meeting, the directors and executive officers of Etec owned approximately 0.8 percent of the outstanding shares of Etec common stock entitled to vote at the meeting. Stephen E. Cooper (also an executive officer of Etec), Edward L. Gelbach, John B. McBennett, William Ryan (also an executive officer of Etec), William T. Siegle, Takeshi (John) Suzuki, Thomas M. Trent and Robert L. Wehrli, directors of Etec, and William D. Snyder, Paul A. Warkentin, William D. Cole, Trisha A. Dohren, Mark A. Gesley, Leslie G. Polgar and W. Russell Wayman, executive officers of Etec, have each entered into a voting agreement with Applied Materials dated January 12, 2000. They have agreed in the voting agreements to vote all shares of Etec common stock owned by them as of the record date in favor of the proposal to approve the merger agreement. They also granted Applied Materials irrevocable proxies to vote their shares of Etec common stock in favor of the proposal to approve the merger agreement. Approximately 188,046 shares of Etec common stock, which represents approximately 0.8 percent of the outstanding shares of Etec common stock as of the record date, are subject to the voting agreements. See "Voting Agreements."

Solicitation of Proxies

   In addition to solicitation by mail, the directors, officers, employees and agents of Etec may solicit proxies from Etec stockholders by personal interview, telephone, telegram or otherwise. Etec will bear the costs of the solicitation of proxies from its stockholders, except that Applied Materials and Etec will each pay one-half of the cost of printing this proxy statement/prospectus. Arrangements will also be made with brokerage firms and other custodians, nominees and fiduciaries who are record holders of Etec common stock for the forwarding of solicitation materials to the beneficial owners of Etec common stock. Etec will reimburse these brokers, custodians, nominees and fiduciaries for the reasonable out-of-pocket expenses they incur in connection with forwarding solicitation materials. Etec has engaged the services of Morrow & Co., Inc. to distribute proxy solicitation materials to brokers, banks and other nominees and to assist in the solicitation of proxies from Etec stockholders for a fee of approximately $7,500 plus reasonable out-of-pocket expenses.

Other Matters

   No other matters may be brought before the special meeting by anyone other than the Etec board of directors. At the date of this proxy statement/prospectus, the Etec board of directors does not know of any business that it will present at the special meeting other than as set forth in the notice accompanying this proxy statement/prospectus. If any other matter should properly be brought before the special meeting by the Etec board of directors, it is intended that a supplement or amendment to this proxy statement/prospectus describing the matter will be sent to all Etec stockholders entitled to vote.

Stockholder Proposals for the Etec 2000 Annual Meeting

   If the merger is not completed, proposals of stockholders of Etec that are intended to be presented by such stockholders at Etec's 2000 Annual Meeting and that the stockholders desire to have included in Etec's proxy statement must be received by the Secretary of Etec no later than July 1, 2000 in order that they may be considered for possible inclusion in Etec's proxy statement and form of proxy relating to that meeting.

   With respect to stockholder proposals that are not sought to be included in Etec's proxy statement and form of proxy relating to the 2000 Annual Meeting, Etec's bylaws require that advance notice of such proposals be given to Etec no later than August 30, 2000. Under Etec's bylaws, in order to be deemed properly presented, notice must be delivered to, or mailed and received by, Etec not less than 60 days prior to the first anniversary of the day on which notice of the prior year's annual meeting was mailed to stockholders. The stockholder's notice must set forth, as to each proposed matter: (a) a brief description of the business and reason for conducting such business at the meeting; (b) the name and address of the stockholder proposing such business;
(c) a lawful representation that the stockholder is entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to present the matter; (d) any material interest of the stockholder in such business; and
(e) such other information with respect to such matter as would be required in a proxy statement soliciting proxies regarding such matter. The presiding officer of the meeting may refuse to acknowledge any matter not made in compliance with the foregoing procedure. Proposals received after August 30, 2000 will not be eligible to be raised or voted upon at the meeting.

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

                                   THE MERGER

General Description of the Merger

   At the effective time, Merger Sub will be merged with and into Etec. Etec will be the surviving corporation and will continue as a wholly-owned subsidiary of Applied Materials. In the merger, each share of Etec common stock outstanding at the effective time will automatically be converted into 0.649 of a share of Applied Materials common stock (or 1.298 shares of Applied Materials common stock after the exchange ratio is adjusted to reflect the 100 percent stock dividend being distributed by Applied Materials to its stockholders on or about March 15, 2000), with cash paid for any fractional share.

   Based on the number of shares of Applied Materials common stock and Etec common stock outstanding as of the record date, approximately 14,454,289 shares of Applied Materials common stock (or 28,908,578 shares of Applied Materials common stock after the exchange ratio is adjusted to reflect the 100 percent stock dividend being distributed by Applied Materials to its stockholders on or about March 15, 2000) will be issuable pursuant to the merger agreement, representing approximately 3.6 percent of the total Applied Materials common stock to be outstanding after such issuance. Options and warrants to purchase an aggregate of approximately 1,829,881 additional shares (or 3,659,762 additional shares after the exchange ratio is adjusted to reflect the 100 percent stock dividend being distributed by Applied Materials to its stockholders on or about March 15, 2000) of Applied Materials common stock (based on 2,819,540 shares of Etec common stock subject to outstanding Etec stock options and warrants as of February 23, 2000) will be assumed by Applied Materials in the merger. This assumes that no Etec or Applied Materials stock options are exercised between the record date and the effective time.

Background

   The terms and conditions of the merger agreement and the merger are the result of arm's length negotiations between representatives of Applied Materials and representatives of Etec. Set forth below is a summary of the background of these negotiations.

   Applied Materials and Etec have been familiar with each other's businesses for many years. Senior executives of the two companies have encountered one another in a variety of business and industry settings in previous years.

   On November 16, 1998 and July 19, 1999, the two companies entered into two agreements under which they agreed to cooperate in the development of certain technology. In connection with these agreements, senior management of the companies met periodically thereafter.

   In early June 1999, Applied Materials' New Business Development department prepared an assessment of Etec's business, On June 18, 1999, Kalman Kaufman, Applied Materials' Vice President of Strategic Planning and New Business Development, and Nancy H. Handel, Applied Materials' Vice President, Global Finance and Treasurer, presented this assessment to certain members of Applied Materials' senior management, including: James C. Morgan, Chairman and Chief Executive Officer; Dan Maydan, President; Joseph R. Bronson, Senior Vice President, Chief Financial Officer and Chief Administrative Officer, Office of the President; Sasson Somekh, Senior Vice President, Office of the President; David N.K. Wang, Senior Vice President, Office of the President; and Joseph J. Sweeney, Vice President, Legal Affairs and Intellectual Property. Several issues and specific action items were identified for follow-up to further assess Etec, Etec's business and its prospects, and the benefits and risks associated with Applied Materials' potential entry into the mask pattern generation equipment market through a strategic relationship with Etec.

   On July 19, 1999, Stephen Cooper, the Chairman of the Board and Chief Executive Officer of Etec, met with Sasson Somekh, Joseph R. Bronson and Kalman Kaufman. In the course of discussions about the two companies' cooperative development efforts, the possibility of a merger transaction between the two companies was briefly mentioned.

   On July 27, 1999, Stephen Cooper phoned Kalman Kaufman and said that, while Etec was interested in an expanded technology relationship, it did not believe that an acquisition was in the Etec stockholders' best interests at that time.

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

   On August 24, 1999, Stephen Cooper, Kalman Kaufman and Joseph R. Bronson held a meeting in which the representatives of Applied Materials expressed an interest in exploring the possibility of a merger transaction involving Etec and Applied Materials. Mr. Cooper agreed to discuss the matter with the Etec board of directors at a meeting scheduled for August 31, 1999.

   During August 1999, Morgan Stanley & Co. Incorporated was orally engaged by Applied Materials to advise Applied Materials on various topics related to a possible transaction with Etec. The engagement of Morgan Stanley was subsequently confirmed in writing by an engagement letter dated November 30, 1999. Also during August 1999, Goldman Sachs was orally engaged by Etec to advise Etec on various topics related to a possible transaction with Applied Materials. The engagement of Goldman Sachs was subsequently confirmed in writing by an engagement letter dated October 1, 1999.

   The board of directors of Etec discussed a potential strategic relationship between Applied Materials and Etec at the Etec board meeting on August 31, 1999. At the meeting, Goldman Sachs, Etec's financial advisor, presented a preliminary analysis of Etec's valuation to the Etec board. The Etec board agreed with Stephen Cooper's initial assessment that a merger transaction was probably not appropriate at that time. However, Mr. Cooper also informed the Etec board that he would continue to hold discussions with Applied Materials' management to explore possible business synergies between the two companies.

   On September 1, 1999, Stephen Cooper called Kalman Kaufman and informed him of the Etec board's position that a merger transaction was probably not appropriate at that time. Nevertheless, Mr. Cooper also agreed to meet again with Applied Materials' management to consider potential business synergies between the two companies.

   On September 7, 1999, as part of the ongoing contacts between the two companies' senior management, Joseph R. Bronson, Sasson Somekh and Kalman Kaufman met with Stephen Cooper for dinner. At this meeting, they discussed issues of common interest, including the possibility of a merger transaction involving the two companies and the potential business synergies of such a transaction.

   Executives of Applied Materials and Etec met again on September 8, 1999. Prior to the meeting, Applied Materials and Etec entered into a mutual standstill and confidentiality agreement. At the meeting, there were several presentations by key Etec technologists. In addition, Stephen Cooper presented to Sasson Somekh and Dan Maydan his view of Etec's prospects and its technology and competitive position within the mask pattern generation market. Mr. Cooper indicated his belief that the value of Etec, in consideration of various factors, including Etec's technology, its market position and the expected growth in demand for its products, was significantly higher than the current trading price for Etec's common stock.

   On September 10, 1999, Kalman Kaufman and Nancy H. Handel presented information on the potential merger transaction to the Applied Materials board of directors. This information included market analysis provided by Morgan Stanley to assess Etec's market value and a summary of Etec's recent financial performance. These presentations were made for the purpose of providing information to the Applied Materials board and not for the purpose of seeking its approval of a specific transaction. The Applied Materials board of directors discussed the possible synergies of combining Applied Materials with Etec and the possible benefits and risks to Applied Materials of such a combination.

   On September 13, 1999, Applied Materials made a non-binding proposal to Etec regarding a possible stock-for-stock merger transaction involving Etec and Applied Materials. This proposal included, among other terms, a proposed exchange ratio of 0.8175 of a share of Applied Materials stock for each share of Etec stock (which has not been adjusted to reflect the 100 percent stock dividend to be distributed by Applied Materials to its stockholders on or about March 15, 2000). The closing price of Applied Materials' stock on September 13, 1999 was $76.00 and the closing price of Etec's stock on that date was $42.00. The terms of this proposal implied an Etec stock price of $62.13 (determined by multiplying $76.00 by 0.8175) and an implied valuation of Etec of approximately $1.36 billion. On that same day, the Etec board of directors discussed the proposal and determined that, in view of the disparity between Etec's view of the potential long-term value of Etec and Applied Materials' view of Etec's value, further discussions between the two companies would not be productive at that time.

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

   On September 14, 1999, Stephen Cooper relayed the Etec board's decision in separate telephone conversations with Joseph R. Bronson and Kalman Kaufman, and discussions regarding a potential merger were discontinued.

   On October 27, 1999, representatives of Goldman Sachs and Stephen Cooper spoke by telephone about re-commencing discussions concerning a potential merger involving Applied Materials and Etec. Stephen Cooper indicated that Etec would be interested in re-commencing discussions with Applied Materials as a result of a number of changes in circumstances, including the large increase in the price of Applied Materials' stock since the previous discontinuation of discussions, the expected successful completion of Etec's fiscal 2000 first quarter and the improving outlook for the maskmaking industry.

   On November 16, 1999, representatives of Goldman Sachs spoke with Joseph R. Bronson about Etec's interest in reviving discussions with Applied Materials. Kalman Kaufman then called Stephen Cooper to set up a meeting.

   On November 19, 1999, representatives of Goldman Sachs informed Stephen Cooper that Goldman Sachs had received an indication from Applied Materials that it was interested in re-commencing discussions with Etec concerning a possible merger. On the same day, Morgan Stanley provided Applied Materials with an updated market analysis to assess Etec's market value and with a summary of Etec's recent financial performance.

   On November 22, 1999, Joseph R. Bronson and Kalman Kaufman of Applied Materials spoke by telephone with Stephen Cooper of Etec regarding the terms of a possible merger.

   On December 7, 1999, Joseph R. Bronson advised certain members of Applied Materials' board of directors of the current status of the discussions between Etec and Applied Materials.

   On December 10, 1999, a scheduled meeting occurred between Joseph R. Bronson and Kalman Kaufman of Applied Materials and Stephen Cooper of Etec. The representatives of the two companies decided that, subject to a number of significant contingencies, including approval by both companies' boards of directors and receipt of fairness opinions from their respective investment bankers, as well as completion of due diligence, and agreement on various open issues, the two companies would proceed towards negotiation and execution of a merger agreement. Based on the changes in circumstances since September, the representatives of the companies discussed key elements of the proposed transaction, including a possible exchange ratio of 0.649 of a share of Applied Materials stock for each share of Etec stock (which has not been adjusted to reflect the 100 percent stock dividend to be distributed by Applied Materials to its stockholders on or about March 15, 2000). The closing price of Applied Materials' stock on December 10, 1999 was $109.44 and the closing price of Etec's stock on December 10, 1999 was $42.75. At this exchange ratio, the implied price of Etec stock on December 10, 1999 was $71.03 (determined by multiplying $109.44 by 0.649) and the implied valuation of Etec on December 10, 1999 was approximately $1.6 billion. The parties also discussed the process for conducting additional due diligence investigations and timing issues involved with the proposed merger.

   On December 11, 1999, Kalman Kaufman, Joseph R. Bronson, Stephen Cooper and Trish Dohren, Senior Vice President, Corporate Services and Quality, of Etec, met to further discuss the terms of the proposed transaction and the timetable for the due diligence efforts.

   On December 12, 1999, Alexander Meyer, Managing Director, New Business Development of Applied Materials, and W. Russell Wayman, Vice President and General Counsel of Etec, spoke by telephone to discuss various personnel issues and the due diligence process. Applied Materials then provided a comprehensive due diligence request list to Etec and representatives of both companies and their respective outside legal counsel and financial advisors exchanged various telephone calls with a view toward preparing for additional due diligence efforts. The due diligence investigations continued through January 12, 2000.

   On December 14, 1999, the Etec board of directors met to discuss the proposed merger involving Etec and Applied Materials. The Etec board of directors discussed, among other issues, issues related to valuation and

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

potential synergies of a potential merger, as well as potential combinations with other parties. During the meeting, Goldman Sachs made a presentation regarding certain financial aspects of the potential merger involving Etec and Applied Materials.

   On December 15, 1999, Applied Materials and its outside legal counsel, Cooley Godward LLP, circulated an initial draft of the merger agreement to Etec and its attorneys, Wilson Sonsini Goodrich & Rosati, Professional Corporation. Discussions regarding the terms of the merger agreement occurred continually from this date through January 12, 2000, the date as of which the merger agreement was executed by the parties.

   On December 17, 1999, Sasson Somekh, Dan Maydan and Kalman Kaufman met with key Etec technologists to discuss technology issues related to Etec's products and the status of Etec's new product development efforts.

   On December 20, 1999, the Etec board of directors met again to discuss the proposed merger involving Etec and Applied Materials. The Etec board of directors, members of Etec's management and representatives of Etec's legal counsel and financial advisor discussed, among other things, issues related to the proposed merger agreement. Goldman Sachs presented a detailed financial analysis of the proposed merger. A representative of Wilson Sonsini discussed the key legal issues presented by the proposed merger agreement and also made a presentation to the Etec board of directors regarding its fiduciary duties in analyzing the proposed merger.

   On December 22, 1999, the companies jointly developed a timeline detailing tasks that needed to be completed prior to signing a definitive merger agreement.

   On December 23, 1999, counsel for Applied Materials prepared and sent to counsel for Etec a second draft of a proposed form of merger agreement, and drafts of various ancillary transactional documents.

   On December 29, 1999, representatives of Etec's Finance and Accounting department, William Snyder, Vice President and Chief Financial Officer, and John Mosunic, Controller, met with representatives of Applied Materials' Finance and New Business Development departments, Morgan Stanley and PricewaterhouseCoopers LLP, Applied Materials' independent auditors, to review Etec's financial statements and Etec's forecasts.

   During the period from January 4, 2000 through January 12, 2000, management of Applied Materials and Etec, together with their respective attorneys, Cooley Godward and Wilson Sonsini, held extensive negotiations regarding the terms and conditions of the merger agreement and other agreements relating to the proposed transaction.

   On January 5, 2000, a due diligence meeting was held at the offices of Goldman Sachs. Representatives of both Applied Materials and Etec made presentations and answered questions at the meeting. The attendees included:
Joseph R. Bronson, Sasson Somekh, David N. K. Wang, Kalman Kaufman, Nancy H. Handel, Joseph J. Sweeney, Patrick Crom, Vice President, Global Controller and Chief Accounting Officer of Applied Materials, Stephen Cooper, Russell Wayman, William Cole, Vice President of Sales and Service for Etec, William Snyder, Paul Warkentin, Senior Vice President, Advanced Reticle Solutions Center for Etec, and William Ryan, a member of Etec's board of directors. Representatives from Morgan Stanley and Goldman Sachs also attended the due diligence meeting.

   On January 10, 2000, Kalman Kaufman, Joseph R. Bronson and Joseph J. Sweeney discussed the proposed transaction with certain members of Applied Materials' board of directors.

   On January 11, 2000, certain members of the Applied Materials board of directors held a conference call with members of Applied Materials' senior management to discuss the proposed terms of the merger agreement and evaluate the strategic opportunities presented by the proposed merger. These members of the Applied Materials' board of directors inquired as to the results of the due diligence efforts and the potential benefits and risks to Applied Materials of the proposed merger.

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

   On January 12, 2000, the Etec board of directors met again by telephone conference call to discuss the proposed merger. At the meeting, Goldman Sachs updated its financial review with respect to the proposed merger. The Etec board of directors, members of Etec management and representatives of Etec's outside legal counsel and financial advisor discussed the terms of the merger agreement and related agreements. At the conclusion of the financial review and discussion of the terms of the merger agreement and related agreements, Goldman Sachs provided the Etec board of directors with its oral opinion (subsequently confirmed in writing) that, as of that date and based upon certain assumptions and qualifications, the exchange ratio in the merger agreement was fair to the holders of Etec common stock from a financial point of view. After discussion, the Etec board of directors unanimously approved the merger agreement, the related agreements, including the stock option agreement, and the transactions contemplated by the merger agreement and the related agreements, subject to successful completion of negotiations, and authorized the officers of Etec to finalize and execute the merger agreement and related agreements.

   Also on January 12, 2000, the Applied Materials board of directors held a special meeting by telephone conference call to review the principal terms of the proposed merger, the strategic rationale therefor, and Etec's business. At the meeting, representatives of Morgan Stanley, Applied Materials' financial advisor, presented a summary of its analysis of the transaction; and a representative of Applied Materials' outside legal counsel, Cooley Godward, discussed legal aspects of the merger, deal terms on which negotiations were continuing and related issues. After the discussion, the directors attending the meeting voted unanimously to approve the proposed merger, the merger agreement and the related agreements, including the stock option agreement, and the transactions contemplated by the merger agreement and the related agreements, subject to successful completion of negotiations, and authorized the officers of Applied Materials to complete negotiations and finalize and execute the merger agreement and related agreements.

   On January 12, 2000, upon completion of all negotiations and finalization of all agreements, the two companies executed and delivered the merger agreement and related agreements, and Applied Materials and Etec issued a joint press release announcing the transaction.

Reasons for the Merger

   The following discussion of the parties' reasons for the merger contains a number of forward-looking statements that reflect the current views of Applied Materials and/or Etec with respect to future events that may have an effect on their future financial performance. Forward-looking statements are subject to risks and uncertainties. Actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. Cautionary statements that identify important factors that could cause or contribute to differences in results and outcomes include those discussed in "Summary--Forward Looking Information" and "Risk Factors."

Applied Materials' Reasons for the Merger

   Applied Materials' primary reasons for seeking to consummate a business combination with Etec are the beliefs of the Applied Materials board of directors and management that a business combination could result in a number of benefits, including:

  . the ability of the combined company to offer complementary product lines and improve product offerings;

  . the ability of the two companies to combine their technological resources to develop new products with increased functionality and bring them to market faster;

  . the strategic benefits of the ability of the combined company to commit greater resources to both current and emerging product development efforts and fund the future growth of its business;

  . entry into a new strategic market segment for Applied Materials, with the potential for above average growth through an established market leader; and

  . Etec's critical technologies and significant technical, engineering, management and sales expertise, which are in high demand and short supply.

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

     The Applied Materials board of directors has determined that the merger is in the best interests of Applied Materials. In reaching its determination, the Applied Materials board of directors considered a number of factors, including the factors discussed above and listed below. The conclusions reached by the Applied Materials board of directors with respect to these factors supported its determination that the merger and the issuance of shares of Applied Materials common stock in the merger were fair to, and in the best interests of, Applied Materials:

  . the judgment, advice and analyses of Applied Materials' management with respect to the potential strategic, financial and operational benefits of the merger, including Applied Materials management's favorable recommendation of the merger, based in part on the business, technical, financial, accounting and legal due diligence investigations performed with respect to Etec;

  . the results of operations and financial condition of Applied Materials and Etec and the potential accretive effect of the combination on Applied Materials common stock;

  . the complementary fit between Applied Materials' and Etec's cultures and market segments, which should facilitate integration of the two companies;

  . the terms of the merger agreement and related agreements, including price and structure, which were considered by both the board of directors and management of Applied Materials to provide a fair and equitable basis for the merger; and

  . the ability to effect the merger as a pooling of interests for financial accounting purposes.

   The Applied Materials board of directors also considered a number of potentially negative factors in its deliberations concerning the merger. The potentially negative factors considered by the Applied Materials board of directors included:

  . the risk that the merger might not be completed in a timely manner or at all;

  . the negative impact of any customer or supplier confusion after announcement of the proposed merger;

  . the potential dilutive effect on Applied Materials common stock price if revenue and earnings expectations of the combined company are not met;

  . the potential loss of key Etec employees critical to the ongoing success of the Etec products and to the successful integration of the Applied Materials and Etec product lines;

  . the lower growth rates of Etec's revenue and earnings relative to Applied
    Materials' revenue and earnings over the last two fiscal years;

  . the general difficulties of integrating products, technologies and companies;

  . the possibility of cultural conflicts between the two companies; and

  . the other risks and uncertainties discussed above under "Risk Factors" starting on page 14.

   The foregoing discussion of information and factors considered by the Applied Materials board of directors is not intended to be exhaustive but is believed to include all material factors considered by the Applied Materials board of directors. In view of the wide variety of factors considered by the Applied Materials board of directors, the Applied Materials board of directors did not find it practicable to quantify or otherwise assign relative weight to the specific factors considered. In addition, the Applied Materials board did not reach any specific conclusion on each factor considered, or any aspect of any particular factor, but conducted an overall analysis of these factors. Individual members of the Applied Materials board may have given different weight to different factors. However, after taking into account all of the factors set forth above, the Applied Materials board of directors unanimously agreed that the merger agreement and the merger were fair to, and in the best interests of, Applied Materials and that Applied Materials should proceed with the merger.

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

Etec's Reasons for the Merger

   The Etec board of directors believes that, despite Etec's success to date, increasing competition and industry consolidation would make it increasingly important for Etec to grow and gain critical mass in order to compete with larger companies with substantially greater resources and broader, integrated product offerings. Etec's management has considered a number of alternatives for enhancing its competitive position, including by growing through the acquisition of smaller companies that could extend Etec's product offerings and enhance the distribution of Etec's products and services, or merging with a larger company. In the industry environment referred to above, the Etec board of directors identified several potential benefits for the Etec stockholders, employees and customers that it believes could result from the merger. These potential benefits include:

  . providing Etec stockholders with shares of Applied Materials common stock in a tax-free exchange at a substantial premium over the prevailing market price for Etec common stock immediately prior to the announcement of the merger;

  . mitigating the risk of large changes in Etec's stock price due to significant variations in Etec's shipments from quarter to quarter;

  . dampening the magnitude of swings in operating results based on different demand cycles for the two companies' products;

  . making greater resources available for product distribution and service;
    and

  . enabling the combined company to offer complementary product lines, which presents the opportunity to increase the breadth of products offered.

   The board of directors of Etec believes that the exchange ratio will result in a significant financial premium to the Etec stockholders. Although the specific amount of the premium depends on the value of Applied Materials stock and Etec stock on the closing date, based upon the closing price of Applied Materials common stock on January 12, 2000 of $127.06, the transaction implied a $82.46 share price for Etec, representing a premium of 65 percent to Etec's closing price on January 12, 2000 and a premium of 89 percent to Etec's average share price for the 30 calendar days ending January 12, 2000.

   Historically, one of the greatest risks to Etec stockholders has been the extreme quarter-to-quarter fluctuations in operating results. Etec sells only a relatively small number of units of product in any reporting period, and various events can cause an increase or decrease by one or two units in the number of units for which revenue is recognized in any quarter. Events causing a shortfall in units sold during a particular quarter may include a general downturn in the semiconductor chip or semiconductor equipment industry, a delay in acceptance of a unit by a customer for technical reasons, or other special circumstances. Such variations of a few units can cause relatively large swings in reported operating results and make the Etec stock price inherently more volatile and unpredictable than other companies that sell a much larger number of units at lower average selling prices in a quarter. The board of directors of Etec believes that a merger with Applied Materials, a much larger corporation, will significantly mitigate the effects of variations in Etec's revenue pattern.

   Applied Materials is also a participant in the semiconductor chip market. The whole market for the semiconductor chip industry is subject to cyclicality of demand as worldwide demand for semiconductor chips may grow more or less quickly or suffer a downturn. However, the demand cycles for Etec's maskmaking equipment have historically occurred at a different time than the demand cycles for Applied Materials' products and semiconductor chips in general. Many units of Etec equipment are purchased to support front-end semiconductor chip development work, while most Applied Materials equipment is purchased to support volume semiconductor chip manufacturing. The board of directors of Etec believes that the combination of two companies with cycles that are offset in time should serve to dampen the magnitude of swings in Etec's operating results.

   In the course of its deliberations during the Etec board of directors meetings, the Etec board of directors reviewed with Etec's management and outside advisors a number of factors relevant to the merger, including the strategic overview and prospects for Etec. The Etec board of directors also considered the following potentially positive factors, among others, in connection with its review and analysis of the merger. The

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

conclusions reached by the Etec board of directors with respect to each of these factors supported its determination that the merger agreement and the merger were fair to, and in the best interests of, Etec and its stockholders:

  . historical information concerning Applied Materials' and Etec's respective businesses, financial performance and condition, operations, technology, management and competitive position;

  . Etec management's view as to the financial condition, results of operations and businesses of Applied Materials and Etec before and after giving effect to the merger based on management due diligence and publicly available earnings estimates and, in particular, the view that, in light of, among other things, market and industry conditions, the potential synergy and compatibility between Etec and Applied Materials, the financial strength of Applied Materials and the ability to leverage Applied Materials' sales network to increase sales of Etec's products, the long-term financial condition, results of operations, prospects and competitive position of the combined company would be better than the long-term financial condition, results of operations, prospects and competitive position of Etec on a stand-alone basis;

  . current financial market conditions and historical market prices, volatility and trading information with respect to Applied Materials common stock and Etec common stock, which supported a favorable view of Applied Materials' stock market presence and positive reputation with investors, as well as the greater liquidity to Etec stockholders of an investment in Applied Materials common stock compared to Etec common stock;

  . the belief that the terms of the merger agreement, including the parties' representations, warranties and covenants, and the conditions to the parties' respective obligations, are reasonable;

  . the analyses prepared by Goldman Sachs and presented to the Etec board of directors on January 12, 2000, and the oral opinion of Goldman Sachs, subsequently confirmed in writing, that as of January 12, 2000 and based upon and subject to certain considerations set forth in Goldman Sachs' opinion (the full text of which is attached as Annex B to this proxy statement/prospectus), the exchange ratio was fair, from a financial point of view, to the holders of Etec common stock, as described more fully under "Opinion of Etec's Financial Advisor";

  . the impact of the merger on Etec's customers and employees; and

  . reports from management, legal advisors and financial advisors as to the results of their due diligence investigation of Applied Materials.

   The Etec board of directors also considered a number of potentially negative factors in its deliberations concerning the merger. The potentially negative factors considered by the Etec board of directors included:

  . the risk that, because the exchange ratio will not be adjusted for changes in the market price of either Applied Materials common stock or Etec common stock, the per share value of the consideration to be received by Etec stockholders might be less than the price per share implied by the exchange ratio immediately before the announcement of the merger due to fluctuations in the market value of Applied Materials common stock and Etec common stock;

  . the risk that the merger might not be completed in a timely manner or at all;

  . the negative impact of any customer or supplier confusion after announcement of the proposed merger;

  . the challenges relating to the integration of the two companies;

  . the loss of control over the future operations of Etec following the merger;

  . the possibility of management and employee disruption associated with the potential merger and integrating the operations of the companies, and the risk that, despite the efforts of the combined company, key management, marketing, technical and administrative personnel of Etec might not continue with the combined company;

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

  . certain terms of the merger agreement and related agreements that prohibit Etec and its representatives from soliciting third party bids and from entering into discussions regarding, accepting, approving or recommending unsolicited third party bids except in very limited circumstances, which terms would reduce the likelihood that a third party would make a bid for Etec;

  . the termination fee payable by Etec in certain circumstances (see
    "Expenses and Termination Fee");

  . the negative impact of the stock option agreement on Etec's ability to attract a higher bid from a third party, particularly in light of the fact that if the option granted by Etec to Applied Materials becomes exercisable, an acquisition of Etec by a third party cannot be accounted for as a "pooling of interests";

  . the risks relating to Applied Materials' business and how they would affect the operations of the combined company; and

  . the other risks described above under "Risk Factors" starting on page 14.

   Etec's board of directors believed that these risks were outweighed by the potential benefits of the merger.

   The foregoing discussion of information and factors considered by the Etec board of directors is not intended to be exhaustive but is believed to include all material factors considered by the Etec board of directors. In view of the wide variety of factors considered by the Etec board of directors, the Etec board of directors did not find it practicable to quantify or otherwise assign relative weight to the specific factors considered. In addition, the Etec board did not reach any specific conclusion on each factor considered, or any aspect of any particular factor, but conducted an overall analysis of these factors. Individual members of the Etec board may have given different weight to different factors. However, after taking into account all of the factors set forth above, the Etec board of directors unanimously agreed that the merger agreement and the merger were fair to, and in the best interests of, Etec and its stockholders and that Etec should proceed with the merger.

Opinion of Etec's Financial Advisor

   On January 12, 2000, Goldman Sachs delivered its oral opinion, subsequently confirmed in Goldman Sachs' written opinion dated January 12, 2000, to the Etec board of directors that based upon and subject to certain considerations described therein, as of such date, the exchange ratio pursuant to the merger agreement was fair from a financial point of view to the holders of shares of Etec common stock.

   The full text of the written opinion of Goldman Sachs, dated January 12, 2000, which sets forth, among other things, assumptions made, matters considered and limitations on the review undertaken in connection with the opinion, is attached hereto as Annex B and is incorporated herein by reference. THE SUMMARY OF GOLDMAN SACHS' FAIRNESS OPINION SET FORTH BELOW IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF ITS FAIRNESS OPINION ATTACHED TO THIS PROXY STATEMENT/PROSPECTUS AS ANNEX B. ETEC STOCKHOLDERS ARE URGED TO, AND SHOULD, READ CAREFULLY THE OPINION IN ITS ENTIRETY.

   In connection with its opinion, Goldman Sachs reviewed, among other things:

  . the merger agreement;

  . the Annual Reports to Stockholders and Annual Reports on Form 10-K of:
    (a) Etec for the four fiscal years ended July 31, 1999; and (b) Applied Materials for the five fiscal years ended October 31, 1998;

  . certain interim reports to stockholders and Quarterly Reports on Form 10-
    Q of both Etec and Applied Materials;

  . certain other communications from Etec and Applied Materials to their respective stockholders; and

  . certain internal financial analyses and forecasts for Etec prepared by its management.

   Goldman Sachs relied upon the accuracy and completeness of all of the financial and other information discussed with or reviewed by it and assumed such accuracy and completeness for purposes of rendering this opinion. Goldman Sachs' review of the projections of expected future financial performance of Applied Materials was limited to discussions with members of the senior management of Applied Materials regarding certain research analyst estimates for Applied Materials. In addition, Goldman Sachs did not make an independent evaluation or appraisal of the assets and liabilities of Etec or Applied Materials or any of their subsidiaries and was not furnished with any such evaluation or appraisal. Goldman Sachs was not requested to solicit, and did not solicit, interest from other parties with respect to an acquisition of or other business combination with Etec. Goldman Sachs also took into account Etec's expectations regarding the accounting treatment of the transaction. Goldman Sachs' opinion was provided for the information and assistance of the board of directors of Etec in connection with its consideration of the transaction contemplated by the merger agreement and its opinion does not constitute a recommendation as to how any holder of Etec shares of common stock should vote with respect to such transaction.

   Goldman Sachs also held discussions with members of the senior management of Etec and Applied Materials regarding their assessment of the strategic rationale for, and the potential benefits of, the transaction contemplated by the merger agreement and the past and current business operations, financial condition and future prospects of Etec and Applied Materials, respectively. In addition, Goldman Sachs reviewed the reported price and trading activity for the Etec common stock and the Applied Materials common stock, compared certain financial and stock market information for Etec and Applied Materials with similar information for other companies the securities of which are publicly traded, reviewed the financial terms of certain recent business combinations in the semiconductor equipment industry specifically and in other industries generally and performed such other studies and analyses as it considered appropriate.

   The following is a summary of certain of the financial analyses used by Goldman Sachs in connection with providing its opinion to the Etec board of directors.

 Exchange Ratio History

   Goldman Sachs reviewed the implied market exchange ratio for shares of Etec common stock and Applied Materials common stock, determined by dividing the per share closing price for Etec's common stock by the per share closing price for Applied Materials' common stock for each day during the period. The implied average market exchange ratio for the 90 trading day and the 60 trading day periods ending January 12, 2000 were 0.41 and 0.39, respectively. The implied average market exchange ratio for both the 30 trading day and the 10 trading day period ending January 12, 2000 was 0.37. The implied market exchange ratio based on closing prices on January 12, 2000 was 0.39.

 Comparison of Selected Semiconductor Capital Equipment Companies

   Goldman Sachs reviewed and compared selected stock price and financial information relating to Etec to corresponding financial information for the following three groups of semiconductor capital equipment companies:

Large Equity Market Capitalization (in excess of $5 billion):

  . Applied Materials, Inc.;

  . ASM Lithography Holdings NV;

  . KLA-Tencor Corporation;

  . LAM Research Corporation;

  . Novellus Systems Incorporated; and

  . Teradyne, Inc.

Small Equity Market Capitalization ($5 billion or less, non-photomask related):

  . Cymer, Inc.;

  . PRI Automation, Inc.;

  . Advanced Energy Industries, Inc.; and

  . Brooks Automation, Inc.

Photomask Related:

  . Dupont Photomasks, Inc.; and

  . Photronics, Inc.

   The following table presents the closing price of shares of Etec common stock and the other selected semiconductor capital equipment companies on January 12, 2000 as a percentage of their respective 52-week highs, the closing price of shares of Etec common stock as a multiple of estimated 2000 and 2001 earnings based on projections for Etec provided by Etec's management (the "Management Case") and the median of the closing price of shares of common stock of the other selected semiconductor capital equipment companies on January 12, 2000 as a multiple of their respective estimated 2000 and 2001 earnings based on projections provided by the Institutional Brokers Estimate System (IBES):

                                Stock Price as a % Estimated Year Estimated Year
                                 of 52-Week High   2000 P/E Ratio 2001 P/E Ratio
                                ------------------ -------------- --------------
   Large Cap (median)..........        97.5%           40.6x          33.7x
   Small Cap (median)..........        97.9%           39.7x          21.9x
   Photomask (median)..........        76.6%           21.3x          13.2x
   Etec Systems, Inc...........        90.7%           28.2x          29.7x

 Contribution Analysis

   Goldman Sachs performed a contribution analysis using projections from Goldman Sachs published research reports for Applied Materials and using projections both from Van Kasper published research reports (the "Street Case") and the Management Case for Etec. The following table presents the contribution of Etec to the combined company based on those financial projections:

                                                         Management Case--
                               Street Case--Pro Forma        Pro Forma
                               Combined Contribution   Combined Contribution
                               ----------------------- -----------------------
                               Etec  Applied Materials Etec  Applied Materials
                               ----  ----------------- ----  -----------------
Revenues
  1999 Estimated.............. 3.6%         96.4%      3.6%        96.4%
  2000 Estimated.............. 4.1%         95.9%      4.0%        96.0%
  2001 Estimated.............. 4.1%         95.9%      4.3%        95.7%
Net Income
  1999 Estimated.............. 0.0%        100.0%      0.1%        99.9%
  2000 Estimated.............. 2.8%         97.2%      3.3%        96.7%
  2001 Estimated.............. 3.4%         96.6%      3.8%        96.2%
Percentage Ownership of
 Combined
  Company Following the
   Merger..................... 3.4%         96.6%      3.4%        96.6%

 Comparable Transactions Analysis

   Goldman Sachs reviewed a number of semiconductor capital equipment industry transactions that have been announced since May 1995. These transactions included:

  . SpeedFam International, Inc.'s acquisition of Integrated Process
    Equipment Corp.;

  . Advanced Energy Industries, Inc.'s acquisition of RF Power Products,
    Inc.;

  . Veeco Instruments Inc.'s acquisitions of Digital Instrument, Inc. and
    Wyko Corporation;

  . Advanced Technology Materials, Inc.'s acquisition of Lawrence
    Semiconductor Labs;

  . PRI Automation, Inc.'s acquisition of Equipe Technologies, Inc.;

  . Eaton Corporation's acquisition of Fusion Systems Corporation;

  . Lam Research Corporation's acquisition of On-Trak Systems, Inc.;

  . Novellus Systems, Inc.'s acquisition of Varian Thin Film Systems;

  . KLA Instruments Corporation's acquisition of Tencor Instruments;

  . Applied Materials, Inc.'s acquisitions of Opal, Inc. and Orbot
    Instruments, Ltd.;

  . Plasma & Materials Technologies, Inc.'s acquisition of Electrotech
    Limited;

  . Teradyne, Inc.'s acquisition of Megatest Corporation; and

  . Kulicke & Soffa Industries, Inc.'s acquisition of American Fine Wire
    Corporation.

   The following table presents the range and the median premium over the acquired party's closing share price three days prior to the announcement of the transaction and the premium over the acquired party's 52-week high prior to the announcement:

                                                    Comparable Transactions
                                                    -----------------------------
                                                        Range         Median
                                                    ---------------  ------------
   Premium to three days' prior closing price......      (2.9)-52.6%      11.4%
   Premium to 52-week high.........................     (54.1)-41.0%      (3.9%)

   Such comparable transactions analysis also provided the following range and median for total consideration paid as a multiple of the latest 12-month sales and net income for the acquired company:

                                                        Comparable Transactions
                                                        --------------------------
                                                            Range       Median
                                                        ------------- ------------
   Multiple of latest 12-month sales...................      0.7-4.7x      2.8x
   Multiple of latest 12-month net income..............     9.7-57.3x     14.6x

 Other Considerations

   The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analyses as a whole, may create an incomplete view of the processes underlying Goldman Sachs' opinion. In arriving at its fairness determination, Goldman Sachs considered the results of all such analyses. No company or transaction used in the above analyses as a comparison is directly comparable to Etec, Applied Materials or the merger.

   The analyses were prepared solely for purposes of Goldman Sachs providing its opinion to the Etec board of directors as to the fairness from a financial point of view of the merger consideration and do not purport to be appraisals or necessarily reflect the prices at which the business or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by such analyses. Because such analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, none of Etec, Applied Materials, Goldman Sachs or any other person assumes responsibility if future results are materially different from those forecast. As described above, Goldman Sachs' opinion to the Etec board of directors was one of many factors taken into consideration by the Etec board of directors in making its determination to approve the merger agreement. The foregoing summary describes material financial analyses used by Goldman Sachs in connection with providing its opinion to the Etec Sytems' board of directors on January 12, 2000, but does not purport to be a complete description of the analysis performed by Goldman Sachs in connection with such opinion and is qualified by reference to the written opinion of Goldman Sachs set forth in Annex B hereto.

   Goldman Sachs, as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements, and valuations for estate, corporate and other purposes. Goldman Sachs is familiar with Etec, having acted as its financial advisor in connection with, and having participated in certain of the negotiations leading to, the merger agreement. Etec selected Goldman Sachs as its financial advisor because it is a nationally recognized investment banking firm that has substantial experience in transactions similar to the merger. Goldman Sachs has also provided services to Applied Materials from time to time, having acted as managing underwriter in connection with the October 1997 public offering by Applied Materials of $200 million aggregate principal amount of 6.75 percent Notes due 2007 and $200 million aggregate principal amounts of 7.125 percent Notes due 2017. Goldman Sachs provides a full range of financial advisory and securities services and, in the course of its normal trading activities, may from time to time effect transactions and hold securities, including derivative securities, of Etec or Applied Materials for its own account and for the accounts of customers.

   Pursuant to a letter agreement dated October 1, 1999, Etec engaged Goldman Sachs to act as its financial advisor in connection with a potential transaction involving Applied Materials. Pursuant to the terms of this engagement letter, Goldman Sachs will receive a customary fee, a substantial portion of which is contingent on the closing of the merger. Etec has also agreed to reimburse Goldman Sachs for its reasonable out-of-pocket expenses, including attorneys' fees and disbursements plus any sales, use or similar taxes, and to indemnify Goldman Sachs against certain liabilities, including certain liabilities under the federal securities laws.

Interests of Etec's Officers and Directors in the Merger

   In considering the recommendation of the Etec board of directors with respect to approving the merger agreement, Etec stockholders should be aware that certain members of the board of directors and management of Etec have interests in the merger that are in addition to the interests of stockholders of Etec generally. The Etec board of directors was aware of these interests and considered them, among other matters, in approving the merger agreement.

   Indemnification and Insurance. The merger agreement provides for the survival after the merger of all indemnification rights of the directors and officers of Etec for acts and omissions occurring before the merger, as their rights existed as of January 12, 2000, in the Etec bylaws and in indemnification agreements with Etec. Applied Materials has agreed to guarantee that the surviving company observes its commitments under these indemnification agreements. In addition, for a period of six years after the completion of the merger, the surviving corporation will maintain in effect the existing policy of directors' and officers' liability insurance maintained by Etec, or substitute for the current policy a policy or policies with comparable coverage. If the annual premiums of such insurance coverage exceed $475,000 in the aggregate, the surviving corporation may reduce the amount of coverage to the amount of coverage that can be obtained for an annual premium equal to $475,000.

   1995 Omnibus Incentive Plan Acceleration. All unvested options under the Etec 1995 Omnibus Incentive Plan which are held by an officer who holds a position with the rank of Vice President or higher will become exercisable (i) immediately before the completion of a change in control of Etec if any such officer is not offered employment with the surviving company in such change of control or (ii) upon termination without cause or constructive termination of such officer's employment following a change in control of Etec. The merger is a change in control for this purpose. If we assumed that the merger was completed on January 12,

2000, options to purchase a total of 1,507,643 shares of Etec common stock held by 16 individuals with the rank of Vice President or above would become exercisable in full if these individuals' option vesting acceleration provisions were triggered on such date.

Material Federal Income Tax Consequences

   The following discussion summarizes the material U.S. federal income tax considerations of the merger that are expected to apply generally to Etec stockholders upon an exchange of their Etec common stock for Applied Materials common stock in the merger. This summary is based upon current provisions of the Internal Revenue Code, existing regulations under the Internal Revenue Code and current administrative rulings and court decisions, all of which are subject to change. Any change, which may or may not be retroactive, could alter the tax consequences to Applied Materials, Etec or the stockholders of Etec as described in this summary. No attempt has been made to comment on all federal income tax consequences of the merger that may be relevant to particular holders, including holders:

  . who are subject to special tax rules, such as dealers in securities, foreign persons, mutual funds, insurance companies and tax-exempt entities;

  . who are subject to the alternative minimum tax provisions of the Internal
    Revenue Code;

  . who acquired their shares in connection with stock option or stock purchase plans or in other compensatory transactions;

  . who hold their shares as a hedge or as part of a hedging, straddle or other risk reduction strategy; or

  . who do not hold their shares as capital assets.

   In addition, the following discussion does not address the tax consequences of the merger under state, local and foreign tax laws. Furthermore, the following discussion does not address (i) the tax consequences of transactions effectuated before, after or at the same time as the merger, whether or not they are in connection with the merger, including, without limitation, transactions in which Etec shares are acquired or Applied Materials shares are disposed of, (ii) the tax consequences to holders of options issued by Etec that are assumed, exercised or converted, as the case may be, in connection with the merger, (iii) the tax consequences of the receipt of Applied Materials shares other than in exchange for Etec shares, or (iv) the tax implications of a failure of the merger to qualify as a reorganization. Accordingly, holders of Etec common stock are advised and expected to consult their own tax advisors regarding the federal income tax consequences of the merger in light of their personal circumstances and the consequences under state, local and foreign tax laws.

   Pursuant to the terms of the merger agreement, Cooley Godward LLP and Wilson Sonsini Goodrich & Rosati, Professional Corporation have rendered tax opinions that the merger will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code (a "Reorganization"). The tax opinions discussed in this section assume and are conditioned upon the following:

  . the truth and accuracy of the statements, covenants, representations and warranties contained in the merger agreement, in the tax representations received from Applied Materials, Merger Sub and Etec to support the tax opinions and in all other instruments and documents related to the formation, organization and operation of Applied Materials, Merger Sub and Etec examined by and relied upon by Cooley Godward LLP and Wilson Sonsini Goodrich & Rosati, Professional Corporation in connection with the merger;

  . that original documents submitted to such counsel are authentic, that documents submitted to such counsel as copies conform to the original documents and that all of these documents have been (or will be by the effective time) duly and validly executed and delivered where due execution and delivery are a prerequisite to the effectiveness of these documents;

  . that all covenants contained in the merger agreement and the tax representations referred to above are performed without waiver or breach of any material provision of these covenants; and

  . that any representation or statement made "to the best of knowledge" or similarly qualified is correct without that qualification.

   No ruling from the Internal Revenue Service has been or will be requested in connection with the merger. In addition, stockholders of Etec should be aware that the tax opinions discussed in this section are not binding on the IRS; the IRS could adopt a contrary position and a contrary position could be sustained by a court.

   Subject to the assumptions and limitations discussed above, it is the opinion of Cooley Godward LLP, tax counsel to Applied Materials, and Wilson Sonsini Goodrich & Rosati, Professional Corporation, tax counsel to Etec, that:

  . the merger will be treated for federal income tax purposes as a Reorganization;

  . Applied Materials, Merger Sub and Etec will each be a party to the Reorganization;

  . Applied Materials, Merger Sub and Etec will not recognize any gain or loss solely as a result of the merger;

  . stockholders of Etec will not recognize any gain or loss upon the receipt of solely Applied Materials common stock for their Etec common stock;

  . the aggregate basis of the shares of Applied Materials common stock received by an Etec stockholder in the merger (including any fractional share deemed received) will be the same as the aggregate basis of the shares of Etec common stock surrendered in exchange therefor;

  . the holding period of the shares of Applied Materials common stock received by an Etec stockholder in the merger will include the holding period of the shares of Etec common stock surrendered in exchange therefor, provided that such shares of Etec common stock are held as capital assets at the effective time of the merger; and

  . a stockholder of Etec who receives cash in lieu of a fractional share will recognize gain or loss equal to the difference, if any, between such stockholder's basis in the fractional share and the amount of cash received. Such gain or loss will be a capital gain or loss if the Etec common stock is held by such stockholder as a capital asset at the effective time of the merger.

Anticipated Accounting Treatment

   The merger is expected to be accounted for using the "pooling of interests" method of accounting pursuant to Opinion No. 16 of the Accounting Principles Board. The pooling of interests method of accounting assumes that the combining companies have been merged from inception, and the historical consolidated financial statements for periods prior to completion of the merger are restated as though the companies had been combined from inception. Applied Materials may terminate the merger agreement if the merger cannot be accounted for as a pooling of interests.

Regulatory Approvals

   Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the rules promulgated thereunder (the "HSR Act"), the merger may not be completed until notifications have been given and certain information has been furnished to the Federal Trade Commission (the "FTC") and the Antitrust Division of the U.S. Department of Justice and specified waiting period requirements have been satisfied. Applied Materials and Etec filed notification and report forms under the HSR Act with the FTC and the Antitrust Division on January 24, 2000. These filings commenced a 30-day waiting period under the HSR Act, which expired on February 23, 2000.

   Under the German anticompetition law and the rules promulgated thereunder, the merger may not be completed until notification has been given and certain information has been furnished to the Federal Cartel Office (the "FCO") and specified waiting period requirements have been satisfied. Applied Materials and Etec filed notification and report forms under the German anticompetition law with the FCO in February 2000. These filings commenced a 30-day waiting period under the German anticompetition law, which will expire on March 17, 2000. If, prior to the expiration of such period, the FCO should request additional information or documentary material under the German anticompetition law, completion of the merger could be delayed.

   There can be no assurance that a challenge to the merger on antitrust grounds will not be made, or if such challenge is made, that Applied Materials and Etec would prevail or would not be required to terminate the merger agreement, to divest certain assets, to license certain proprietary technology to third parties or to accept certain conditions in order to complete the merger.

Restrictions on Resale by Affiliates

   The shares of Applied Materials common stock to be received by Etec stockholders in the merger have been registered under the Securities Act and, except as described in this paragraph, may be freely traded without restriction. The shares of Applied Materials common stock to be issued in the merger and received by persons who are considered to be "affiliates" (as that term is used in Rule 145 under the Securities Act) of Etec before the merger may be resold by them only in transactions permitted by the resale provisions of Rule 145 under the Securities Act or as otherwise permitted under the Securities Act. Under guidelines published by the SEC, the sale or other disposition of Applied Materials common stock or Etec common stock by an affiliate of either Applied Materials or Etec within 30 days before the effective time of the merger or the sale or other disposition of Applied Materials common stock after the merger and before the publication of financial results that include at least 30 days of post-merger combined operations of Applied Materials and Etec could preclude pooling of interests accounting treatment of the merger. Accordingly, Applied Materials has obtained signed affiliate agreements from all persons whom it has been advised may be considered to be affiliates of Etec. The affiliate agreements provide that these persons will not sell, transfer or otherwise dispose of any shares of Etec common stock or Applied Materials common stock during the periods referred to above and that they will not sell, transfer or otherwise dispose of Applied Materials common stock at any time in violation of the Securities Act, including Rule 145.

                     CERTAIN TERMS OF THE MERGER AGREEMENT

   The following description of the merger agreement describes the material terms of the merger agreement. The full text of the merger agreement is attached as Annex A to this proxy statement/prospectus and is incorporated in this proxy statement/prospectus by reference. We encourage you to read the entire merger agreement carefully.

The Merger

   The merger agreement provides that at the effective time of the merger, Merger Sub will be merged with and into Etec. Upon completion of the merger, Etec will continue as the surviving corporation and will be a wholly-owned subsidiary of Applied Materials.

Effective Time of the Merger

   The merger will become effective when articles of merger executed by both Etec and Merger Sub are filed with the Nevada Secretary of State. If all the conditions to the merger contained in the merger agreement are satisfied or waived, we anticipate that the effective time will occur on the date of the special meeting of Etec stockholders or as soon as practicable following the special meeting.

Manner and Basis of Converting Shares

   The merger agreement provides that, at the effective time, each share of Etec common stock will automatically be converted into the right to receive
0.649 of a share of Applied Materials common stock, subject to adjustment as described below.

   On February 15, 2000, the board of directors of Applied Materials approved a 100 percent stock dividend to holders of record of Applied Materials common stock as of February 25, 2000. Shares issuable pursuant to this stock dividend will be distributed by Applied Materials to its stockholders on or about March 15, 2000. The merger agreement provides that if, between the date the merger agreement was signed and the effective time of the merger, the outstanding shares of Applied Materials are changed into a different number of shares by reason of any stock dividend or other similar transaction, then the exchange ratio will be appropriately adjusted. Accordingly, after the proposed stock dividend is distributed by Applied Materials to its stockholders on or about March 15, 2000, the exchange ratio will automatically be adjusted such that, if the merger is completed, holders of Etec common stock will receive 1.298 shares of Applied Materials common stock for each share of Etec common stock they own immediately prior to the completion of the merger.

   No fractional shares of Applied Materials common stock will be issued in the merger. Instead, each Etec stockholder entitled to a fractional share will receive a cash amount (rounded to the nearest whole cent), without interest. Unless a stockholder demands an appraisal, the cash received for a fractional share will be based on the closing price of Applied Materials common stock on the Nasdaq National Market on the date the merger becomes effective. Stockholders wishing to demand an appraisal of their fractional shares should make such demand in writing to the Secretary of Applied Materials no more than 30 days after the meeting of Etec stockholders.

   Following the effective time, Harris Trust Company of New York, which has been selected by Applied Materials to act as exchange agent, will mail to each record holder of Etec common stock immediately before the effective time, a letter indicating that the merger has been completed. Record holders of Etec common stock will also be mailed a transmittal letter, which record holders will use to exchange Etec common stock certificates for Applied Materials common stock certificates and cash for any fractional share. Transmittal letters will also be available following completion of the merger at the offices of the exchange agent at Wall Street Station, P.O. Box 1010, New York, NY 10268-1010. Additionally, holders of Etec common stock certificates may, at their option after the effective time, physically surrender in person at the offices of the exchange agent their certificates for certificates evidencing Applied Materials common stock and cash for any fractional share.

Etec common stock certificates should not be surrendered for exchange by Etec stockholders before the effective time. After the effective time, transfers of Etec common stock will not be registered on the stock transfer books of Etec.

   After the effective time, until it is surrendered and exchanged, each certificate that previously evidenced Etec common stock will be deemed to evidence the right to receive shares of Applied Materials common stock and the right to receive cash instead of any fractional share. Applied Materials will not pay dividends or other distributions on any shares of Applied Materials common stock to be issued in exchange for any Etec common stock certificate that is not surrendered until the Etec common stock certificate is surrendered as provided in the merger agreement.

Etec Stock Options and Warrants

   At the effective time, Applied Materials will assume all outstanding Etec stock options (other than options granted under Etec's 1995 Employee Stock Purchase Plan) and warrants. Each outstanding stock option or warrant assumed by Applied Materials will become an option or warrant to purchase a number of shares of Applied Materials common stock determined by multiplying the number of shares of Etec common stock subject to the stock option or warrant immediately before the effective time by the exchange ratio, rounding down to the nearest whole share. The exercise price per share of Applied Materials common stock subject to each assumed stock option or warrant will be equal to the exercise price per share of the Etec common stock subject to the stock option or warrant divided by the exchange ratio, rounding up to the nearest cent. All other terms and conditions of the stock options and warrants will not change and will operate in accordance with their terms.

   Instead of assuming outstanding Etec stock options and warrants, Applied Materials has the right, under the terms of the merger agreement, to replace outstanding Etec stock options and warrants with substitute options and warrants to purchase shares of Applied Materials common stock. If Applied Materials decides to substitute options and warrants, the number of shares covered by the substituted options and warrants and the exercise price of the substituted options and warrants will be calculated as described in the preceding paragraph. All other terms of the substitute options and warrants will be no more or less favorable to the optionee or warrantholder than the terms of the options and warrants they are replacing.

   Based on the stock options and warrants of Etec outstanding at the record date and assuming no such stock options or warrants are exercised before the effective time, Applied Materials will be required at the effective time to reserve approximately 1,829,881 shares of Applied Materials common stock (or 3,659,762 shares of Applied Materials common stock after the exchange ratio is adjusted to reflect the 100 percent stock dividend being distributed by Applied Materials to its stockholders on or about March 15, 2000) for issuance upon exercise of Etec stock options and warrants assumed or substituted by Applied Materials in connection with the merger.

Etec Employee Stock Purchase Plan

   Etec's 1995 Employee Stock Purchase Plan will be terminated at the effective time. The last business day before the effective time will be treated as the last day of the offering periods then underway under the Employee Stock Purchase Plan. Pro-rata adjustments may be required under the Employee Stock Purchase Plan to reflect these shortened offering periods, but the offering periods will otherwise be treated as fully effective and completed offering periods for all purposes of the Employee Stock Purchase Plan. The change in the offering periods described above is conditioned upon the completion of the merger.

Representations and Warranties

   The merger agreement contains customary representations and warranties of Etec and Applied Materials relating to, among other things, certain aspects of the respective businesses and assets of the parties and other matters. The representations and warranties expire at the effective time.

Covenants; Conduct of Business Prior to the Merger

   Affirmative Covenants of Etec. Etec has agreed that before the effective time it will, among other things, and subject to specified exceptions:

  . conduct its business and operations only in the ordinary course and in accordance with past practices, use all reasonable efforts to preserve intact its current business organization, keep available the services of its current officers and employees and maintain its relations and goodwill with all suppliers, customers, landlords, creditors, licensors, licensees, employees and other persons having business relationships with it, keep in full force all insurance policies, provide all notices, assurances and support required pursuant to any contract relating to any of Etec's proprietary assets in order to ensure that there is no transfer or disclosure of any of Etec's source code, or a release from escrow of any of Etec's source code that has been previously deposited into escrow; and, to the extent requested by Applied Materials, cause its officers and the officers of its subsidiaries to report regularly to Applied Materials regarding the status of Etec's business;

  . promptly notify Applied Materials of: (1) any communication from any person alleging that the consent of such person is required in connection with the transactions contemplated by the merger agreement; or (2) any legal proceeding commenced or threatened against or relating to Etec or any of its subsidiaries that relates to the completion of the transactions contemplated by the merger agreement;

  . provide Applied Materials with access to Etec's personnel, assets, books, records, tax returns and other documents;

  . deliver to Applied Materials copies of all material operating and financial reports prepared for Etec's senior management, any written materials sent by Etec to its stockholders, any material notice, document or other communication sent by Etec to or received by Etec from any party to a material contract and any notice, report or other document filed with or received from any governmental agency in connection with the merger;

  . use all reasonable efforts to file all notices, reports and other documents required to be filed with any governmental agency with respect to the merger and the other transactions contemplated by the merger agreement, including the notifications required under the HSR Act and any applicable foreign antitrust laws or regulations in connection with the merger;

  . use all reasonable efforts to take, or cause to be taken, all actions necessary to complete the merger and the other transactions contemplated by the merger agreement, including (i) making all filings and giving all notices, if any, required to be made and given by Etec in connection with the merger and the other transactions contemplated by the merger agreement, (ii) using all reasonable efforts to obtain each consent required to be obtained by Etec in connection with the merger or any of the other transactions contemplated by the merger agreement, and (iii) using all reasonable efforts to lift any restraint, injunction or other legal bar to the merger; and

  . call and hold a meeting of its stockholders to vote on a proposal to approve the merger agreement.

   Etec has also agreed that its board of directors will recommend that the Etec stockholders vote to approve the merger agreement. However, at any time before the Etec special meeting, the Etec board of directors is entitled to withdraw or modify its recommendation that the Etec stockholders vote to approve the merger agreement if certain requirements, including the following, are satisfied:

  . an unsolicited, bona fide written offer to purchase all of the outstanding shares of Etec common stock is made to Etec and is not withdrawn;

  . the Etec board of directors determines (i) based upon the advice of an independent financial advisor of nationally recognized reputation that the offer constitutes a superior offer and (ii) based upon the advice of its outside counsel, withdrawal or modification of its recommendation is required for the board of directors to comply with its fiduciary obligations to the Etec stockholders;

  . the Etec board recommendation that the Etec stockholders vote to approve the merger agreement is not withdrawn or modified in a manner adverse to Applied Materials at any time within two business days after Applied Materials receives written notice from Etec confirming that Etec's board of directors has determined that the offer constitutes a superior offer; and

  . neither Etec nor any of its representatives has violated the agreement not to solicit or encourage, or participate in discussions or negotiations with respect to, acquisition proposals from parties other than Applied Materials.

   For purposes of the merger agreement, the term "superior offer" means an unsolicited, bona fide written offer made by a third party to purchase or otherwise acquire (whether for cash, securities or other consideration and whether by tender offer, merger or otherwise) 50 percent or more of the outstanding shares of Etec common stock on terms that the Etec board of directors determines, in its reasonable judgment, based upon a written opinion of an independent financial advisor of nationally recognized reputation, to be more favorable to the Etec stockholders than the merger and, if financing is required, has committed financing or is reasonably capable of being financed.

   If the Etec board of directors withdraws or modifies its recommendation that the Etec stockholders vote to approve the merger agreement, Etec may be required to pay Applied Materials a fee in the amount of $54 million. See "Expenses and Termination Fee."

   Negative Covenants of Etec. Etec has agreed that before the effective time, except as otherwise agreed to in writing by Applied Materials, it will not, will not agree to and will not permit any of its subsidiaries to:

  . declare, accrue, set aside or pay any dividend or make any other distribution in respect of any shares of capital stock, or repurchase, redeem or otherwise reacquire any shares of capital stock or other securities;

  . subject to specified exceptions, sell, issue or grant any capital stock or any option, warrant or right to acquire any capital stock;

  . amend or waive any of its rights under, or accelerate the vesting under, any provision of any of Etec's stock option plans or any agreement evidencing any outstanding stock option or warrant;

  .  amend its articles of incorporation or bylaws;

  . effect or become a party to any merger, consolidation, share exchange, business combination, recapitalization, reclassification of shares, stock split, reverse stock split, consolidation of shares or similar transaction;

  .  form any subsidiary or acquire any interest in any other entity;

  . make any capital expenditure that, when added to all other capital expenditures made on behalf of Etec or its subsidiaries since January 12, 2000, exceeds $20 million in the aggregate;

  . enter into, become bound by, amend or terminate any material contract, other than in the ordinary course of business consistent with past practices;

  . subject to specified exceptions, acquire, lease or license any right or other asset from any other person or sell or otherwise dispose of, or lease or license, any right or other asset to any other person;

  .  subject to specified exceptions, incur or guarantee any indebtedness;

  . subject to specified exceptions, establish or amend any employee benefit plan, pay any bonus or make any profit-sharing payment to, or increase the amount of the wages, salary, commissions, fringe benefits or other compensation payable to, any of its directors, officers or employees;

  . hire any new employee at the level of Vice President or above or with an annual base salary in excess of $200,000, or promote any employee except in order to fill a position vacated after the date of the merger agreement;

  . change any of its pricing policies, product return policies, product maintenance polices, service policies, product modification or upgrade policies, personnel policies or other business policies, or any of its methods of accounting or accounting practices in any material respect;

  . take any action that Etec believes would preclude Applied Materials from accounting for the merger as a "pooling of interests";

  .  make any tax election;

  .  commence or settle any legal proceeding; or

  . enter into any material transaction or take any other material action outside the ordinary course of business or inconsistent with past practices.

   Affirmative Covenants of Applied Materials. Applied Materials has agreed that, before the effective time, it will, among other things, and subject to specified exceptions:

  . register under the Securities Act the issuance of the shares of Applied Materials common stock in the merger;

  . use reasonable efforts to file all notices, reports and other documents required to be filed with any governmental agency with respect to the merger and the other transactions contemplated by the merger agreement, including the notifications required under the HSR Act and any applicable foreign antitrust laws or regulations in connection with the merger; and

  . use all reasonable efforts to take, or cause to be taken, all actions necessary to complete the merger and the other transactions contemplated by the merger agreement, including (i) making all filings and giving all notices, if any, required to be made and given by Applied Materials in connection with the merger and the other transactions contemplated by the merger agreement, (ii) using all reasonable efforts to obtain each consent required to be obtained by Applied Materials in connection with the merger or any of the other transactions contemplated by the merger agreement, and (iii) using all reasonable efforts to lift any restraint, injunction or other legal bar to the merger.

   Applied Materials will not have any obligation under the merger agreement:
(i) to dispose of or transfer or cause any of its subsidiaries to dispose of or transfer any assets, or to commit to cause Etec or any of Etec's subsidiaries to dispose of any assets; (ii) to discontinue or cause any of its subsidiaries to discontinue offering any product or service, or to commit to cause Etec or any of Etec's subsidiaries to discontinue offering any product or service;
(iii) to license or otherwise make available, or cause or commit to cause any of its subsidiaries or Etec or any of Etec's subsidiaries to license or otherwise make available, to any person, any technology, software or other proprietary asset; (iv) to hold separate or cause any of its subsidiaries to hold separate any assets or operations (either before or after the completion of the merger), or to commit to cause Etec or any of Etec's subsidiaries to hold separate any assets or operations; (v) to make or cause any of its subsidiaries to make any commitment (to any governmental body or otherwise) regarding its future operations or the future operations of its subsidiaries; or (vi) to contest any legal proceeding relating to the merger if Applied Materials determines in good faith that contesting such legal proceeding might not be advisable.

Limitation on Etec's Ability to Consider Other Acquisition Proposals

   Etec has agreed that it will not, and that it will not authorize or permit any of its subsidiaries or representatives to:

  . solicit, initiate, encourage, induce or facilitate the making, submission or announcement of any offer, proposal, inquiry or indication of interest contemplating or otherwise relating to an Acquisition Transaction (as defined below) (an "Acquisition Proposal");

  . furnish any information to any person in connection with or in response to an Acquisition Proposal or an inquiry or indication of interest that could lead to an Acquisition Proposal;

  . engage in discussions or negotiations with any person with respect to any Acquisition Proposal;

  .  approve, endorse or recommend any Acquisition Proposal; or

  . enter into any letter of intent or agreement contemplating or relating to any Acquisition Transaction.

   An "Acquisition Transaction" includes:

   1. any merger, consolidation, share exchange, business combination, issuance of securities, acquisition of securities, recapitalization, tender offer, exchange offer or other similar transaction (i) involving Etec or any of its subsidiaries, (ii) in which a person or group of persons directly or indirectly acquires ownership of securities representing more than 15 percent of the outstanding securities of any class of voting securities of Etec or any of its subsidiaries or (iii) in which Etec or any of its subsidiaries issues securities representing more than 15 percent of the outstanding securities of any class of voting securities of Etec or any of its subsidiaries;

   2. any sale, lease, exchange, transfer, license, acquisition or disposition of any business or assets that account for 15 percent or more of the consolidated net revenues or assets of Etec or any of its subsidiaries; or

   3. any liquidation or dissolution of Etec or any of its subsidiaries.

   However, these restrictions will not prohibit Etec from furnishing nonpublic information to, or engaging in discussions or negotiations with, a third party if Etec does so in response to a superior offer (defined above), which may be conditioned on completion of "due diligence" by the third party, and if:

  . neither Etec nor any of its representatives shall have violated any of the restrictions referred to above;

  . the Etec board of directors, after having taken into account the advice of its outside legal counsel, concludes that the action is required in order for the board of directors to comply with its fiduciary obligations to the Etec stockholders;

  . at least two business days prior to furnishing any nonpublic information to, or entering into discussions or negotiations with, the third party, Etec gives Applied Materials written notice of the identity of the third party and of Etec's intention to furnish nonpublic information to, or enter into discussions or negotiations with, that third party and such information is furnished under a confidentiality agreement in substantially the same form as the mutual confidentiality agreement dated September 8, 1999 between Applied Materials and Etec; and

  . prior to furnishing any nonpublic information to the third party, Etec provides the nonpublic information to Applied Materials.

   If the Etec board of directors receives an Acquisition Proposal, then Etec must promptly inform Applied Materials of the terms of the proposal and the identity of the person making it. Thereafter, Etec must promptly notify Applied Materials of any material change in the terms or status of the Acquisition Proposal.

   Etec has agreed not to release any person from, or to waive any provision of, any confidentiality, "standstill" or similar agreement to which it or any of its subsidiaries is a party, and will use its best efforts to enforce or cause to be enforced each of these agreements at the request of Applied Materials. Etec has also agreed to promptly request each person that has executed, within 12 months prior to the date of the merger agreement, a confidentiality agreement in connection with its consideration of a possible Acquisition Transaction or equity investment in Etec to return all confidential information furnished to that person by or on behalf of Etec or any of its subsidiaries.

Conditions to the Merger

   Conditions to the Obligations of Each Party. The obligations of Applied Materials and Etec to complete the merger are subject to the satisfaction of the following conditions:

  . the registration statement on Form S-4 of which this proxy statement/prospectus is a part shall have become effective in accordance with the provisions of the Securities Act and shall not be subject to any stop order or any pending or threatened stop order proceedings;

  .  the Etec stockholders shall have approved the merger agreement;

  . all applicable waiting periods under the HSR Act shall have expired or been terminated;

  . the shares of Applied Materials common stock to be issued in the merger shall have been approved for listing (subject to notice of issuance) on the Nasdaq National Market; and

  . no court order shall be in effect that prohibits the completion of the merger.

   Conditions to the Obligation of Applied Materials. The obligation of Applied Materials to complete the merger is subject to the satisfaction of the following additional conditions:

  . the representations and warranties made by Etec in the merger agreement shall be accurate in all respects as of the date of the merger agreement and also as of the closing date as if made on the closing date, except that any inaccuracies in Etec's representations and warranties will be disregarded if the circumstances giving rise to all inaccuracies considered collectively do not constitute, and would not reasonably be expected to have, a material adverse effect on Etec and its subsidiaries;

  . Etec shall have complied in all material respects with all of its covenants and obligations in the merger agreement required to be complied with at or prior to the completion of the merger;

  .  Etec shall have obtained certain contractual consents;

  . Applied Materials shall have received: (1) an affiliate agreement from each person considered to be an "affiliate" of Etec; (2) a "comfort" letter from PricewaterhouseCoopers LLP with respect to the registration statement of which this proxy statement/prospectus is a part; (3) a letter from PricewaterhouseCoopers LLP with respect to the availability of "pooling of interests" accounting treatment for the merger; (4) a certificate executed by the Chief Executive Officer of Etec on behalf of Etec confirming that certain closing conditions have been satisfied; and
     (5) the written resignations of all officers and directors of Etec and its subsidiaries effective as of completion of the merger;

  . Stephen E. Cooper, and not more than one of three other specified executive officers of Etec, shall not, other than by reason of their death or disability, have ceased to be employed by Etec or provided oral or written notice to Etec or Applied Materials indicating an intention to terminate employment with Etec or to decline employment with Applied Materials;

  . there shall not have occurred any material adverse effect on Etec and its subsidiaries since the date of the merger agreement, and no event shall have occurred or circumstance shall exist that, alone or in combination with any other events or circumstances, could reasonably be expected to have a material adverse effect on Etec and its subsidiaries;

  . there shall not be pending or threatened any action or legal proceeding involving any governmental entity that challenges or seeks to prohibit the completion of the merger; and

  . there shall not be pending any other action or legal proceeding that could reasonably be expected to have a material adverse effect on Etec and its subsidiaries or Applied Materials that challenges or seeks to prohibit the completion of the merger (other than any legal proceeding commenced by a stockholder of Etec against Etec or its directors, officers or professional advisors as a result of the announcement of the merger).

   As used in the merger agreement, "material adverse effect" means, with respect to Etec and its subsidiaries, any event, inaccuracy or other matter that, when considered together with certain other events, inaccuracies or other matters, had or could reasonably be expected to have a material adverse effect on (i) the business, financial condition, capitalization, assets, liabilities, operations or financial performance of Etec and its subsidiaries taken as a whole, (ii) the ability of Etec to consummate the merger or any of the other transactions contemplated by the merger agreement or to perform any of its obligations under the merger agreement, or (iii) Applied Materials' ability to vote, receive dividends with respect to or otherwise exercise ownership rights with respect to the stock of Etec. However, none of the following, in and of themselves, will be deemed to have a material adverse effect on Etec and its subsidiaries:

  . an event, inaccuracy or other matter that results from conditions affecting the U.S. economy in general;

  . an event, inaccuracy or other matter that results from conditions affecting the semiconductor industry or the semiconductor equipment industry generally, so long as such conditions do not affect Etec and its subsidiaries in a materially disproportionate manner;

  . an event, inaccuracy, or other matter that results from the taking of any action expressly required by the merger agreement; and

  .  a decline in Etec's stock price.

   Conditions to the Obligation of Etec. The obligation of Etec to complete the merger is subject to the satisfaction of the following additional conditions:

  . the representations and warranties made by Applied Materials in the merger agreement shall be accurate in all respects as of the date of the merger agreement and also as of the closing date as if made on the closing date, except that any inaccuracies in Applied Materials' representations and warranties will be disregarded if the circumstances giving rise to all inaccuracies considered collectively do not constitute, and would not reasonably be expected to have, a material adverse effect on Applied Materials;

  . Applied Materials shall have complied in all material respects with all of its covenants and obligations in the merger agreement required to be complied with at or prior to the completion of the merger; and

  . Etec shall have received: (1) a tax opinion that the merger will constitute a reorganization for federal income tax purposes; and (2) a certificate executed by an executive officer of Applied Materials on behalf of Applied Materials confirming that certain closing conditions have been satisfied.

   As used in the merger agreement, "material adverse effect" means, with respect to Applied Materials, any event, inaccuracy or other matter that, when considered together with certain other events, inaccuracies or other matters, had or would reasonably be expected to have a material adverse effect on the business, financial condition, capitalization, assets, liabilities, operations or financial performance of Applied Materials and its subsidiaries taken as a whole, or the ability of Applied Materials to consummate the merger or any of the other transactions contemplated by the merger agreement or to perform any of its obligations under the merger agreement. However, none of the following, in and of themselves, will be deemed to have a material adverse effect on Applied Materials:

  . an event, inaccuracy or other matter that results from conditions affecting the U.S. economy in general;

  . an event, inaccuracy or other matter that results from conditions affecting the semiconductor industry or the semiconductor equipment industry generally, so long as such conditions do not affect Applied Materials in a materially disproportionate manner;

  . an event, inaccuracy or other matter that results from the taking of any action expressly required by the merger agreement; and

  .  a decline in Applied Materials' stock price.

Termination of the Merger Agreement

   Applied Materials and Etec can agree by mutual written consent to terminate the merger agreement at any time before the merger is completed. In addition, either company can terminate the merger agreement if:

  . the merger is not completed on or before August 31, 2000, unless the failure to complete the merger is attributable to a failure on the part of the party seeking to terminate the merger agreement to perform any material obligation;

  . a court or government entity issues a final order prohibiting the merger;

  .  the Etec stockholders do not approve the merger agreement; or

  . the other company materially breaches its representations, warranties or covenants in the merger agreement and the breach is not curable through the exercise of reasonable efforts or the other company is not using reasonable efforts to cure the breach.

   In addition, Applied Materials can terminate the merger agreement, before the receipt of the Etec stockholder approval, if any of the following (a "Triggering Event") occurs:

  . the Etec board of directors fails to recommend that the Etec stockholders vote to approve the merger agreement, withdraws or adversely modifies its recommendation that the Etec stockholders vote to approve the merger agreement or approves, endorses or recommends another Acquisition Proposal (as defined above);

  . Etec enters into a letter of intent or similar document or agreement relating to another Acquisition Proposal;

  . a tender or exchange offer relating to securities of Etec is commenced, and Etec does not send to its securityholders, within 10 business days after the commencement of the tender or exchange offer, a statement disclosing that Etec recommends rejection of the tender or exchange offer;

  . another Acquisition Proposal is publicly announced and Etec fails to issue a press release announcing its opposition to the Acquisition Proposal within 10 business days after the Acquisition Proposal is announced;

  . any person or group of persons acquires or agrees to acquire, or discloses an intention to acquire, Etec securities representing more than 15 percent of the outstanding securities of any class of voting securities of Etec;

  . Etec materially breaches its agreement not to solicit or encourage, or participate in discussions or negotiations with respect to, Acquisition Proposals from parties other than Applied Materials; or

  . Etec fails to hold the special meeting of its stockholders within 60 days after the effective date of the registration statement of which this proxy statement/prospectus is a part.

   Etec would be required to pay Applied Materials a termination fee in the amount of $54 million if the merger agreement is terminated by Applied Materials under any of the circumstances set forth in the preceding sentence. Subject to limited exceptions, including the survival of Etec's agreement to pay a termination fee to Applied Materials under certain circumstances, if the merger agreement is terminated, then it will be of no further effect, there will be no liability on the part of Applied Materials or Etec to the other, and all rights and obligations of the parties will cease. However, no party will be relieved from its obligations with respect to any breach of any representation, warranty or covenant contained in the merger agreement.

Expenses and Termination Fee

   The merger agreement provides that, regardless of whether Applied Materials and Etec complete the merger, each of Applied Materials and Etec will pay its own costs and expenses incurred in connection with the merger agreement and the transactions contemplated by the merger agreement, except that Applied Materials and Etec have agreed to share equally all fees and expenses, other than attorneys' fees, incurred in connection with (i) the filing, printing and mailing of this proxy statement/prospectus and any amendments or supplements and (ii) the filing by the parties of the premerger notification and report forms relating to the merger under the HSR Act and the filing of any notice or other document under any applicable foreign antitrust law or regulation.

   Etec has agreed to pay Applied Materials a termination fee in the amount of $54 million within seven business days after Applied Materials terminates the merger agreement, if Applied Materials terminates the merger agreement because:

  . the Etec board of directors fails to recommend that Etec's stockholders vote to approve the merger agreement, withdraws or adversely modifies its recommendation that Etec stockholders vote to approve the merger agreement or approves, endorses or recommends another Acquisition Proposal (as defined above);

  . Etec enters into a letter of intent or similar document or agreement relating to another Acquisition Proposal;

  . a tender or exchange offer relating to securities of Etec is commenced, and Etec does not send to its securityholders, within 10 business days after the commencement of the tender or exchange offer, a statement disclosing that Etec recommends rejection of the tender or exchange offer;

  . another Acquisition Proposal is publicly announced and Etec fails to issue a press release announcing its opposition to the Acquisition Proposal within 10 business days after the Acquisition Proposal is announced;

  . any person or group of persons acquires or agrees to acquire, or discloses an intention to acquire, Etec securities representing more than 15 percent of the outstanding securities of any class of voting securities of Etec;

  . Etec materially breaches its agreement not to solicit or encourage, or participate in discussions or negotiations with respect to, Acquisition Proposals from parties other than Applied Materials; or

  . Etec fails to hold the special meeting of its stockholders within 60 days after the effective date of the registration statement of which this proxy statement/prospectus is a part.

   In addition, Etec has agreed to pay Applied Materials a termination fee in the amount of $54 million if:

  . the merger agreement is terminated by Applied Materials or Etec because the Etec stockholders fail to approve the merger agreement;

  . at or prior to the time of such termination, an Acquisition Proposal was disclosed, commenced, submitted or made; and

  . within 270 days after the termination of the merger agreement, Etec consummates an Acquisition Transaction or Etec or any of its subsidiaries has entered into a contract contemplating an Acquisition Transaction.

   For purposes of the preceding sentence, "Acquisition Proposal" and "Acquisition Transaction" have the same meanings referred to above on page 54, except that all references to "15 percent" in the definition of "Acquisition Transaction" refer instead to "35 percent".

                             STOCK OPTION AGREEMENT

   The following description of the stock option agreement describes the material terms of the stock option agreement between Applied Materials and Etec, dated as of January 12, 2000. The full text of the stock option agreement is attached as Annex C to this proxy statement/prospectus and is incorporated in this proxy statement/prospectus by reference. We encourage you to read the entire stock option agreement.

   In order to induce Applied Materials to enter into the merger agreement, Etec granted to Applied Materials an irrevocable option to purchase newly issued shares of Etec common stock representing up to 19.9 percent of the number of shares of Etec common stock outstanding. The purchase price per option share is $82.46.

Purpose of the Option

   The option is intended to increase the likelihood that the merger will be completed on its agreed terms. The option could prevent an alternative acquisition transaction with Etec from being accounted for as a "pooling of interests" for financial accounting purposes. The option therefore may have the effect of discouraging others from making acquisition proposals to Etec before the completion of the merger with Applied Materials, even if they might be prepared to offer to provide consideration to Etec stockholders that has a higher current market price then the shares of Applied Materials common stock to be received by Etec stockholders in the merger.

Exercisability of the Option

   The option may be exercised: (a) immediately prior to Etec being required to pay a termination fee to Applied Materials in circumstances in which a termination fee is due because the Etec stockholders failed to approve the merger agreement, an Acquisition Proposal was disclosed, commenced, submitted or made and within 270 days after termination of the merger agreement, Etec consummates an Acquisition Transaction or Etec or any of its subsidiaries has entered into a contract contemplating an Acquisition Transaction (see "Certain Terms of the Merger Agreement--Expenses and Termination Fee"); (b) if Applied Materials has terminated the merger agreement because of a "Triggering Event" (see "Certain Terms of the Merger Agreement--Termination of the Merger Agreement"); or (c) if, after the occurrence of a Triggering Event, Applied Materials delivers to Etec a written notice containing Applied Materials' irrevocable determination to terminate the merger agreement if the Etec stockholders do not approve the merger agreement by the required vote upon the failure to obtain such vote. The option will remain in effect until the earliest to occur of: (a) the effective time, (b) the date of termination of the merger agreement before the option becomes exercisable, or (c) the 180th day after the date on which Applied Materials receives notice from Etec that the option has become exercisable. Applied Materials may exercise the option, in whole or in part, at any time during the option term following the date on which the option becomes exercisable.

Repurchase of the Option by Etec

   For a specific period of time following the date on which the option becomes exercisable, Applied Materials has the right to require Etec to repurchase from Applied Materials any unexercised portion of the option and all shares of Etec common stock previously purchased by Applied Materials pursuant to the option that Applied Materials then owns at an aggregate purchase price specified in the stock option agreement.

Profit Limitation

   The stock option agreement provides that, in no event shall Applied Materials' "total profit", as defined in the option agreement (including any termination fee paid to Applied Materials by Etec) exceed $54 million. If Applied Materials' total profit (including any termination fee paid to Applied Materials by Etec) exceeds $54 million, Applied Materials can (a) reduce the number of option shares subject to the option agreement; (b) deliver to Etec for cancellation some option shares previously purchased by Applied Materials;
(c) pay Etec cash; or (d) do any combination of the foregoing.

Other

   The stock option agreement contains provisions governing the procedure for exercise of the option and payment for the shares purchased upon exercise and other provisions that adjust the number of shares and the exercise price upon the occurrence of certain events, such as stock dividends, divisions, combinations, recapitalizations, exchanges of shares and other similar transactions.

   Finally, the stock option agreement contains provisions obligating Etec to register under the Securities Act the offering, sale and delivery by Applied Materials of shares of Etec common stock acquired by Applied Materials upon the exercise of the option.

                               VOTING AGREEMENTS

   The following description of the voting agreements sets forth the material terms of the voting agreements. The form of voting agreement is attached as Annex D to this proxy statement/prospectus and is incorporated in this proxy statement/prospectus by reference. We encourage you to read the entire form of the voting agreement.

   All directors and executive officers of Etec have entered into voting agreements with Applied Materials dated January 12, 2000. They have agreed in the voting agreements to vote all shares of Etec common stock owned by them as of the record date in favor of the approval of the merger agreement. They have also granted Applied Materials irrevocable proxies to vote their shares of Etec common stock in favor of the merger agreement. Approximately 188,046 shares, or
0.8 percent of the Etec common stock outstanding on the record date, are subject to voting agreements and irrevocable proxies. The Etec executive officers and directors who signed the voting agreements have also agreed that, before the termination of the voting agreements, they will not transfer, assign, convey or dispose of any shares of Etec common stock, or any option to purchase shares of Etec common stock, owned by them unless each person to whom any shares or options are transferred executes a voting agreement and agrees to hold those shares or options subject to all of the terms and provisions of the voting agreement.

                        MANAGEMENT AND OTHER INFORMATION

   After the merger, Etec will be a wholly-owned subsidiary of Applied Materials, and all of Etec's subsidiaries will be indirect wholly-owned subsidiaries of Applied Materials. Information relating to the management, executive compensation, certain relationships and related transactions and other related matters pertaining to Applied Materials and Etec is contained in or incorporated by reference in their respective annual reports on Form 10-K, which are incorporated in this proxy statement/prospectus. See "Where You Can Find More Information."

Beneficial Ownership of Etec Shares

   The following table and the related notes present information on the beneficial ownership of shares of Etec common stock, as of February 23, 2000 (except as noted in the footnotes), by each director and executive officer of Etec and by each person (other than Applied Materials) or group who is known to the management of Etec to be the beneficial owner of more than 5 percent of the Etec common stock outstanding as of February 23, 2000. This table is based upon information supplied by executive officers, directors and principal stockholders and Schedules 13D and 13G filed with the SEC. Where information regarding stockholders is based on Schedules 13D and 13G, the number of shares owned is as of the date for which information was provided in those schedules, as noted. Unless otherwise indicated in the footnotes to this table and subject to applicable community property laws and the voting agreements entered into between Applied Materials and the executive officers and directors of Etec, Etec believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 22,271,632 shares of Etec common stock outstanding on February 23, 2000, adjusted as required by rules promulgated by the SEC. Shares of Etec common stock subject to options that were exercisable on February 23, 2000 or are exercisable within 60 days after February 23, 2000 are treated as outstanding and beneficially owned by the person holding them for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other stockholder.

                                                      Beneficial Ownership
                                                  ----------------------------
                                                                 Percent of
                                                   Number of        Total
                                                  Shares Owned Outstanding (%)
                                                  ------------ ---------------
   Entities affiliated with Capital Group
    International, Inc.(1)......................   4,710,900        21.2%
    11100 Santa Monica Blvd., Los Angeles, CA
     90025
   Massachusetts Financial Services Company(2)..   2,069,463         9.3%
    500 Boylston St., Boston, MA 02116
   Pioneer Investment Management, Inc.(3).......   1,491,500         6.7%
    60 State St., Boston, MA 02109
   Capital Research and Management Company(4)...   1,226,600         5.5%
    333 S. Hope St., Los Angeles, CA 90071
   SMALLCAP World Fund, Inc.(5).................   1,210,000         5.4%
    333 S. Hope St., Los Angeles, CA 90071
   William D. Cole..............................      16,146           *
   Stephen E. Cooper(6).........................     101,788           *
   Trisha A. Dohren.............................       2,243           *
   Edward Gelbach(6)............................      30,000           *
   Mark A. Gesley...............................      30,712           *
   John McBennett(6)............................      14,000           *
   Leslie Polgar................................         250           *
   William J. Ryan(6)...........................       2,333           *
   William T. Siegle(6).........................      11,000           *
   William D. Snyder(6).........................       4,000           *
   Takeshi (John) Suzuki(6).....................      24,833           *
   Thomas M. Trent..............................       8,000           *
   Paul A. Warkentin(6).........................      81,076           *
   W. Russell Wayman............................         748           *
   Robert L. Wehrli(6)..........................       9,000           *
   All current executive officers and directors
    as a group (15 persons)(6)..................     336,129         1.5%

--------
 *  Less than one percent.

(1) As reported in Amendment No. 3 to Schedule 13G dated February 10, 2000, filed by Capital Group International, Inc. Capital Guardian Trust Company, a bank, has sole voting power with respect to 1,819,900 shares and sole dispositive power with respect to 2,234,300 shares. Capital Group International, Inc., a parent holding company, has sole voting power with respect to 2,062,200 shares and sole investment power with respect to 2,476,600 shares.

(2) As reported in Schedule 13G filed February 8, 2000, Massachusetts Financial Services Company has sole voting power with respect to 1,744,263 shares and sole dispositive power with respect to all shares.

(3) As reported in Amendment No. 2 to Schedule 13G dated January 3, 2000, filed by Pioneer Investment Management, Inc., a registered investment advisor.

(4) As reported in Amendment No. 1 to Schedule 13G filed February 11, 2000, by Capital Research and Management Company. Capital Research and Management Company, a registered investment advisor, has sole dispositive power with respect to the shares.

(5) As reported in Schedule 13G dated February 8, 1999, sent to Etec by SMALLCAP World Fund, Inc., which is advised by Capital Research and Management Company. SMALLCAP World Fund, Inc. has sole voting power with respect to the shares.

(6) Includes shares issuable upon exercise of options within 60 days of February 23, 2000. For the executive officers and directors named individually in the table above, the amounts of such shares are as follows:
    Mr. Cooper, 25,000; Mr. Gelbach, 20,000; Mr. McBennett, 14,000; Mr. Ryan, 2,083; Mr. Siegle, 11,000; Mr. Snyder, 3,000; Mr. Suzuki, 11,500; Mr.
    Warkentin, 52,500; Mr. Wehrli, 9,000; and for all executive officers and directors as a group (15 persons), 148,083.

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

   COMPARATIVE RIGHTS OF APPLIED MATERIALS STOCKHOLDERS AND ETEC STOCKHOLDERS

   Etec is incorporated under the laws of the State of Nevada. The rights of Etec stockholders are currently governed by the Nevada Revised Statutes and the articles of incorporation and bylaws of Etec. Applied Materials is incorporated under the laws of the State of Delaware. The rights of Applied Materials stockholders are currently governed by the Delaware General Corporation Law and the certificate of incorporation and bylaws of Applied Materials. After the merger, Etec's stockholders will become stockholders of Applied Materials and Etec's stockholders' rights will cease to be defined and governed by the Nevada Revised Statutes and the articles of incorporation and bylaws of Etec, and instead will be defined and governed by the Delaware General Corporation Law and the certificate of incorporation and bylaws of Applied Materials.

   While the rights and privileges of stockholders of a Delaware corporation (such as Applied Materials) are, in many instances, comparable to those of stockholders of a Nevada corporation (such as Etec), there are differences. The following is a summary of certain material differences between the rights of holders of Etec common stock and the rights of holders of Applied Materials common stock at the date of this proxy statement/prospectus. This summary is not intended to be complete and is qualified in its entirety by reference to the relevant provisions of the articles of incorporation and bylaws of Etec, the certificate of incorporation and bylaws of Applied Materials, and Nevada and Delaware law. Etec's articles of incorporation and bylaws and Applied Materials' certificate of incorporation and bylaws are filed as exhibits to SEC filings that are incorporated by reference in the registration statement of which this proxy statement/prospectus is a part.

   The laws of Nevada and Delaware provide that some of the statutory provisions as they affect various rights of holders of shares may be modified by provisions in the articles or certificate of incorporation or bylaws of the relevant corporation. The following summary of provisions contained in Nevada law is subject to modification by provisions contained in the articles of incorporation and bylaws of Etec and the following summary of provisions contained in Delaware law is subject to modification by provisions contained in the certificate of incorporation and bylaws of Applied Materials.

Adopting, Amending or Repealing Bylaws

   Subject to the bylaws, if any, adopted by the stockholders, Nevada law permits the directors to make the bylaws of the corporation. Even if the bylaws confer this power on the board of directors, the stockholders also have the power to adopt, amend or repeal bylaws. Etec's bylaws state that new bylaws may be adopted, and the current bylaws may be amended or repealed, by a vote of the stockholders entitled to exercise a majority of the voting power of the corporation or by written consent of such stockholders. Subject to the Etec stockholders' right to adopt, amend or repeal the bylaws, the board of directors of Etec may also adopt, amend or repeal the bylaws, except for provisions of the bylaws dealing with such matters as: (a) the indemnification of officers and directors; (b) the authorized number of directors of the corporation; (c) restrictions on transactions involving interested directors;
(d) committees of the board; and (e) the power of the board to adopt, amend or repeal the bylaws.

   Delaware law provides that stockholders entitled to vote and the board of directors of a Delaware corporation shall have the power to adopt new bylaws or amend or repeal the corporation's current bylaws. Applied Materials' bylaws permit stockholders upon the affirmative vote of holders of not less than a majority of the total voting power of all issued and outstanding shares of stock of the corporation entitled to vote, to adopt new bylaws or amend or repeal the current bylaws. The board of directors of Applied Materials also has the right to adopt new bylaws or amend or repeal any and all provisions of the corporation's bylaws, including provisions dealing with such matters as: (a) the indemnification of officers and directors; (b) the authorized number of directors of the corporation; (c) restrictions on transactions involving interested directors; and (d) committees of the board.

Size of the Board of Directors

   Under Nevada law, a corporation must have at least one director, and a corporation may provide in its articles of incorporation or in its bylaws for a fixed number of directors or a variable number of directors within a fixed minimum and maximum and for the manner in which the number of directors may be increased or decreased. If the articles or bylaws so provide, Nevada law permits a corporation's board of directors to change the initial number or range of directors by amendment of the corporation's bylaws or by resolution. Etec's articles of incorporation provide that the number of directors of Etec may be increased or decreased in the manner set forth in Etec's bylaws provided that the number of directors shall never be less than one. Etec's bylaws state that the initial number of directors shall be nine and that the number of directors may be increased or decreased by a resolution of the board of directors duly adopted by 75 percent of all directors. Etec currently has eight directors.

   Under Delaware law, a corporation must have at least one director, and a corporation may provide in its certificate of incorporation or in its bylaws for a fixed number of directors. Under Delaware law, a corporation's board of directors alone may change the authorized number or range of directors by amendment of the corporation's bylaws, unless otherwise prohibited by the corporation's certificate of incorporation (in which case a change in the number of directors may be made only upon approval by the stockholders). The Applied Materials bylaws state that the board of directors shall consist of 10 persons. The number of directors of the Applied Materials board may be changed by amendment to Applied Materials' bylaws, which may be adopted by a majority of the Applied Materials directors.

Election of Directors

   Nevada law permits directors to be divided into separate classes with staggered terms of office. However, at least one-fourth in number must be elected annually. Etec's bylaws state the board of directors may, by resolution, establish a staggered board of directors, which resolution will set forth the initial terms and the standard terms of office for each class of directors. Etec's bylaws require that at least one-fourth of the directors be elected at each annual meeting of stockholders, but if any such annual meeting is not held, or the directors are not elected at such meeting, the directors may be elected at any special meeting of stockholders. The board of directors of Etec is currently not classified and the terms of directors are not staggered. All directors hold office until their respective successors are elected or until their resignation, death or removal.

   Delaware law permits directors to be divided into up to three separate classes with staggered terms of office if the certificate of incorporation provides for a staggered board. Applied Materials certificate of incorporation does not provide for a staggered board. Pursuant to Applied Materials' bylaws, directors of Applied Materials will be elected at each annual meeting of stockholders, and will hold office until his/her successor is elected and qualified or until his/her earlier resignation, death or removal.

Removal of Directors

   Under Nevada law, any director may be removed by the vote of the holders of not less than two-thirds of the voting stock, subject to specific provisions concerning the vote needed to remove individual directors of a Nevada corporation having cumulative voting, or classes or series of shares entitled to elect one or more directors. Etec's bylaws state that any or all of the directors may be removed without cause if such removal is approved by not less than two-thirds of the issued and outstanding shares entitled to vote; provided, however, that (i) if the articles of incorporation or an amendment to the articles provide for the election of directors by cumulative voting, no director shall be removed from office except upon the vote or written consent of stockholders owning sufficient shares to have prevented his or her election to office in the first place; (ii) the articles of incorporation may require the concurrence of a larger percentage of the stock entitled to voting power in order to remove a director; and (iii) when by the provisions of the articles of incorporation the holders of the shares of any class or series, voting as a class or series, are entitled to elect one or more directors, any director so elected may be removed only by the applicable vote of the holders of the shares of that class or series. Currently, none of these exceptions apply.

   Under Delaware law, stockholders holding a majority of the outstanding shares entitled to vote for directors may remove a director with or without cause, except in cases involving classified boards or where cumulative voting is permitted. The Applied Materials bylaws provide for removal with or without cause by the holders of a majority of the shares entitled to vote at an election of directors.

Filling New Seats or Vacancies on the Board of Directors

   Under Nevada law, all vacancies, including those caused by an increase in the number of directors, may be filled by a majority of the remaining directors, even though less than a quorum. The articles of incorporation of Etec provide that all vacancies, including vacancies caused by an increase in the number of directors or removal of a director, that are not filled by the stockholders, may be filled by the remaining directors, though less than a quorum. Etec's bylaws provide that the Etec board may fill all vacancies created by reason of death, resignation or removal, or if the authorized number of directors is increased or otherwise, by a majority vote of the remaining directors, although less than a quorum, or by a sole remaining director. Furthermore, the stockholders of Etec may elect a director or directors at any time to fill any vacancy or vacancies not filled by the directors.

   Under Delaware law, vacancies and newly created directorships may be filled by a majority of the directors then in office (even though less than a quorum), unless (i) otherwise provided in the corporation's certificate of incorporation or bylaws, or (ii) the certificate of incorporation directs that a particular class is to elect the director, in which case any other directors elected by that class, or a sole remaining director, must fill the vacancy. The Applied Materials bylaws provide that when one or more directors resign and the resignation is effective at a future date, a majority of the directors then in office, including those who have resigned, shall have the power to fill such vacancy or vacancies. Vacancies and newly created directorships resulting from an increase in the authorized number of directors elected by all of the stockholders having the right to vote as a single class may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. If at any time, by reason of death or resignation or other cause, Applied Materials should have no directors, then any officer or any stockholder or an executor, administrator, trustee or guardian of a stockholder, or other fiduciary entrusted with like responsibility for the person or estate of a stockholder, may call a special meeting of stockholders or apply to the Court of Chancery for a decree summarily ordering an election as provided pursuant to Delaware law. The stockholders may elect a director at any time to fill any vacancy not filled by the directors.

Limitation of Personal Liability

   Under Nevada law, a corporation may include in its articles of incorporation a provision that would, subject to the limitations described below, limit or eliminate the personal liability of directors and officers to the corporation or its stockholders for damages for breaches of their fiduciary duty. Under Nevada law, a provision in the articles of incorporation may not, however, eliminate or limit the liability of a director or officer for acts or omissions that involve intentional misconduct, fraud or a knowing violation of law or the payment of distributions in violation of Section 78.300 of the Nevada Revised Statutes. The Etec articles of incorporation state that no director or, to the extent specified by the board of directors, officer will be liable to Etec or its stockholders for damages for breach of fiduciary duty as a director or officer, except for (a) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (b) the unlawful payment of dividends.

   Under Delaware law, a corporation may include in its certificate of incorporation a provision that would, subject to the limitations described below, limit or eliminate directors' liability for monetary damages for breaches of their fiduciary duty of care. Under Delaware law, a director's liability cannot be limited or eliminated:

  . for breaches of the duty of loyalty,

  . for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law,

  . for the payment of unlawful dividends or expenditure of funds for unlawful stock purchases or redemptions, or

  . for transactions from which such director derived an improper personal benefit.

   In addition, the limitation of liability provisions may not limit a director's liability for violation of, or otherwise relieve Applied Materials or its directors from the necessity of complying with, federal or state securities laws, or affect the availability of nonmonetary remedies such as injunctive relief or rescission. The Applied Materials certificate of incorporation states that a director will not be personally liable to Applied Materials or its stockholders for monetary damages for breach of fiduciary duty as a director, subject to the exceptions referred to above.

Indemnification

   Nevada law provides that a corporation may indemnify any person against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement, other than in an action by or in the right of the corporation, by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation in any such capacity for another enterprise; provided that he or she acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to a criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful. For actions or suits by or in the right of the corporation, Nevada law provides that a person may be indemnified if he or she acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that in such an action or suit by or in the right of the corporation, the corporation may not indemnify a person for any claim, issue or matter as to which the person has been adjudged by a court, after exhaustion of all appeals, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court determines that in view of all of the circumstances of the case, the person is fairly and reasonably entitled to indemnification. To the extent a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of the matter or any claim, issue or matter therein, the corporation must indemnify him or her against all expenses, including attorneys' fees actually and reasonably incurred in the defense. Nevada law provides that the determination of whether indemnification is proper must be made by the stockholders; the board of directors by a vote of a quorum consisting of directors who were not parties to the action, suit or proceeding; by independent legal counsel if a majority of a quorum of directors who were not parties so orders or if a quorum of directors who were not parties cannot be obtained.

   Etec's articles of incorporation and bylaws require the corporation to indemnify all persons whom it shall have the power to indemnify to the fullest extent permitted by law. The articles of incorporation and bylaws provide that such right shall not be exclusive of any other rights of indemnification.

   Delaware law contains indemnification provisions that are similar to the indemnification provisions contained in Nevada law, except that, in certain instances, Delaware law is possibly less favorable to the indemnitee than Nevada law. Applied Materials' certificate of incorporation provides that Applied Materials will indemnify its directors, officers, employees and agents to the fullest extent permitted by Delaware law.

Transactions Involving Directors and Officers

   Under Nevada law, there is no specific provision concerning or prohibition against loans or guarantees made by a corporation for the benefit of a director or officer of the corporation.

   A contract or transaction between a Nevada corporation and one or more of its directors or officers, or between a Nevada corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, is not void or voidable solely for that reason, or solely because the common or interested director or officer was present at the board or board committee meeting or joins in the execution of the written consent that authorizes the contract or transaction or because the vote of the common or interested director is counted for purposes of authorizing the contract or transaction, if any one of the following circumstances exists:

  . the fact of the common directorship, office or financial interest is known to the board or committee, and the board or committee authorizes, approves or ratifies the contract or transaction in good faith by a vote sufficient for the purpose without counting the vote of the common or interested director;

  . the fact of the common directorship, office or financial interest is known to the stockholders, and they approve or ratify the contract or transaction in good faith by a majority vote of stockholders holding a majority of the voting power;

  . the fact of the common directorship, office or financial interest is not known to the director as of the time the transaction is brought before the board of directors for action; or

  . the contract or transaction is fair as to the corporation at the time that it is authorized or approved.

   Etec's bylaws state that Etec shall not enter into any contract or other transaction with any corporation, firm or association of which one of the directors is an employee, officer or agent, which contract or transaction could involve payments by Etec to such corporation, firm or association aggregating $100,000 or more (other than interest or dividend payments), unless such contract or transaction has been approved by a majority of the disinterested directors.

   A Delaware corporation may lend money to, or guarantee any obligation incurred by, its officers or directors if, in the judgment of the board of directors, the loan or guarantee may reasonably be expected to benefit the corporation. Also, under Delaware law, any other contract or transaction between the corporation and one or more of its directors or officers, or between a Delaware corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, is not void or voidable solely for that reason, or solely because the interested director or officer was present at or participates in the board or board committee meeting that authorizes the contract or transaction, or solely because any such director's or officer's votes are counted for such purpose, if:

  . the material facts as to the director's or officer's relationship or interest and as to the contract or transaction are disclosed or known to the board of directors or committee, and the board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors is less than a quorum; or

  . the material facts as to the director's or officer's relationship or interest and as to the contract or transaction are disclosed or known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

  . the contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified by the board of directors, a committee thereof, or the stockholders.

Inspection of Stockholders' List and Other Corporate Documents

   Nevada law allows any person who has been a stockholder of record for at least six months or who holds an aggregate of 5 percent or more of the corporation's outstanding shares to inspect and copy the stockholders' list, articles and bylaws. The corporation may deny inspection if the stockholder refuses to furnish an affidavit that the inspection is not desired for a purpose that is the business or object other than the business of the corporation and that he or she has not at any time sold or offered for sale any stockholders' list of any corporation or aided or abetted any person in procuring a list for that purpose. A Nevada corporation must allow stockholders of record who own or represent at least 15 percent of a corporation's shares the right, upon at least five days written demand, to inspect the books of account and financial records of the corporation, to make copies from them and to conduct an audit of those records, except that any corporation listed and traded on any recognized stock exchange or any corporation that furnishes to its stockholders a detailed, annual financial statement is exempt from this requirement. The corporation may deny inspection to any stockholder who refuses to furnish an affidavit that the inspection or audit is not desired for any purpose not related to his or her interest as a stockholder. Etec's bylaws state that its stockholders have the right to inspect such corporate records at such times and based upon the limitations of such rights as may be set forth in the Nevada Revised Statutes from time to time.

   Both Applied Materials' bylaws and Delaware law state that any stockholder of record, in person or by attorney or other agent, shall upon written demand under oath, have the right during usual business hours to inspect for any proper purpose the corporation's stock ledger, a list of its stockholders, and its other books and records and to make copies or extracts from them. Under Delaware law, a proper purpose shall mean a purpose reasonably related to such person's interest as a stockholder.

Advance Notice of Stockholder Business

   Etec's bylaws provide that for business to be properly brought before the annual meeting of stockholders by an Etec stockholder, the stockholder must provide the Secretary of the corporation with timely notice in writing. To be timely, each notice must be given either by personal delivery or by U.S. mail, postage prepaid, to the Secretary of the corporation and received by the Secretary not later than 60 days prior to the first anniversary of the date on which notice of the prior year's annual meeting was mailed to stockholders. The notice sent to the Secretary must set forth: (a) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting; (b) information concerning the stockholder, including the stockholder's name and address; (c) a lawful representation that the stockholder is entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to present the matter specified in the notice; (d) any material interest of the stockholder in the business specified in the notice; and (e) such other information with respect to the matter as would be required to be included in a proxy statement soliciting proxies for the presentation of the matter at the meeting.

   Applied Materials' bylaws state that no proposal by any person other than the board of directors shall be submitted for the approval of stockholders at any regular or special meeting of the stockholders of the corporation unless the person advancing such proposal shall have delivered a written notice to the Secretary of the corporation no later than the close of business 45 days prior to the month and day of mailing the prior year's proxy statement. Such notice shall set forth: (a) the name and address of the person advancing the proposal;
(b) any material interest of such person in the proposal; and (c) such other information concerning the person making the proposal and the proposal itself as would be required by the appropriate rules and regulations of the Securities and Exchange Commission to be included in a proxy statement soliciting proxies for the proposal.

Power to Call Special Meetings of Stockholders

   Nevada law does not specify who may call special meetings of stockholders. Etec's bylaws provide that special meetings of stockholders may be called by the chairman of the board, the chief executive officer, the president, a vice president, the secretary or by a majority of the board of directors.

   Under Delaware law, special meetings of stockholders may be called by a corporation's board of directors or by any other person or persons authorized by the corporation's certificate of incorporation or bylaws. Applied Materials' bylaws provide that special meetings of stockholders may be called by the board of directors, the chairman of the board or by the president.

Distributions

   Under Nevada law, no distribution to or for the benefit of stockholders with respect to their shares may be made if after giving effect to the distribution either of the following two conditions are met: (a) the corporation would not be able to pay its debts as they become due in the usual course of business; or (b) the sum of the corporation's assets would be less than the sum of its total liabilities plus any amount that would be needed to satisfy the preferential rights upon dissolution of stockholders whose preferential rights are superior to those receiving the distribution, if the corporation were to be dissolved at the time of the distribution. Under Nevada law, a distribution includes the payment of a dividend, a distribution of indebtedness and the repurchase or the redemption of shares.

   Delaware law generally provides that a corporation may declare and pay dividends out of surplus or, when no surplus exists (and subject to specified limitations), out of net profits for the fiscal year in which the dividend is declared and/or for the preceding fiscal year. Surplus is defined as net assets minus stated capital. Delaware law applies different tests to the payment of dividends and the repurchase of shares.

   Nevada and Delaware law contain other differences with respect to distributions, including differences relating to the time at which a distribution is deemed to have been made.

Stockholder Approval of Certain Business Combinations

   In recent years, a number of states have adopted special laws designed to make certain kinds of "unfriendly" corporate takeovers, or other transactions involving a corporation and one or more of its significant stockholders, more difficult. Certain of these laws that have been adopted in Nevada and Delaware are summarized below.

   Sections 78.411 to 78.444 of the Nevada Revised Statutes restrict the ability of a Nevada corporation having at least 200 stockholders of record to engage in any "combination" with an "interested stockholder" for three years after the interested stockholder's date of acquiring the shares that cause the stockholder to become an interested stockholder, unless the combination or the purchase of shares by the interested stockholder is approved by the board of directors before that date. Under these statutes:

  . an "interested stockholder" means (1) the "beneficial owner," as defined in the Revised Nevada Statutes, of 10 percent or more of the voting power of the corporation, or (2) an affiliate or associate of the corporation who at any time within three years immediately before the date in question was the beneficial owner, directly or indirectly, of 10 percent or more of the voting power of the corporation; and

  . a "combination" is broadly defined to include a merger or consolidation of the corporation or any subsidiary of the corporation with the interested stockholder; any sale, mortgage or other disposition of assets to or with the interested stockholder exceeding certain amounts; the issuance or transfer of shares of the corporation or its subsidiaries to the interested stockholder exceeding a specified market value; the adoption of any plan or proposal for the liquidation or dissolution of the corporation proposed by the interested stockholder; transactions that would have the effect of increasing the proportionate share of outstanding shares of the corporation owned by the interested stockholder; or the receipt of any benefit, except proportionately as a stockholder, of any loans, advances or other financial benefits by an interested stockholder. A combination also generally includes any of the foregoing transactions with an affiliate or associate of the interested stockholder.

   If the combination or purchase of shares was not previously approved by the board, the interested stockholder may effect the combination after the three-year period only if the combination is either:

  . approved by the holders of stock representing a majority of the outstanding shares not beneficially owned by the interested stockholder at a meeting called for that purpose no earlier than three years after the date of acquiring shares; or

  . the combination meets statutory fair price criteria.

   The above provisions do not apply to any business combination involving a corporation:

  . whose original articles of incorporation expressly elect not to be governed by such provisions;

  . which does not, as of the date of acquiring shares, have a class of voting shares registered with the SEC under Section 12 of the Exchange Act, unless the corporation's articles of incorporation provide otherwise;

  . whose articles of incorporation were amended to provide that the corporation is subject to the above provisions and which did not have a class of voting shares registered with the SEC under Section 12 of the Exchange Act on the effective date of that amendment, if the combination is with an interested stockholder whose date of acquiring shares is before the effective date of such amendment; or

  . that amends its articles of incorporation, as approved by a majority of the disinterested shares, to expressly elect not to be governed by the above provisions. This type of amendment, however, would not become effective until 18 months after its passage and would apply only to stock acquisitions occurring after the effective date of the amendment.

In addition, the above provisions will not apply to any combination with an interested stockholder on January 1, 1991 or who became an interested stockholder inadvertently and satisfies certain other conditions.

   The Etec articles of incorporation do not exempt Etec from the restrictions imposed by Sections 78.411 to 78.444 of the Nevada Revised Statutes.

   Nevada's Control Share Acquisition Law, NRS 78.378 through 78.3793, generally prohibits an acquirer from voting shares of a Nevada corporation's stock after crossing certain threshold ownership percentages, unless the acquirer obtains the approval of the corporation's stockholders. The Control Share Acquisition Law only applies to Nevada corporations doing business directly or through an affiliated corporation in Nevada with at least 200 stockholders of record, at least 100 of whom have addresses in Nevada. Etec currently has fewer than 100 stockholders of record in Nevada. The ownership thresholds are at least one-fifth but less than one-third, at least one-third but less than a majority, and a majority or more of all of the outstanding voting power.

   Once an acquirer crosses one of these thresholds, a special meeting of stockholders may be called at the acquirer's request to consider the voting rights of its shares. If the acquirer does not make a request, consideration of the voting rights must be taken at the next special or annual meeting of stockholders. If the corporation's articles or bylaws provide, the corporation may call for redemption certain of the acquirer's shares if the stockholders do not grant full voting rights or the acquirer fails to timely deliver information to the corporation. Etec's articles of incorporation and bylaws do not currently provide for redemption of an acquirer's shares in such circumstances.

   If an acquirer's shares are accorded full voting rights and the acquirer has acquired control shares with at least a majority of all the voting power, any stockholder of record who has not voted for approval of voting rights is entitled to demand payment for the fair value of his or her shares, which is generally not less than the highest price per share paid in the transaction subjecting the acquirer to the Control Share Acquisition Law. The Control Share Acquisition Law does not apply if the articles of incorporation or bylaws in effect on the tenth day following the crossing the thresholds described above provide that the law does not apply to the corporation or to the acquisition specifically by types of existing or future stockholders, whether or not identified. Neither the articles of incorporation or bylaws of Etec currently includes such a provision.

   Under Section 203 of the Delaware General Corporation Law, certain "business combinations" with "interested stockholders" of Delaware corporations are subject to a three-year moratorium unless specified conditions are met. Under
Section 203, certain business combinations with a majority stockholder require the delivery of a fairness opinion.

   Section 203 prohibits a Delaware corporation from engaging in a business combination with an interested stockholder for three years following the date that the person becomes an interested stockholder. With certain exceptions, an interested stockholder is a person or group who or which owns 15 percent or more of the corporation's outstanding voting stock (including any rights to acquire stock under an option, warrant, agreement, arrangement or understanding, or upon the exercise of conversion or exchange rights, and stock with respect to which the person has voting rights only), or is an affiliate or associate of the corporation and was the owner of 15 percent or more of the voting stock at any time within the previous three years.

   For purposes of Section 203, the term "business combination" is defined broadly to include mergers with or caused by the interested stockholder; sales or other dispositions to the interested stockholder (except proportionately with the corporation's other stockholders) of assets of the corporation or a subsidiary equal to 10 percent or more of the total market value of the corporation's consolidated assets or its outstanding stock; the issuance or transfer by the corporation or a subsidiary of stock of the corporation or the subsidiary to the interested stockholder (except for transfers in a conversion or exchange or a pro rata distribution or certain other transactions, none of which increase the interested stockholder's proportionate ownership of any class or series of the corporation's or such subsidiary's stock); or receipt by the interested stockholder of the benefit (except proportionately as a stockholder), directly or indirectly, of any loans, advances, guarantees, pledges, or other financial benefits provided by or through the corporation or a subsidiary.

   The three-year moratorium imposed on business combinations by Section 203 does not apply if (a) before the stockholder becomes an interested stockholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested stockholder;
(b) the interested stockholder owns 85 percent of the corporation's voting stock upon completion of the transaction which made him or her an interested stockholder (excluding from the 85 percent calculation shares owned by directors who are also officers of the target corporation and shares held by employee stock plans which do not permit employees to decide confidentially whether to accept a tender or exchange offer); or (c) after the person becomes an interested stockholder, the board approves the business combination, and it is also approved at a stockholder meeting by 66.67 percent of the voting stock not owned by the interested stockholder.

   Section 203 only applies to Delaware corporations which, like Applied Materials, (a) have a class of voting stock that is listed on a national securities exchange, are quoted on an interdealer quotation system such as the Nasdaq National Market or (b) are held of record by more than 2,000 stockholders. However, a Delaware corporation may elect not to be governed by
Section 203 by a provision in its original certificate of incorporation or by certain amendments to its certificate of incorporation or bylaws. Applied Materials has not elected to not be governed by Section 203; therefore, Section 203 applies to Applied Materials.

   Section 203 has been challenged in lawsuits arising out of takeover disputes, and it is not yet clear whether and to what extent its constitutionality will be upheld by the courts. Although the United States District Court for the District of Delaware has consistently upheld the constitutionality of Section 203, the Delaware Supreme Court has not yet considered the issue.

Mergers

   Nevada law requires that certain extraordinary corporate actions, such as most mergers, share exchanges and sales of all of a corporation's assets, be approved by the affirmative vote of a majority of the corporation's outstanding shares. Nevada law does not require a stockholder vote of the surviving corporation in a merger if (a) the articles of incorporation of the surviving corporation will not differ from its articles before the merger, (b) each stockholder of the surviving corporation whose shares were outstanding before the merger holds an identical number of shares with identical characteristics after the merger, and (c) the number of voting shares (shares that entitle their holders to vote unconditionally in elections of directors) and participating shares (shares that entitle their holders to participate without limitation in distributions) to be issued by the surviving corporation in the merger plus in each case the number of voting or participating shares issued or issuable, as the case may be, as a result of the merger either by conversion of securities issued pursuant to the merger or the exercise of rights or warrants issued pursuant to the merger does not exceed by more than 20 percent such voting and participating shares outstanding immediately before the merger. Delaware law generally requires that a majority of the outstanding shares of each of the acquiring and target corporations that are constituent corporations in a statutory merger approve such merger. Delaware law does not require a stockholder vote of the surviving corporation in a merger if (a) the merger agreement does not amend the existing certificate of incorporation, (b) each share of the surviving corporation outstanding before the merger is an identical outstanding share after the merger, and (c) the number of shares to be issued by the surviving corporation in the merger does not exceed 20 percent of the shares outstanding immediately before the merger. Delaware law also requires that a sale of all or substantially all of the assets of a corporation be approved by a majority of the voting shares of the corporation transferring such assets.

   The Applied Materials certificate of incorporation requires the vote of holders of not less than 66.67 percent of the outstanding shares of voting stock to approve any business combination involving Applied Materials or any subsidiary of Applied Materials with a "related person" notwithstanding the fact that a lesser percentage may be specified by law. However, the 66.67 percent voting requirement shall not be applicable and a business combination shall require only such affirmative vote as required by law, if among other things, a majority of the board of directors approve the business combination either in advance of or subsequent to such related person becoming a related person. A "related person" is defined in Applied Materials' certificate of incorporation as any person who or which (a) is the beneficial owner of 15 percent of more of the voting stock of Applied Materials, (b) is an affiliate or associate of Applied Materials and at any time within the two-year period immediately prior to the date of determining whether a person is a "related person" was the beneficial owner of 15 percent or more of the voting stock, or
(c) is an assignee of or has otherwise succeeded to the beneficial ownership of any shares of voting stock which were at any time within the two-year period immediately prior to such time beneficially owned by any related person, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.

Dissolution

   Under Nevada law, the board of directors of a corporation that has issued stock must recommend a dissolution to the stockholders and the stockholders must approve a dissolution. Under Delaware law, a dissolution must be approved by stockholders holding 100 percent of the total voting power or the dissolution must be initiated by the board of directors and approved by the holders of a majority of the outstanding voting shares of the corporation. The procedures contained in Nevada law relating to the dissolution and liquidation of a corporation differ somewhat from the procedures contained in Delaware law.

   THIS SUMMARY OF CERTAIN MATERIAL DIFFERENCES IN THE CORPORATION LAWS OF NEVADA AND DELAWARE, THE ETEC ARTICLES OF INCORPORATION AND THE APPLIED MATERIALS CERTIFICATE OF INCORPORATION, AND THE ETEC BYLAWS AND THE APPLIED MATERIALS BYLAWS DOES NOT PURPORT TO BE A COMPLETE LISTING OF DIFFERENCES IN THE RIGHTS AND REMEDIES OF HOLDERS OF SHARES OF NEVADA, AS OPPOSED TO DELAWARE, CORPORATIONS, OR STOCKHOLDERS OF ETEC AND APPLIED MATERIALS IN PARTICULAR. THE DIFFERENCES CAN BE DETERMINED IN FULL BY REFERENCE TO NEVADA LAW AND DELAWARE LAW, TO THE ETEC ARTICLES OF INCORPORATION AND THE APPLIED MATERIALS CERTIFICATE OF INCORPORATION, AND TO THE ETEC BYLAWS AND THE APPLIED MATERIALS BYLAWS. IN ADDITION, THE LAWS OF NEVADA AND DELAWARE PROVIDE THAT SOME OF THE STATUTORY PROVISIONS AS THEY AFFECT VARIOUS RIGHTS OF HOLDERS OF SHARES MAY BE MODIFIED BY PROVISIONS IN THE ARTICLES OF INCORPORATION OR BYLAWS OF THE CORPORATION.

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

                            INDEPENDENT ACCOUNTANTS

   It is expected that representatives of PricewaterhouseCoopers LLP will be present at the special meeting of Etec stockholders to respond to appropriate questions of stockholders and to make a statement if they so desire.

                                 LEGAL MATTERS

   The validity of the Applied Materials common stock to be issued in the merger has been passed upon for Applied Materials by Cooley Godward LLP. Certain tax consequences of the merger have been passed upon for Applied Materials by Cooley Godward LLP and for Etec by Wilson Sonsini Goodrich & Rosati, Professional Corporation.

                                    EXPERTS

   The consolidated financial statements of Applied Materials incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended October 31, 1999, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

   The consolidated financial statements of Etec incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended July 31, 1999, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                      WHERE YOU CAN FIND MORE INFORMATION

   Applied Materials and Etec each file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that the companies file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Applied Materials' and Etec's public filings are also available to the public from commercial document retrieval services and at the Internet web site maintained by the SEC at http://www.sec.gov. Reports, proxy statements and other information concerning Applied Materials and Etec also may be inspected at the offices of the National Association of Securities Dealers, Inc., Listing Section, 1735 K Street, Washington, D.C. 20006.

   Applied Materials has filed a Form S-4 registration statement to register with the SEC the offering and sale of the shares of Applied Materials common stock to be issued to Etec stockholders in the merger. This proxy statement/prospectus is a part of that registration statement. This document constitutes a prospectus of Applied Materials and a proxy statement of Etec for the special meeting of stockholders. As allowed by SEC rules, this proxy statement/prospectus does not contain all the information that stockholders can find in the registration statement or the exhibits to the registration statement.

   The SEC allows Applied Materials and Etec to incorporate information in this proxy statement/prospectus "by reference," which means that the companies can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this proxy statement/prospectus, except for any information superseded by information contained directly in this proxy statement/prospectus. This proxy statement/prospectus incorporates by reference the documents listed below that Applied Materials and Etec have previously filed with the SEC. These documents contain important information about the companies and their financial condition.

Applied Materials Filings (File No. 000-06920):

  . Annual Report on Form 10-K for fiscal year ended October 31, 1999, including all material incorporated by reference therein

  . Definitive Proxy Statement on Schedule 14A filed on February 18, 2000, including all material incorporated by reference therein

  . Definitive Additional Proxy Materials on Schedule 14A filed on February
    18, 2000, including all material incorporated by reference therein

  . The description of the Applied Materials common stock set forth in the Registration Statement on Form 8-A filed with the SEC and effective as of June 16, 1989, and any amendment or report filed for the purpose of updating such description

Etec Filings (File No. 000-26968):

  . Annual Report on Form 10-K for fiscal year ended July 31, 1999, including all material incorporated by reference therein

  . Quarterly Report on Form 10-Q for fiscal quarter ended October 31, 1999, including all material incorporated by reference therein

  . Current Reports on Form 8-K filed on January 21, 2000, February 7, 2000 and February 23, 2000, including all material incorporated by reference therein

  . Definitive Proxy Statement on Schedule 14A filed on October 28, 1999, including all material incorporated by reference therein

  . Definitive Additional Proxy Materials on Schedule 14A filed on November
    12, 1999, including all material incorporated by reference therein

   Applied Materials and Etec hereby incorporate by reference additional documents that Applied Materials or Etec may file with the SEC between the date of this proxy statement/prospectus and the date of the special meeting of Etec's stockholders. These include periodic reports, such as annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as proxy statements.

   Applied Materials has supplied all information contained or incorporated by reference in this proxy statement/prospectus relating to Applied Materials or Merger Sub, and Etec has supplied all information relating to Etec.

   If you are a stockholder of Etec or Applied Materials, you may have already received some of the documents incorporated by reference. You may also obtain any of those documents from the appropriate company or the SEC or the SEC's Internet web site described above. Documents incorporated by reference are available from the appropriate company without charge, excluding all exhibits unless specifically incorporated by reference as an exhibit in this proxy statement/prospectus. Stockholders may obtain documents incorporated by reference in this proxy statement/prospectus by requesting them in writing or by telephone from the appropriate company at the following addresses:

                            APPLIED MATERIALS, INC.
                               3050 Bowers Avenue
                         Santa Clara, California 95054
                         Attention: Investor Relations
                              Tel: 1-800-882-0373
                       Email: investor_relations@amat.com

                               ETEC SYSTEMS, INC.
                             26460 Corporate Avenue
                           Hayward, California 94545
                         Attention: Investor Relations
                              Tel: (510) 783-9210
                       Email: investorrelations@etec.com

   If you would like to request documents, please do so by March 22, 2000 to receive them before the special meeting of Etec stockholders. If you request any incorporated documents, the appropriate company will mail them to you by first-class mail, or other equally prompt means, within one business day of receipt of your request.

   YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT/PROSPECTUS TO VOTE YOUR SHARES AT THE SPECIAL MEETING. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT DIFFERS FROM THAT CONTAINED IN THIS PROXY STATEMENT/PROSPECTUS. THIS PROXY STATEMENT/PROSPECTUS IS DATED FEBRUARY 24, 2000. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT/PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND NEITHER THE MAILING OF THIS PROXY STATEMENT/PROSPECTUS TO STOCKHOLDERS NOR THE ISSUANCE OF SHARES OF APPLIED MATERIALS COMMON STOCK IN THE MERGER SHALL CREATE ANY IMPLICATION TO THE CONTRARY.

   Applied Materials, Inc., the Applied Materials logos and all other Applied Materials product and service names are registered trademarks or trademarks of Applied Materials, Inc. in the USA and in other select countries. Etec Systems, Inc., the Etec logos and all other Etec product and service names are registered trademarks or trademarks of Etec Systems, Inc. in the USA and in other select countries. "Registered Trademark" and "TM" indicate USA registration and USA trademark, respectively. Other third party logos and product/trade names are registered trademarks or trade names of their respective companies.

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                                                                         ANNEX A

--------------------------------------------------------------------------------

                      AGREEMENT AND PLAN OF REORGANIZATION

                                     among:

                            Applied Materials, Inc.,
                            a Delaware corporation;

                         Boston Acquisition Sub, Inc.,
                           a Nevada corporation; and

                              Etec Systems, Inc.,
                              a Nevada corporation

                            -----------------------

                          Dated as of January 12, 2000

                            -----------------------

--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                                          Page
                                                                          ----
 Section 1. Description of Transaction..................................   A-1
    1.1     Merger of Merger Sub into the Company.......................   A-1
    1.2     Effect of the Merger........................................   A-1
    1.3     Closing; Effective Time.....................................   A-1
            Articles of Incorporation and Bylaws; Directors and
    1.4     Officers....................................................   A-2
    1.5     Conversion of Shares........................................   A-2
    1.6     Closing of the Company's Transfer Books.....................   A-3
    1.7     Exchange of Certificates....................................   A-3
    1.8     Tax Consequences............................................   A-4
    1.9     Accounting Consequences.....................................   A-4
    1.10    Further Action..............................................   A-4

 Section 2. Representations and Warranties of the Company...............   A-4
            Due Organization; Subsidiaries; Qualification to do
    2.1     Business....................................................   A-4
    2.2     Articles of Incorporation and Bylaws........................   A-5
    2.3     Capitalization; Rights to Acquire Stock.....................   A-5
    2.4     SEC Filings; Financial Statements...........................   A-6
    2.5     Absence of Changes..........................................   A-7
    2.6     Title to Assets.............................................   A-8
    2.7     Receivables; Customers; Inventories.........................   A-8
    2.8     Real Property; Equipment; Leaseholds........................   A-9
    2.9     Proprietary Assets..........................................   A-9
    2.10    Contracts...................................................  A-11
    2.11    Sale of Products; Performance of Services...................  A-14
    2.12    Liabilities.................................................  A-14
    2.13    Compliance with Legal Requirements..........................  A-14
    2.14    Certain Business Practices..................................  A-15
    2.15    Governmental Authorizations.................................  A-15
    2.16    Tax Matters.................................................  A-15
    2.17    Employee and Labor Matters; Benefit Plans...................  A-16
    2.18    Environmental Matters.......................................  A-20
    2.19    Insurance...................................................  A-21
    2.20    Transactions with Affiliates................................  A-21
    2.21    Legal Proceedings; Orders...................................  A-21
    2.22    Authority; Inapplicability of Anti-takeover Statutes;
            Binding Nature of Agreement.................................  A-21
    2.23    Inapplicability of Section 2115 of California Corporations
            Code........................................................  A-22
    2.24    No Discussions..............................................  A-22
    2.25    Accounting Matters..........................................  A-22
    2.26    Vote Required...............................................  A-22
    2.27    Non-Contravention; Consents.................................  A-22
    2.28    Fairness Opinion............................................  A-23
    2.29    Financial Advisor...........................................  A-23
    2.30    Company Rights Agreement....................................  A-23
    2.31    Full Disclosure.............................................  A-24

 Section 3. Representations and Warranties of Parent and Merger Sub.....  A-24
    3.1     Due Organization; Subsidiaries..............................  A-24
    3.2     Capitalization..............................................  A-24
    3.3     SEC Filings; Financial Statements...........................  A-25
    3.4     Absence of Changes..........................................  A-25

                                                                          Page
                                                                          ----
    3.5     Authority; Binding Nature of Agreement......................  A-25
    3.6     No Vote Required............................................  A-25
    3.7     Non-Contravention; Consents.................................  A-25
    3.8     Valid Issuance..............................................  A-26
    3.9     Accounting Matters..........................................  A-26
    3.10    Disclosure..................................................  A-26

 Section 4. Certain Covenants of the Company............................  A-26
    4.1     Access and Investigation....................................  A-26
    4.2     Operation of the Company's Business.........................  A-27
    4.3     No Solicitation.............................................  A-29

 Section 5. Additional Covenants of the Parties.........................  A-30
    5.1     Registration Statement; Prospectus/Proxy Statement..........  A-30
    5.2     Company Stockholders' Meeting...............................  A-31
    5.3     Regulatory Approvals........................................  A-31
    5.4     Stock Options and Warrants; ESPP............................  A-32
    5.5     Employee Benefits...........................................  A-33
    5.6     Indemnification of Officers and Directors...................  A-33
    5.7     Pooling of Interests........................................  A-34
    5.8     Additional Agreements.......................................  A-34
    5.9     Disclosure..................................................  A-35
    5.10    Affiliate Agreements........................................  A-35
    5.11    Tax Matters.................................................  A-35
    5.12    Letter of the Company's Accountants.........................  A-35
    5.13    Listing.....................................................  A-35
    5.14    Resignation of Officers and Directors.......................  A-35
    5.15    Acknowledgments of Officers.................................  A-35

 Section 6. Conditions Precedent to Obligations of Parent and Merger
            Sub.........................................................  A-36
    6.1     Accuracy of Representations.................................  A-36
    6.2     Performance of Covenants....................................  A-36
    6.3     Effectiveness of Registration Statement.....................  A-36
    6.4     Stockholder Approval........................................  A-36
    6.5     Consents....................................................  A-36
    6.6     Agreements and Documents....................................  A-37
    6.7     Employees...................................................  A-37
    6.8     No Material Adverse Effect..................................  A-37
    6.9     HSR Act.....................................................  A-37
    6.10    Listing.....................................................  A-37
    6.11    No Restraints...............................................  A-37
    6.12    No Governmental Litigation..................................  A-38
    6.13    No Other Litigation.........................................  A-38

 Section 7. Conditions Precedent to Obligation of the Company...........  A-38
    7.1     Accuracy of Representations.................................  A-38
    7.2     Performance of Covenants....................................  A-39
    7.3     Effectiveness of Registration Statement.....................  A-39
    7.4     Stockholder Approval........................................  A-39
    7.5     Documents...................................................  A-39

                                                                            Page
                                                                            ----
    7.6     HSR Act.......................................................  A-39
    7.7     Listing.......................................................  A-39
    7.8     No Restraints.................................................  A-39

 Section 8. Termination...................................................  A-39
    8.1     Termination...................................................  A-39
    8.2     Effect of Termination.........................................  A-40
    8.3     Expenses; Termination Fees....................................  A-40

 Section 9. Miscellaneous Provisions......................................  A-41
    9.1     Amendment.....................................................  A-41
    9.2     Waiver........................................................  A-41
    9.3     No Survival of Representations and Warranties.................  A-41
    9.4     Entire Agreement; Counterparts................................  A-41
    9.5     Applicable Law; Jurisdiction..................................  A-42
    9.6     Disclosure Schedule...........................................  A-42
    9.7     Attorneys' Fees...............................................  A-42
    9.8     Assignability.................................................  A-42
    9.9     Notices.......................................................  A-42
    9.10    Cooperation...................................................  A-43
    9.11    Delivery......................................................  A-43
    9.12    Construction..................................................  A-43

                      AGREEMENT AND PLAN OF REORGANIZATION

   This Agreement and Plan of Reorganization ("Agreement") is made and entered into as of January 12, 2000, by and among: Applied Materials, Inc., a Delaware corporation ("Parent"); Boston Acquisition Sub, Inc., a Nevada corporation and a wholly owned subsidiary of Parent ("Merger Sub"); and Etec Systems, Inc., a Nevada corporation (the "Company"). Certain capitalized terms used in this Agreement are defined in Exhibit A.

                                    Recitals

   A. Parent, Merger Sub and the Company intend to effect a merger of Merger Sub into the Company in accordance with this Agreement and the applicable provisions of Chapter 92A of the Nevada Revised Statutes (the "Merger"). Upon consummation of the Merger, Merger Sub will cease to exist, and the Company will become a wholly owned subsidiary of Parent.

   B. It is intended that the Merger qualify as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"). For financial reporting purposes, it is intended that the Merger be accounted for as a "pooling of interests."

   C. The respective boards of directors of Parent, Merger Sub and the Company have approved this Agreement and approved the Merger.

   D. In order to induce Parent to enter into this Agreement and to consummate the Merger, concurrently with the execution of this Agreement the Company is entering into a stock option agreement with Parent (the "Stock Option Agreement"), pursuant to which the Company has granted to Parent an option, exercisable under the circumstances specified therein, to purchase shares of Company Common Stock.

                                   Agreement

   The parties to this Agreement, intending to be legally bound, agree as follows:

Section 1. Description of Transaction

   1.1 Merger of Merger Sub into the Company. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time (as defined in Section 1.3), Merger Sub shall be merged with and into the Company, and the separate existence of Merger Sub shall cease. The Company will continue as the surviving corporation in the Merger (the "Surviving Corporation").

   1.2 Effect of the Merger. The Merger shall have the effects set forth in this Agreement and in the applicable provisions of Chapter 92A of the Nevada Revised Statutes.

   1.3 Closing; Effective Time. The consummation of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Cooley Godward LLP, Five Palo Alto Square, 3000 El Camino Real, Palo Alto, California, at 10:00 a.m. on a date to be designated by Parent (the "Closing Date"), which shall be no later than the fifth business day after the satisfaction or waiver of the last to be satisfied or waived of the conditions set forth in Sections 6 and 7 (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions). Subject to the provisions of this Agreement, articles of merger satisfying the applicable requirements of Chapter 92A of the Nevada Revised Statutes shall be duly executed by the Company and Merger Sub and, simultaneously with or as soon as practicable following the Closing, delivered to the Nevada Secretary of State for filing. The Merger shall become effective at the time such articles of merger are filed with the Nevada Secretary of State or at such later time as may be specified in such articles of merger (the "Effective Time").

   1.4 Articles of Incorporation and Bylaws; Directors and Officers. Unless otherwise determined by Parent prior to the Effective Time:

     (a) the Articles of Incorporation of the Surviving Corporation shall be amended and restated immediately after the Effective Time to conform to Exhibit B;

     (b) the Bylaws of the Surviving Corporation shall be amended and restated as of the Effective Time to conform to the Bylaws of Merger Sub as in effect immediately prior to the Effective Time; and

     (c) the directors and officers of the Surviving Corporation immediately after the Effective Time shall be the respective individuals who are directors and officers of Merger Sub immediately prior to the Effective Time.

   1.5 Conversion of Shares.

     (a) At the Effective Time, by virtue of the Merger and without any further action on the part of Parent, Merger Sub, the Company or any stockholder of the Company:

       (i) any shares of Company Common Stock then held by the Company or any wholly owned Subsidiary of the Company (or held in the Company's treasury) (together with any associated Rights, as defined in Section 2.3) shall be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor;

       (ii) any shares of Company Common Stock then held by Parent, Merger Sub or any other wholly owned Subsidiary of Parent (together with any associated Rights) shall be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor;

       (iii) except as provided in clauses "(i)" and "(ii)" above and subject to Sections 1.5(b), 1.5(c) and 1.5(d), each share of Company Common Stock then outstanding (together with any associated Rights) shall be converted into the right to receive 0.649 of a share of Parent Common Stock; and

       (iv) each share of the common stock, no par value, of Merger Sub then outstanding shall be converted into one share of common stock of the Surviving Corporation.

  The fraction of a share of Parent Common Stock specified in clause "(iii)" of the preceding sentence (as such fraction may be adjusted in accordance with Section 1.5(b)) is referred to as the "Exchange Ratio."

     (b) If, between the date of this Agreement and the Effective Time, the outstanding shares of Company Common Stock or Parent Common Stock are changed into a different number or class of shares by reason of any stock split, division or subdivision of shares, stock dividend, reverse stock split, reclassification, recapitalization or other similar transaction, then the Exchange Ratio shall be appropriately adjusted.

     (c) If any shares of Company Common Stock outstanding immediately prior to the Effective Time are unvested or are subject to a repurchase option, risk of forfeiture or other condition under any applicable restricted stock purchase agreement or other agreement with the Company or under which the Company has any rights, then the shares of Parent Common Stock issued in exchange for such shares of Company Common Stock will also be unvested and subject to the same repurchase option, risk of forfeiture or other condition, and the certificates representing such shares of Parent Common Stock may accordingly be marked with appropriate legends. The Company shall take all action that may be necessary to ensure that, from and after the Effective Time, Parent is entitled to exercise any such repurchase option or other right set forth in any such restricted stock purchase agreement or other agreement.

     (d) No fractional shares of Parent Common Stock shall be issued in connection with the Merger, and no certificates or scrip for any such fractional shares shall be issued. Any holder of Company Common Stock who would otherwise be entitled to receive a fraction of a share of Parent Common Stock (after aggregating all fractional shares of Parent Common Stock issuable to such holder) shall, in lieu of such fraction of a share and upon surrender of such holder's Company Stock Certificate(s) (as defined in

  Section 1.6), be paid in cash the dollar amount (rounded to the nearest whole cent), without interest, determined by multiplying such fraction by the closing price of a share of Parent Common Stock on the Nasdaq National Market on the date the Merger becomes effective.

   1.6 Closing of the Company's Transfer Books. At the Effective Time: (a) all shares of Company Common Stock outstanding immediately prior to the Effective Time shall automatically be canceled and retired and shall cease to exist, and all holders of certificates representing shares of Company Common Stock that were outstanding immediately prior to the Effective Time shall cease to have any rights as stockholders of the Company; and (b) the stock transfer books of the Company shall be closed with respect to all shares of Company Common Stock outstanding immediately prior to the Effective Time. No further transfer of any such shares of Company Common Stock shall be made on such stock transfer books after the Effective Time. If, after the Effective Time, a valid certificate previously representing any shares of Company Common Stock (a "Company Stock Certificate") is presented to the Exchange Agent (as defined in Section 1.7) or to the Surviving Corporation or Parent, such Company Stock Certificate shall be canceled and shall be exchanged as provided in Section 1.7.

   1.7 Exchange of Certificates.

     (a) On or prior to the Closing Date, Parent shall select a reputable bank or trust company to act as exchange agent in the Merger (the "Exchange Agent"). Promptly after the Effective Time, Parent shall deposit with the Exchange Agent (i) certificates representing the shares of Parent Common Stock issuable pursuant to this Section 1, and (ii) cash sufficient to make payments in lieu of fractional shares in accordance with Section 1.5(d). The shares of Parent Common Stock and cash amounts so deposited with the Exchange Agent, together with any dividends or distributions received by the Exchange Agent with respect to such shares, are referred to collectively as the "Exchange Fund."

     (b) As soon as reasonably practicable after the Effective Time, the Exchange Agent will mail to the record holders of Company Stock Certificates (i) a letter of transmittal in customary form and containing such provisions as Parent may reasonably specify (including a provision confirming that delivery of Company Stock Certificates shall be effected, and risk of loss and title to Company Stock Certificates shall pass, only upon delivery of such Company Stock Certificates to the Exchange Agent), and (ii) instructions for use in effecting the surrender of Company Stock Certificates in exchange for certificates representing Parent Common Stock. Upon surrender of a Company Stock Certificate to the Exchange Agent for exchange, together with a duly executed letter of transmittal and such other documents as may be reasonably required by the Exchange Agent or Parent, (1) the holder of such Company Stock Certificate shall be entitled to receive in exchange therefor a certificate representing the number of whole shares of Parent Common Stock that such holder has the right to receive pursuant to the provisions of Section 1.5 (and cash in lieu of any fractional share of Parent Common Stock), and (2) the Company Stock Certificate so surrendered shall be canceled. Until surrendered as contemplated by this Section 1.7(b), each Company Stock Certificate shall be deemed, from and after the Effective Time, to represent only the right to receive shares of Parent Common Stock (and cash in lieu of any fractional share of Parent Common Stock) as contemplated by this Section 1. If any Company Stock Certificate shall have been lost, stolen or destroyed, Parent may, in its discretion and as a condition precedent to the issuance of any certificate representing Parent Common Stock, require the owner of such lost, stolen or destroyed Company Stock Certificate to provide an appropriate affidavit and to deliver a bond (in such sum as Parent may reasonably direct) as indemnity against any claim that may be made against the Exchange Agent, Parent or the Surviving Corporation with respect to such Company Stock Certificate.

     (c) Notwithstanding anything to the contrary contained in this Agreement, no shares of Parent Common Stock (or certificates therefor) shall be issued in exchange for any Company Stock Certificate to any Person who may be an "affiliate" (as that term is used in Rule 145 under the Securities Act) of the Company until such Person shall have delivered to Parent a duly executed Affiliate Agreement as contemplated by Section 5.10.

     (d) No dividends or other distributions declared or made with respect to Parent Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Company Stock Certificate with respect to the shares of Parent Common Stock that such holder has the right to receive in the Merger until such holder surrenders such Company Stock Certificate in accordance with this Section 1.7 (at which time such holder shall be entitled, subject to the effect of applicable escheat or similar laws, to receive all such dividends and distributions, without interest).

     (e) Any portion of the Exchange Fund that remains undistributed to holders of Company Stock Certificates as of the date 180 days after the date on which the Merger becomes effective shall be delivered to Parent upon demand, and any holders of Company Stock Certificates who have not theretofore surrendered their Company Stock Certificates in accordance with this Section 1.7 shall thereafter look only to Parent for satisfaction of their claims for Parent Common Stock, cash in lieu of fractional shares of Parent Common Stock and any dividends or distributions with respect to Parent Common Stock.

     (f) Each of the Exchange Agent, Parent and the Surviving Corporation shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable pursuant to this Agreement to any holder or former holder of Company Common Stock such amounts as may be required to be deducted or withheld therefrom under the Code or any provision of state, local or foreign tax law or under any other applicable Legal Requirement. To the extent such amounts are so deducted or withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid.

     (g) Neither Parent nor the Surviving Corporation shall be liable to any holder or former holder of Company Common Stock or to any other Person with respect to any shares of Parent Common Stock (or dividends or distributions with respect thereto), or for any cash amounts, delivered to any public official pursuant to any applicable abandoned property law, escheat law or similar Legal Requirement.

   1.8 Tax Consequences. For federal income tax purposes, the Merger is intended to constitute a reorganization within the meaning of Section 368 of the Code. The parties to this Agreement hereby adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations.

   1.9 Accounting Consequences. For financial reporting purposes, the Merger is intended to be accounted for as a "pooling of interests."

   1.10 Further Action. If, at any time after the Effective Time, any further action is determined by Parent to be necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full right, title and possession of and to all rights and property of Merger Sub and the Company, the officers and directors of the Surviving Corporation and Parent shall be fully authorized (in the name of Merger Sub, in the name of the Company and otherwise) to take such action.

Section 2. Representations and Warranties of the Company

   The Company represents and warrants to Parent and Merger Sub as follows:

   2.1 Due Organization; Subsidiaries; Qualification to do Business.

     (a) The Company has no Subsidiaries, except for the corporations identified in Part 2.1(a)(i) of the Company Disclosure Schedule; and neither the Company nor any of the other corporations identified in Part 2.1(a)(i) of the Company Disclosure Schedule owns any capital stock of, or any equity interest of any nature in, any other Entity, other than the Entities identified in Part 2.1(a)(ii) of the Company Disclosure Schedule. (The Company and each of its Subsidiaries are referred to collectively in this Agreement as the "Acquired Corporations.") None of the Acquired Corporations has agreed or is obligated to make, or is bound by any Contract under which it may become obligated to make, any future investment in or capital contribution to any other Entity. None of the Acquired Corporations has, at any time, been a general partner of any general partnership, limited partnership or other Entity.

     (b) Each of the Acquired Corporations is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all necessary power and authority: (i) to conduct its business in the manner in which its business is currently being conducted; (ii) to own and use its assets in the manner in which its assets are currently owned and used; and (iii) to perform its obligations under all Contracts by which it is bound.

     (c) Except as set forth in Part 2.1(c) of the Company Disclosure Schedule, each of the Acquired Corporations is qualified to do business as a foreign corporation, and is in good standing, under the laws of all jurisdictions where the nature of its business requires such qualification, except in such jurisdictions where the failure to be so qualified or in good standing has not had and would not reasonably be expected to have a Material Adverse Effect on the Acquired Corporations.

   2.2 Articles of Incorporation and Bylaws. Except as set forth in Part 2.2 of the Company Disclosure Schedule, the Company has delivered to Parent accurate and complete copies of the articles or certificate of incorporation, bylaws and other charter and organizational documents of the respective Acquired Corporations, including all amendments thereto.

   2.3 Capitalization; Rights to Acquire Stock.

     (a) The authorized capital stock of the Company consists of: (i) 60,000,000 shares of Company Common Stock, of which 21,595,915 shares have been issued and were outstanding as of January 5, 2000 and of which 1,005,000 shares were held in the Company's treasury as of January 5, 2000; and (ii) 10,000,000 shares of Preferred Stock, $.01 par value per share, of which no shares have been issued or are outstanding. Except as set forth in
  Part 2.3(a)(i) of the Company Disclosure Schedule, the Company does not hold any shares of its capital stock in its treasury. All of the outstanding shares of Company Common Stock have been duly authorized and validly issued, and are fully paid and nonassessable. There are no shares of Company Common Stock held by any of the other Acquired Corporations. Except as set forth in Part 2.3(a)(ii) of the Company Disclosure Schedule:
  (i) none of the outstanding shares of Company Common Stock is entitled or subject to any preemptive right, right of participation, right of maintenance or any similar right; (ii) none of the outstanding shares of Company Common Stock is subject to any right of first refusal in favor of the Company; and (iii) there is no Acquired Corporation Contract relating to the voting or registration of, or restricting any Person from purchasing, selling, pledging or otherwise disposing of (or granting any option or similar right with respect to), any shares of Company Common Stock. None of the Acquired Corporations is under any obligation, or is bound by any Contract pursuant to which it may become obligated, to repurchase, redeem or otherwise acquire any outstanding shares of Company Common Stock.

     (b) As of January 4, 2000: (i) 215,960 shares of Company Preferred Stock, designated as Series A Participating Preferred Stock, are reserved for future issuance upon exercise of the rights (the "Rights") issued pursuant to the Rights Agreement, dated as of January 15, 1997, between the Company and Bank of Boston, as Rights Agent (the "Company Rights Agreement"); (ii) 30,727 shares of Company Common Stock are subject to issuance pursuant to stock options granted and outstanding under the Company's 1990 Stock Plan; (iii) 6 shares of Company Common Stock are subject to issuance pursuant to stock options granted and outstanding under the Company's 1990 Executive Stock Plan; (iv) 49,069 shares of Company Common Stock are subject to issuance pursuant to stock options granted and outstanding under the Company's 1994 Employee Stock Option Plan; (v) 84,000 shares of Company Common Stock are subject to issuance pursuant to stock options granted and outstanding under the Company's 1995 Directors' Stock Option Plan; (vi) 3,085,129 shares of Company Common Stock are subject to issuance pursuant to stock options granted and outstanding under the Company's 1995 Omnibus Incentive Plan; (vii) 288,807 shares of Company Common Stock are reserved for future issuance pursuant to the Company's 1995 Employee Stock Purchase Plan (the "ESPP"); and (viii) 75,000 shares of Company Common Stock are reserved for future issuance pursuant to the Company Warrants. (Stock options granted by the Company (whether pursuant to the Company's stock option plans or otherwise) are referred to in this Agreement as "Company Options.") Part 2.3(b) of the Company Disclosure Schedule sets forth the following information with respect to each Company Option outstanding as of the date of this Agreement: (i) the particular plan (if any) pursuant to which such Company Option was granted; (ii) the name of the optionee; (iii) the number of shares of Company Common Stock subject to such Company Option; (iv) the exercise price of such Company Option; (v) the date on which such Company Option was granted; (vi) the applicable vesting schedule, and the extent to which such Company Option is vested and exercisable as of the date of this Agreement; and (vii) the date on which such Company Option expires. The Company has delivered to Parent accurate and complete copies of all stock option plans pursuant to which the Company has ever granted stock options, and the forms of all stock option agreements evidencing such options. The Company has delivered to Parent accurate and complete copies of the Company Warrants. The exercise price of the Company Warrants is $20 per share.

     (c) Except as set forth in Part 2.3(b) of the Company Disclosure Schedule, there is no: (i) outstanding subscription, option, call, warrant or right (whether or not currently exercisable) to acquire any shares of the capital stock or other securities of any of the Acquired Corporations;
  (ii) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of the capital stock or other securities of any of the Acquired Corporations; (iii) stockholder rights plan or similar plan commonly referred to as a "poison pill" (other than the Company Rights Agreement) or Contract under which any of the Acquired Corporations is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities; or (iv) condition or circumstance that, to the best of the knowledge of the Company, may give rise to or provide a basis for the assertion of a claim by any Person to the effect that such Person is entitled to acquire or receive any shares of capital stock or other securities of any of the Acquired Corporations.

     (d) All outstanding shares of Company Common Stock, all outstanding Company Options, all outstanding Company Warrants and all outstanding shares of capital stock of each Subsidiary of the Company have been issued and granted in compliance with (i) all applicable securities laws and other applicable Legal Requirements, and (ii) all requirements set forth in applicable Contracts.

     (e) All of the outstanding shares of capital stock of each of the Company's Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable and are owned beneficially and of record by the Company, free and clear of any Encumbrances.

   2.4 SEC Filings; Financial Statements.

     (a) The Company has delivered or made available (through the SEC EDGAR system or otherwise) to Parent accurate and complete copies of all registration statements, proxy statements and other statements, reports, schedules, forms and other documents filed by the Company with the SEC since July 31, 1998, and all amendments thereto (the "Company SEC Documents"). All statements, reports, schedules, forms and other documents required to have been filed by the Company with the SEC have been so filed on a timely basis. As of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing): (i) each of the Company SEC Documents complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act (as the case may be); and (ii) none of the Company SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     (b) The consolidated financial statements (including any related notes) contained in the Company SEC Documents: (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with U.S. generally accepted accounting principles applied on a consistent basis throughout the periods covered (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC, and except that the unaudited financial statements may not contain footnotes and are subject to normal and recurring year-end adjustments that will not, individually or in the aggregate, be material in amount), and (iii) fairly present the consolidated financial position of the Company and its consolidated subsidiaries as of the respective dates thereof and the consolidated results of operations and cash flows of the Company and its consolidated subsidiaries for the periods covered thereby.

     (c) The Company has reviewed and assessed the recoverability of all of the intangible assets and long-lived assets of the Acquired Corporations grouped by product group, using reasonable and supportable assumptions and projections reflecting current business conditions and operating plans. As and when appropriate, the Company has recorded a reduction in the carrying amount of these assets in accordance with U.S. generally accepted accounting principles applied on a consistent basis.

   2.5 Absence of Changes. Except as set forth in Part 2.5 of the Company Disclosure Schedule, between October 31, 1999 and the date of this Agreement:

     (a) there has not been any material adverse change in the business, condition, capitalization, assets, liabilities, operations or financial performance of the Acquired Corporations taken as a whole, and no event has occurred or circumstance has arisen that, in combination with any other events or circumstances, could reasonably be expected to have a Material Adverse Effect on the Acquired Corporations;

     (b) there has not been any material loss, damage or destruction to, or any material interruption in the use of, any of the assets of any of the Acquired Corporations (whether or not covered by insurance) that has had or could reasonably be expected to have a Material Adverse Effect on the Acquired Corporations;

     (c) none of the Acquired Corporations has (i) declared, accrued, set aside or paid any dividend or made any other distribution in respect of any shares of capital stock, or (ii) repurchased, redeemed or otherwise reacquired any shares of capital stock or other securities;

     (d) none of the Acquired Corporations has sold, issued or granted, or authorized the issuance of, (i) any capital stock or other security (except for Company Common Stock issued upon the valid exercise of outstanding Company Options), (ii) any option, warrant or right to acquire any capital stock or any other security (except for Company Options identified in Part 2.3(b) of the Company Disclosure Schedule), or (iii) any instrument convertible into or exchangeable for any capital stock or other security;

     (e) the Company has not amended or waived any of its rights under, or permitted the acceleration of vesting under, (i) any provision of any of the Company's stock option plans, (ii) any provision of any Contract evidencing any outstanding Company Option, or (iii) any restricted stock purchase agreement;

     (f) there has been no amendment to the articles or certificate of incorporation, bylaws or other charter or organizational documents of any of the Acquired Corporations, and none of the Acquired Corporations has effected or been a party to any merger, consolidation, share exchange, business combination, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;

     (g) none of the Acquired Corporations has received any Acquisition
  Proposal;

     (h) none of the Acquired Corporations has formed any Subsidiary or acquired any equity interest or other interest in any other Entity;

     (i) none of the Acquired Corporations has made any capital expenditure which, when added to all other capital expenditures made on behalf of the Acquired Corporations between October 31, 1999 and the date of this Agreement, exceeds $8,000,000 in the aggregate;

     (j) except in the ordinary course of business and consistent with past practices, none of the Acquired Corporations has (i) entered into or permitted any of the assets owned or used by it to become bound by any Material Contract (as defined in Section 2.10), or (ii) amended or terminated, or waived any material right or remedy under, any Material Contract;

     (k) none of the Acquired Corporations has (i) acquired, leased or licensed any material right or other material asset from any other Person,
  (ii) sold or otherwise disposed of, or leased or licensed, any material right or other material asset to any other Person, or (iii) waived or relinquished any right, except for rights or other assets acquired, leased, licensed or disposed of in the ordinary course of business and consistent with past practices;

     (l) none of the Acquired Corporations has written off as uncollectible, or established any extraordinary reserve with respect to, any account receivable or other indebtedness;

     (m) none of the Acquired Corporations has made any pledge of any of its assets or otherwise permitted any of its assets to become subject to any Encumbrance, except for pledges of immaterial assets made in the ordinary course of business and consistent with past practices;

     (n) none of the Acquired Corporations has (i) lent money to any Person, or (ii) incurred or guaranteed any indebtedness for borrowed money;

     (o) none of the Acquired Corporations has (i) adopted, established or entered into any Company Employee Plan (as defined in Section 2.17) or any Employee Agreement (as defined in Section 2.17), (ii) caused or permitted any Company Employee Plan or Employee Agreement to be amended in any material respect, or (iii) paid any bonus or made any profit-sharing or similar payment to, or materially increased the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees;

     (p) none of the Acquired Corporations has changed any of its methods of accounting or accounting practices in any material respect;

     (q) none of the Acquired Corporations has made any material Tax election;

     (r) none of the Acquired Corporations has commenced or settled any Legal Proceeding;

     (s) none of the Acquired Corporations has entered into any material transaction or taken any other material action that has had, or could reasonably be expected to have, a Material Adverse Effect on the Acquired Corporations;

     (t) none of the Acquired Corporations has entered into any material transaction or taken any other material action outside the ordinary course of business or inconsistent with past practices; and

     (u) none of the Acquired Corporations has agreed or committed to take any of the actions referred to in clauses "(c)" through "(t)" above.

   2.6 Title to Assets. The Acquired Corporations own, and have good and valid title to, all assets purported to be owned by them, including: (i) all assets reflected on the Unaudited Interim Balance Sheet (except for inventory sold or otherwise disposed of in the ordinary course of business since the date of the Unaudited Interim Balance Sheet); and (ii) all other assets reflected in the books and records of the Acquired Corporations as being owned by the Acquired Corporations. All of said assets are owned by the Acquired Corporations free and clear of any Encumbrances, except for (1) any lien for current taxes not yet due and payable, (2) minor liens that have arisen in the ordinary course of business and that do not (in any case or in the aggregate) materially detract from the value of the assets subject thereto or materially impair the operations of any of the Acquired Corporations, and (3) liens described in Part
2.6 of the Company Disclosure Schedule.

   2.7 Receivables; Customers; Inventories.

     (a) Except as set forth in Part 2.7 of the Company Disclosure Schedule, all existing accounts receivable of the Acquired Corporations (including those accounts receivable reflected on the Unaudited Interim Balance Sheet that have not yet been collected and those accounts receivable that have arisen since October 31, 1999 and have not yet been collected) (a) represent valid obligations of customers of the Acquired Corporations arising from bona fide transactions entered into in the ordinary course of business, and (b) are current and, to the best of the Company's knowledge, will be collected in full, without any counterclaim or set off (net of an allowance for doubtful accounts not to exceed $2,000,000 in the aggregate). Part 2.7 of the Company Disclosure Schedule accurately identifies, and provides an accurate and complete breakdown of the revenues received from, each customer or other Person that accounted for (i) more than $1,000,000 of the consolidated gross revenues of the Acquired Corporations in the fiscal year ended July 31, 1999, or (ii) more than $1,000,000 of the consolidated gross revenues of the Acquired Corporations in the fiscal quarter ended October 31, 1999. The Company has not received any notice or other communication (in writing or otherwise), and has not received any other information, indicating that any customer or other Person identified in Part 2.7 of the Company Disclosure Schedule may cease dealing with the Company. Between July 31, 1998 and the date of this Agreement, no customer or potential customer of any of the Acquired Corporations has canceled any order for any of the SPG products of any of the Acquired Corporations or indicated in a writing delivered to any of the Acquired Corporations that it intends to cancel or is considering canceling any such order (it being understood that the mere rescheduling of an order will not be deemed to constitute a cancellation of such order).

     (b) The Company has recorded all of the Acquired Corporations' inventories at the lower of cost or market, with cost being determined under the first-in, first-out method. The Company has reviewed all of the Acquired Corporations' inventories by product group and by product line and has assessed the need for excess, obsolete and slow-moving reserves, using reasonable and supportable assumptions and projections reflecting current business conditions and operating plans. The Company updates the computation of such reserves on an interim basis and has adjusted such reserves on a timely basis in accordance with U.S. generally accepted accounting principles applied on a consistent basis.

   2.8 Real Property; Equipment; Leaseholds. All material items of equipment and other tangible assets owned by or leased to the Acquired Corporations are adequate for the uses to which they are being put, are in good and safe condition and repair (ordinary wear and tear excepted) and are adequate for the conduct of the business of the Acquired Corporations in the manner in which such business is currently being conducted. None of the Acquired Corporations own any real property or any interest in real property, except for: (i) the leaseholds created under the real property leases identified in Part 2.8(i) of the Company Disclosure Schedule; and (ii) the land described in Part 2.8(ii) of the Company Disclosure Schedule to which the Company has good and marketable fee title and which is owned by the Company free and clear of any Encumbrances, except for the Encumbrances identified in Part 2.8(ii) of the Company Disclosure Schedule.

   2.9 Proprietary Assets.

     (a) Part 2.9(a)(i) of the Company Disclosure Schedule sets forth, with respect to each Proprietary Asset owned by the Acquired Corporations and registered with any Governmental Body or for which an application has been filed with any Governmental Body, (i) a brief description of such Proprietary Asset, and (ii) the names of the jurisdictions covered by the applicable registration or application. Part 2.9(a)(ii) of the Company Disclosure Schedule identifies and provides a brief description of all other Proprietary Assets owned by the Acquired Corporations that are material to the business of the Acquired Corporations. Part 2.9(a)(iii) of the Company Disclosure Schedule identifies and provides a brief description of, and identifies any ongoing royalty or payment obligations in excess of $10,000 with respect to, each Proprietary Asset that is licensed or otherwise made available to the Acquired Corporations by any Person and is material to the business of the Acquired Corporations (except for any Proprietary Asset that is licensed to the Acquired Corporations under any third party software license generally available to the public), and identifies the Contract under which such Proprietary Asset is being licensed or otherwise made available to such Acquired Corporation. The Acquired Corporations have good and valid title to all of the Acquired Corporation Proprietary Assets identified or required to be identified in Parts 2.9(a)(i) and 2.9(a)(ii) of the Company Disclosure Schedule, free and clear of all Encumbrances, except for (i) any lien for current taxes not yet due and payable, and (ii) minor liens that have arisen in the ordinary course of business and that do not (individually or in the aggregate) materially detract from the value of the assets subject thereto or materially impair the operations of any of the Acquired Corporations. The Acquired

  Corporations have a valid right to use, license and otherwise exploit all Proprietary Assets identified in Part 2.9(a)(iii) of the Company Disclosure Schedule. Except as set forth in Part 2.9(a)(iv) of the Company Disclosure Schedule, none of the Acquired Corporations has developed jointly with any other Person any Acquired Corporation Proprietary Asset that is material to the business of the Acquired Corporations with respect to which such other Person has any rights. Except as set forth in Part 2.9(a)(v) of the Company Disclosure Schedule, there is no Acquired Corporation Contract (with the exception of end user license agreements in the form previously delivered by the Company to Parent or non-exclusive licenses to use the Company's data file format for integrated circuit design data) pursuant to which any Person has any right (whether or not currently exercisable) to use, license or otherwise exploit any Acquired Corporation Proprietary Asset. Part 2.9(a)(vi) of the Company Disclosure Schedule contains an accurate and complete list of each Person to whom the Company's data file formats for integrated circuit design data has been provided since the first shipment of the Company's MEBES 5000 product.

     (b) The Acquired Corporations have taken reasonable measures and precautions to protect and maintain the confidentiality, secrecy and value of all material Acquired Corporation Proprietary Assets (except Acquired Corporation Proprietary Assets whose value would be unimpaired by disclosure). Without limiting the generality of the foregoing, except as set forth in Part 2.9(b) of the Company Disclosure Schedule, (i) all current and former employees of the Acquired Corporations who are or were involved in, or who have contributed to, the creation or development of any material Acquired Corporation Proprietary Asset have executed and delivered to the Acquired Corporations an agreement (containing no exceptions to or exclusions from the scope of its coverage) that is substantially identical to the form of Confidential Information and Invention Assignment Agreement previously delivered by the Company to Parent, and (ii) all current and former consultants and independent contractors to the Acquired Corporations who are or were involved in, or who have contributed to, the creation or development of any material Acquired Corporation Proprietary Asset have executed and delivered to the Company an agreement (containing no exceptions to or exclusions from the scope of its coverage) that is substantially identical to the form of Consultant Confidential Information and Invention Assignment Agreement previously delivered to Parent. No current or former employee, officer, director, stockholder, consultant or independent contractor has any right, claim or interest in or with respect to any Acquired Corporation Proprietary Asset.

     (c) Except as set forth in Part 2.9(c) of the Company Disclosure Schedule, to the best of the knowledge of the Company: (i) all patents, trademarks, service marks and copyrights held by any of the Acquired Corporations are valid, enforceable and subsisting; (ii) none of the Acquired Corporation Proprietary Assets and no Proprietary Asset that is currently being developed by any of the Acquired Corporations (either by itself or with any other Person) infringes, misappropriates or conflicts with any Proprietary Asset owned or used by any other Person; (iii) none of the products that are or have been designed, created, developed, assembled, manufactured or sold by any of the Acquired Corporations is infringing, misappropriating or making any unlawful or unauthorized use of any Proprietary Asset owned or used by any other Person, and none of such products has at any time infringed, misappropriated or made any unlawful or unauthorized use of, and none of the Acquired Corporations has received any notice or other communication (in writing or otherwise) of any actual, alleged, possible or potential infringement, misappropriation or unlawful or unauthorized use of, any Proprietary Asset owned or used by any other Person; and (iv) no other Person is infringing, misappropriating or making any unlawful or unauthorized use of, and no Proprietary Asset owned or used by any other Person infringes or conflicts with, any material Acquired Corporation Proprietary Asset.

     (d) To the best of the knowledge of the Company, the Acquired Corporation Proprietary Assets constitute all the Proprietary Assets necessary to enable the Acquired Corporations to conduct their business in the manner in which such business has been and is being conducted. Except as set forth in Part 2.9(d) of the Company Disclosure Schedule, none of the Acquired Corporations has (i) licensed any of the material Acquired Corporation Proprietary Assets to any Person (other than Parent) on an exclusive basis, or (ii) entered into any covenant not to compete or Contract limiting its ability to exploit fully any material Acquired Corporation Proprietary Assets or to transact business in any market or geographical area or with any Person.

     (e) Except as set forth in Part 2.9(e)(i) of the Company Disclosure Schedule, since July 31, 1995 (and, to the best of the Company's knowledge, since inception) none of the Acquired Corporations has disclosed or delivered to any Person, or permitted the disclosure or delivery to any escrow agent or other Person of, any Acquired Corporation Source Code or deposited into escrow any other Acquired Corporation Proprietary Asset. No event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will, or could reasonably be expected to, result in the disclosure or delivery to any Person of any Acquired Corporation Source Code or the release from any escrow of any other Acquired Corporation Proprietary Asset. Part 2.9(e)(ii) of the Company Disclosure Schedule identifies each Contract pursuant to which the Company has deposited or is required to deposit with an escrowholder or any other Person any Acquired Corporation Source Code, and further describes whether the execution of this Agreement or the consummation of any of the transactions contemplated hereby could reasonably be expected to result in the release or disclosure of any Acquired Corporation Source Code.

     (f) To the best of the knowledge of the Company, except as set forth in
  Part 2.9(f)(i) of the Company Disclosure Schedule, each computer, computer program and other item of software (whether installed on a computer or on any other piece of equipment, including firmware) that is owned or used by any of the Acquired Corporations for their internal business operations is Year 2000 Compliant. To the best of the knowledge of the Company, except as set forth in Part 2.9(f)(ii) of the Company Disclosure Schedule, each computer program and other item of software that has been designed, developed, sold, licensed or otherwise made available to any Person by any of the Acquired Corporations is Year 2000 Compliant. To the best of the knowledge of the Company, except as set forth in Part 2.9(f)(iii) of the Company Disclosure Schedule, each of the Acquired Corporations has conducted sufficient Year 2000 compliance testing for each computer, computer program and item of software referred to in the preceding two sentences to be able to determine whether such computer, computer program and item of software is Year 2000 Compliant. For purposes of this Section 2.9, a computer, computer program or other item of software shall be deemed to be "Year 2000 Compliant" only if (i) the functions, calculations and other computing processes of such computer, program or software perform in a consistent and correct manner without interruption regardless of the date on which such functions, calculations and processes are actually performed and regardless of the date input to the applicable computer system (whether before, on or after January 1, 2000); (ii) such computer, program or software accepts, calculates, compares, sorts, extracts, sequences and otherwise processes date inputs and date values, and returns and displays date values, in a consistent and correct manner regardless of the dates used (whether before, on or after January 1, 2000); (iii) such computer, program or software accepts and responds to year input in a manner that resolves any ambiguities as to century in a defined, predetermined and appropriate manner; (iv) such computer, program or software stores and displays date information in ways that are unambiguous as to the determination of the century; and (v) such computer, program or software determines leap years in accordance with the following standard: (A) if dividing the year by 4 yields an integer, it is a leap year, except for years ending in 00, but (B) a year ending in 00 is a leap year if dividing it by 400 yields an integer.

     (g) Except with respect to demonstration or trial copies, to the best of the knowledge of the Company, no product, system, program or software module designed, developed, sold, licensed or otherwise made available by any of the Acquired Corporations to any Person contains any "back door," "time bomb," "Trojan horse," "worm," "drop dead device," "virus" or other software routines or hardware components designed to permit unauthorized access or to disable or erase software, hardware or data without the consent of the user.

   2.10 Contracts.

     (a) Part 2.10 of the Company Disclosure Schedule identifies each Acquired Corporation Contract that constitutes a "Material Contract," other than any Acquired Corporation Contract of the type referred to in clause "(i)" of the following sentence with an employee, consultant or director resident outside the United States. (For purposes of this Agreement, each of the following shall be deemed to constitute a "Material Contract":

       (i) any Contract (A) relating to the employment of, or the performance of services by, any employee or consultant, or (B) pursuant to which any of the Acquired Corporations is or may become obligated to make any severance, termination or similar payment to any current or former employee or director, or (C) pursuant to which any of the Acquired Corporations is or may become obligated to make any bonus or similar payment (other than payments constituting base salary or commissions) in excess of $25,000 to any current or former employee or director;

       (ii) any Contract (A) relating to the acquisition, transfer, development, sharing or license of any Proprietary Asset (except for any Contract pursuant to which (1) any Proprietary Asset is licensed to the Acquired Corporations under any third party software license generally available to the public, or (2) any Proprietary Asset is licensed by any of the Acquired Corporations to any Person on a non-exclusive basis), or
    (B) of the type required to be listed on the Company Disclosure Schedule pursuant to Section 2.9;

       (iii) any Contract that contemplates or provides for the sale or license to any Person of any product of the Semiconductor Products Group of any of the Acquired Corporations to the extent that such Contract was entered into since January 1, 1999 or relates to any product not yet shipped;

       (iv) any Contract pursuant to which any of the Acquired Corporations is required to provide maintenance or similar services if the Contract contains payment terms, warranty, indemnification, limitation of liability or similar provisions, or provisions obligating any of the Acquired Corporations to develop or provide any new technology or product or any upgrade or enhancement to any existing technology or product, that deviate in any material respect from the standard form of maintenance Contract attached to Part 2.10(a) of the Company Disclosure Schedule;

       (v) any Contract pursuant to which any Person is the sole-source supplier of any component or subassembly of any product of any of the Acquired Corporations;

       (vi) any Contract that provides for indemnification of any officer, director, employee or agent;

       (vii) any Contract imposing any restriction on the right or ability of any Acquired Corporation (A) to compete with any other Person, (B) to acquire any product or other asset or any services from any other Person, (C) to solicit, hire or retain any Person as an employee, consultant or independent contractor, (D) to develop, sell, supply, distribute, offer, support or service any product or any technology or other asset to or for any other Person, (E) to perform services for any other Person, or (F) to transact business or deal in any other manner with any other Person;

       (viii) any Contract (other than the Rights Agreement and Contracts evidencing Company Options and Company Warrants) (A) relating to the acquisition, issuance, voting, registration, sale or transfer of any securities, (B) providing any Person with any preemptive right, right of participation, right of maintenance or similar right with respect to any securities, or (C) providing any of the Acquired Corporations with any right of first refusal with respect to, or right to repurchase or redeem, any securities;

       (ix) any Contract incorporating or relating to any guaranty, any warranty or any indemnity or similar obligation, except for Contracts substantially identical to the standard forms of end-user licenses previously delivered by the Company to Parent;

       (x) any Contract relating to any currency hedging;

       (xi) any Contract (A) with any competitor of Parent (engaged in the development or production of semiconductor or flatpanel manufacturing, testing, metrology or inspection equipment) that imposes any confidentiality obligation on any of the Acquired Corporations or on such competitor or (B) containing "standstill" or similar provisions;

       (xii) any Contract (A) to which any Governmental Body is a party or under which any Governmental Body has any rights or obligations, or (B) directly or indirectly benefiting any Governmental Body (including any subcontract or other Contract between any Acquired Corporation and any contractor or subcontractor to any Governmental Body);

       (xiii) any Contract requiring that any of the Acquired Corporations give any notice or provide any information to any Person prior to considering or accepting any Acquisition Proposal or similar proposal, or prior to entering into any discussions, agreement, arrangement or understanding relating to any Acquisition Transaction or similar transaction;

       (xiv) any Contract that has a term of more than one year and that may not be terminated by an Acquired Corporation (without penalty) within 120 days after the delivery of a termination notice by such Acquired Corporation;

       (xv) any Contract (other than (A) Contracts providing for the sale of products by the Acquired Corporations to any Person, the licensing of software by the Acquired Corporations to any Person or the purchase of inventory by the Acquired Corporations in the ordinary course of business, and (B) Contracts listed under any other subsection of this
    Section 2.10(a)) that contemplates or involves the payment or delivery of cash or other consideration in an amount or having a value in excess of $500,000 in the aggregate, or contemplates or involves the performance of services having a value in excess of $500,000 in the aggregate;

       (xvi) any Contract that could reasonably be expected to have a material effect on (A) the business, condition, capitalization, assets, liabilities, operations, financial performance or prospects of any of the Acquired Corporations or (B) the ability of the Company to perform any of its obligations under, or to consummate any of the transactions contemplated by, this Agreement or the Stock Option Agreement; and

       (xvii) any other Contract, if a breach of such Contract could reasonably be expected to have a Material Adverse Effect on the Acquired Corporations.)

  The Company has delivered to Parent an accurate and complete copy of each Acquired Corporation Contract that constitutes a Material Contract.

     (b) Each Acquired Corporation Contract that constitutes a Material Contract is valid and in full force and effect, and is enforceable in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

     (c) Except as set forth in Part 2.10(c) of the Company Disclosure
  Schedule: (i) none of the Acquired Corporations has violated or breached, or committed any default under, any Acquired Corporation Contract, except for violations, breaches and defaults that have not had and would not reasonably be expected to have a Material Adverse Effect on the Acquired Corporations; and, to the best of the knowledge of the Company, no other Person has violated or breached, or committed any default under, any Acquired Corporation Contract, except for violations, breaches and defaults that have not had and would not reasonably be expected to have a Material Adverse Effect on the Acquired Corporations; (ii) to the best of the knowledge of the Company, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will, or would reasonably be expected to, (A) result in a violation or breach of any of the provisions of any Acquired Corporation Contract, (B) give any Person the right to declare a default or exercise any remedy under any Acquired Corporation Contract, (C) give any Person the right to receive or require a rebate, chargeback, penalty or change in delivery schedule under any Acquired Corporation Contract, (D) give any Person the right to accelerate the maturity or performance of any Acquired Corporation Contract, (E) result in the disclosure, release or delivery of any Acquired Corporation Source Code, or (F) give any Person the right to cancel, terminate or modify any Acquired Corporation Contract, except in each such case for defaults, acceleration rights, termination rights and other rights that have not had and would not reasonably be expected to have a Material Adverse

  Effect on the Acquired Corporations; and (iii) since January 1, 1998, none of the Acquired Corporations has received any notice or other communication regarding any actual or possible violation or breach of, or default under, any Acquired Corporation Contract, except in each such case for defaults, acceleration rights, termination rights and other rights that have not had and would not reasonably be expected to have a Material Adverse Effect on the Acquired Corporations.

     (d) The Company has received payment in full of all fees payable to the Company under that certain SEMATECH Equipment Development Agreement dated July 31, 1997 between SEMATECH, Inc. ("SEMATECH") and the Company (the "SEMATECH Agreement") other than the fees allocated to milestones 10A and 10B, which are as follows: $1,250,000 for milestone 10A; and $2,000,000 for milestone 10B. The Company has delivered to SEMATECH all deliverables and has completed all work necessary for the successful completion of milestone 10A. The Company is negotiating an amendment to the SEMATECH Agreement, which the Company intends to have provide for additional payments to the Company of at least $3,250,000 in the aggregate.

     (e) No royalties or other payments are owed to International Business Machines Corporation ("IBM") by any of the Acquired Corporations pursuant to that certain Patent License Agreement dated as of March 1, 1990 between IBM and the Company. None of the Acquired Corporations has received any notice or other communication from IBM concerning any such royalties or other payments, and the Company has no reason to believe that any such royalties or other payments will become due or owing to IBM as a result of the manufacture, use or sale of any of the past or present products of any of the Acquired Corporations.

   2.11 Sale of Products; Performance of Services

     (a) Except as set forth in Part 2.11(a) of the Company Disclosure Schedule, to the best of the knowledge of the Company, each product, system, program, Proprietary Asset or other asset designed, developed, manufactured, assembled, sold, installed, repaired, licensed or otherwise made available by any of the Acquired Corporations to any Person: (i) conformed and complied in all material respects with the terms and requirements of any applicable warranty or other Contract and with all applicable Legal Requirements; and (ii) was free of any bug, virus, design defect or other defect or deficiency at the time it was sold or otherwise made available, other than any immaterial bug or similar defect that would not adversely affect in any material respect such product, system, program, Proprietary Asset or other asset (or the operation or performance thereof).

     (b) To the best of the knowledge of the Company, all installation services, programming services, repair services, maintenance services, support services, training services, upgrade services and other services that have been performed by the Acquired Corporations were performed properly and in conformity with the terms and requirements of all applicable warranties and other Contracts and with all applicable Legal Requirements.

     (c) Except as set forth in Part 2.11(c) of the Company Disclosure Schedule, to the best of the knowledge of the Company, since January 1, 1998, no customer or other Person has asserted or threatened to assert any claim against any of the Acquired Corporations (i) under or based upon any warranty provided by or on behalf of any of the Acquired Corporations, or
  (ii) based upon any services performed by any of the Acquired Corporations.

   2.12 Liabilities. None of the Acquired Corporations has any accrued, contingent or other liabilities of any nature, either matured or unmatured, except for: (a) liabilities identified as such in the "liabilities" column of the Unaudited Interim Balance Sheet; (b) normal and recurring current liabilities that have been incurred by the Acquired Corporations since October 31, 1999 in the ordinary course of business and consistent with past practices; and (c) liabilities described in Part 2.12 of the Company Disclosure Schedule.

   2.13 Compliance with Legal Requirements. To the best of the knowledge of the Company, each of the Acquired Corporations is, and has at all times since January 1, 1998 been, in compliance with all applicable

Legal Requirements, except where the failure to comply with such Legal Requirements has not had and would not reasonably be expected to have a Material Adverse Effect on the Acquired Corporations. Since January 1, 1996, none of the Acquired Corporations has received any notice or other communication from any Governmental Body or other Person regarding any actual or possible violation of, or failure to comply with, any Legal Requirement (other than communications that did not give rise or relate to allegations of violations or wrongdoing).

   2.14 Certain Business Practices. None of the Acquired Corporations, and (to the best of the knowledge of the Company) no director, officer, agent or employee of any of the Acquired Corporations, has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or (iii) made any other unlawful payment.

   2.15 Governmental Authorizations.

     (a) The Acquired Corporations hold all Governmental Authorizations necessary to enable the Acquired Corporations to conduct their respective businesses in the manner in which such businesses are currently being conducted, except where the failure to hold such Governmental Authorizations has not had and would not reasonably be expected to have a Material Adverse Effect on the Acquired Corporations. All such Governmental Authorizations are valid and in full force and effect. Each Acquired Corporation is, and at all times since January 1, 1998 has been, in substantial compliance with the terms and requirements of such Governmental Authorizations, except where the failure to be in compliance with the terms and requirements of such Governmental Authorizations has not had and would not reasonably be expected to have a Material Adverse Effect on the Acquired Corporations. Since January 1, 1998, none of the Acquired Corporations has received any notice or other communication from any Governmental Body regarding (a) any actual or possible violation of or failure to comply with any term or requirement of any material Governmental Authorization, or (b) any actual or possible revocation, withdrawal, suspension, cancellation, termination or modification of any material Governmental Authorization.

     (b) Part 2.15(b) of the Company Disclosure Schedule describes the terms of each grant, incentive or subsidy provided or made available to or for the benefit of any of the Acquired Corporations by any U.S. or foreign Governmental Body or otherwise. Each of the Acquired Corporations is in full compliance with all of the terms and requirements of each grant, incentive and subsidy identified or required to be identified in Part 2.15(b) of the Company Disclosure Schedule. Neither the execution, delivery or performance of this Agreement, nor the consummation of the Merger or any of the other transactions contemplated by this Agreement, will (with or without notice or lapse of time) give any Person the right to revoke, withdraw, suspend, cancel, terminate or modify any grant, incentive or subsidy identified or required to be identified in Part 2.15(b) of the Company Disclosure Schedule.

   2.16 Tax Matters.

     (a) Each of the Tax Returns required to be filed by or on behalf of the respective Acquired Corporations with any Governmental Body with respect to any taxable period ending on or before the Closing Date (the "Acquired Corporation Returns") (i) has been or will be filed on or before the applicable due date (including any extensions of such due date), and (ii) has been, or will be when filed, prepared in all material respects in compliance with all applicable Legal Requirements. All amounts shown on the Acquired Corporation Returns to be due on or before the Closing Date have been or will be paid on or before the Closing Date.

     (b) The Unaudited Interim Balance Sheet fully accrues all actual and contingent liabilities for Taxes with respect to all periods through October 31, 1999 in accordance with generally accepted accounting principles. The Company will establish, in the ordinary course of business and consistent with its past practices, reserves adequate for the payment of all Taxes for the period from October 31, 1999 through the Closing Date.

     (c) Except as set forth in Part 2.16(c) of the Company Disclosure Schedule, no U.S. federal income tax return of any of the Acquired Corporation has ever been, and since January 1, 1996, no other Acquired Corporation Return has been, examined or audited by any Governmental Body. No extension or waiver of the limitation period applicable to any of the Acquired Corporation Returns has been granted (by the Company or any other Person), and no such extension or waiver has been requested from any Acquired Corporation.

     (d) No claim or Legal Proceeding is pending or, to the best of the knowledge of the Company, has been threatened against or with respect to any Acquired Corporation in respect of any material Tax. There are no unsatisfied liabilities for material Taxes (including liabilities for interest, additions to tax and penalties thereon and related expenses) with respect to any notice of deficiency or similar document received by any Acquired Corporation with respect to any material Tax (other than liabilities for Taxes asserted under any such notice of deficiency or similar document which are being contested in good faith by the Acquired Corporations and with respect to which adequate reserves for payment have been established on the Unaudited Interim Balance Sheet). There are no liens for material Taxes upon any of the assets of any of the Acquired Corporations except liens for current Taxes not yet due and payable. None of the Acquired Corporations has entered into or become bound by any agreement or consent pursuant to Section 341(f) of the Code (or any comparable provision of state or foreign Tax laws). None of the Acquired Corporations has been, and none of the Acquired Corporations will be, required to include any adjustment in taxable income for any tax period (or portion thereof) pursuant to Section 481 or 263A of the Code (or any comparable provision of state or foreign Tax laws) as a result of transactions or events occurring, or accounting methods employed, prior to the Closing.

     (e) There is no agreement, plan, arrangement or other Contract covering any employee or independent contractor or former employee or independent contractor of any of the Acquired Corporations that, considered individually or considered collectively with any other such Contracts, will, or could reasonably be expected to, give rise directly or indirectly to the payment of any amount that would not be deductible pursuant to
  Section 280G or Section 162(m) of the Code (or any comparable provision under state or foreign Tax laws). None of the Acquired Corporations is, or has ever been, a party to or bound by any tax indemnity agreement, tax sharing agreement, tax allocation agreement or similar Contract.

   2.17 Employee and Labor Matters; Benefit Plans.

     (a) Definitions. With the exception of the definition of "Affiliate" set forth in Section 2.17(a)(i) below (which shall apply only to this Section 2.17), for purposes of this Agreement:

       (i) "Affiliate" shall mean any Person required to be treated as a single employer with any of the Acquired Corporations within the meaning of Section 414(b), (c), (m) or (o) of the Code and the regulations issued thereunder;

       (ii) "Company Employee Plan" shall mean any plan, program, policy, practice, contract, agreement or other arrangement providing for compensation, severance, termination pay, deferred compensation, performance awards, stock or stock-related awards, fringe benefits or other employee benefits or remuneration of any kind, whether written or unwritten and whether funded or unfunded, including each "employee benefit plan," within the meaning of Section 3(3) of ERISA, which is or has been maintained, contributed to or required to be contributed to by any of the Acquired Corporations or any Affiliate for the benefit of any Employee, or with respect to which any of the Acquired Corporations or any Affiliate has or may have any liability or obligation;

       (iii) "COBRA" shall mean the Consolidated Omnibus Budget
    Reconciliation Act of 1985, as amended;

       (iv) "DOL" shall mean the Department of Labor;

       (v) "Employee" shall mean any current or former employee, consultant or director of or to any of the Acquired Corporations or any Affiliate;

       (vi) "Employee Agreement" shall mean any executive, management, employment, severance, consulting, relocation, repatriation, expatriation, visas, work permit or other Contract between any of the Acquired Corporations or any Affiliate and any Employee;

       (vii) "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended;

       (viii) "FMLA" shall mean the Family Medical Leave Act of 1993, as amended;

       (ix) "International Employee Plan" shall mean any Company Employee Plan or Employee Agreement that has been adopted, maintained or entered into by any of the Acquired Corporations or any Affiliate, whether informally or formally, or with respect to which any of the Acquired Corporations or any Affiliate may have any liability, for the benefit of Employees who perform services outside the United States;

       (x) "IRS" shall mean the Internal Revenue Service;

       (xi) "Multiemployer Plan" shall mean any Pension Plan that is a "multiemployer plan," as defined in Section 3(37) of ERISA;

       (xii) "Pension Plan" shall mean each Company Employee Plan that is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA; and

       (xiii) "United States Company Employee Plan" shall mean any Company Employee Plan or Employee Agreement that has been adopted, maintained or entered into by any of the Acquired Corporations or any Affiliate, whether informally or formally, or with respect to which any of the Acquired Corporations or any Affiliate may have any liability, for the benefit of Employees who perform services within the United States ("United States Employees").

     (b) Schedule. Part 2.17(b) of the Company Disclosure Schedule contains an accurate and complete list of all United States Company Employee Plans and Employee Agreements. None of the Acquired Corporations has any plan, commitment or obligation to adopt, establish or enter into any new United States Company Employee Plan or Employee Agreement or to modify any Company Employee Plan or Employee Agreement (except to the extent required by law or to conform any such United States Company Employee Plan or Employee Agreement to the requirements of any applicable law, in each case as previously disclosed to Parent in writing, or as required by this Agreement).

     (c) Documents. The Company has provided to Parent: (i) accurate and complete copies of all documents embodying each United States Company Employee Plan and each United States Employee Agreement, including all amendments thereto and all related trust documents; (ii) the most recent annual actuarial valuations, if any, prepared for each United States Company Employee Plan; (iii) the three most recent annual reports (Form Series 5500 and all schedules and financial statements attached thereto), if any, required under ERISA or the Code in connection with each United States Company Employee Plan; (iv) for each United States Company Employee Plan that is funded, the most recent annual and periodic accounting of Company Employee Plan assets; (v) the most recent summary plan description together with each summary of material modifications thereto, if any, required under ERISA with respect to each United States Company Employee Plan; (vi) the most recent IRS determination, opinion, notification and advisory letters with respect to each United States Company Employee Plan, and all applications and correspondence to or from the IRS or the DOL with respect to any such letter; (vii) all material written Contracts relating to each United States Company Employee Plan, including administrative service agreements, group annuity contracts and group insurance contracts;
  (viii) all communications material to any Employee relating to any United States Company Employee Plan or any proposed United States Company Employee Plan, in each case relating to any amendments, terminations, establishments, increases or decreases in benefits, acceleration of payments or vesting schedules or other events which could result in any liability to any of the Acquired Corporations; (ix) all correspondence to or from any Governmental Body relating to any United States Company Employee Plan; (x) all COBRA forms and forms of related notices (or such forms and forms of notices as may be required under any comparable Legal Requirement relating to any Company Employee Plan); (xi) all policies pertaining to fiduciary liability insurance covering the fiduciaries for each Company Employee Plan; (xii) the three most recent plan years discrimination tests for each Company Employee Plan; and (xiii) all registration statements, annual reports (Form 11-K and all attachments thereto) and prospectuses prepared in connection with each Company Employee Plan.

     (d) Employee Plan Compliance. Except as set forth in Part 2.17(d) of the Company Disclosure Schedule: (i) each of the Acquired Corporations has performed in all material respects all obligations required to be performed by it under each Employee Company Plan, and none of the Acquired Corporations is in default or violation of, or has any knowledge of any default or violation by any other party to, any Company Employee Plan, and each Company Employee Plan has been established and maintained in all material respects in accordance with its terms and in compliance with all applicable Legal Requirements, including ERISA and the Code; (ii) each Company Employee Plan intended to qualify under Section 401(a) of the Code and each trust intended to qualify under Section 501(a) of the Code has either received a favorable determination, opinion, notification or advisory letter from the IRS as to its qualified status under the Code, including all amendments to the Code effected by the Tax Reform Act of 1986 and subsequent legislation, or has remaining a period of time under applicable Treasury regulations or IRS pronouncements in which to apply for such a letter and make any amendments necessary to obtain a favorable determination as to its qualified status; (iii) no "prohibited transaction," within the meaning of Section 4975 of the Code or Sections 406 and 407 of ERISA, and not otherwise exempt under Section 4975 of the Code or Section 408 of ERISA (or any administrative class exemption issued thereunder), has occurred with respect to any Company Employee Plan; (iv) there is no Legal Proceeding or claim pending, or, to the best of the knowledge of the Company, threatened or reasonably anticipated (other than routine claims for benefits) against any Company Employee Plan or against the assets of any Company Employee Plan; (v) each Company Employee Plan (other than any stock option plan or statutorily required international pension plan) can be amended, terminated or otherwise discontinued after the Effective Time, without material liability to Parent, any of the Acquired Corporations or any Affiliate (other than ordinary administration expenses); (vi) there are no audits, inquiries or proceedings pending or, to the best of the knowledge of the Company, threatened by the IRS or DOL with respect to any Company Employee Plan; and (vii) none of the Acquired Corporations, and no Affiliate, is subject to any penalty or tax with respect to any Company Employee Plan under Section 502(i) of ERISA or Sections 4975 through 4980 of the Code.

     (e) Pension Plan. None of the Acquired Corporations, and no Affiliate, has ever maintained, established, sponsored, participated in or contributed to any Pension Plan which is subject to Title IV of ERISA or Section 412 of the Code.

     (f) Multiemployer and Multiple Employer Plans. At no time has any of the Acquired Corporations or any Affiliate contributed to or been obligated to contribute to any Multiemployer Plan. None of the Acquired Corporations, and no Affiliate, has at any time ever maintained, established, sponsored, participated in or contributed to any multiple employer plan, as described in Section 413(c) of the Code.

     (g) No Post-Employment Obligations. Except as set forth in Part 2.17(g) of the Company Disclosure Schedule, no United States Company Employee Plan provides, or reflects or represents any liability to provide, retiree health benefits to any Person for any reason, except as may be required by COBRA or any other applicable statute, and, to the best of the knowledge of the Company, none of the Acquired Corporations has ever represented, promised or contracted (whether in oral or written form) to any United States Employee (either individually or to Employees as a group) or any other Person that such Employee or other Person would be provided with retiree health benefits, except to the extent required by statute.

     (h) Health Care Compliance. None of the Acquired Corporations, and no Affiliate, has, prior to the Effective Time and in any material respect, violated any of the health care continuation requirements of COBRA, the requirements of FMLA, the requirements of the Health Insurance Portability and Accountability Act of 1996, the requirements of the Women's Health and Cancer Rights Act of 1998, the requirements of the Newborns' and Mothers' Health Protection Act of 1996, or any amendment to any such act, or any similar provisions of state law applicable to any Employee.

     (i) Effect of Transaction.

       (i) Except as set forth in Part 2.17(i) of the Company Disclosure Schedule, neither the execution or delivery of this Agreement nor the consummation of any of the transactions contemplated hereby will (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Company Employee Plan, Employee Agreement, trust or loan that may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Employee.

       (ii) Except as set forth in Part 2.17(i) of the Company Disclosure Schedule, no payment or benefit that may be made by any of the Acquired Corporations or any Affiliate with respect to any Employee will be characterized as a "parachute payment," within the meaning of Section 280G(b)(2) of the Code.

     (j) Employment Matters. Each of the Acquired Corporations: (i) to the best of the knowledge of the Company, is in compliance in all material respects with all applicable foreign, federal, state and local Legal Requirements respecting employment, employment practices, terms and conditions of employment and wages and hours with respect to Employees; and
  (ii) has withheld and reported all amounts required by any Legal Requirement or Contract to be withheld and reported with respect to wages, salaries and other payments to Employees. None of the Acquired Corporations is liable for any arrears of wages or any Taxes or any penalty for failure to comply with any of the foregoing; or is liable for any payment to any trust or other fund governed by or maintained by or on behalf of any Governmental Body with respect to unemployment compensation benefits, social security or other benefits or obligations for Employees (other than routine payments to be made in the normal course of business and consistent with past practice). Except as set forth in Part 2.17(j) of the Company Disclosure Schedule, there is no pending, threatened or reasonably anticipated Legal Proceeding or claim against any of the Acquired Corporations under any worker's compensation policy or long-term disability policy.

     (k) Labor. No work stoppage or labor strike against any of the Acquired Corporations is pending, threatened or reasonably anticipated. None of the Acquired Corporations has any knowledge of any activities or proceedings of any labor union to organize any Employees. Except as set forth in Part 2.17(k) of the Company Disclosure Schedule, there is no Legal Proceeding, claim, labor dispute or grievance pending, or, to the best of the knowledge of the Company, threatened or reasonably anticipated relating to any labor, safety or discrimination matters involving any Employee, including charges of unfair labor practices or discrimination complaints, which, if adversely determined, would, individually or in the aggregate, result in any material liability to any of the Acquired Corporations. None of the Acquired Corporations has engaged in any unfair labor practices within the meaning of the National Labor Relations Act. Except as set forth in Part 2.17(k) of the Company Disclosure Schedule, none of the Acquired Corporations is or has been a party to, or bound by, any collective bargaining agreement or union contract with respect to Employees, and no collective bargaining agreement is being negotiated by or on behalf of any of the Acquired Corporations.

     (l) International Employee Plans. Without limiting anything contained in this Section 2.17 or elsewhere in this Agreement, except as set forth in
  Part 2.17(l) of the Company Disclosure Schedule: (i) there are no provisions contained in, and there are no facts or circumstances relating to, any International Employee Plan that have resulted or could result, individually or in the aggregate, in (A) any accrued, contingent or other liability to any of the Acquired Corporations in excess of the liabilities historically incurred by the Acquired Corporations pursuant to such International Employee Plan and reflected in the financial statements contained in the Company SEC Documents filed by the Company with the SEC prior to the date of this Agreement, other than immaterial liabilities, or
  (B) any material adverse
  effect on the business or operations of any of the Acquired Corporations;
  (ii) no International Employee Plan has any unfunded or underfunded liabilities that as of the Effective Time will not be completely offset by assets held by such International Employee Plan or by insurance already in force, and (iii) except for any law that is currently in effect, no condition exists that would prevent Parent from amending, terminating or otherwise discontinuing any International Employee Plan at any time or for any reason (or for no reason); provided, however, that options or other rights that have already been granted and benefits that have already accrued or vested may not be unilaterally terminated or amended by Parent or the Company.

     (m) Employees. Part 2.17(m) of the Company Disclosure Schedule contains an accurate and complete list of all salaried and other employees (including all temporary employees) of each of the Acquired Corporations as of the date of this Agreement, and correctly reflects, in all material respects, their salaries, and, with respect to United States employees only, any other cash compensation payable to them (including compensation payable pursuant to bonus, deferred compensation or commission arrangements), their dates of employment and their positions. All of the United States employees of the Acquired Corporations are "at will" employees. The Company has accrued, on an interim basis, the pro rata amounts due under its various employee annual incentive programs based on the Company's assessment of the probability that the various annual incentives will be met. The accrual by the Company of these amounts is in accordance with U.S. generally accepted accounting principles applied on a consistent basis.

     (n) Disabled Employees. Part 2.17(n) of the Company Disclosure Schedule identifies each employee of any of the Acquired Corporations who is not fully available to perform work because of disability or other leave and sets forth the basis of such disability or leave and the anticipated date of return to full service.

     (o) Consulting Services. Part 2.17(o) of the Company Disclosure Schedule identifies each Person who is providing, or who is a party to a Contract providing for the performance of, consulting services or other services as an independent contractor to any of the Acquired Corporations.

     (p) Labor Relations. Each of the Acquired Corporations has good labor relations, and, as of the date of this Agreement, the Company does not have any knowledge of any facts indicating that any of the employees of any of the Acquired Corporations intends to terminate his or her employment with the Acquired Corporation with which such employee is employed.

   2.18 Environmental Matters. Each of the Acquired Corporations (i) is in compliance in all material respects with all applicable Environmental Laws, and
(ii) possesses all permits and other Governmental Authorizations required under applicable Environmental Laws, and is in compliance with the terms and conditions thereof. Except as set forth in Part 2.18 of the Company Disclosure Schedule, none of the Acquired Corporations has received any notice or other communication (in writing or otherwise), whether from a Governmental Body, citizens group, Employee or otherwise, that alleges that any of the Acquired Corporations is not in compliance with any Environmental Law, and, to the best of the knowledge of the Company, there are no circumstances that may prevent or interfere with the compliance by any of the Acquired Corporations with any Environmental Law in the future. Except as set forth in Part 2.18 of the Company Disclosure Schedule, to the best of the knowledge of the Company, (a) all property that is leased to, controlled by or used by any of the Acquired Corporations, and all surface water, groundwater and soil associated with or adjacent to such property, is free of any material environmental contamination of any nature, (b) none of the property leased to, controlled by or used by any of the Acquired Corporations contains any underground storage tanks, asbestos, equipment using PCBs, underground injection wells, and (c) none of the property leased to, controlled by or used by any of the Acquired Corporations contains any septic tanks in which process wastewater or any Materials of Environmental Concern have been disposed of. No Acquired Corporation has ever sent or transported, or arranged to send or transport, any Materials of Environmental Concern to a site that, pursuant to any applicable Environmental Law, (i) has been placed on the "National Priorities List" of hazardous waste sites or any similar state list, (ii) is otherwise designated or identified as a potential site for remediation, cleanup, closure or other environmental remedial activity, or (iii) is subject to a Legal Requirement to take "removal" or "remedial" action as detailed in any applicable Environmental Law or to make payment for the cost of cleaning up any site. (For purposes of this Section 2.18: (A) "Environmental Law" means any federal, state, local or foreign Legal Requirement relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface or subsurface strata), including any law or regulation relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern; and (B) "Materials of Environmental Concern" include chemicals, pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products and any other substance that is now or hereafter regulated by any Environmental Law or that is otherwise a danger to health, reproduction or the environment.)

   2.19 Insurance. The Company has delivered to Parent a copy of all material insurance policies and all material self insurance programs and arrangements relating to the business, assets and operations of the Acquired Corporations. Each of such insurance policies is in full force and effect. Since January 1, 1998, none of the Acquired Corporations has received any notice or other communication regarding any actual or possible (a) cancellation or invalidation of any insurance policy, (b) refusal of any coverage or rejection of any material claim under any insurance policy, or (c) material adjustment in the amount of the premiums payable with respect to any insurance policy. Except as set forth in Part 2.19 of the Company Disclosure Schedule, there is no pending workers' compensation or other claim under or based upon any insurance policy of any of the Acquired Corporations. The total dollar amount of the premium paid by the Company for the two-year period ending August 22, 2000 with respect to the Existing Policy (as defined in Section 5.6) is $537,250. The Company also obtained an extension of the Existing Policy until August 22, 2001, for an additional premium of $322,350.

   2.20 Transactions with Affiliates. Except as set forth in the Company SEC Documents filed prior to the date of this Agreement, between the date of the Company's last proxy statement filed with the SEC and the date of this Agreement, no event has occurred that would be required to be reported by the Company pursuant to Item 404 of Regulation S-K promulgated by the SEC. Part
2.20 of the Company Disclosure Schedule identifies each Person who is (or who may be deemed to be) an "affiliate" (as that term is used in Rule 145 under the Securities Act) of the Company as of the date of this Agreement.

   2.21 Legal Proceedings; Orders.

     (a) Except as set forth in Part 2.21(a) of the Company Disclosure Schedule, there is no pending Legal Proceeding, and (to the best of the knowledge of the Company) no Person has threatened to commence any Legal
  Proceeding: (i) that involves any of the Acquired Corporations or any of the assets owned or used by any of the Acquired Corporations; or (ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the Merger or any of the other transactions contemplated by this Agreement. To the best of the knowledge of the Company, no event has occurred, and no claim, dispute or other condition or circumstance exists that could reasonably be expected to, give rise to or serve as a basis for the commencement of any such Legal Proceeding.

     (b) There is no material order, writ, injunction, judgment or decree to which any of the Acquired Corporations, or any of the assets owned or used by any of the Acquired Corporations, is subject. To the best of the knowledge of the Company, no officer or key employee of any of the Acquired Corporations is subject to any order, writ, injunction, judgment or decree that prohibits such officer or other employee from engaging in or continuing any conduct, activity or practice relating to the business of any of the Acquired Corporations.

   2.22 Authority; Inapplicability of Anti-takeover Statutes; Binding Nature of Agreement. The Company has the absolute and unrestricted right, power and authority to enter into and to perform its obligations under this Agreement and the Stock Option Agreement. The board of directors of the Company (at a meeting duly called and held) has (a) unanimously determined that the Merger is advisable and fair and in the best interests of the Company and its stockholders, (b) unanimously authorized and approved the execution, delivery and performance of this Agreement and the Stock Option Agreement by the Company and unanimously approved the Merger, (c) unanimously recommended the approval of this Agreement by the holders of Company Common Stock and directed that this Agreement and the Merger be submitted for consideration by the Company's stockholders at the Company Stockholders' Meeting (as defined in Section 5.2), and (d) to the extent necessary, adopted a resolution having the effect of causing the Company not to be subject to any state takeover law or similar Legal Requirement that might otherwise apply to the Merger or any of the other transactions contemplated by this Agreement. This Agreement and the Stock Option Agreement constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and
(ii) rules of law governing specific performance, injunctive relief and other equitable remedies. Prior to the execution of those certain Voting Agreements of even date herewith (the "Voting Agreements") between Parent and each of the Persons identified in Part 2.22 of the Company Disclosure Schedule, the Board of Directors of the Company approved said Voting Agreements and the transactions contemplated thereby. No state takeover statute or similar Legal Requirement applies or purports to apply to the Merger, this Agreement or any of the transactions contemplated hereby.

   2.23 Inapplicability of Section 2115 of California Corporations Code. The Company is not subject to Section 2115 of the California Corporations Code.

   2.24 No Discussions. None of the Acquired Corporations, and no
Representative of any of the Acquired Corporations, is engaged, directly or indirectly, in any discussions or negotiations with any other Person relating to any Acquisition Proposal.

   2.25 Accounting Matters. As of the date of this Agreement, to the best of the knowledge of the Company, neither the Company nor any affiliate (as that term is used in Rule 145 under the Securities Act) of any of the Acquired Corporations has taken or agreed to take, or plans to take, any action that the Company believes could prevent Parent from accounting for the Merger as a "pooling of interests."

   2.26 Vote Required. The affirmative vote of the holders of a majority of the shares of Company Common Stock outstanding on the record date for the Company Stockholders' Meeting (the "Required Company Stockholder Vote") is the only vote of the holders of any class or series of the Company's capital stock necessary to approve this Agreement, the Merger and the other transactions contemplated by this Agreement.

   2.27 Non-Contravention; Consents. Except as set forth in Part 2.27 of the Company Disclosure Schedule, neither (1) the execution, delivery or performance of this Agreement or the Stock Option Agreement, nor (2) the consummation by the Company of the Merger or any of the other transactions contemplated by this Agreement or the Stock Option Agreement, will directly or indirectly (with or without notice or lapse of time):

     (a) contravene, conflict with or result in a violation of (i) any of the provisions of the articles or certificate of incorporation, bylaws or other charter or organizational documents of any of the Acquired Corporations, or
  (ii) any resolution adopted by the stockholders, the board of directors or any committee of the board of directors of any of the Acquired Corporations;

     (b) contravene, conflict with or result in a violation of, or give any Governmental Body or other Person the right to challenge the Merger or any of the other transactions contemplated by this Agreement or to exercise any remedy or obtain any relief under, any Legal Requirement or any order, writ, injunction, judgment or decree to which any of the Acquired Corporations, or any of the assets owned or used by any of the Acquired Corporations, is subject;

     (c) contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any

  Governmental Authorization that is held by any of the Acquired Corporations or that otherwise relates to the business of any of the Acquired Corporations or to any of the assets owned or used by any of the Acquired Corporations;

     (d) contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of any Acquired Corporation Contract that constitutes a Material Contract, or give any Person the right to (i) declare a default or exercise any remedy under any such Acquired Corporation Contract, (ii) a rebate, chargeback, penalty or change in delivery schedule under any such Acquired Corporation Contract, (iii) accelerate the maturity or performance of any such Acquired Corporation Contract, or (iv) cancel, terminate or modify any term of such Acquired Corporation Contract;

     (e) result in the imposition or creation of any Encumbrance upon or with respect to any asset owned or used by any of the Acquired Corporations (except for minor liens that will not, in any case or in the aggregate, materially detract from the value of the assets subject thereto or materially impair the operations of any of the Acquired Corporations); or

     (f) result in, or increase the likelihood of, the disclosure or delivery to any escrowholder or other Person of any Acquired Corporation Source Code, or the transfer of any material asset of any of the Acquired Corporations to any Person.

   Except as may be required by the Exchange Act, Chapter 92A of the Nevada Revised Statutes, the HSR Act, any foreign antitrust law or regulation and the NASD Bylaws (as they relate to the Form S-4 Registration Statement and the Prospectus/Proxy Statement), none of the Acquired Corporations was, is or will be required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with (x) the execution, delivery or performance of this Agreement or the Stock Option Agreement by the Company, or
(y) the consummation by the Company of the Merger or any of the other transactions contemplated by this Agreement or the Stock Option Agreement.

   2.28 Fairness Opinion. The Company's board of directors has received the opinion of Goldman, Sachs & Co., financial advisor to the Company, dated the date of this Agreement, to the effect that the consideration to be received by the stockholders of the Company in the Merger is fair to the stockholders of the Company from a financial point of view. The Company will furnish an accurate and complete copy of said opinion to Parent.

   2.29 Financial Advisor. Except for Goldman, Sachs & Co., no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or any of the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of any of the Acquired Corporations. The total of all fees, commissions and other amounts that have been paid by the Company to Goldman, Sachs & Co. and all fees, commissions and other amounts that may become payable to Goldman, Sachs & Co. by the Company if the Merger is consummated will not exceed the amounts specified in the letter agreement between Goldman, Sachs & Co. and the Company that was executed on behalf of the Company on October 12, 1999. The Company has furnished to Parent an accurate and complete copy of said letter agreement, and there are no other agreements under which any fees, commissions or other amounts have been paid or may become payable, or under which the Company may have or incur any indemnification or other obligation, to Goldman, Sachs & Co. or any of its affiliates. Except for Goldman, Sachs & Co., Wilson Sonsini Goodrich & Rosati, P.C. and PricewaterhouseCoopers LLP, no Person is or may become entitled to receive any fee or other amount from any of the Acquired Corporations for professional services performed or to be performed in connection with the Merger or any of the other transactions contemplated by this Agreement.

   2.30 Company Rights Agreement. The Company has amended the Company Rights Agreement to provide that neither Parent nor Merger Sub, nor any affiliate of Parent or Merger Sub, shall be deemed to be an Acquiring Person (as defined in the Company Rights Agreement), that neither a Distribution Date (as defined in the Company Rights Agreement) nor a Shares Acquisition Date (as defined in the Company Rights Agreement) shall be deemed to occur, and that the Rights will not separate from the Company Common Stock, as a result of the execution, delivery or performance of this Agreement, the Stock Option Agreement or the Voting Agreements or the consummation of the Merger or any of the other transactions contemplated hereby or thereby, and that none of the Company, Parent, Merger Sub or the Surviving Corporation, nor any of their respective affiliates, shall have any obligations under the Company Rights Agreement to any holder (or former holder) of Rights as of or following the Effective Time.

   2.31 Full Disclosure.

     (a) This Agreement (including the Company Disclosure Schedule) does not, and the certificate referred to in Section 6.6(e) will not, (i) contain any representation, warranty or information that is false or misleading with respect to any material fact, or (ii) omit to state any material fact necessary in order to make the representations, warranties and information contained and to be contained herein and therein (in the light of the circumstances under which such representations, warranties and information were or will be made or provided) not false or misleading.

     (b) None of the information supplied or to be supplied by or on behalf of the Company for inclusion or incorporation by reference in the Form S-4 Registration Statement will, at the time the Form S-4 Registration Statement is filed with the SEC or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. None of the information supplied or to be supplied by or on behalf of the Company for inclusion or incorporation by reference in the Prospectus/Proxy Statement will, at the time the Prospectus/Proxy Statement is mailed to the stockholders of the Company or at the time of the Company Stockholders' Meeting (or any adjournment or postponement thereof), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. The Prospectus/Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations promulgated by the SEC thereunder.

Section 3. Representations and Warranties of Parent and Merger Sub

   Parent and Merger Sub represent and warrant to the Company as follows:

   3.1 Due Organization; Subsidiaries. Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. Each of Parent and Merger Sub has all necessary power and authority: (a) to conduct its business in the manner in which its business is currently being conducted; (b) to own and use its assets in the manner in which its assets are currently owned and used; and
(c) to perform its obligations under all Contracts by which it is bound. Parent is qualified to do business as a foreign corporation, and is in good standing, under the laws of all jurisdictions where the nature of its business requires such qualification, except in such jurisdictions where the failure to be so qualified or in good standing has not had and would not reasonably be expected to have a Material Adverse Effect on Parent. Parent has delivered or made available to the Company accurate and complete copies of the certificate of incorporation and bylaws of Parent, including all amendments thereto.

   3.2 Capitalization. As of the date of this Agreement, the authorized capital stock of Parent consists of 1,100,000,000 shares of Parent Common Stock and 1,000,000 shares of preferred stock of Parent. As of January 7, 2000, 385,950,130 shares of Parent Common Stock were issued and outstanding (excluding treasury shares). As of the date of this Agreement, no shares of preferred stock of Parent are outstanding. All of the outstanding shares of Parent Common Stock have been duly authorized and validly issued, and are fully paid and nonassessable.

   3.3 SEC Filings; Financial Statements.

     (a) Parent has delivered or made available to the Company accurate and complete copies (excluding copies of exhibits) of each report, registration statement and definitive proxy statement filed by Parent with the SEC since January 1, 1999 (the "Parent SEC Documents"). All statements, reports, schedules, forms and other documents required to have been filed by Parent with the SEC have been so filed on a timely basis. As of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing): (i) each of the Parent SEC Documents complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act (as the case may be); and (ii) none of the Parent SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     (b) The consolidated financial statements contained in the Parent SEC
  Documents: (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered (except as may be indicated in the notes to such financial statements and, in the case of unaudited statements, as permitted by Form 10-Q of the SEC, and except that unaudited financial statements may not contain footnotes and are subject to normal and recurring year-end audit adjustments which will not, individually or in the aggregate, be material in amount); and (iii) fairly present the consolidated financial position of Parent and its consolidated subsidiaries as of the respective dates thereof and the consolidated results of operations of Parent and its consolidated subsidiaries for the periods covered thereby.

   3.4 Absence of Changes. Between October 31, 1999 and the date of this Agreement, there has not been any event that has had a Material Adverse Effect on Parent.

   3.5 Authority; Binding Nature of Agreement. Parent and Merger Sub have the absolute and unrestricted right, power and authority to perform their obligations under this Agreement; and the execution, delivery and performance by Parent and Merger Sub of this Agreement have been duly authorized by all necessary action on the part of Parent and Merger Sub and their respective boards of directors. This Agreement constitutes the legal, valid and binding obligation of Parent and Merger Sub, enforceable against them in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

   3.6 No Vote Required. No vote of the holders of Parent Common Stock is required to authorize the Merger.

   3.7 Non-Contravention; Consents. Neither the execution and delivery of this Agreement by Parent and Merger Sub nor the consummation by Parent and Merger Sub of the Merger will (a) conflict with or result in any breach of any provision of the certificate of incorporation or bylaws of Parent or the articles of incorporation or bylaws of Merger Sub, (b) result in a default by Parent or Merger Sub under any Contract to which Parent or Merger Sub is a party, except for any default that has not had and will not have a Material Adverse Effect on Parent, or (c) result in a violation by Parent or Merger Sub of any order, writ, injunction, judgment or decree to which Parent or Merger Sub is subject, except for any violation that has not had and will not have a Material Adverse Effect on Parent. Except as may be required by the Securities Act, the Exchange Act, state securities or "blue sky" laws, Chapter 92A of the Nevada Revised Statutes, the HSR Act, any foreign antitrust law or regulation and the NASD Bylaws (as they relate to the S-4 Registration Statement and the Prospectus/Proxy Statement), Parent is not and will not be required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with the execution, delivery or performance of this Agreement or the consummation of the Merger.

   3.8 Valid Issuance. The Parent Common Stock to be issued in the Merger and to be issued upon exercise of the assumed Company Options and any assumed Company Warrants will, when issued in accordance with the provisions of this Agreement, be validly issued, fully paid and nonassessable.

   3.9 Accounting Matters. As of the date of this Agreement, to the best of the knowledge of Parent, neither Parent nor any of its affiliates has taken or agreed to, or plans to, take any action that would prevent Parent from accounting for the Merger as a "pooling of interests."

   3.10 Disclosure. None of the information to be supplied by or on behalf of Parent for inclusion in the Form S-4 Registration Statement will, at the time the Form S-4 Registration Statement becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. None of the information to be supplied by or on behalf of Parent for inclusion in the Prospectus/Proxy Statement will, at the time the Prospectus/Proxy Statement is mailed to the stockholders of the Company or at the time of the Company Stockholders' Meeting (or any adjournment or postponement thereof), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. The Prospectus/Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations promulgated by the SEC thereunder, except that no representation or warranty is made by Parent with respect to statements made or incorporated by reference therein based on information supplied by the Company for inclusion or incorporation by reference in the Prospectus/Proxy Statement.

Section 4. Certain Covenants of the Company

   4.1 Access and Investigation. During the period from the date of this Agreement through the Effective Time (the "Pre-Closing Period"), the Company shall, and shall cause the respective Representatives of the Acquired Corporations to: (a) provide Parent and Parent's Representatives with reasonable access to the Acquired Corporations' Representatives, personnel and assets and to all existing books, records, Tax Returns, work papers and other documents and information relating to the Acquired Corporations; and (b) provide Parent and Parent's Representatives with such copies of the existing books, records, Tax Returns, work papers and other documents and information relating to the Acquired Corporations, and with such additional financial, operating and other data and information regarding the Acquired Corporations, as Parent may reasonably request. Without limiting the generality of the foregoing, during the Pre-Closing Period, the Company shall promptly provide Parent with copies of:

     (i) all material operating and financial reports prepared by the Company and its Subsidiaries for the Company's senior management, including (A) copies of the unaudited monthly consolidated balance sheets of the Acquired Corporations and the related unaudited monthly consolidated statements of operations, statements of stockholders' equity and statements of cash flows and (B) copies of any sales forecasts, marketing plans, development plans, discount reports, write-off reports, hiring reports and capital expenditure reports prepared for the Company's senior management;

     (ii) any written materials or communications sent by or on behalf of the Company to its stockholders;

     (iii) any material notice, document or other communication sent by or on behalf of any of the Acquired Corporations to any party to any Acquired Corporation Contract or sent to any of the Acquired Corporations by any party to any Acquired Corporation Contract (other than any communication that relates solely to routine commercial transactions between the Company and the other party to any such Acquired Corporation Contract and that is of the type sent in the ordinary course of business and consistent with past practices);

     (iv) any notice, report or other document filed with or sent to any Governmental Body in connection with the Merger or any of the other transactions contemplated by this Agreement; and

       (v) any material notice, report or other document received by any of the Acquired Corporations from any Governmental Body.

   4.2 Operation of the Company's Business.

     (a) During the Pre-Closing Period: (i) the Company shall ensure that each of the Acquired Corporations conducts its business and operations (A) in the ordinary course and in accordance with past practices and (B) in compliance with all applicable Legal Requirements and the requirements of all Acquired Corporation Contracts that constitute Material Contracts; (ii) the Company shall use all reasonable efforts to ensure that each of the Acquired Corporations preserves intact its current business organization, keeps available the services of its current officers and employees and maintains its relations and goodwill with all suppliers, customers, landlords, creditors, licensors, licensees, employees and other Persons having business relationships with the respective Acquired Corporations;
  (iii) the Company shall keep in full force all insurance policies referred to in Section 2.19; (iv) the Company shall provide all notices, assurances and support required by any Acquired Corporation Contract relating to any Proprietary Asset in order to ensure that no condition under such Acquired Corporation Contract occurs that could result in, or could increase the likelihood of, (A) any transfer or disclosure by any Acquired Corporation of any Acquired Corporation Source Code, or (B) a release from any escrow of any Acquired Corporation Source Code that has been deposited or is required to be deposited in escrow under the terms of such Acquired Corporation Contract; (v) the Company shall promptly notify Parent of (A) any notice or other communication from any Person alleging that the Consent of such Person is or may be required in connection with the transactions contemplated by this Agreement, and (B) any Legal Proceeding commenced, or, to the best of its knowledge threatened against, relating to or involving or otherwise affecting any of the Acquired Corporations that relates to the consummation of the transactions contemplated by this Agreement; and (vi) the Company shall (to the extent requested by Parent) cause its officers and the officers of its Subsidiaries to report regularly to Parent concerning the status of the Company's business.

     (b) During the Pre-Closing Period, the Company shall not (without the prior written consent of Parent), and shall not permit any of the other Acquired Corporations to:

       (i) declare, accrue, set aside or pay any dividend or make any other distribution in respect of any shares of capital stock, or repurchase, redeem or otherwise reacquire any shares of capital stock or other securities;

       (ii) sell, issue, grant or authorize the issuance or grant of (A) any capital stock or other security, (B) any option, call, warrant or right to acquire any capital stock or other security, or (C) any instrument convertible into or exchangeable for any capital stock or other security (except that (1) the Company may issue shares of Company Common Stock (x) upon the valid exercise of Company Options and Company Warrants outstanding as of the date of this Agreement, and (y) pursuant to the ESPP, and (2) the Company may, in the ordinary course of business and consistent with past practices, grant to newly-hired employees of the Company below the rank of Vice President nonqualified options (having an exercise price equal to the fair market value of the Company Common Stock covered by such options determined as of the time of the grant of such options) under its stock option plans to purchase no more than a total of 150,000 shares of Company Common Stock in the aggregate for all such employees;

       (iii) amend or waive any of its rights under, or accelerate the vesting under, any provision of any of the Company's stock option plans, any provision of any agreement evidencing any outstanding stock option or warrant or any restricted stock purchase agreement, or otherwise modify any of the terms of any outstanding option, warrant or other security or any related Contract;

       (iv) amend or permit the adoption of any amendment to its articles of incorporation or bylaws or other charter or organizational documents, or effect or become a party to any merger, consolidation, share exchange, business combination, recapitalization, reclassification of shares, stock split, reverse stock split, consolidation of shares or similar transaction;

       (v) form any Subsidiary or acquire any equity interest or other interest in any other Entity;

       (vi) make any capital expenditure (except that the Acquired Corporations may make capital expenditures that, when added to all other capital expenditures made on behalf of the Acquired Corporations during the Pre-Closing Period, do not exceed $20,000,000 in the aggregate);

       (vii) enter into or become bound by, or permit any of the assets owned or used by it to become bound by, any Material Contract, or amend or terminate, or waive or exercise any material right or remedy under, any Material Contract, other than in the ordinary course of business consistent with past practices;

       (viii) acquire, lease or license any right or other asset from any other Person or sell or otherwise dispose of, or lease or license, any right or other asset to any other Person (except in each case for immaterial assets acquired, leased, licensed or disposed of by the Company in the ordinary course of business and consistent with past practices and licenses of software owned by the Acquired Corporations to third parties entered into in the ordinary course of business consistent with past practices), or waive or relinquish any material right;

       (ix) lend money to any Person, or incur or guarantee any indebtedness (except that the Company may make routine borrowings in the ordinary course of business under its current line of credit with ABN AMRO);

       (x) establish, adopt or amend any employee benefit plan, pay any bonus or make any profit-sharing or similar payment to, or increase the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees (except that the Company (A) may make routine, reasonable salary increases in connection with the Company's customary employee review process, and (B) may make customary bonus payments and profit sharing payments consistent with past practices payable in accordance with existing bonus and profit sharing plans referred to in Part 2.17(a) of the Company Disclosure Schedule);

       (xi) hire any employee at the level of Vice President or above or with an annual base salary in excess of $200,000, or promote any employee except in order to fill a position vacated after the date of this Agreement;

       (xii) change any of its pricing policies, product return policies, product maintenance polices, service policies, product modification or upgrade policies, personnel policies or other business policies, or any of its methods of accounting or accounting practices in any material respect;

       (xiii) take or permit to be taken any action that the Company believes would preclude Parent from accounting for the merger as a "pooling of interests" for accounting purposes;

       (xiv) make any Tax election;

       (xv) commence or settle any Legal Proceeding;

       (xvi) enter into any material transaction or take any other material action outside the ordinary course of business or inconsistent with past practices; or

       (xvii) agree or commit to take any of the actions described in clauses "(i)" through "(xvi)" of this Section 4.2(b).

     (c) During the Pre-Closing Period, the Company shall promptly notify Parent in writing of: (i) the discovery by the Company of any event, condition, fact or circumstance that occurred or existed on or prior to the date of this Agreement and that caused or constitutes a material inaccuracy in any representation or warranty made by the Company in this Agreement;
  (ii) any event, condition, fact or circumstance that occurs, arises or exists after the date of this Agreement and that would cause or constitute a material inaccuracy in any representation or warranty made by the Company in this Agreement if (A) such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance, or (B) such event, condition, fact or circumstance had occurred, arisen or existed on or prior to the date of this Agreement; (iii) any material breach of any covenant or obligation of the Company contained in this Agreement; and (iv) any event, condition, fact or circumstance that would make the timely satisfaction of any of the conditions set forth in Section 6 or Section 7 impossible or unlikely or that has had or could reasonably be expected to have a Material Adverse Effect on the Acquired Corporations. Without limiting the generality of the foregoing, the Company shall promptly advise Parent in writing of any Legal Proceeding or material claim threatened, commenced or asserted against or with respect to any of the Acquired Corporations. No notification given to Parent pursuant to this Section 4.2(c) shall limit or otherwise affect any of the representations, warranties, covenants or obligations of the Company contained in this Agreement.

   4.3 No Solicitation.

     (a) The Company shall not directly or indirectly, and shall not authorize or permit any of the other Acquired Corporations or any Representative of any of the Acquired Corporations directly or indirectly to, (i) solicit, initiate, encourage, induce or facilitate the making, submission or announcement of any Acquisition Proposal (including by amending, or granting any waiver under, the Company Rights Agreement) or take any action that could reasonably be expected to lead to an Acquisition Proposal, (ii) furnish any information regarding any of the Acquired Corporations to any Person in connection with or in response to an Acquisition Proposal or an inquiry or indication of interest that could lead to an Acquisition Proposal, (iii) engage in discussions or negotiations with any Person with respect to any Acquisition Proposal, (iv) approve, endorse or recommend any Acquisition Proposal or (v) enter into any letter of intent or similar document or any Contract contemplating or otherwise relating to any Acquisition Transaction; provided, however, that prior to the approval of this Agreement by the Required Company Stockholder Vote, this Section 4.3(a) shall not prohibit the Company from furnishing nonpublic information regarding the Acquired Corporations to, or entering into discussions or negotiations with, any Person in response to a Superior Offer that is submitted to the Company by such Person (and not withdrawn) if (1) neither the Company nor any Representative of any of the Acquired Corporations shall have violated any of the restrictions set forth in this
  Section 4.3, (2) the board of directors of the Company concludes in good faith, after having taken into account the advice of its outside legal counsel, that such action is required in order for the board of directors of the Company to comply with its fiduciary obligations to the Company's stockholders under applicable law, (3) at least two business days prior to furnishing any such nonpublic information to, or entering into discussions or negotiations with, such Person, the Company gives Parent written notice of the identity of such Person and of the Company's intention to furnish nonpublic information to, or enter into discussions or negotiations with, such Person, and the Company receives from such Person an executed confidentiality agreement in substantially the same form as that certain Agreement Concerning Future Discussions dated September 8, 1999 between the Company and Parent (the "Confidentiality Agreement"), and (4) prior to furnishing any such nonpublic information to such Person, the Company furnishes such nonpublic information to Parent (to the extent such nonpublic information has not been previously furnished by the Company to Parent). The parties agree that for purposes of the preceding sentence (but for no other purpose), an offer that is conditioned on completion of due diligence shall be deemed to constitute a "Superior Offer" if such offer otherwise meets the definition of "Superior Offer" set forth in Exhibit A. Without limiting the generality of the first sentence of this Section 4.3(a), the Company acknowledges and agrees that any violation of any of the restrictions set forth in the first sentence of this Section 4.3(a) by any Representative of any of the Acquired Corporations, whether or not such Representative is purporting to act on behalf of any of the Acquired Corporations, shall be deemed to constitute a breach of this Section 4.3 by the Company.

     (b) The Company shall promptly (and in no event later than one business day after receipt of any Acquisition Proposal, any inquiry or indication of interest that could reasonably be expected to lead to an Acquisition Proposal or any request for nonpublic information) advise Parent orally and in writing of any

  Acquisition Proposal, any inquiry or indication of interest that could reasonably be expected to lead to an Acquisition Proposal or any request for nonpublic information relating to any of the Acquired Corporations (including the identity of the Person making or submitting such Acquisition Proposal, inquiry, indication of interest or request, and the terms thereof) that is made or submitted by any Person during the Pre-Closing Period. The Company shall thereafter promptly notify Parent of any material change in the terms or status of any such Acquisition Proposal, inquiry, indication of interest or request.

     (c) The Company shall immediately cease and cause to be terminated any existing discussions with any Person that relate to any Acquisition Proposal.

     (d) The Company agrees not to release or permit the release of any Person from, or to waive or permit the waiver of any provision of, any confidentiality, "standstill" or similar agreement to which any of the Acquired Corporations is a party, and will use its best efforts to enforce or cause to be enforced each such agreement at the request of Parent. The Company also will promptly request each Person that has executed, within 12 months prior to the date of this Agreement, a confidentiality agreement in connection with its consideration of a possible Acquisition Transaction or equity investment to return all confidential information heretofore furnished to such Person by or on behalf of any of the Acquired Corporations.

Section 5. Additional Covenants of the Parties

   5.1 Registration Statement; Prospectus/Proxy Statement

     (a) As promptly as practicable after the date of this Agreement, Parent and the Company shall prepare and cause to be filed with the SEC the Prospectus/Proxy Statement and Parent shall prepare and cause to be filed with the SEC the Form S-4 Registration Statement, in which the Prospectus/Proxy Statement will be included as a prospectus; provided, however, that notwithstanding anything to the contrary contained in this
  Section 5.1(a), if (and to the extent) Parent so elects: (i) the Prospectus/Proxy Statement shall initially be filed with the SEC on a confidential basis as a proxy statement of the Company under Section 14 of the Exchange Act; (ii) until such time as Parent has determined that it is reasonably likely that the SEC will promptly declare the Form S-4 Registration Statement effective under the Securities Act, all amendments to the Prospectus/Proxy Statement shall be filed with the SEC on a confidential basis as amendments to the proxy statement of the Company under Section 14 of the Exchange Act; and (iii) Parent shall not be obligated to file the Form S-4 Registration Statement with the SEC until such time as Parent has determined that it is reasonably likely that the SEC will promptly declare the Form S-4 Registration Statement effective under the Securities Act. Each of Parent and the Company shall use all reasonable efforts to cause the Form S-4 Registration Statement and the Prospectus/Proxy Statement to comply with the rules and regulations promulgated by the SEC, to respond promptly to any comments of the SEC or its staff and to have the Form S-4 Registration Statement declared effective under the Securities Act as promptly as practicable after it is filed with the SEC. The Company will use all reasonable efforts to cause the Prospectus/Proxy Statement to be mailed to the Company's stockholders as promptly as practicable after the Form S-4 Registration Statement is declared effective under the Securities Act. The Company shall promptly furnish to Parent all information concerning the Acquired Corporations and the Company's stockholders that may be required or reasonably requested in connection with any action contemplated by this Section 5.1. If any event relating to any of the Acquired Corporations occurs, or if the Company becomes aware of any information, that should be disclosed in an amendment or supplement to the Form S-4 Registration Statement or the Prospectus/Proxy Statement, then the Company shall promptly inform Parent thereof and shall cooperate with Parent in filing such amendment or supplement with the SEC and, if appropriate, in mailing such amendment or supplement to the stockholders of the Company.

     (b) Prior to the Effective Time, Parent shall use reasonable efforts to obtain all regulatory approvals needed to ensure that the Parent Common Stock to be issued in the Merger will be registered or qualified under the securities law of every jurisdiction of the United States in which any registered holder of

  Company Common Stock has an address of record on the record date for determining the stockholders entitled to notice of and to vote at the Company Stockholders' Meeting; provided, however, that Parent shall not be required (i) to qualify to do business as a foreign corporation in any jurisdiction in which it is not now qualified or (ii) to file a general consent to service of process in any jurisdiction.

   5.2 Company Stockholders' Meeting.

     (a) The Company shall take all action necessary under all applicable Legal Requirements to call, give notice of and hold a meeting of the holders of Company Common Stock to vote on the approval of this Agreement (the "Company Stockholders' Meeting"). The Company Stockholders' Meeting shall be held (on a date selected by the Company in consultation with Parent) as promptly as practicable after the Form S-4 Registration Statement is declared effective under the Securities Act. The Company shall ensure that all proxies solicited in connection with the Company Stockholders' Meeting are solicited in compliance with all applicable Legal Requirements.

     (b) Subject to Section 5.2(c): (i) the Prospectus/Proxy Statement shall include a statement to the effect that the board of directors of the Company recommends that the Company's stockholders vote to approve this Agreement at the Company Stockholders' Meeting (the recommendation of the Company's board of directors that the Company's stockholders vote to approve this Agreement being referred to as the "Company Board Recommendation"); and (ii) the Company Board Recommendation shall not be withdrawn or modified in a manner adverse to Parent, and no resolution by the board of directors of the Company or any committee thereof to withdraw the Company Board Recommendation or modify the Company Board Recommendation in a manner adverse to Parent shall be adopted or proposed.

     (c) Notwithstanding anything to the contrary contained in Section 5.2(b), at any time prior to the approval of this Agreement by the Required Company Stockholder Vote, the Company Board Recommendation may be withdrawn or modified in a manner adverse to Parent if: (i) an unsolicited, bona fide written offer to purchase all of the outstanding shares of Company Common Stock is made to the Company and is not withdrawn; (ii) the Company provides Parent with at least two business days' prior notice of any meeting of the Company's board of directors at which such board of directors will consider and determine whether such offer is a Superior Offer; (iii) the Company's board of directors determines in good faith (based upon the advice of an independent financial advisor of nationally recognized reputation) that such offer constitutes a Superior Offer; (iv) the Company's board of directors determines in good faith, based upon the advice of the Company's outside counsel, that, in light of such Superior Offer, the withdrawal or modification of the Company Board Recommendation is required in order for the Company's board of directors to comply with its fiduciary obligations to the Company's stockholders under applicable law; (v) the Company Board Recommendation is not withdrawn or modified in a manner adverse to Parent at any time within two business days after Parent receives written notice from the Company confirming that the Company's board of directors has determined that such offer is a Superior Offer; and
  (vi) neither the Company nor any of its Representatives shall have violated any of the restrictions set forth in Section 4.3 in any material respect.

     (d) Subject to any applicable requirements of Nevada law, the Company's obligation to call, give notice of and hold the Company Stockholders' Meeting in accordance with Section 5.2(a) shall not be limited or otherwise affected by the commencement, disclosure, announcement or submission of any Superior Offer or other Acquisition Proposal, or by any withdrawal or modification of the Company Board Recommendation.

   5.3 Regulatory Approvals. Each party shall use all reasonable efforts to file, as soon as practicable after the date of this Agreement, all notices, reports and other documents required to be filed by such party with any Governmental Body with respect to the Merger and the other transactions contemplated by this Agreement, and to submit promptly any additional information requested by any such Governmental Body. Without limiting the generality of the foregoing, the Company and Parent shall, promptly after the date of this Agreement, prepare and file the notifications required under the HSR Act and any applicable foreign antitrust laws or regulations in connection with the Merger. The Company and Parent shall respond as promptly as practicable to (i) any inquiries or requests received from the Federal Trade Commission or the Department of Justice for additional information or documentation and (ii) any inquiries or requests received from any state attorney general, foreign antitrust authority or other Governmental Body in connection with antitrust or related matters. Each of the Company and Parent shall (1) give the other party prompt notice of the commencement or threat of commencement of any Legal Proceeding by or before any Governmental Body with respect to the Merger or any of the other transactions contemplated by this Agreement, (2) keep the other party informed as to the status of any such Legal Proceeding or threat, and (3) promptly inform the other party of any communication to or from the Federal Trade Commission, the Department of Justice or any other Governmental Body regarding the Merger. Except as may be prohibited by any Governmental Body or by any Legal Requirement, the Company and Parent will consult and cooperate with one another, and will consider in good faith the views of one another, in connection with any analysis, appearance, presentation, memorandum, brief, argument, opinion or proposal made or submitted in connection with any Legal Proceeding under or relating to the HSR Act or any other foreign, federal or state antitrust or fair trade law. In addition, except as may be prohibited by any Governmental Body or by any Legal Requirement, in connection with any Legal Proceeding under or relating to the HSR Act or any other foreign, federal or state antitrust or fair trade law or any other similar Legal Proceeding, each of the Company and Parent will permit authorized Representatives of the other party to be present at each meeting or conference relating to any such Legal Proceeding and to have access to and be consulted in connection with any document, opinion or proposal made or submitted to any Governmental Body in connection with any such Legal Proceeding. At the request of Parent, the Company shall agree to divest, sell, dispose of, hold separate or otherwise take or commit to take any action that limits its freedom of action with respect to its or its Subsidiaries' ability to retain any of the businesses, product lines or assets of the Company or any of its Subsidiaries, provided that any such action is conditioned upon the consummation of the Merger.

   5.4 Stock Options and Warrants; ESPP.

     (a) Subject to Section 5.4(b), at the Effective Time, all rights with respect to Company Common Stock under each Company Option (other than options under the ESPP) and Company Warrant then outstanding shall be converted into and become rights with respect to Parent Common Stock, and Parent shall assume each such Company Option (other than options under the ESPP) and Company Warrant in accordance with the terms (as in effect as of the date of this Agreement) of the stock option plan under which it was issued, if applicable, and the terms of the stock option or warrant agreement by which it is evidenced. From and after the Effective Time, (i) each Company Option and Company Warrant assumed by Parent may be exercised solely for shares of Parent Common Stock, (ii) the number of shares of Parent Common Stock subject to each such Company Option and Company Warrant shall be equal to the number of shares of Company Common Stock subject to such Company Option or Company Warrant immediately prior to the Effective Time multiplied by the Exchange Ratio, rounding down to the nearest whole share, (iii) the per share exercise price under each such Company Option and Company Warrant shall be adjusted by dividing the per share exercise price under such Company Option or Company Warrant by the Exchange Ratio and rounding up to the nearest cent and (iv) any restriction on the exercise of any such Company Option or Company Warrant shall continue in full force and effect and the term, exercisability, vesting schedule and other provisions of such Company Option or Company Warrant shall otherwise remain unchanged; provided, however, that each Company Option and Company Warrant assumed by Parent in accordance with this Section 5.4(a) shall, in accordance with its terms, be subject to further adjustment as appropriate to reflect any stock split, stock dividend, reverse stock split, reclassification, recapitalization or other similar transaction subsequent to the Effective Time. Parent shall file with the SEC, no later than ten business days after the date on which the Merger becomes effective, a registration statement on Form S-8 relating to the shares of Parent Common Stock issuable with respect to the Company Options assumed by Parent in accordance with this Section 5.4(a).

     (b) Notwithstanding anything to the contrary contained in this Section 5.4, in lieu of assuming outstanding Company Options or Company Warrants in accordance with Section 5.4(a), Parent may, at its election, cause such outstanding Company Options or Company Warrants to be replaced by issuing replacement stock options or warrants in substitution therefor having the exercise price, and being exercisable for the number of shares, calculated in accordance with Section 5.4(a) and having other terms no more or less favorable to the optionee or warrantholder than the options or warrants that they are replacing. If Parent issues replacement stock options in accordance with this Section 5.4(b), then Parent shall file with the SEC, no later than ten business days after the date on which the Merger becomes effective, a registration statement on Form S-8 relating to the shares of Parent Common Stock issuable with respect to such replacement stock options.

     (c) Prior to the Effective Time, the Company shall take all action that may be necessary (under the plans pursuant to which Company Options are outstanding and otherwise) to effectuate the provisions of this Section 5.4 and to ensure that, from and after the Effective Time, holders of Company Options have no rights with respect thereto other than those specifically provided in this Section 5.4.

     (d) As of the Effective Time, the ESPP shall be terminated. The rights of participants in the ESPP with respect to any offering period then underway under the ESPP shall be determined by treating the last business day prior to the Effective Time as the last day of such offering period and by making such other pro rata adjustments as may be necessary to reflect the shortened offering period but otherwise treating such shortened offering period as a fully effective and completed offering period for all purposes under the ESPP. Prior to the Effective Time, the Company shall take all actions (including, if appropriate, amending the terms of the ESPP) that are necessary to give effect to the transactions contemplated by this Section 5.4(d).

   5.5 Employee Benefits. Parent agrees that all employees of the Acquired Corporations who continue employment with Parent, the Surviving Corporation or any Subsidiary of the Surviving Corporation after the Effective Time ("Continuing Employees") shall be eligible to continue to participate in the Surviving Corporation's health and/or welfare benefit plans; provided, however, that (a) nothing in this Section 5.5 or elsewhere in this Agreement shall limit the right of Parent or the Surviving Corporation to amend or terminate any such health and/or welfare benefit plan at any time, and (b) if Parent or the Surviving Corporation terminates any such health and/or welfare benefit plan, then, subject to any appropriate transition period, the Continuing Employees shall be eligible to participate in Parent's health, vacation and other non-equity based employee benefit plans, to substantially the same extent as similarly situated employees of Parent. The Continuing Employees shall be given, to the extent consistent with Parent's benefit plans and with applicable law, service credit under Parent's benefit plans, for purposes of eligibility and vesting, equal to the service credit currently provided to such Continuing Employees under comparable Company Employee Plans. Nothing in this Section 5.5 or elsewhere in this Agreement shall be construed to create a right in any employee to employment with Parent, the Surviving Corporation or any Subsidiary of the Surviving Corporation and, subject to any other binding agreement between an employee and Parent, the Surviving Corporation or any Subsidiary of the Surviving Corporation, the employment of each Continuing Employee shall be "at will" employment. The Company agrees to take (or cause to be taken) all actions necessary or appropriate to terminate, effective immediately prior to the Effective Time, any employee benefit plan sponsored by any of the Acquired Corporations (or in which any of the Acquired Corporations participates) that contains a cash or deferred arrangement intended to qualify under Section 401(k) of the Code.

   5.6 Indemnification of Officers and Directors

     (a) All rights to indemnification existing in favor of those Persons who are directors and officers of the Company as of the date of this Agreement (the "Indemnified Persons") for acts and omissions occurring prior to the Effective Time, as provided in the Company's bylaws (as in effect as of the date of this Agreement) and as provided in the indemnification agreements between the Company and said Indemnified Persons (as in effect as of the date of this Agreement) in the forms disclosed by the Company to Parent prior to the date of this Agreement, shall survive the Merger and shall be observed by the Surviving Corporation to the fullest extent available under Nevada law. Parent agrees to guarantee and stand behind the Company's commitments under said indemnification agreements.

     (b) From the Effective Time until the sixth anniversary of the Effective Time, the Surviving Corporation shall maintain in effect, for the benefit of the Indemnified Persons with respect to acts or omissions occurring prior to the Effective Time, the existing policy of directors' and officers' liability insurance maintained by the Company as of the date of this Agreement in the form disclosed by the Company to Parent prior to the date of this Agreement (the "Existing Policy"); provided, however, that (i) the Surviving Corporation may substitute for the Existing Policy a policy or policies of comparable coverage, and (ii) the Surviving Corporation shall not be required to pay annual premiums for the Existing Policy (or for any substitute policies) in excess of $475,000 in the aggregate. In the event any future annual premiums for the Existing Policy (or any substitute policies) exceed $475,000 in the aggregate, the Surviving Corporation shall be entitled to reduce the amount of coverage of the Existing Policy (or any substitute policies) to the amount of coverage that can be obtained for a premium equal to $475,000.

   5.7 Pooling of Interests. Each of the Company and Parent agrees (and the Company agrees to cause the Acquired Corporations) (a) not to take any action during the Pre-Closing Period that, to the best of the knowledge of the Company or to the actual knowledge of the officers of Parent, as the case may be, would adversely affect the ability of Parent to account for the Merger as a "pooling of interests," and (b) to use all reasonable efforts to attempt to ensure that none of its "affiliates" (as that term is used in Rule 145 under the Securities
Act) takes any action that could adversely affect the ability of Parent to account for the Merger as a "pooling of interests." Each of the Company and Parent agrees to provide to PricewaterhouseCoopers LLP such letters as shall be reasonably requested by PricewaterhouseCoopers LLP in connection with the letters referred to in Sections 6.6(c) and 6.6(d). Parent shall cause its "affiliates" (as that term is used in Rule 145 under the Securities Act) not to sell shares of Parent Common Stock prior to the Closing in contravention of applicable "pooling of interests" accounting rules.

   5.8 Additional Agreements

     (a) Subject to Section 5.8(b), Parent and the Company shall use all reasonable efforts to take, or cause to be taken, all actions necessary to consummate the Merger and make effective the other transactions contemplated by this Agreement. Without limiting the generality of the foregoing, but subject to Section 5.8(b), each party to this Agreement (i) shall make all filings (if any) and give all notices (if any) required to be made and given by such party in connection with the Merger and the other transactions contemplated by this Agreement, (ii) shall use all reasonable efforts to obtain each Consent (if any) required to be obtained (pursuant to any applicable Legal Requirement or Contract, or otherwise) by such party in connection with the Merger or any of the other transactions contemplated by this Agreement, and (iii) shall use all reasonable efforts to lift any restraint, injunction or other legal bar to the Merger. The Company shall promptly deliver to Parent a copy of each such filing made, each such notice given and each such Consent obtained by the Company during the Pre-Closing Period.

     (b) Notwithstanding anything to the contrary contained in this Agreement, Parent shall not have any obligation under this Agreement: (i) to dispose of or transfer or cause any of its Subsidiaries to dispose of or transfer any assets, or to commit to cause any of the Acquired Corporations to dispose of any assets; (ii) to discontinue or cause any of its Subsidiaries to discontinue offering any product or service, or to commit to cause any of the Acquired Corporations to discontinue offering any product or service; (iii) to license or otherwise make available, or cause any of its Subsidiaries to license or otherwise make available, to any Person, any technology, software or other Proprietary Asset, or to commit to cause any of the Acquired Corporations to license or otherwise make available to any Person any technology, software or other Proprietary Asset; (iv) to hold separate or cause any of its Subsidiaries to hold separate any assets or operations (either before or after the Closing
  Date), or to commit to cause any of the Acquired Corporations to hold separate any assets or operations; (v) to make or cause any of its Subsidiaries to make any commitment (to any Governmental Body or otherwise) regarding its future operations or the future operations of any of the Acquired Corporations; or (vi) to contest any Legal Proceeding relating to the Merger if Parent determines in good faith that contesting such Legal Proceeding might not be advisable.

   5.9 Disclosure. Except in the situation where the Company Board Recommendation has been withdrawn or modified in a manner adverse to Parent in accordance with Section 5.2(c), Parent and the Company shall consult with each other and attempt to agree upon the language of any press release or other public statement with respect to the Merger or any of the other transactions contemplated by this Agreement; provided, however, that either party may make such disclosure as is required by applicable law.

   5.10 Affiliate Agreements. The Company shall use all reasonable efforts to cause each Person identified in Part 2.20 of the Company Disclosure Schedule and each other Person who is or becomes (or may be deemed to be) an "affiliate" (as that term is used in Rule 145 under the Securities Act) of the Company to execute and deliver to Parent, prior to the date of the mailing of the Prospectus/Proxy Statement to the Company's stockholders, an Affiliate Agreement in the form previously approved by Parent. Shares of Parent Common Stock and shares of Company Common Stock beneficially owned by each "affiliate" of the Company who has not provided a signed Affiliate Agreement in accordance with this Section 5.10 shall not be transferable during any period prior to or after the Effective Time if, as a result of the transfer of any such shares during any such period, taking into account the nature, extent and timing of the transfer and similar transfers by all other "affiliates" of Parent and the Company, the transfer may, in the reasonable judgment of the independent accountants to Parent, prevent Parent from accounting for the Merger as a "pooling of interests" in accordance with generally accepted accounting principles, Accounting Principles Board Opinion No. 16 and all published rules, regulations and policies of the SEC. Neither Parent nor the Company shall register, or allow its transfer agent to register, on its books any transfer of any shares of Parent Common Stock or Company Common Stock of any "affiliate" of the Company who has not provided a signed Affiliate Agreement in accordance with this Section 5.10.

   5.11 Tax Matters. At or prior to the filing of the Form S-4 Registration Statement, the Company and Parent shall execute and deliver to Cooley Godward LLP and to Wilson Sonsini Goodrich & Rosati, P.C. tax representation letters in customary form. To the extent requested by Parent or the Company, Parent, Merger Sub and the Company shall each confirm to Cooley Godward LLP and to Wilson Sonsini Goodrich & Rosati, P.C. the accuracy and completeness as of the Effective Time of the tax representation letters delivered pursuant to the immediately preceding sentence. Parent and the Company shall use all reasonable efforts prior to the Effective Time to cause the Merger to qualify as a tax free reorganization under Section 368(a)(1) of the Code. Following delivery of the tax representation letters pursuant to the first sentence of this Section 5.11, each of Parent and the Company shall use its reasonable efforts to cause Cooley Godward LLP and Wilson Sonsini Goodrich & Rosati, P.C., respectively, to deliver to it a tax opinion satisfying the requirements of Item 601 of Regulation S-K promulgated under the Securities Act. In rendering such opinions, each of such counsel shall be entitled to rely on the tax representation letters referred to in this Section 5.11.

   5.12 Letter of the Company's Accountants. The Company shall use all reasonable efforts to cause to be delivered to Parent a letter of PricewaterhouseCoopers LLP, dated no more than two business days before the date on which the Form S-4 Registration Statement becomes effective (and reasonably satisfactory in form and substance to Parent), that is customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Form S-4 Registration Statement.

   5.13 Listing. Parent shall use reasonable efforts to cause the shares of Parent Common Stock being issued in the Merger and issuable upon the exercise of assumed Company Options and assumed Company Warrants to be approved for listing (subject to notice of issuance) on the Nasdaq National Market.

   5.14 Resignation of Officers and Directors. The Company shall use all reasonable efforts to obtain and deliver to Parent at or prior to the Closing the resignation of each officer and director of each of the Acquired Corporations.

   5.15 Acknowledgments of Officers. The Company shall use reasonable efforts to cause each officer of the Company of the rank of Vice President or above to execute and deliver to the Company and Parent, at or prior to the Closing, a written acknowledgment in the form previously agreed to by Parent (clarifying the terms of vesting acceleration of such officer's outstanding options).

Section 6. Conditions Precedent to Obligations of Parent and Merger Sub

   The obligations of Parent and Merger Sub to effect the Merger and otherwise consummate the transactions contemplated by this Agreement are subject to the satisfaction, at or prior to the Closing, of each of the following conditions:

   6.1 Accuracy of Representations.

     (a) The representations and warranties of the Company contained in this Agreement shall have been accurate in all respects as of the date of this Agreement, except that any inaccuracies in such representations and warranties will be disregarded if the circumstances giving rise to all such inaccuracies (considered collectively) do not constitute, and would not reasonably be expected to have, a Material Adverse Effect on the Acquired Corporations; provided, however, that, for purposes of determining the accuracy of such representations and warranties, (i) all "Material Adverse Effect" qualifications and other materiality qualifications contained in such representations and warranties shall be disregarded and (ii) any update of or modification to the Company Disclosure Schedule made or purported to have been made after the date of this Agreement shall be disregarded.

     (b) The representations and warranties of the Company contained in this Agreement shall be accurate in all respects as of the Closing Date as if made on and as of the Closing Date, except that any inaccuracies in such representations and warranties will be disregarded if the circumstances giving rise to all such inaccuracies (considered collectively) do not constitute, and would not reasonably be expected to have, a Material Adverse Effect on the Acquired Corporations; provided, however, that, for purposes of determining the accuracy of such representations and warranties, (i) all "Material Adverse Effect" qualifications and other materiality qualifications contained in such representations and warranties shall be disregarded and (ii) any update of or modification to the Company Disclosure Schedule made or purported to have been made after the date of this Agreement shall be disregarded.

   6.2 Performance of Covenants. The covenants and obligations that the Company is required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all material respects.

   6.3 Effectiveness of Registration Statement. The Form S-4 Registration Statement shall have become effective in accordance with the provisions of the Securities Act, and no stop order shall have been issued, and no proceeding for that purpose shall have been initiated or be threatened, by the SEC with respect to the Form S-4 Registration Statement.

   6.4 Stockholder Approval. This Agreement shall have been duly approved by the Required Company Stockholder Vote.

   6.5 Consents. Each Consent that constitutes a Specified Consent shall have been obtained and shall be in full force and effect. (For purposes of this Agreement, a Consent shall be deemed to constitute a "Specified Consent" if either: (a) such Consent relates to a real estate lease or a Material Contract (other than the leases and contracts identified on Schedule 6.5), and the failure to obtain such Consent could reasonably be expected to have an adverse effect on any of the Acquired Corporations or on Parent; or (b) the failure to obtain such Consent (considered together with the failure to obtain all other Consents that are not obtained at or prior to the Closing) could reasonably be expected to have a Material Adverse Effect on the Acquired Corporations or on Parent.)

   6.6 Agreements and Documents. Parent and the Company shall have received the following agreements and documents, each of which shall be in full force and effect:

     (a) Affiliate Agreements in the form previously approved by Parent, executed by each Person who could reasonably be deemed to be an "affiliate" (as that term is used in Rule 145 under the Securities Act) of the Company;

     (b) a letter from PricewaterhouseCoopers LLP, dated as of the Closing Date and addressed to Parent, reasonably satisfactory in form and substance to Parent, updating the letter referred to in Section 5.12;

     (c) a letter from PricewaterhouseCoopers LLP, dated as of the Closing Date and addressed to Parent and the Company, reasonably satisfactory in form and substance to Parent and PricewaterhouseCoopers LLP, to the effect that, after reasonable investigation, PricewaterhouseCoopers LLP is not aware of any fact concerning the Company that could preclude Parent from accounting for the Merger as a "pooling of interests" in accordance with generally accepted accounting principles, Accounting Principles Board Opinion No. 16 and all published rules, regulations and policies of the SEC;

     (d) a letter from PricewaterhouseCoopers LLP, dated as of the Closing Date and addressed to Parent, reasonably satisfactory in form and substance to Parent, to the effect that PricewaterhouseCoopers LLP concurs with Parent's management's conclusion that Parent may account for the Merger as a "pooling of interests" in accordance with generally accepted accounting principles, Accounting Principles Board Opinion No. 16 and all published rules, regulations and policies of the SEC;

     (e) a certificate executed on behalf of the Company by its Chief Executive Officer confirming that the conditions set forth in Sections 6.1, 6.2, 6.4, 6.5, 6.7, 6.8, 6.11, 6.12 and 6.13 have been duly satisfied; and

     (f) the written resignations of all officers and directors of each of the Acquired Corporations, effective as of the Effective Time.

   6.7 Employees.

     (a) Stephen Cooper shall not have ceased to be employed by the Company (other than by reason of his death or disability), and shall not have provided oral or written notice to the Company or Parent to the effect that he intends to terminate his employment with the Company or to decline to accept employment with Parent.

     (b) No more than one of the individuals identified on Schedule 6.7 shall have ceased to be employed by the Company (other than by reason of his death or disability), or shall have provided oral or written notice to the Company or Parent to the effect that he intends to terminate his employment with the Company or to decline to accept employment with Parent.

   6.8 No Material Adverse Effect. Since the date of this Agreement, there shall not have occurred any Material Adverse Effect on the Acquired Corporations, and no event shall have occurred or circumstance shall exist that, in combination with any other events or circumstances, could reasonably be expected to have a Material Adverse Effect on the Acquired Corporations.

   6.9 HSR Act. The waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated, and there shall not be in effect any voluntary agreement between Parent and the Federal Trade Commission or the Department of Justice pursuant to which Parent has agreed not consummate the Merger for any period of time; any similar waiting period under any applicable foreign antitrust law or regulation shall have expired or been terminated; and any Consent required under any applicable foreign antitrust law or regulation shall have been obtained.

   6.10 Listing. The shares of Parent Common Stock to be issued in the Merger shall have been approved for listing (subject to notice of issuance) on the Nasdaq National Market.

   6.11 No Restraints. No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Merger shall have been issued by any court of competent jurisdiction and remain in effect, and there shall not be any Legal Requirement enacted or deemed applicable to the Merger that makes consummation of the Merger illegal.

   6.12 No Governmental Litigation. There shall not be pending or threatened any Legal Proceeding in which a Governmental Body is or is threatened to become a party or is otherwise involved: (a) challenging or seeking to restrain or prohibit the consummation of the Merger or any of the other transactions contemplated by this Agreement; (b) relating to the Merger and seeking to obtain from Parent or any of its Subsidiaries any damages or other relief that may be material to Parent; (c) seeking to prohibit or limit in any material respect Parent's ability to vote, receive dividends with respect to or otherwise exercise ownership rights with respect to the stock of the Surviving Corporation; (d) that would materially and adversely affect the right of Parent, the Surviving Corporation or any Subsidiary of Parent to own the assets or operate the business of the Acquired Corporations; or (e) seeking to compel Parent or the Company, or any Subsidiary of Parent or the Company, to dispose of or hold separate any material assets as a result of the Merger or any of the other transactions contemplated by this Agreement.

   6.13 No Other Litigation. There shall not be pending any Legal Proceeding that could reasonably be expected to have a Material Adverse Effect on the Acquired Corporations or on Parent: (a) challenging or seeking to restrain or prohibit the consummation of the Merger or any of the other transactions contemplated by this Agreement; (b) relating to the Merger and seeking to obtain from Parent or any of its Subsidiaries, or any of the Acquired Corporations, any damages or other relief that may be material to Parent; (c) seeking to prohibit or limit in any material respect Parent's ability to vote, receive dividends with respect to or otherwise exercise ownership rights with respect to the stock of any of the Acquired Corporations; (d) that would affect adversely the right of Parent or any of the Acquired Corporations to own the assets or operate the business of the Acquired Corporations; or (e) seeking to compel Parent or the Company, or any Subsidiary of Parent or the Company, to dispose of or hold separate any material assets as a result of the Merger or any of the other transactions contemplated by this Agreement (it being understood that any Legal Proceeding commenced by a stockholder of the Company against the Company or its directors, officers or professional advisors as a result of the announcement of the Merger shall be disregarded for purposes of determining whether the condition set forth in this Section 6.13 has been satisfied).

Section 7. Conditions Precedent to Obligation of the Company

   The obligation of the Company to effect the Merger and otherwise consummate the transactions contemplated by this Agreement is subject to the satisfaction, at or prior to the Closing, of the following conditions:

   7.1 Accuracy of Representations.

     (a) The representations and warranties of Parent and Merger Sub contained in this Agreement shall have been accurate in all respects as of the date of this Agreement, except that any inaccuracies in such representations and warranties will be disregarded if the circumstances giving rise to all such inaccuracies (considered collectively) do not constitute, and would not reasonably be expected to have, a Material Adverse Effect on Parent; provided, however, that, for purposes of determining the accuracy of such representations and warranties, all "Material Adverse Effect" qualifications and other materiality qualifications contained in such representations and warranties shall be disregarded.

     (b) The representations and warranties of Parent and Merger Sub contained in this Agreement shall be accurate in all respects as of the Closing Date as if made on and as of the Closing Date, except that any inaccuracies in such representations and warranties will be disregarded if the circumstances giving rise to all such inaccuracies (considered collectively) do not constitute, and would not reasonably be expected to have, a Material Adverse Effect on Parent; provided, however, that, for purposes of determining the accuracy of such representations and warranties, all "Material Adverse Effect" qualifications and other materiality qualifications contained in such representations and warranties shall be disregarded.

   7.2 Performance of Covenants. The covenants and obligations that Parent and Merger Sub are required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all material respects.

   7.3 Effectiveness of Registration Statement. The Form S-4 Registration Statement shall have become effective in accordance with the provisions of the Securities Act, and no stop order shall have been issued, and no proceeding for that purpose shall have been initiated or be threatened, by the SEC with respect to the Form S-4 Registration Statement.

   7.4 Stockholder Approval. This Agreement shall have been duly approved by the Required Company Stockholder Vote.

   7.5 Documents. The Company shall have received the following documents:

     (a) a legal opinion of Wilson Sonsini Goodrich & Rosati, P.C., dated as of the Closing Date, to the effect that the Merger will constitute a reorganization within the meaning of Section 368 of the Code (it being understood that, in rendering such opinion, (i) Wilson Sonsini Goodrich & Rosati, P.C. may rely upon the tax representation letters referred to in
  Section 5.11, and (ii) if Wilson Sonsini Goodrich & Rosati, P.C. does not render such opinion or withdraws or modifies such opinion, this condition shall nonetheless be deemed to be satisfied if Cooley Godward LLP renders such opinion); and

     (b) a certificate executed on behalf of Parent by an executive officer of Parent confirming that the conditions set forth in Sections 7.1 and 7.2 have been duly satisfied.

   7.6 HSR Act. The waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated.

   7.7 Listing. The shares of Parent Common Stock to be issued in the Merger shall have been approved for listing (subject to notice of issuance) on the Nasdaq National Market.

   7.8 No Restraints. No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Merger by the Company shall have been issued by any court of competent jurisdiction and remain in effect, and there shall not be any Legal Requirement enacted or deemed applicable to the Merger that makes consummation of the Merger by the Company illegal.

Section 8. Termination

   8.1 Termination. This Agreement may be terminated prior to the Effective Time (whether before or after approval of the Merger by the Required Company Stockholder Vote):

     (a) by mutual written consent of Parent and the Company;

     (b) by either Parent or the Company if the Merger shall not have been consummated by August 31, 2000 (unless the failure to consummate the Merger is attributable to a failure on the part of the party seeking to terminate this Agreement to perform any material obligation required to be performed by such party at or prior to the Effective Time);

     (c) by either Parent or the Company if a court of competent jurisdiction or other Governmental Body shall have issued a final and nonappealable order, decree or ruling, or shall have taken any other action, having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger;

     (d) by either Parent or the Company if (i) the Company Stockholders' Meeting (including any adjournments and postponements thereof) shall have been held and completed and the Company's stockholders shall have taken a final vote on a proposal to approve this Agreement, and (ii) this Agreement shall not have been approved at such meeting by the Required Company Stockholder Vote (and shall not have been approved at any adjournment or postponement thereof); provided, however, that

  (A) a party shall not be permitted to terminate this Agreement pursuant to this Section 8.1(d) if the failure to obtain such stockholder approval is attributable to a failure on the part of such party to perform any material obligation required to be performed by such party at or prior to the Effective Time, and (B) the Company shall not be permitted to terminate this Agreement pursuant to this Section 8.1(d) unless the Company shall have paid to Parent any fee required to be paid to Parent pursuant to
  Section 8.3(c);

     (e) by Parent (at any time prior to the approval of this Agreement by the Required Company Stockholder Vote) if a Triggering Event shall have occurred;

     (f) by Parent if (i) any of the Company's representations and warranties contained in this Agreement shall be inaccurate as of the date of this Agreement such that the condition set forth in Section 6.1(a) would not be satisfied, (ii) any of the Company's representations and warranties contained in this Agreement shall have become inaccurate as of a date subsequent to the date of this Agreement (as if made on such subsequent date) such that the condition set forth in Section 6.1(b) would not be satisfied (it being understood that, for purposes of determining the accuracy of such representations and warranties as of a date subsequent to the date of this Agreement, (A) all "Material Adverse Effect" qualifications and other materiality qualifications contained in such representations and warranties shall be disregarded and (B) any update of or modification to the Company Disclosure Schedule made or purported to have been made after the date of this Agreement shall be disregarded), or
  (iii) any of the Company's covenants contained in this Agreement shall have been breached such that the condition set forth in Section 6.2 would not be satisfied; provided, however, that if an inaccuracy in the Company's representations and warranties or a breach of a covenant by the Company is curable by the Company and the Company is continuing to exercise all reasonable efforts to cure such inaccuracy or breach, then Parent may not terminate this Agreement under this Section 8.1(f) on account of such inaccuracy or breach; or

     (g) by the Company if (i) any of Parent's representations and warranties contained in this Agreement shall be inaccurate as of the date of this Agreement such that the condition set forth in Section 7.1(a) would not be satisfied, (ii) any of Parent's representations and warranties contained in this Agreement shall have become inaccurate as of a date subsequent to the date of this Agreement (as if made on such subsequent date) such that the condition set forth in Section 7.1(b) would not be satisfied (it being understood that, for purposes of determining the accuracy of such representations and warranties as of a date subsequent to the date of this Agreement, all "Material Adverse Effect" qualifications and other materiality qualifications contained in such representations and warranties shall be disregarded), or (iii) if any of Parent's covenants contained in this Agreement shall have been breached such that the condition set forth in Section 7.2 would not be satisfied; provided, however, that if an inaccuracy in Parent's representations and warranties or a breach of a covenant by Parent is curable by Parent and Parent is continuing to exercise all reasonable efforts to cure such inaccuracy or breach, then the Company may not terminate this Agreement under this Section 8.1(g) on account of such inaccuracy or breach.

   8.2 Effect of Termination. In the event of the termination of this Agreement as provided in Section 8.1, this Agreement shall be of no further force or effect; provided, however, that (i) this Section 8.2, Section 8.3 and Section 9 (and the Confidentiality Agreement) shall survive the termination of this Agreement and shall remain in full force and effect, and (ii) the termination of this Agreement shall not relieve any party from any liability for any breach of any representation, warranty or covenant contained in this Agreement.

   8.3 Expenses; Termination Fees

     (a) Except as set forth in this Section 8.3, all fees and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such fees and expenses, whether or not the Merger is consummated; provided, however, that Parent and the Company shall share equally all fees and expenses, other than attorneys' fees, incurred in connection with (i) the filing, printing and mailing of the Form S-4 Registration Statement and the Prospectus/Proxy Statement and any amendments or supplements thereto and
  (ii) the filing by the parties hereto of the premerger notification and report forms relating to the Merger under the HSR Act and the filing of any notice or other document under any applicable foreign antitrust law or regulation.

     (b) If this Agreement is terminated by Parent pursuant to Section 8.1(e), then the Company shall pay to Parent, in cash, within seven business days after such termination, a nonrefundable fee in the amount of $54,000,000.

     (c) If (i) this Agreement is terminated by Parent or the Company pursuant to Section 8.1(d), (ii) at or prior to the time of such termination an Acquisition Proposal shall have been disclosed, announced, commenced, submitted or made, and (iii) within 270 days after such termination, an Acquisition Transaction is consummated or any of the Acquired Corporations enters into a Contract contemplating an Acquisition Transaction, the Company shall pay to Parent, in cash, at or prior to the consummation of such Acquisition Transaction or the entering into of such Contract, whichever is earlier, a nonrefundable fee in the amount of $54,000,000 (it being understood that, solely for purposes of this Section 8.3(c), all references to "15%" in the definition of "Acquisition Transaction" shall be deemed to refer instead to "35%").

Section 9. Miscellaneous Provisions

   9.1 Amendment. This Agreement may be amended with the approval of the respective boards of directors of the Company and Parent at any time (whether before or after the approval of this Agreement by the stockholders of the Company); provided, however, that after approval of this Agreement by the Company's stockholders, no amendment shall be made which by law requires further approval of the stockholders of the Company without the further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

   9.2 Waiver

     (a) No failure on the part of any party to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any party in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

     (b) No party shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such party; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

   9.3 No Survival of Representations and Warranties. None of the representations and warranties contained in this Agreement or in any certificate delivered pursuant to this Agreement shall survive the Merger.

   9.4 Entire Agreement; Counterparts. This Agreement and the Stock Option Agreement constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among or between any of the parties with respect to the subject matter hereof and thereof; provided, however, that, subject to the next sentence, the Confidentiality Agreement shall not be superseded and shall remain in full force and effect. Notwithstanding anything to the contrary contained in this Agreement or in the Confidentiality Agreement, Section 6 of the Confidentiality Agreement, and the "standstill" provisions contained therein, shall be deemed to have terminated as of the date of this Agreement and shall be of no further force or effect; provided, however, that if this Agreement is validly terminated prior to September 8, 2000, then the "standstill" provisions of Section 6 of the Confidentiality Agreement shall thereupon be reinstated and shall remain in effect until September 8, 2000. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument

   9.5 Applicable Law; Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Nevada, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. In any action between any of the parties arising out of or relating to this Agreement or any of the transactions contemplated by this
Agreement: (a) each of the parties irrevocably and unconditionally consents and submits to the jurisdiction and venue of the state and federal courts located in the States of California and Nevada; (b) each of the parties irrevocably waives the right to trial by jury; and (c) each of the parties irrevocably consents to service of process by first class certified mail, return receipt requested, postage prepaid, to the address at which such party is to receive notice in accordance with Section 9.9.

   9.6 Disclosure Schedule. The Company Disclosure Schedule shall be arranged in separate parts corresponding to the numbered and lettered sections contained in Section 2, and the information disclosed in any numbered or lettered part shall be deemed to relate to and to qualify only the particular representation or warranty set forth in the corresponding numbered or lettered section in
Section 2, and shall not be deemed to relate to or to qualify any other representation or warranty.

   9.7 Attorneys' Fees. In any action at law or suit in equity to enforce this Agreement or the rights of any of the parties hereunder, the prevailing party in such action or suit shall be entitled to receive a reasonable sum for its attorneys' fees and all other reasonable costs and expenses incurred in such action or suit.

   9.8 Assignability. This Agreement shall be binding upon, and shall be enforceable by and inure solely to the benefit of, the parties hereto and their respective successors and assigns; provided, however, that neither this Agreement nor any of the Company's rights hereunder may be assigned by the Company without the prior written consent of Parent, and any attempted assignment of this Agreement or any of such rights by the Company without such consent shall be void and of no effect. Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person (other than (i) the Indemnified Persons, who shall be deemed to be third-party beneficiaries of
Section 5.6, and (ii) the parties hereto) any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

   9.9 Notices. Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received (a) when delivered by hand or by courier or express delivery service or by facsimile, or (b) two business days after sent by registered mail, to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other parties hereto):

     if to Parent or Merger Sub:

       Applied Materials, Inc.
       3050 Bowers Avenue
       Santa Clara, CA 95054

       Attention: Joseph J. Sweeney
       Mail Stop: 2064
       Facsimile: (408) 563-4635

       and

       Attention: Alexander Meyer
       Mail Stop: 1954
       Facsimile: (408) 986-7260
     if to the Company:

       Etec Systems, Inc.
       26460 Corporate Avenue
       Hayward, California 94545
       Attention: W. Russell Wayman, General Counsel
       Facsimile: (510) 732-1469

   9.10 Cooperation. The Company agrees to cooperate fully with Parent and to execute and deliver such further documents, certificates, agreements and instruments and to take such other actions as may be reasonably requested by Parent to evidence or reflect the transactions contemplated by this Agreement and to carry out the intent and purposes of this Agreement.

   9.11 Delivery. Any obligation of a party pursuant to this Agreement to deliver or provide copies of a document to any other party shall be deemed satisfied if such document is delivered to such other party's legal counsel.

   9.12 Construction.

     (a) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders.

     (b) The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

     (c) As used in this Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

     (d) Except as otherwise indicated, all references in this Agreement to "Sections," "Exhibits" and "Schedules" are intended to refer to Sections of this Agreement and Exhibits or Schedules to this Agreement.

     (e) The bold-faced headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

   In Witness Whereof, the parties have caused this Agreement to be executed as of the date first above written.

                                          Applied Materials, Inc.

                                                   /s/ Joseph R. Bronson
                                          By:__________________________________
                                          Name:Joseph R. Bronson
                                          Title:Senior Vice President,
                                          Office of the President,
                                          Chief Financial Officer, and
                                          Chief Administrative Officer

                                          Boston Acquisition Sub, Inc.

                                                    /s/ Alexander Meyer
                                          By:__________________________________
                                          Name:Alexander Meyer
                                          Title:Secretary and Treasurer

                                          Etec Systems, Inc.

                                                   /s/ Stephen E. Cooper
                                          By:__________________________________
                                          Name:Stephen E. Cooper
                                          Title:Chairman, President and CEO

                                   EXHIBIT A

                              CERTAIN DEFINITIONS

   For purposes of the Agreement (including this Exhibit A):

   Acquired Corporation Contract. "Acquired Corporation Contract" shall mean any Contract: (a) to which any of the Acquired Corporations is a party; (b) by which any of the Acquired Corporations or any asset of any of the Acquired Corporations is or may become bound or under which any of the Acquired Corporations has, or may become subject to, any obligation; or (c) under which any of the Acquired Corporations has or may acquire any right or interest.

   Acquired Corporation Proprietary Asset. "Acquired Corporation Proprietary Asset" shall mean any Proprietary Asset owned by or licensed to any of the Acquired Corporations or otherwise used by any of the Acquired Corporations.

   Acquired Corporation Source Code. "Acquired Corporation Source Code" shall mean any source code, or any portion, aspect or segment of any source code, relating to any Acquired Corporation Proprietary Asset.

   Acquisition Proposal. "Acquisition Proposal" shall mean any offer, proposal, inquiry or indication of interest (other than an offer, proposal, inquiry or indication of interest by Parent) contemplating or otherwise relating to any Acquisition Transaction.

   Acquisition Transaction. "Acquisition Transaction" shall mean any transaction or series of transactions involving:

     (a) any merger, consolidation, share exchange, business combination, issuance of securities, acquisition of securities, recapitalization, tender offer, exchange offer or other similar transaction (i) in which any of the Acquired Corporations is a constituent corporation, (ii) in which a Person or "group" (as defined in the Exchange Act and the rules promulgated thereunder) of Persons directly or indirectly acquires beneficial or record ownership of securities representing more than 15% of the outstanding securities of any class of voting securities of any of the Acquired Corporations, or (iii) in which any of the Acquired Corporations issues securities representing more than 15% of the outstanding securities of any class of voting securities of any of the Acquired Corporations;

     (b) any sale, lease, exchange, transfer, license, acquisition or disposition of any business or businesses or assets that constitute or account for 15% or more of the consolidated net revenues, net income or assets of any of the Acquired Corporations; or

     (c) any liquidation or dissolution of any of the Acquired Corporations.

   Agreement. "Agreement" shall mean the Agreement and Plan of Reorganization to which this Exhibit A is attached, as it may be amended from time to time.

   Company Common Stock. "Company Common Stock" shall mean the Common Stock, $0.01 par value per share, of the Company.

   Company Disclosure Schedule. "Company Disclosure Schedule" shall mean the disclosure schedule that has been prepared by the Company in accordance with the requirements of Section 9.6 of the Agreement and that has been delivered by the Company to Parent on the date of the Agreement.

   Company Preferred Stock. "Company Preferred Stock" shall mean the Preferred Stock, $0.01 par value per share, of the Company.

   Company Warrants. "Company Warrants" shall mean those certain warrants held by Intel Corporation to purchase 75,000 shares of Company Common Stock.

   Consent. "Consent" shall mean any approval, consent, ratification, permission, waiver or authorization (including any Governmental Authorization).

   Contract. "Contract" shall mean any written, oral or other agreement, contract, subcontract, lease, understanding, instrument, note, option, warranty, purchase order, license, sublicense, insurance policy, benefit plan or legally binding commitment or undertaking of any nature.

   Encumbrance. "Encumbrance" shall mean any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, claim, infringement, interference, option, right of first refusal, preemptive right or restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

   Entity. "Entity" shall mean any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any company limited by shares, limited liability company or joint stock company), firm, society or other enterprise, association, organization or entity.

   Exchange Act. "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

   Form S-4 Registration Statement. "Form S-4 Registration Statement" shall mean the registration statement on Form S-4 to be filed with the SEC by Parent in connection with the issuance of Parent Common Stock in the Merger, as said registration statement may be amended prior to the time it is declared effective by the SEC.

   Governmental Authorization. "Governmental Authorization" shall mean any: (a) permit, license, certificate, franchise, permission, variance, clearance, registration, qualification or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement; or (b) right under any Contract with any Governmental Body.

   Governmental Body. "Governmental Body" shall mean any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; or (c) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, organization, unit, body or Entity and any court or other tribunal).

   HSR Act. "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

   Knowledge. Phrases such as "to the Company's knowledge" or "to the best of the knowledge of the Company" shall mean the actual knowledge of the following persons: Stephen Cooper; Trisha Dohren; Mark Gesley; Paul Warkentin; William Snyder; Russell Wayman; and Frank Abboud.

   Legal Proceeding. "Legal Proceeding" shall mean any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Body or any arbitrator or arbitration panel.

   Legal Requirement. "Legal Requirement" shall mean any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body (or under the authority of the Nasdaq National Market).

   Material Adverse Effect. An event, violation, inaccuracy, circumstance or other matter will be deemed to have a "Material Adverse Effect" on the Acquired Corporations if such event, violation, inaccuracy, circumstance or other matter (considered together with all other matters that would constitute exceptions to the representations and warranties of the Company set forth in the Agreement but for the presence of "Material Adverse Effect" or other materiality qualifications, or any similar qualifications, in such representations and warranties) had or could reasonably be expected to have a material adverse effect on (i) the business, financial condition, capitalization, assets, liabilities, operations or financial performance of the Acquired Corporations taken as a whole, (ii) the ability of the Company to consummate the Merger or any of the other transactions contemplated by the Agreement or the Stock Option Agreement or to perform any of its obligations under the Agreement or the Stock Option Agreement, or (iii) Parent's ability to vote, receive dividends with respect to or otherwise exercise ownership rights with respect to the stock of the Surviving Corporation; provided, however, that none of the following shall be deemed, in and of itself, to have a Material Adverse Effect on the Acquired
Corporations: (A) an event, violation, inaccuracy, circumstance or other matter that results from conditions affecting the U.S. economy in general; (B) an event, violation, inaccuracy, circumstance or other matter that results from conditions affecting the semiconductor industry or the semiconductor equipment industry generally, so long as such conditions do not affect any of the Acquired Corporations in a materially disproportionate manner; (C) an event, violation, inaccuracy, circumstance or other matter that results from the taking of any action expressly required by the Agreement; and (D) a decline in the Company's stock price. An event, violation, inaccuracy, circumstance or other matter will be deemed to have a "Material Adverse Effect" on Parent if such event, violation, inaccuracy, circumstance or other matter (considered together with all other matters that would constitute exceptions to the representations and warranties of Parent set forth in the Agreement but for the presence of "Material Adverse Effect" or other materiality qualifications, or any similar qualifications, in such representations and warranties) had or would reasonably be expected to have a material adverse effect on (i) the business, financial condition, capitalization, assets, liabilities, operations or financial performance of Parent and its Subsidiaries taken as a whole or
(ii) the ability of Parent to consummate the Merger or any of the other transactions contemplated by the Agreement or to perform any of its obligations under the Agreement; provided, however, that none of the following shall be deemed, in and of itself, to have a Material Adverse Effect on Parent: (A) an event, violation, inaccuracy, circumstance or other matter that results from conditions affecting the U.S. economy in general; (B) an event, violation, inaccuracy, circumstance or other matter that results from conditions affecting the semiconductor industry or the semiconductor equipment industry generally, so long as such conditions do not affect Parent in a materially disproportionate manner; (C) an event, violation, inaccuracy, circumstance or other matter that results from the taking of any action expressly required by the Agreement; and (D) a decline in Parent's stock price.

   Parent Common Stock. "Parent Common Stock" shall mean the Common Stock, $.01 par value per share, of Parent.

   Person. "Person" shall mean any individual, Entity or Governmental Body.

   Proprietary Asset. "Proprietary Asset" shall mean any: (a) patent, patent application, trademark (whether registered or unregistered), trademark application, trade name, fictitious business name, service mark (whether registered or unregistered), service mark application, copyright (whether registered or unregistered), copyright application, maskwork, maskwork application, trade secret, know-how, customer list, franchise, system, computer software, computer program, source code, algorithm, invention, design, blueprint, engineering drawing, proprietary product, technology, proprietary right or other intellectual property right or intangible asset; or (b) right to use or exploit any of the foregoing.

   Prospectus/Proxy Statement. "Prospectus/Proxy Statement" shall mean the proxy statement to be sent to the Company's stockholders in connection with the Company Stockholders' Meeting.

   Representatives. "Representatives" shall mean officers, directors, employees, agents, attorneys, accountants, advisors and representatives.

   SEC. "SEC" shall mean the United States Securities and Exchange Commission.

   Securities Act. "Securities Act" shall mean the Securities Act of 1933, as amended.

   Subsidiary. An Entity shall be deemed to be a "Subsidiary" of another Person if such Person directly or indirectly owns, beneficially or of record, (a) an amount of voting securities or other interests in such Entity that is sufficient to enable such Person to elect at least a majority of the members of such Entity's board of directors or other governing body, or (b) at least 50% of the outstanding equity or financial interests of such Entity.

   Superior Offer. "Superior Offer" shall mean an unsolicited, bona fide written offer made by a third party to purchase or otherwise acquire (whether for cash, securities or other consideration and whether by tender offer, merger or otherwise) 50% or more of the outstanding shares of Company Common Stock on terms that the board of directors of the Company determines, in its reasonable judgment, based upon a written opinion of an independent financial advisor of nationally recognized reputation, to be more favorable to the Company's stockholders than the terms of the Merger; provided, however, that any such offer shall not be deemed to be a "Superior Offer" if any financing required to consummate the transaction contemplated by such offer is not committed and is not reasonably capable of being obtained by such third party.

   Tax. "Tax" shall mean any tax (including any income tax, franchise tax, capital gains tax, gross receipts tax, value-added tax, surtax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, withholding tax or payroll tax), levy, assessment, tariff, duty (including any customs duty), deficiency or fee, and any related charge or amount (including any fine, penalty or interest), imposed, assessed or collected by or under the authority of any Governmental Body.

   Tax Return. "Tax Return" shall mean any return (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.

   Triggering Event. A "Triggering Event" shall be deemed to have occurred if:
(i) the board of directors of the Company shall have failed to recommend that the Company's stockholders vote to approve the Agreement, or shall have withdrawn or modified in a manner adverse to Parent the Company Board Recommendation, or shall have taken any other action clearly evidencing that the board of directors of the Company does not support the Merger or does not believe that the Merger is in the best interests of the Company's stockholders;
(ii) the Company shall have failed to include in the Prospectus/Proxy Statement the Company Board Recommendation or a statement to the effect that the board of directors of the Company has determined and believes that the Merger is in the best interests of the Company's stockholders; (iii) the board of directors of the Company shall have approved, endorsed or recommended any Acquisition Proposal; (iv) the Company shall have entered into any letter of intent or similar document or any Contract relating to any Acquisition Proposal; (v) the Company shall have failed to hold the Company Stockholders' Meeting as promptly as practicable and in any event within 60 days after the Form S-4 Registration Statement is declared effective under the Securities Act; (vi) a tender or exchange offer relating to securities of the Company shall have been commenced and the Company shall not have sent to its securityholders, within ten business days after the commencement of such tender or exchange offer, a statement disclosing that the Company recommends rejection of such tender or exchange offer; (vii) an Acquisition Proposal is publicly announced, and the Company fails to issue a press release announcing its opposition to such Acquisition Proposal within ten business days after such Acquisition Proposal is announced;
(viii) any Person or "group" (as defined in the Exchange Act and the rules promulgated thereunder) of Persons directly or indirectly acquires or agrees to acquire, or discloses an intention to acquire, beneficial or record ownership of securities representing more than 15% of the outstanding securities of any class of voting securities of the Company; or (ix) any of the Acquired Corporations or any Representative of any of the Acquired Corporations shall have violated any of the restrictions set forth in Section 4.3 of the Agreement in any material respect.

   Unaudited Interim Balance Sheet. "Unaudited Interim Balance Sheet" shall mean the unaudited consolidated balance sheet of the Company and its consolidated subsidiaries as of October 31, 1999, included in the Company's Report on Form 10-Q for the fiscal quarter ended October 31, 1999, as filed with the SEC prior to the date of this Agreement.

                                   EXHIBIT B

                                    FORM OF
                              AMENDED AND RESTATED
                           ARTICLES OF INCORPORATION
                                       OF
                               ETEC SYSTEMS, INC.

   Pursuant to the provisions of Nevada Revised Statutes Sections 78.390 and 78.403, the articles of incorporation of the above-referenced corporation are hereby amended and restated as follows:

                                   ARTICLE I

                                      Name

   The name of the corporation shall be Etec Systems, Inc.

                                   ARTICLE II

                                 Capital Stock

   Section 1. Authorized Shares. The aggregate number of shares which the corporation shall have authority to issue shall consist of two thousand five hundred (2,500) shares of common stock without par value.

   Section 2. Consideration for Shares. The common stock authorized by Section 1 of this Article shall be issued for such consideration as shall be fixed, from time to time, by the board of directors.

   Section 3. Assessment of Stock. The capital stock of the corporation, after the amount of the subscription price has been fully paid in, shall not be assessable for any purpose, and no stock issued as fully paid shall ever be assessable or assessed. No stockholder of the corporation is individually liable for the debts or liabilities of the corporation.

   Section 4. Cumulative Voting For Directors. No stockholder of the corporation shall be entitled to cumulative voting of his shares for the election of directors.

   Section 5. Preemptive Rights. No stockholder of the corporation shall have any preemptive rights.

                                  ARTICLE III

                             Directors and Officers

   Section 1. Number of Directors. The members of the governing board of the corporation are styled as directors. The board of directors of the corporation shall consist of at least one (1) and not more than ten (10) individuals who shall be elected in such manner as shall be provided in the bylaws of the corporation. The number of directors may be changed from time to time in such manner as shall be provided in the bylaws of the corporation.

   Section 2. Directors. The names and street addresses of the directors constituting the current board of directors of the corporation are:

      Name   Address
      ----   -------


   Section 3. Limitation of Personal Liability. No director or officer of the corporation shall be personally liable to the corporation or its stockholders for damages for breach of fiduciary duty as a director or officer; provided, however, that the foregoing provision does not eliminate or limit the liability of a director or officer of the corporation for:

     (a) Acts or omissions which involve intentional misconduct, fraud or a knowing violation of law; or

     (b) The payment of distributions in violation of Nevada Revised Statutes
  Section 78.300.

   Section 4. Payment of Expenses. In addition to any other rights of indemnification permitted by the law of the State of Nevada as may be provided for by the corporation in its bylaws or by agreement, the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding, involving alleged acts or omissions of such officer or director in his or her capacity as an officer or director of the corporation, must be paid, by the corporation or through insurance purchased and maintained by the corporation or through other financial arrangements made by the corporation, as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the corporation.

   Section 5. Repeal And Conflicts. Any repeal or modification of Sections 3 or 4 above approved by the stockholders of the corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director or officer of the corporation existing as of the time of such repeal or modification. In the event of any conflict between Sections 3 or 4 of this Article and any other Article of the corporation's Articles of Incorporation, the terms and provisions of Sections 3 or 4 of this Article shall control. If the Nevada Revised Statutes hereafter are amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by such amended laws.

                                                                         ANNEX B

                       [Goldman, Sachs & Co. Letterhead]

PERSONAL AND CONFIDENTIAL

                                                                January 12, 2000

Board of Directors
Etec Systems, Inc.
26460 Corporate Avenue
Hayward, CA 94545

Gentlemen:

   You have requested our opinion as to the fairness from a financial point of view to the holders of the outstanding shares of Common Stock, par value $0.01 per share (the "Company Shares"), of Etec Systems, Inc. (the "Company"), of the exchange ratio of 0.649 shares of Common Stock, par value $0.01 per share (the "Applied Materials Common Stock"), of Applied Materials, Inc. ("Applied Materials") to be received for each Company Share (the "Exchange Ratio") pursuant to the Agreement and Plan of Reorganization, dated as of January 12, 2000, among Applied Materials, Boston Acquisition Sub, Inc., a wholly-owned subsidiary of Applied Materials, and the Company (the "Agreement").

   Goldman, Sachs & Co., as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. We are familiar with the Company having acted as its financial advisor in connection with, and having participated in certain of the negotiations leading to, the Agreement. We also have provided certain investment banking services to Applied Materials from time to time, including having acted as managing underwriter in connection with the public offering of $200 million aggregate principal amount of 6.75% Notes due 2007 and $200 million aggregate principal amount of 7.125% Notes due 2017 in October 1997. Goldman, Sachs & Co. provides a full range of financial advisory and securities services and, in the course of its normal trading activities, may from time to time effect transactions and hold securities, including derivative securities, of the Company or Applied Materials for its own account and for the accounts of customers.

   In connection with this opinion, we have reviewed, among other things, the Agreement; Annual Reports to Stockholders and Annual Reports on Form 10-K of the Company for the four fiscal years ended July 31, 1999 and of Applied Materials for the five fiscal years ended October 31, 1998, certain interim reports to stockholders and Quarterly Reports on Form 10-Q of the Company and Applied Materials; certain other communications from the Company and Applied Materials to their respective stockholders; and certain internal financial analyses and forecasts for the Company prepared by its management. We also have held discussions with members of the senior management of the Company and Applied Materials regarding their assessment of the strategic rationale for, and the potential benefits of, the transaction contemplated by the Agreement and the past and current business operations, financial condition and future prospects of their respective companies. In addition, we have reviewed the reported price and trading activity for the Company Shares and the Applied Materials Common Stock, compared certain financial and stock market information for the Company and Applied Materials with similar information for certain other companies the securities of which are publicly traded, reviewed the financial terms of certain recent business combinations in the semiconductor equipment industry specifically and in other industries generally and performed such other studies and analyses as we considered appropriate.

   We have relied upon the accuracy and completeness of all of the financial and other information discussed with or reviewed by us and have assumed such accuracy and completeness for purposes of rendering this opinion. As you are aware, Applied Materials did not make available to us its projections of expected future financial performance. Accordingly, our review of such matters was limited to discussions with members of the senior management of Applied Materials regarding certain research analyst estimates for Applied Materials. In addition, we have not made an independent evaluation or appraisal of the assets and liabilities of the Company or Applied Materials or any of their subsidiaries and we have not been furnished with any such evaluation or appraisal. We were not requested to solicit, and did not solicit, interest from other parties with respect to an acquisition of or other business combination with the Company. We have also taken into account the Company's expectations regarding the accounting treatment of the transaction. Our advisory services and the opinion expressed herein are provided for the information and assistance of the Board of Directors of the Company in connection with its consideration of the transaction contemplated by the Agreement and such opinion does not constitute a recommendation as to how any holder of Shares should vote with respect to such transaction.

   Based upon and subject to the foregoing and based upon such other matters as we consider relevant, it is our opinion that as of the date hereof the Exchange Ratio pursuant to the Agreement is fair from a financial point of view to the holders of Company Shares.

                                          Very truly yours,

                                                /s/ Goldman, Sachs & Co.
                                          _____________________________________
                                                 (Goldman, Sachs & Co.)

                                                                        ANNEX C

                            STOCK OPTION AGREEMENT

   This Stock Option Agreement ("Option Agreement") is entered into as of January 12, 2000, by and between Etec Systems, Inc., a Nevada corporation (the "Company"), and Applied Materials, Inc., a Delaware corporation (the "Grantee").

                                   Recitals

   A. The Grantee, Boston Acquisition Sub, Inc., a Nevada corporation and a wholly owned subsidiary of the Grantee ("Merger Sub"), and the Company are entering into an Agreement and Plan of Reorganization of even date herewith (as amended from time to time, the "Reorganization Agreement"), which provides (subject to the conditions set forth therein) for the merger of Merger Sub into the Company (the "Merger").

   B. In order to induce the Grantee to enter into the Reorganization Agreement, the Company has agreed to enter into this Option Agreement.

                                   Agreement

   The parties to this Option Agreement, intending to be legally bound, agree as follows:

   1. Certain Definitions. Capitalized terms used but not defined in this Option Agreement shall have the meanings ascribed to such terms in the Reorganization Agreement.

   2. Grant of Option. The Company hereby grants to the Grantee an irrevocable option (the "Option") to purchase, out of the authorized but unissued Company Common Stock, a number of shares of Company Common Stock equal to up to 19.9% of the number of shares of Company Common Stock outstanding as of the date hereof (the shares of Company Common Stock purchasable pursuant to the Option, as adjusted as set forth herein, the "Option Shares"), at a price per Option Share equal to the Exercise Price. For purposes of this Option Agreement, the applicable "Exercise Price" shall be equal to $82.46.

   3. Term. The Option shall terminate on the earliest of the following dates (the "Termination Date"): (a) the date on which the Merger becomes effective;
(b) the date on which the Reorganization Agreement is validly terminated pursuant to Section 8.1 thereof, if an Exercise Event (as defined in Section 4(b)) shall not have occurred on or prior to such date; or (c) the 180th day after the date on which the Grantee receives written notice from the Company of the occurrence of an Exercise Event; provided, however, that if an Exercise Event occurs, and if, by reason of any applicable Legal Requirement, order, judgment, decree or other legal impediment, the Option cannot be exercised on the 180th day after the date on which the Grantee receives the written notice referred to in clause "(c)" of this sentence, then the Termination Date shall be extended until the date 10 business days after the date on which such impediment is removed. The rights of the Grantee and the obligations of the Company set forth in Sections 7 and 8 shall not terminate on the Termination Date, but shall survive the Termination Date as provided in those Sections.

   4. Exercise of Option.

     (a) The Grantee may exercise the Option, in whole or in part, at any time and from time to time on or before the Termination Date following the occurrence of an Exercise Event. If the Grantee exercises the Option with respect to any Option Shares prior to the Termination Date, then, notwithstanding anything to the contrary contained in this Option Agreement, the Grantee shall be entitled to purchase such Option Shares in accordance with the terms of this Option Agreement after the Termination Date.

     (b) For purposes of this Option Agreement, an "Exercise Event" shall be deemed to have occurred:

       (i) immediately prior to the Company being required to pay a termination fee to the Grantee pursuant to Section 8.3 (c) of the Reorganization Agreement; or

       (ii) if the Grantee shall have terminated the Reorganization Agreement pursuant to Section 8.1(e) thereof or the Grantee shall have delivered to the Company a written notice containing the Grantee's irrevocable determination to terminate the Reorganization Agreement if a final vote of the Company's stockholders on a proposal to adopt the Reorganization Agreement is taken and the Company's stockholders do not adopt the Reorganization Agreement by the Required Company Stockholder Vote.

     (c) To exercise the Option with respect to any Option Shares, the Grantee shall deliver to the Company a written notice (an "Exercise Notice") specifying: (i) the number of Option Shares the Grantee will purchase; (ii) the place at which such Option Shares are to be purchased; and (iii) the date on which such Option Shares are to be purchased, which shall not be sooner than two business days nor later than twenty business days after the date of delivery of such Exercise Notice to the Company. (The date of delivery of such Exercise Notice to the Company is referred to as the applicable "Notice Date," and the Option shall be deemed to have been validly exercised on such Notice Date with respect to the Option Shares referred to in such Exercise Notice.) The closing of the purchase of such Option Shares (the applicable "Closing") shall take place at the place specified in the Exercise Notice and on the date specified in the Exercise Notice (the applicable "Closing Date"); provided, however, that: (A) if such purchase cannot be consummated on such Closing Date by reason of any applicable Legal Requirement, order, judgment, decree or other legal impediment, then the Grantee may extend the Closing Date to a date not more than 10 business days after the date on which such impediment is removed; and (B) if prior notification to or approval of any Governmental Body is required, or if any waiting period must expire or be terminated, in connection with such purchase, then (1) the Company shall promptly cause to be filed the required notice or application for approval and shall expeditiously process such notice or application, (2) the Company shall cooperate with the Grantee in the filing of any such notice or application required to be filed by the Grantee and in the obtaining of any such approval required to be obtained by the Grantee, and (3) the Grantee may extend the Closing Date to a date not more than 10 business days after the latest date on which any required notification has been made, any required approval has been obtained or any required waiting period has expired or been terminated.

   5. Payment and Delivery of Certificate.

     (a) On each Closing Date, the Grantee shall pay to the Company in immediately available funds an amount equal to the applicable Exercise Price multiplied by the number of Option Shares to be purchased by the Grantee from the Company on such Closing Date.

     (b) At each Closing, simultaneously with the delivery of immediately available funds as provided in Section 5(a), the Company shall deliver to the Grantee a certificate representing the Option Shares being purchased at such Closing. The Company represents, warrants and covenants that such Option Shares will be duly authorized, validly issued, fully paid, nonassessable and free and clear of all Encumbrances, except as may be specifically provided in this Option Agreement.

     (c) The certificate representing the Option Shares delivered at each Closing shall be endorsed with a restrictive legend that shall read substantially as follows:

    THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED UNLESS REGISTERED UNDER SAID ACT OR UNLESS AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SAID ACT IS AVAILABLE.

  If at any time the Grantee delivers to the Company evidence (in the form of a copy of a letter from the staff of the SEC or an opinion of counsel reasonably satisfactory to the Company, or in some other form) that the legend referred to above is not required for purposes of the Securities Act, then the Company shall promptly replace such certificate with a certificate that does not include such legend.

   6. Adjustment Upon Changes in Capitalization, Etc.

     (a) If the outstanding shares of Company Common Stock are changed into a different number or class of shares by reason of any stock split, division or subdivision of shares, stock dividend, reverse stock split, reclassification, recapitalization or other similar transaction, then the type and number of shares or securities subject to the Option, the applicable Exercise Price, the Designated Price (as defined in
  Section 7(c)) and the other numbers and dollar amounts referred to in this Option Agreement shall be adjusted appropriately, and the Company shall ensure that proper provision is made in the agreements and other documents governing such transaction so that the Grantee shall receive upon exercise of the Option the same class and number of outstanding shares or other securities or property that the Grantee would have received in respect of the Company Common Stock if the Option had been exercised immediately prior to such transaction or the record date for determining stockholders entitled to participate in such transaction, as applicable. If any additional shares of Company Common Stock are issued after the date of this Option Agreement (other than pursuant to a transaction described in the first sentence of this Section 6(a)), then the number of shares of Company Common Stock then remaining subject to the Option shall be increased to the number by which (i) 19.9% of the number of shares of Company Common Stock outstanding after the issuance of such additional shares exceeds (ii) the number of shares (adjusted in accordance with the first sentence of this Section 6(a)) previously issued to the Grantee upon exercise of the Option.

     (b) If the Company shall enter into an agreement (i) to consolidate, exchange shares or merge with any Person, other than the Grantee or one of the Grantee's subsidiaries, and, in the case of a merger, shall not be the continuing or surviving corporation, (ii) to permit any Person, other than the Grantee or one of the Grantee's subsidiaries, to merge into the Company and the Company shall be the continuing or surviving corporation, but, in connection with such merger, the then outstanding shares of Company Common Stock shall be changed into or exchanged for stock or other securities of the Company or any other Person or cash or any other property, or the shares of Company Common Stock outstanding immediately before such merger shall after such merger represent less than 50% of the common shares and common share equivalents of the Company outstanding immediately after the merger, or (iii) to sell, lease or otherwise transfer all or substantially all of its assets to any Person, other than the Grantee or one of the Grantee's subsidiaries, then, and in each such case, the Company shall ensure that proper provision is made in the agreements and other documents governing such transaction so that the Option shall, upon the consummation of such transaction, become exercisable for the stock, securities, cash or other property that would have been received by the Grantee if the Grantee had exercised the Option immediately prior to such transaction or the record date for determining the stockholders entitled to participate in such transaction, as appropriate.

     (c) The provisions of Sections 7 and 8 shall apply (with appropriate adjustments) to any securities for which the Option becomes exercisable pursuant to this Section 6.

   7. Repurchase at the Election of the Grantee.

     (a) If, at any time during the period commencing upon the occurrence of the first Exercise Event and ending on the 180th day after such occurrence, the Grantee delivers to the Company a notice stating that the Grantee is exercising its rights under this Section 7, then the Company shall repurchase from the Grantee (i) that portion of the Option that then remains unexercised, (ii) all of the shares of Company Common Stock beneficially owned by the Grantee that were previously purchased by the Grantee upon exercise of the Option, and (iii) the Grantee's right to receive all Option Shares with respect to which the Option was previously exercised but which have not yet been issued and delivered to the Grantee. (The date on which the Grantee delivers such notice to the Company is referred to as the "Request Date.") Such repurchase shall be at an aggregate price (the "Repurchase Consideration") equal to the sum of:

       (i) the aggregate number of Option Shares with respect to which the Option has been exercised on or prior to the Request Date and which are beneficially owned by the Grantee, multiplied by the Designated Price;

       (ii) the aggregate number of Option Shares with respect to which the Option has previously been exercised but which have not yet been issued and delivered to the Grantee, multiplied by the Designated Price (it being understood that nothing in this Section 7 (a) (ii) or elsewhere in this Option Agreement shall limit the Grantee's obligation to pay to the Company the applicable Exercise Price for such Option Shares pursuant to Sections 4 and 5); and

       (iii) the number of Option Shares with respect to which the Option has not been exercised on or prior to the Request Date multiplied by the amount (if any) by which the Designated Price, exceeds the applicable Exercise Price.

     (b) If the Grantee exercises its rights under this Section 7, then the Company shall, within two business days after the Request Date, pay the Repurchase Consideration to the Grantee in immediately available funds, and the Grantee shall thereupon surrender to the Company the certificate or certificates evidencing the shares of Company Common Stock repurchased by the Company pursuant to this Section 7.

     (c) For purposes of this Option Agreement, the "Designated Price" means the highest of (i) the highest purchase price per share paid after the date of this Option Agreement and on or prior to the Request Date pursuant to any tender or exchange offer made for shares of Company Common Stock,
  (ii) the highest price per share paid or to be paid by any Person for shares of Company Common Stock pursuant to any agreement contemplating a merger or other business combination transaction involving the Company that was entered into after the date of this Option Agreement and on or prior to the Request Date, (iii) the average of the highest bid prices per share of Company Common Stock as quoted on The Nasdaq National Market (or if Company Common Stock is not quoted on The Nasdaq National Market, the highest bid price per share of Company Common Stock as quoted on any other market comprising a part of The Nasdaq Stock Market or, if the shares of Company Common Stock are not quoted thereon, on the principal trading market (as defined in Regulation M under the Exchange Act) on which such shares are traded as reported by a recognized source) during the 10-day period ending on the Request Date, or (iv) the highest Exercise Price paid or payable for any Option Shares. If any portion of the consideration paid or to be paid pursuant to clause (i) or (ii) of the preceding sentence is in a form other than cash, then the value of the non-cash portion of such consideration shall be determined in good faith by an independent nationally recognized investment banking firm selected by the Grantee and reasonably acceptable to the Company.

   8. Registration Rights.

     (a) The Company shall, if requested by the Grantee at any time and from time to time within two years after the first exercise of the Option (the "Registration Period"), as expeditiously as practicable, prepare, file and cause to be declared effective up to two registration statements under the Securities Act (including, at the sole discretion of the Company, a "shelf" registration statement under Rule 415 under the Securities Act or any successor provision), if registration under the Securities Act is (in the Grantee's good faith judgment) necessary or desirable in order to permit the offering, sale and delivery, in accordance with the intended method of sale or other disposition stated by the Grantee, of any or all shares of Company Common Stock or other securities that have been acquired or are issuable upon exercise of the Option. Without the Grantee's prior written consent, no other securities may be included in any such registration statement. The Company shall use all reasonable efforts to cause each such registration statement to become effective, to obtain all consents or waivers of other parties that are required therefor and to keep such registration statement effective for such period as may be as reasonably necessary to effect such sale or other disposition. In addition, the Company shall use all reasonable efforts to register such shares or other securities under any applicable state securities laws. The obligations of the Company hereunder to file a registration statement and to maintain its effectiveness may be suspended for one or more periods of time not exceeding 45 days in the aggregate if the Board of Directors of the Company shall have determined in good faith that the filing of such registration statement or the maintenance of its effectiveness would require disclosure of material nonpublic information and that the disclosure thereof would materially and adversely affect the Company. For purposes of determining whether two requests have been made under this Section 8, only requests relating to a registration statement that has become effective under the Securities Act shall be counted.

     (b) The expenses associated with the preparation and filing of any such registration statement pursuant to this Section 8 and any sale covered thereby (including any fees related to blue sky qualifications and filing fees in respect of the National Association of Securities Dealers, Inc.) ("Registration Expenses") shall be for the account of the Company (except for underwriting discounts or commissions or brokers' fees in respect to shares to be sold by the Grantee and the fees and disbursement of the Grantee's counsel).

     (c) The Grantee shall provide all information reasonably requested by the Company for inclusion in any registration statement to be filed hereunder. If during the Registration Period the Company shall propose to register under the Securities Act the offering, sale and delivery of Company Common Stock for cash pursuant to a firm commitment underwriting, it shall, in addition to the Company's other obligations under this Section 8, allow the Grantee the right to participate in such registration provided that the Grantee participates in the underwriting; provided, however, that, if the managing underwriter of such offering advises the Company in writing that in its opinion the number of shares of Company Common Stock requested to be included in such registration exceeds the number that can be sold in such offering, the Company shall, after fully including therein all securities to be sold by the Company, include the shares requested to be included therein by Grantee pro rata (based on the number of shares intended to be included therein) with the shares intended to be included therein by Persons other than the Company. In connection with any offering, sale and delivery of Company Common Stock pursuant to a registration effected pursuant to this Section 8, the Company and the Grantee shall provide each other and each underwriter of the offering with customary representations, warranties and covenants, including covenants of indemnification and contribution.

   9. Profit Limitation.

     (a) Notwithstanding any other provision in this Agreement, in no event shall the Grantee's Total Profit (as defined below) exceed $54,000,000.00 (the "Maximum Profit") and, if the Grantee's Total Profit otherwise would exceed the Maximum Profit, the Grantee, at its sole discretion shall either
  (i) reduce the number of Option Shares subject to the Option, (ii) deliver to the Company for cancellation Option Shares (or other securities into which such Option Shares are converted or exchanged) previously purchased by the Grantee, (iii) pay cash to the Company, or (iv) any combination of the foregoing, so that the Grantee's actually realized Total Profit shall not exceed the Maximum Profit after taking into account the foregoing actions.

     (b) For purposes of this Agreement, "Total Profit" shall mean: (i) the aggregate amount (before taxes) of (A) any excess of (x) the net cash amounts or fair market value of any property received by the Grantee pursuant to a sale of Option Shares (or securities into which such shares are converted or exchanged) over (y) the Grantee's aggregate purchase price for such Option Shares (or other securities), plus (B) any amounts received by the Grantee on the repurchase of the Option by the Company pursuant to
  Section 7, plus (C) any termination fee paid by the Company and received by the Grantee pursuant to the Reorganization Agreement, minus (ii) the amounts of any cash previously paid by the Grantee to the Company pursuant to this Section 9 plus the value of the Option Shares (or other securities) previously delivered by the Grantee to the Company for cancellation pursuant to this Section 9.

     (c) For purposes of Section 9(a) and clause (ii) of Section 9(b), the value of any Option Shares delivered by the Grantee to the Company shall be the Designated Price of such Option Shares.

   10. Listing. If, at the time of the occurrence of an Exercise Event, the Company Common Stock (or any other class of securities subject to the Option) is then listed on The Nasdaq National Market or on any other market or exchange, then the Company, upon the occurrence of such Exercise Event, shall promptly file an application to list on The Nasdaq National Market and on such other market or exchange the shares of the

Company Common Stock (or other securities then subject to the Option), and shall use its best efforts to cause such application to be approved as promptly as practicable.

   11. Replacement of Agreement. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Option Agreement, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Option Agreement, if mutilated, the Company will execute and deliver a new Option Agreement of like tenor and date.

   12. Investment Representations. The Option and any Option Shares which the Grantee may hereafter acquire are being acquired by the Grantee for its own account, for investment and not with a view to the distribution or resale thereof, except in compliance with the Securities Act of 1933, as amended, and applicable state securities and blue sky laws. The Grantee has sufficient knowledge and experience in investing in securities similar to the Option and to the Option Shares so as to be able to evaluate the risks and merits of any investment in the Option and in the Option Shares and is able financially to bear the risks thereof, including a complete loss of its investment.

   13. Miscellaneous.

     (a) Waiver. No failure on the part of any party to exercise any power, right, privilege or remedy under this Option Agreement, and no delay on the part of any party in exercising any power, right, privilege or remedy under this Option Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. No party shall be deemed to have waived any claim arising out of this Option Agreement, or any power, right, privilege or remedy under this Option Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such party; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

     (b) Notices. Any notice or other communication required or permitted to be delivered to any party under this Option Agreement shall be in writing and shall be deemed properly delivered, given and received (a) when delivered by hand, or (b) two business days after sent by registered mail or, by courier or express delivery service or by facsimile to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other parties hereto):


       if to the Company, to it at:

         Etec Systems, Inc.
         26460 Corporate Avenue
         Hayward, CA 94545
         Attention: W. Russell Wayman, General Counsel
         Facsimile: (510) 732-1469

       if to the Grantee, to it at:

         Applied Materials, Inc.
         3050 Bowers Avenue
         Santa Clara, CA 95054

         Attention: Joseph J. Sweeney
         Mail Stop: 2064
         Facsimile: (408) 563-4635

         and

         Attention: Alexander Meyer
         Mail Stop: 1954
         Facsimile: (408) 986-7260

     (c) Entire Agreement; Counterparts. This Option Agreement and the agreements referred to herein constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof and thereof. This Option Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument.

     (d) Binding Effect; Benefit; Assignment. This Option Agreement shall be binding upon, and shall be enforceable by and inure solely to the benefit of, the parties hereto and their respective successors and assigns; provided, however, that neither this Option Agreement nor any of the Company's rights, interest or obligations hereunder may be assigned by the Company without the prior written consent of the Grantee, and any attempted assignment of this Option Agreement or any of such rights, interest or obligations by the Company without such consent shall be void and of no effect. Nothing in this Option Agreement, express or implied, is intended to or shall confer upon any Person (other than the parties hereto and the Grantee's successors and assigns) any right, benefit or remedy of any nature whatsoever under or by reason of this Option Agreement.

     (e) Amendment and Modification. This Option Agreement may be amended with the approval of the respective boards of directors of the Company and the Grantee at any time. This Option Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     (f) Further Actions. The Company agrees to cooperate fully with the Grantee and to execute and deliver such further documents, certificates, agreements and instruments and to take such other actions as may be reasonably requested by the Grantee to evidence or reflect the transactions contemplated by this Option Agreement and to carry out the intent and purposes of this Option Agreement.

     (g) Headings. The bold-faced headings contained in this Option Agreement are for convenience of reference only, shall not be deemed to be a part of this Option Agreement and shall not be referred to in connection with the construction or interpretation of this Option Agreement.

     (h) Applicable Law; Jurisdiction. This Option Agreement shall be governed by, and construed in accordance with, the laws of the State of Nevada, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. In any action between any of the parties arising out of or relating to this Option Agreement or any of the transactions contemplated by this Option Agreement: (a) each of the parties irrevocably and unconditionally consents and submits to the jurisdiction and venue of the state and federal courts located in the States of California and Nevada; (b) each of the parties irrevocably waives the right to trial by jury; and (c) each of the parties irrevocably consents to service of process by first class certified mail, return receipt requested, postage prepaid, to the address at which such party is to receive notice in accordance with Section 12(b).

     (i) Severability. If any term, provision, covenant or restriction contained in this Option Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions contained in this Option Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

     (j) Specific Performance. The Company agrees that (i) in the event of any breach or threatened breach by the Company of any covenant, obligation or other provision set forth in this Option Agreement, the Grantee shall be entitled (in addition to any other remedy that may be available to it), to
  (A) a decree or order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other provision, and (B) an injunction restraining such breach or threatened breach, and
  (ii) neither the Grantee nor any other Person shall be required to provide any bond or other security in connection with any such decree, order or injunction or in connection with any related action or proceeding.

     (k) Attorneys' Fees. In any action at law or suit in equity to enforce this Option Agreement or the rights of any of the parties hereunder, the prevailing party in such action or suit shall be entitled to receive a reasonable sum for its attorneys' fees and all other reasonable costs and expenses incurred in such action or suit.

     (l) Non-Exclusivity. The rights and remedies of the Grantee under this Option Agreement are not exclusive of or limited by any other rights or remedies which it may have, whether at law, in equity, by contract or otherwise, all of which shall be cumulative (and not alternative). Without limiting the generality of the foregoing, the rights and remedies of the Grantee under this Option Agreement, and the obligations and liabilities of the Company under this Option Agreement, are in addition to their respective rights, remedies, obligations and liabilities under all applicable Legal Requirements and under the Reorganization Agreement. The covenants and obligations of the Company set forth in this Option Agreement shall be construed as independent of any other agreement or arrangement between the Company, on the one hand, and the Grantee, on the other. The existence of any claim or cause of action by the Company against the Grantee shall not constitute a defense to the enforcement of any of such covenants or obligations against the Company.

                 (Remainder of page intentionally left blank.)

   In Witness Whereof, the Company and the Grantee have caused this Option Agreement to be executed as of the date first written above.

                                          Applied Materials, Inc.

                                                   /s/ Joseph R. Bronson
                                          By: _________________________________
                                            Name: Joseph R. Bronson
                                            Title: Senior Vice President,
                                                   Office of the President,
                                                   Chief Financial Officer,
                                                   and Chief Administrative
                                                   Officer

                                          Etec Systems, Inc.

                                                   /s/ Stephen E. Cooper
                                          By: _________________________________
                                            Name: Stephen E. Cooper
                                            Title: Chairman, President and CEO

                                                                         ANNEX D

                                VOTING AGREEMENT

   This Voting Agreement is entered into as of January 12, 2000, by and between Applied Materials, Inc., a Delaware corporation ("Parent"), and
("Stockholder").

                                    RECITALS

   A. Parent, Boston Acquisition Sub, Inc., a Nevada corporation and a wholly owned subsidiary of Parent ("Merger Sub"), and Etec Systems, Inc., a Nevada corporation (the "Company"), are entering into an Agreement and Plan of Reorganization of even date herewith (the "Reorganization Agreement"), which provides (subject to the conditions set forth therein) for the merger of Merger Sub into the Company (the "Merger").

   B. In order to induce Parent and Merger Sub to enter into the Reorganization Agreement, Stockholder is entering into this Voting Agreement.

                                   AGREEMENT

   The parties to this Voting Agreement, intending to be legally bound, agree as follows:

SECTION 1. CERTAIN DEFINITIONS

   For purposes of this Voting Agreement:

     (a) "Company Common Stock" shall mean the common stock, par value $0.01 per share, of the Company.

     (b) "Expiration Date" shall mean the earlier of (i) the date upon which the Reorganization Agreement is validly terminated, or (ii) the date upon which the Merger becomes effective.

     (c) Stockholder shall be deemed to "Own" or to have acquired "Ownership" of a security if Stockholder: (i) is the record owner of such security; or
  (ii) is the "beneficial owner" (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934) of such security.

     (d) "Person" shall mean any (i) individual, (ii) corporation, limited liability company, partnership or other entity, or (iii) governmental authority.

     (e) "Subject Securities" shall mean: (i) all securities of the Company (including all shares of Company Common Stock and all options, warrants and other rights to acquire shares of Company Common Stock) Owned by Stockholder as of the date of this Voting Agreement; and (ii) all additional securities of the Company (including all additional shares of Company Common Stock and all additional options, warrants and other rights to acquire shares of Company Common Stock) of which Stockholder acquires Ownership during the period from the date of this Voting Agreement through the Expiration Date.

     (f) A Person shall be deemed to have a effected a "Transfer" of a security if such Person directly or indirectly: (i) sells, pledges, encumbers, grants an option with respect to, transfers or disposes of such security or any interest in such security; or (ii) enters into an agreement or commitment contemplating the possible sale of, pledge of, encumbrance of, grant of an option with respect to, transfer of or disposition of such security or any interest therein.

SECTION 2. TRANSFER OF SUBJECT SECURITIES

   2.1 Transferee of Subject Securities to be Bound by this Agreement. Stockholder agrees that, during the period from the date of this Voting Agreement through the Expiration Date, Stockholder shall not cause or permit any Transfer of any of the Subject Securities to be effected unless each Person to which any of such Subject Securities, or any interest in any of such Subject Securities, is or may be transferred shall have: (a) executed a counterpart of this Voting Agreement and a proxy in the form attached hereto as Exhibit A (with such modifications as Parent may reasonably request); and (b) agreed to hold such Subject Securities (or interest in such Subject Securities) subject to all of the terms and provisions of this Voting Agreement.

   2.2 Transfer of Voting Rights. Stockholder agrees that, during the period from the date of this Voting Agreement through the Expiration Date, Stockholder shall ensure that: (a) none of the Subject Securities is deposited into a voting trust; and (b) no proxy is granted, and no voting agreement or similar agreement is entered into, with respect to any of the Subject Securities.

SECTION 3. VOTING OF SHARES

   3.1 Voting Agreement. Stockholder agrees that, during the period from the date of this Voting Agreement through the Expiration Date:

     (a) at any meeting of stockholders of the Company, however called, Stockholder shall (unless otherwise directed in writing by Parent) cause all outstanding shares of Company Common Stock that are Owned by Stockholder (and with respect to which Stockholder has voting power) as of the record date fixed for such meeting to be voted in favor of the approval and adoption of the Reorganization Agreement and the approval of the Merger, and in favor of each of the other actions contemplated by the Reorganization Agreement; and

     (b) in the event written consents are solicited or otherwise sought from stockholders of the Company with respect to the approval or adoption of the Reorganization Agreement, with respect to the approval of the Merger or with respect to any of the other actions contemplated by the Reorganization Agreement, Stockholder shall (unless otherwise directed in writing by Parent) cause to be executed, with respect to all outstanding shares of Company Common Stock that are Owned by Stockholder (and with respect to which Stockholder has voting power) as of the record date fixed for the consent to the proposed action, a written consent or written consents to such proposed action.

   3.2 Proxy; Further Assurances.

     (a) Contemporaneously with the execution of this Voting Agreement: (i) Stockholder shall deliver to Parent a proxy in the form attached to this Voting Agreement as Exhibit A, which shall be irrevocable to the fullest extent permitted by law, with respect to the shares referred to therein (the "Proxy"); and (ii) Stockholder shall cause to be delivered to Parent an additional proxy (in the form attached hereto as Exhibit A) executed on behalf of the record owner of any outstanding shares of Company Common Stock that are owned beneficially (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934), but not of record, by Stockholder.

     (b) Stockholder shall, at his or her own expense, perform such further acts and execute such further documents and instruments as may reasonably be required to vest in Parent the power to carry out and give effect to the provisions of this Voting Agreement.

SECTION 4. WAIVER OF APPRAISAL RIGHTS

   Stockholder hereby irrevocably and unconditionally waives, and agrees to cause to be waived and to prevent the exercise of, any rights of appraisal, any dissenters' rights and any similar rights relating to the Merger or any related transaction that Stockholder or any other Person may have by virtue of the ownership of any outstanding shares of Company Common Stock Owned by Stockholder.

SECTION 5. NO SOLICITATION

   Stockholder agrees to abide by the terms of Section 4.3 of the Reorganization Agreement as if Stockholder was a party to the Reorganization Agreement.

SECTION 6. REPRESENTATIONS AND WARRANTIES OF STOCKHOLDER

   Stockholder hereby represents and warrants to Parent as follows:

   6.1 Authorization. Stockholder has the absolute and unrestricted right, power, authority and capacity to execute and deliver this Voting Agreement and the Proxy and to perform his or her obligations hereunder and thereunder. This Voting Agreement and the Proxy have been duly executed and delivered by Stockholder and constitute legal, valid and binding obligations of Stockholder, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

   6.2 No Conflicts or Consents

     (a) The execution and delivery of this Voting Agreement and the Proxy by Stockholder do not, and the performance of this Voting Agreement and the Proxy by Stockholder will not: (i) conflict with or violate any law, rule, regulation, order, decree or judgment known to Stockholder to be applicable to Stockholder; or (ii) result in or constitute (with or without notice or lapse of time) any breach of or default under, or give to any other Person (with or without notice or lapse of time) any right of termination, amendment, acceleration or cancellation of, or result (with or without notice or lapse of time) in the creation of any encumbrance or restriction on any of the Subject Securities pursuant to, any contract to which Stockholder is a party.

     (b) To Stockholder's knowledge, the execution and delivery of this Voting Agreement and the Proxy by Stockholder do not, and the performance of this Voting Agreement and the Proxy by Stockholder will not, require any consent or approval of any Person.

   6.3 Title to Securities. As of the date of this Voting Agreement: (a) Stockholder holds of record (free and clear of any encumbrances or restrictions) the number of outstanding shares of Company Common Stock set forth under the heading "Shares Held of Record" on the signature page hereof;
(b) Stockholder holds (free and clear of any encumbrances or restrictions) the options, warrants and other rights to acquire shares of Company Common Stock set forth under the heading "Options and Other Rights" on the signature page hereof; (c) Stockholder Owns the additional securities of the Company set forth under the heading "Additional Securities Beneficially Owned" on the signature page hereof; and (d) Stockholder does not directly or indirectly Own any shares of capital stock or other securities of the Company, or any option, warrant or other right to acquire (by purchase, conversion or otherwise) any shares of capital stock or other securities of the Company, other than the shares and options, warrants and other rights set forth on the signature page hereof.

   6.4 Accuracy of Representations. The representations and warranties contained in this Voting Agreement are accurate in all respects as of the date of this Voting Agreement, and Stockholder will not take any action that he or she believes will cause the representations and warranties to not be accurate in all respects at all times through the Expiration Date.

SECTION 7. ADDITIONAL COVENANTS OF STOCKHOLDER

   7.1 Further Assurances. From time to time and without additional consideration, Stockholder shall (at Stockholder's sole expense) execute and deliver, or cause to be executed and delivered, such additional transfers, assignments, endorsements, proxies, consents and other instruments, and shall (at Stockholder's sole expense) take such further actions, as Parent may reasonably request for the purpose of carrying out and furthering the intent of this Voting Agreement.

   7.2 Legend. Immediately after the execution of this Voting Agreement (and from time to time upon the acquisition by Stockholder of Ownership of any shares of Company Common Stock prior to the Expiration Date), Stockholder shall ensure that each certificate evidencing any outstanding shares of Company Common Stock or other securities of the Company Owned by Stockholder bears a legend in the following form:

  THE SECURITY OR SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, EXCHANGED OR OTHERWISE TRANSFERRED OR DISPOSED OF EXCEPT IN COMPLIANCE WITH THE TERMS AND PROVISIONS OF THE VOTING AGREEMENT DATED AS OF JANUARY 12, 2000, BETWEEN APPLIED MATERIALS, INC. AND
                , AS IT MAY BE AMENDED, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICES OF APPLIED MATERIALS, INC.

SECTION 8. MISCELLANEOUS

   8.1 Indemnification. Stockholder shall hold harmless and indemnify Parent and Parent's affiliates from and against, and shall compensate and reimburse Parent and Parent's affiliates for, any loss, damage, claim, liability, fee (including attorneys' fees), demand, cost or expense (regardless of whether or not such loss, damage, claim, liability, fee, demand, cost or expense relates to a third-party claim) that is directly or indirectly suffered or incurred by Parent or any of Parent's affiliates, or to which Parent or any of Parent's affiliates otherwise becomes subject, and that arises directly or indirectly from, or relates directly or indirectly to, (a) any inaccuracy in or breach of any representation or warranty contained in this Voting Agreement, or (b) any failure on the part of Stockholder to observe, perform or abide by, or any other breach of, any restriction, covenant, obligation or other provision contained in this Voting Agreement or in the Proxy.

   8.2 Expenses. All costs and expenses incurred in connection with the transactions contemplated by this Voting Agreement shall be paid by the party incurring such costs and expenses.

   8.3 Notices. Any notice or other communication required or permitted to be delivered to any party under this Voting Agreement shall be in writing and shall be deemed properly delivered, given and received (a) when delivered by hand or by courier or express delivery service or by facsimile, or (b) two business days after sent by registered mail to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other parties hereto):

   if to Stockholder:

     at the address set forth below Stockholder's signature on the signature page hereof if to Parent:

     Applied Materials, Inc.
     3050 Bowers Avenue
     Santa Clara, CA 95054

     Attention: Joseph J. Sweeney
     Mail Stop: 2064
     Facsimile: (408) 563-4635

     and

     Attention: Alexander Meyer
     Mail Stop: 1954
     Facsimile: (408) 986-7260

   8.4 Severability. If any provision of this Voting Agreement or any part of any such provision is held under any circumstances to be invalid or unenforceable in any jurisdiction, then (a) such provision or part thereof shall, with respect to such circumstances and in such jurisdiction, be deemed amended to conform to applicable laws so as to be valid and enforceable to the fullest possible extent, (b) the invalidity or unenforceability of such provision or part thereof under such circumstances and in such jurisdiction shall not affect the validity or enforceability of such provision or part thereof under any other circumstances or in any other jurisdiction, and (c) the invalidity or unenforceability of such provision or part thereof shall not affect the validity or enforceability of the remainder of such provision or the validity or enforceability of any other provision of this Voting Agreement. Each provision of this Voting Agreement is separable from every other provision of this Voting Agreement, and each part of each provision of this Voting Agreement is separable from every other part of such provision.

   8.5 Entire Agreement. This Voting Agreement, the Proxy and any other documents delivered by the parties in connection herewith constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings between the parties with respect thereto. No addition to or modification of any provision of this Voting Agreement shall be binding upon either party unless made in writing and signed by both parties.

   8.6 Assignment; Binding Effect. Except as provided herein, neither this Voting Agreement nor any of the interests or obligations hereunder may be assigned or delegated by Stockholder and any attempted or purported assignment or delegation of any of such interests or obligations shall be void. Subject to the preceding sentence, this Voting Agreement shall be binding upon Stockholder and his or her heirs, estate, executors, personal representatives, successors and assigns, and shall inure to the benefit of Parent and its successors and assigns. Without limiting any of the restrictions set forth in Section 2 or elsewhere in this Voting Agreement, this Voting Agreement shall be binding upon any Person to whom any Subject Securities are transferred. Nothing in this Voting Agreement is intended to confer on any Person (other than Parent and its successors and assigns) any rights or remedies of any nature.

   8.7 Specific Performance. The parties agree that irreparable damage would occur in the event that any of the provisions of this Voting Agreement or the Proxy was not performed in accordance with its specific terms or was otherwise breached. Stockholder agrees that, in the event of any breach or threatened breach by Stockholder of any covenant or obligation contained in this Voting Agreement or in the Proxy, Parent shall be entitled (in addition to any other remedy that may be available to it, including monetary damages) to seek and obtain (a) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation, and (b) an injunction restraining such breach or threatened breach. Stockholder further agrees that neither Parent nor any other Person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 8.7, and Stockholder irrevocably waives any right he or she may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

   8.8 Non-Exclusivity. The rights and remedies of Parent under this Voting Agreement are not exclusive of or limited by any other rights or remedies that it may have, whether at law, in equity, by contract or otherwise, all of which shall be cumulative (and not alternative). Without limiting the generality of the foregoing, the rights and remedies of Parent under this Voting Agreement, and the obligations and liabilities of Stockholder under this Voting Agreement, are in addition to their respective rights, remedies, obligations and liabilities under common law requirements and under all applicable statutes, rules and regulations. Nothing in this Voting Agreement shall limit any of Stockholder's obligations, or the rights or remedies of Parent, under any Affiliate Agreement between Parent and Stockholder; and nothing in any such Affiliate Agreement shall limit any of Stockholder's obligations, or any of the rights or remedies of Parent, under this Voting Agreement.

   8.9 Governing Law; Venue.

     (a) This Voting Agreement and the Proxy shall be construed in accordance with, and governed in all respects by, the laws of the State of Delaware (without giving effect to principles of conflicts of laws).

     (b) Any legal action or other legal proceeding relating to this Voting Agreement or the Proxy or the enforcement of any provision of this Voting Agreement or the Proxy may be brought or otherwise commenced in any state or federal court located in the County of Santa Clara, California.
  Stockholder:

       (i) expressly and irrevocably consents and submits to the jurisdiction of each state and federal court located in the County of Santa Clara, California (and each appellate court located in the State of California), in connection with any such legal proceeding;

       (ii) agrees that service of any process, summons, notice or document by U.S. mail addressed to him or her at the address set forth in
    Section 8.3 shall constitute effective service of such process, summons, notice or document for purposes of any such legal proceeding;

       (iii) agrees that each state and federal court located in the County of Santa Clara, California, shall be deemed to be a convenient forum; and

       (iv) agrees not to assert (by way of motion, as a defense or otherwise), in any such legal proceeding commenced in any state or federal court located in the County of Santa Clara, California, any claim that Stockholder is not subject personally to the jurisdiction of such court, that such legal proceeding has been brought in an inconvenient forum, that the venue of such proceeding is improper or that this Voting Agreement or the subject matter of this Voting Agreement may not be enforced in or by such court.

     Nothing contained in this Section 8.9 shall be deemed to limit or otherwise affect the right of Parent to commence any legal proceeding or otherwise proceed against Stockholder in any other forum or jurisdiction.

     (c) STOCKHOLDER IRREVOCABLY WAIVES THE RIGHT TO A JURY TRIAL IN CONNECTION WITH ANY LEGAL PROCEEDING RELATING TO THIS VOTING AGREEMENT OR THE PROXY OR THE ENFORCEMENT OF ANY PROVISION OF THIS VOTING AGREEMENT OR THE PROXY.

   8.10 Counterparts. This Voting Agreement may be executed by the parties in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

   8.11 Captions. The captions contained in this Voting Agreement are for convenience of reference only, shall not be deemed to be a part of this Voting Agreement and shall not be referred to in connection with the construction or interpretation of this Voting Agreement.

   8.12 Attorneys' Fees. If any legal action or other legal proceeding relating to this Voting Agreement or the enforcement of any provision of this Voting Agreement is brought against Stockholder, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

   8.13 Waiver. No failure on the part of Parent to exercise any power, right, privilege or remedy under this Voting Agreement, and no delay on the part of Parent in exercising any power, right, privilege or remedy under this Voting Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. Parent shall not be deemed to have waived any claim available to Parent arising out of this Voting Agreement, or any power, right, privilege or remedy of Parent under this Voting Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of Parent; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

   8.14 Construction.

     (a) For purposes of this Voting Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders.

     (b) As used in this Voting Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

     (c) Except as otherwise indicated, all references in this Voting Agreement to "Sections" and "Exhibits" are intended to refer to Sections of this Voting Agreement and Exhibits to this Voting Agreement.

   8.15 Stockholder Only. Stockholder is entering into this Voting Agreement only in his or her capacity as a stockholder and not in his or her capacity as an officer or director of the Company. Stockholder shall not be required to exercise any options or warrants held by Stockholder.

                  (REMAINDER OF PAGE INTENTIONALLY LEFT BLANK)

   In Witness Whereof, Parent and Stockholder have caused this Voting Agreement to be executed as of the date first written above.

                                          Applied Materials, Inc.

                                          By: _________________________________

                                          [Stockholder]

                                          _____________________________________
                                          Name:

                                          Address: ____________________________

                                                _______________________________

                                          Facsimile: __________________________

                                                   Additional Securities
   Shares Held of Record  Options and Other Rights  Beneficially Owned
   ---------------------  ------------------------ ---------------------

                                   EXHIBIT A

                           FORM OF IRREVOCABLE PROXY

   The undersigned stockholder of Etec Systems, Inc., a Nevada corporation (the "Company"), hereby irrevocably (to the fullest extent permitted by law) appoints and constitutes Nancy H. Handel, Alexander Meyer and Applied Materials, Inc., a Delaware corporation ("Parent"), and each of them, the attorneys and proxies of the undersigned with full power of substitution and resubstitution, to the full extent of the undersigned's rights with respect to
(i) the outstanding shares of capital stock of the Company owned of record by the undersigned as of the date of this proxy, which shares are specified on the final page of this proxy, and (ii) any and all other shares of capital stock of the Company that the undersigned may acquire on or after the date hereof. (The shares of the capital stock of the Company referred to in clauses "(i)" and "(ii)" of the immediately preceding sentence are collectively referred to as the "Shares.") Upon the execution hereof, all prior proxies given by the undersigned with respect to any of the Shares are hereby revoked, and the undersigned agrees that no subsequent proxies will be given with respect to any of the Shares.

   This proxy is irrevocable, is coupled with an interest and is granted in connection with the Voting Agreement, dated as of the date hereof, between Parent and the undersigned (the "Voting Agreement"), and is granted in consideration of Parent entering into the Agreement and Plan of Reorganization, dated as of the date hereof, among Parent, Boston Acquisition Sub, Inc. and the Company (the "Reorganization Agreement").

   The attorneys and proxies named above will be empowered, and may exercise this proxy, to vote the Shares at any time until the earlier to occur of the valid termination of the Reorganization Agreement or the effective time of the merger contemplated thereby (the "Merger") at any meeting of the stockholders of the Company, however called, or in connection with any solicitation of written consents from stockholders of the Company, in favor of the approval and adoption of the Reorganization Agreement and the approval of the Merger, and in favor of each of the other actions contemplated by the Reorganization Agreement.

   The undersigned may vote the Shares on all other matters.

   This proxy shall be binding upon the heirs, estate, executors, personal representatives, successors and assigns of the undersigned (including any transferee of any of the Shares).

   If any provision of this proxy or any part of any such provision is held under any circumstances to be invalid or unenforceable in any jurisdiction, then (a) such provision or part thereof shall, with respect to such circumstances and in such jurisdiction, be deemed amended to conform to applicable laws so as to be valid and enforceable to the fullest possible extent, (b) the invalidity or unenforceability of such provision or part thereof under such circumstances and in such jurisdiction shall not affect the validity or enforceability of such provision or part thereof under any other circumstances or in any other jurisdiction, and (c) the invalidity or unenforceability of such provision or part thereof shall not affect the validity or enforceability of the remainder of such provision or the validity or enforceability of any other provision of this proxy. Each provision of this proxy is separable from every other provision of this proxy, and each part of each provision of this proxy is separable from every other part of such provision.

   This proxy shall terminate upon the earlier of the valid termination of the Reorganization Agreement or the effective time of the Merger.

   This proxy shall have no effect on, and does not grant any rights to Parent with respect to, the undersigned's authority to vote on matters as a director, either at a meeting of the Board of Directors of the Company or pursuant to a unanimous written consent of the Board of Directors of the Company.

Dated: January   , 2000.

                                          _____________________________________
                                          Name

                                          Number of shares of common stock of
                                          the Company owned of record as of
                                          the date of this proxy:

                                          _____________________________________

                                                                    4380-SPEC-00